      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996


                                                      REGISTRATION NO. 333-02495
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           JACOR COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

                  OHIO                                    31-0978313
    (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                                1300 PNC CENTER
                             201 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-1300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                              R. CHRISTOPHER WEBER
                           JACOR COMMUNICATIONS, INC.
                                1300 PNC CENTER
                             201 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-1300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

      RICHARD G. SCHMALZL, ESQ.                       GREGG A. NOEL, ESQ.
       GRAYDON, HEAD & RITCHEY               SKADDEN, ARPS, SLATE, MEAGHER & FLOM
       1900 FIFTH THIRD CENTER                300 SOUTH GRAND AVENUE, SUITE 3400
        CINCINNATI, OHIO 45202                   LOS ANGELES, CALIFORNIA 90071
            (513) 621-6464                              (213) 687-5000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    The prospectus contained in this Registration Statement also relates to a registration statement previously filed with the Commission.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           JACOR COMMUNICATIONS, INC.
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-3--ITEM NUMBER AND CAPTION                                CAPTION IN PROSPECTUS
Item  1.    Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus.....................  Facing Page of the Registration Statement;
                                                                 Cross-Reference Sheet; Outside Front Cover Page of
                                                                 Prospectus
Item  2.    Inside Front and Outside Back Cover Pages of
            Prospectus.........................................  Inside Front Cover Page; Incorporation of Certain
                                                                 Documents by Reference; Available Information;
                                                                 Outside Back Cover Page
Item  3.    Summary Information, Risk Factors, and Ratio of
            Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors; Selected
                                                                 Historical Financial Data; Business
Item  4.    Use of Proceeds....................................  Use of Proceeds
Item  5.    Determination of Offering Price....................  Not Applicable
Item  6.    Dilution...........................................  Not Applicable
Item  7.    Selling Security Holders...........................  Not Applicable
Item  8.    Plan of Distribution...............................  Outside Front Cover Page; Underwriting
Item  9.    Description of Securities to be Registered.........  Dividend Policy; Description of LYONs
Item 10.    Interests of Named Experts and Counsel.............  Legal Matters; Experts
Item 11.    Material Changes...................................  Prospectus Summary; The Acquisitions
Item 12.    Incorporation of Certain Information by
            Reference..........................................  Incorporation of Certain Documents by Reference
Item 13.    Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities........................................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 6, 1996


PROSPECTUS
                                  $225,000,000

                                     [LOGO]
                                     [LOGO]
                     LIQUID YIELD OPTION-TM- NOTES DUE 2011
                              (ZERO COUPON-SENIOR)
                             ---------------------

    The issue price  of each  Liquid Yield  Option-TM- Note  ("LYON"-TM-) to  be
issued  by Jacor Communications,  Inc. ("Jacor") will be  $         (       % of
principal amount at maturity) (the "Issue Price"), and there will be no periodic
payments of interest. The LYONs will mature on          , 2011. The Issue  Price
of  each LYON represents a yield to  maturity of      % per annum (computed on a
semi-annual bond equivalent basis) calculated  from           , 1996. The  LYONs
will be senior unsecured general obligations of Jacor, ranking senior to any future unsecured and unsubordinated indebtedness.


    The LYONs are being issued in connection with the acquisitions of Citicasters Inc. and Noble Broadcast Group, Inc., and to repay a portion of the outstanding indebtedness under the Existing Credit Facility (as defined herein). Concurrently with this offering of LYONs (the "Offering"), Jacor is commencing the "1996 Stock Offering"and the "Notes Offering" and JCAC, Inc. ("JCAC"), a wholly owned subsidiary of Jacor, is entering into the "New Credit Facility" (each as defined herein). Consummation of the Offering is subject to consummation of the 1996 Stock Offering and the Notes Offering, and JCAC entering into the New Credit Facility. Consummation of the Offering is not contingent upon consummation of the Acquisitions (defined herein).



    As of March 31, 1996, Jacor had $183.5 million of senior secured indebtedness outstanding which is effectively senior in right of payment to the LYONs. On a pro forma basis as of March 31, 1996 after giving effect to this Offering and the application of the net proceeds therefrom, the consummation of the Acquisitions and the Financings (as defined herein), the aggregate principal amount of indebtedness of Jacor's subsidiaries would have been approximately $625.0 million which would have been effectively senior to the LYONs.



    Each LYON will be convertible at the option of the Holder at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into common stock of Jacor (the "Common Stock") at a conversion rate of shares per LYON (the "Conversion Rate"). The Conversion Rate will not be adjusted for accrued Original Issue Discount (as defined herein) but will be subject to adjustment upon the occurrence of certain events affecting the Common Stock. Upon conversion, the Holder will not receive any cash payment representing accrued Original Issue Discount; such accrued Original Issue Discount will be deemed paid by the Common Stock received on conversion. See "Description of LYONs-- Conversion Rights." On June 4, 1996, the last reported sale price of the Common Stock on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") was $29 1/8 per share.



    The LYONs will be purchased by Jacor, at the option of the Holder, on
  , 2001 and          , 2006 (each, a "Purchase Date") for a Purchase Price  per
LYON  of $      and $       (Issue Price plus accrued Original Issue Discount to
each such date), respectively. Jacor, at its option, may elect to pay the Purchase Price on any Purchase Date in cash or shares of Common Stock at the market value or in any combination thereof. See "Description of LYONs--Purchase of LYONs at the Option of the Holder." In addition, as of 35 business days after the occurrence of any Change in Control of Jacor occurring on or prior to
  , 2001, LYONs will be purchased for cash by Jacor, at the option of the Holder, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the date set for such purchase. There can be no assurance that Jacor would have sufficient funds to pay the Change in Control Purchase Price. See "Description of LYONs--Change in Control Permits Purchase of LYONs at the Option of the Holder."


    The LYONs are not redeemable by Jacor prior to         , 2001. On and  after
that date, the LYONs are redeemable for cash at any time at the option of Jacor, in whole or in part, at a Redemption Price equal to the Issue Price plus accrued Original Issue Discount to the date of redemption. See "Description of LYONs--Redemption of LYONs at the Option of Jacor." At final maturity, Jacor is required to pay cash in satisfaction of the LYONs.

    For  a discussion of  certain United States  Federal income tax consequences
for  Holders  of  LYONs,   see  "Certain  United   States  Federal  Income   Tax
Considerations."


    The LYONs have been approved for listing, subject to official notice of issuance, on the Nasdaq Stock Market's SmallCap Market under the symbol "JCORL." The Common Stock is currently quoted on the Nasdaq National Market under the symbol "JCOR."



    SEE "RISK FACTORS" (BEGINNING ON PAGE 14) FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE LYONS.

                                ---------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
  AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
      PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ----------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------
                                       PRINCIPAL
                                        AMOUNT          PRICE TO       UNDERWRITING       PROCEEDS
                                      AT MATURITY        PUBLIC         DISCOUNT(1)      TO JACOR(2)
- ------------------------------------------------------------------------------------------------------
Per LYON..........................       100%               %                %                %
- ------------------------------------------------------------------------------------------------------
Total(3)..........................   $225,000,000           $                $                $
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

(1) Jacor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by Jacor estimated at $         .
(3) Jacor has granted the Underwriter an option, excercisable within 30 days after the date of this Prospectus, to purchase up to an additional $33,750,000 aggregate principal amount at maturity of LYONs on the same terms as set forth above to cover over-allotments, if any. If the option is exercised in full, the total Principal Amount at Maturity, Price to Public,
    Underwriting Discount and Proceeds to Jacor will be $258,750,000, $        ,
    $        and $        , respectively. See "Underwriting."
                             ---------------------


    The LYONs are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that
delivery  of the LYONs will be made in New York, New York on or about          ,
1996 to investors in book-entry form through the facilities of the Depositary Trust Company against payment therefor in immediately available funds.


- -TM-Trademark of Merrill Lynch & Co., Inc.

                             ---------------------
                              MERRILL LYNCH & CO.
                                   ----------

               The date of this Prospectus is             , 1996

    The inside front cover consists of a map of the United States indicating the cities in which the Company on a pro forma basis after consummation of the Acquisitions will own and/or operate radio and television stations.

    Beneath the map is a listing by city of the call letters and frequencies of the stations that the Company will own and/or operate in the respective city.

    The inside front cover is a gatefold which opens to a multicolor layout listing each of the Company's markets in a columnar presentation. Under each market heading are the logos of the Company's stations in that market. The markets are ranked according to the combined market revenue of all of the Company's stations in each market. Also included in each market heading is the percentage of market revenue share obtained by the Company's stations in that particular market. The extreme lefthand column of the gatefold contains the following text in bullet point form:

    "Jacor's objective is to be the leading radio broadcaster in each of its markets. Business strategy centers upon:

    - Individual market leadership

    - Acquisition and market development

    - Diverse format expertise

    - Distinct radio personalities

    - Strong AM stations

    - Powerful broadcast signals",

    "Upon completion of its acquisitions of Citicasters Inc. and Noble Broadcast Group, Inc., Jacor will own and/or operate 50 radio stations and two TV stations in 13 markets across the United States.",

    and


    "In San Diego, Jacor provides programming to and sells air time for 91X and 690XTRA."

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE LYONS OFFERED HEREBY OR OF THE COMMON STOCK, OR BOTH, AT LEVELS ABOVE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET'S SMALLCAP MARKET, THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Jacor with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and are made a part hereof:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended;


    (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;



    (c) Current Reports on Form 8-K dated February 14, 1996, February 27, 1996, March 6, 1996, as amended, and March 27, 1996 as amended; and



    (d) Jacor's Form 8-A Registration Statement dated January 12, 1993.


    All documents filed by Jacor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    This Prospectus incorporates by reference certain documents relating to Jacor which are not delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this Prospectus is delivered. Such requests should be directed to Jacor Communications, Inc., 1300 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, Attention: Jon M. Berry, Senior Vice President and Treasurer, Telephone Number (513) 621-1300.

                             AVAILABLE INFORMATION

    Jacor is subject to the informational requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Jacor has filed a Registration Statement on Form S-3 together with all amendments and exhibits thereto with the Commission under the Securities Act of 1993 (the "Securities Act") with respect to the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning Jacor are available for inspection and copying at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1506.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE OVER-ALLOTMENT OPTION DESCRIBED IN "UNDERWRITING." UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM (I) "JACOR" REFERS TO JACOR COMMUNICATIONS, INC. AND ITS SUBSIDIARIES AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; (II) "CITICASTERS" REFERS TO CITICASTERS INC. AND ITS SUBSIDIARIES AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; (III) "NOBLE" REFERS TO NOBLE BROADCAST GROUP, INC. AND ITS SUBSIDIARIES AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; AND (IV) "COMPANY" REFERS TO JACOR, CITICASTERS, AND NOBLE ON A COMBINED PRO FORMA BASIS ASSUMING THE ACQUISITIONS ARE CONSUMMATED AS CURRENTLY SET FORTH IN THE RESPECTIVE ACQUISITION AGREEMENTS. THE TERM "ACQUISITIONS" REFERS TO THE PENDING MERGER OF A JACOR SUBSIDIARY AND CITICASTERS AND THE PENDING ACQUISITION OF NOBLE BY JACOR. THE ACQUISITIONS WILL NOT BE CONSUMMATED PRIOR TO THE CLOSING OF THE ISSUANCE AND SALE OF THE LYONS OFFERED HEREBY.

                                  THE COMPANY

    Jacor, upon consummation of the Acquisitions, will be the third largest radio group in the nation owning and/or operating 50 radio stations and two television stations in 13 markets across the United States. Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Consistent with this objective, Jacor entered into agreements to acquire 29 radio stations and two television stations for approximately $950.0 million within two weeks of the enactment of the Telecommunications Act of 1996 (the "Telecom Act"). The Company will have multiple radio station platforms in Atlanta, San Diego, St. Louis, Phoenix, Tampa, Denver, Portland, Kansas City, Cincinnati, Sacramento, Columbus, Jacksonville and Toledo. These markets are among the most attractive radio markets in the country, demonstrating, as a group, radio revenue growth in excess of the radio industry average over the last five years. In 1995, the Company would have been the top billing radio group in 9 of its 13 markets and would have had net revenue and broadcast cash flow of $303.5 million and $107.7 million, respectively.

    The following sets forth certain information regarding the Company and its markets:


                                       COMPANY DATA
                      ----------------------------------------------
                                 1995                                            MARKET DATA
                       1995      RADIO     RADIO                      ----------------------------------
                       RADIO    REVENUE   AUDIENCE                                    1995     1990-1995
                      REVENUE   MARKET    MARKET    NO. OF STATIONS       1995        RADIO     REVENUE
                      MARKET     SHARE     SHARE    ----------------    ARBITRON     REVENUE     CAGR
       MARKET          RANK        %         %       AM    FM    TV   MARKET RANK     RANK         %
- --------------------  -------   -------   -------   ----  ----  ----  ------------   -------   ---------
Atlanta.............       1      23.2      15.8      1     3   --             12        10        9.2
San Diego(1)........       1      13.9       6.7      1     2   --             15        16        5.5
Tampa...............       1      24.3      26.4      2     4     1            21        21        6.2
Denver(2)...........       1      45.9      30.6      4     4   --             23        14        8.6
Portland............       1      25.3      17.4      1     2   --             24        23        8.4
Cincinnati(3).......       1      56.8      38.8      2     4     1            25        20        7.4
Columbus............       1      37.9      20.9      2     3   --             32        28        6.7
Jacksonville........       1      26.2      22.6      2     3   --             53        46        7.9
Toledo..............       1      27.9      27.5      1     2   --             75        74        5.6
Kansas City.........       3      15.3      12.9      1     1   --             26        32        4.3
Sacramento..........       3      14.3       7.0    --      2   --             29        25        4.6
St. Louis...........       6       8.6      10.0      1     2   --             17        18        4.5
Phoenix.............       7       6.6       3.8      1     1   --             20        17        6.1


- ------------------------

(1) Includes XTRA-FM and XTRA-AM, stations Jacor provides programming to and sells air time for under an exclusive sales agency agreement.

(2) Excludes one station for which Jacor sells advertising time pursuant to a joint sales agreement.

(3) Excludes three stations for which Jacor sells advertising time pursuant to joint sales agreements.

                               BUSINESS STRATEGY

    Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Jacor intends to acquire individual radio stations or radio groups that strengthen its market position and that maximize the operating performance of its broadcast properties. Specifically, Jacor's business strategy centers upon:

    INDIVIDUAL MARKET LEADERSHIP. Jacor strives to maximize the audience ratings in each of its markets in order to capture the largest share of the radio advertising revenue in the market. Jacor focuses on those markets where it believes it has the potential to be the leading radio group in the market. By operating multiple radio stations in its markets, Jacor is able to operate its stations at lower costs, reduce the risk of direct format competition and provide advertisers with the greatest access to targeted demographic groups. For 1995, the Company would have had the number one radio revenue market share in Atlanta (23%), San Diego (14%), Tampa (24%), Denver (46%), Portland (25%), Cincinnati (57%), Columbus (38%), Jacksonville (26%) and Toledo (28%). The
Company's aggregate radio revenue market share for 1995 would have been approximately 25%.

    ACQUISITION AND MARKET DEVELOPMENT. Jacor's acquisition strategy focuses on acquiring both developed, cash flow producing stations and underdeveloped "stick" properties (i.e., stations with insignificant ratings and little or no positive broadcast cash flow) that complement its existing portfolio and strengthen its overall market position. Jacor has been able to improve the ratings of "stick" properties with increased marketing and focused programming that complements its existing radio station formats. Additionally, Jacor utilizes its strong market presence to boost the revenues and cash flow of "stick" properties by encouraging advertisers to buy advertising in a package with its more established stations. The Company may enter new markets through acquisitions of radio groups that have multiple station ownership in such groups' markets. Additionally, the Company will seek to acquire individual stations in new markets that it believes are fragmented and where a market-leading position can be created through additional in-market acquisitions. The Company may exit markets it views as having limited strategic appeal by selling or swapping existing stations for stations in other markets where the Company operates, or for stations in new markets.

    DIVERSE FORMAT EXPERTISE. Jacor management has developed programming expertise over a broad range of radio formats. This management expertise enables Jacor to specifically tailor the programming of each station in a market in order to maximize Jacor's overall market position. Jacor utilizes sophisticated research techniques to identify opportunities within each market and programs its stations to provide complete coverage of a demographic or format type. This strategy allows Jacor to deliver highly effective access to a target demographic and capture a higher percentage of the radio advertising market.

    DISTINCT STATION PERSONALITIES. Jacor engages in a number of creative programming and promotional efforts designed to create listener loyalty and station brand awareness. Through these efforts, management seeks to cultivate a distinct personality for each station based upon the unique characteristics of each market. Jacor hires dynamic on-air personalities for key morning and afternoon "drive times" and provides comprehensive news, traffic and weather reports to create active listening by the audience. This commitment to "foreground" or "high impact" programming has successfully generated significant audience share.

    One of the methods Jacor utilizes to develop the personality of its AM radio stations is by broadcasting professional sporting events and related programming. Currently, Jacor has the broadcast rights for the Cincinnati Reds, Cincinnati Bengals, Colorado Rockies, Denver Broncos, Los Angeles Kings and San Diego Chargers and Citicasters has the broadcast rights for the Portland Trail Blazers. In addition, WGST-AM in Atlanta has the broadcast rights to serve as the official information station for the 1996 Olympic Games. Sports broadcasting serves as a key "magnet" for attracting audiences to a station and then introducing them to other programming features, such as local and national news, entertaining talk, and weather and traffic reports.

    STRONG AM STATIONS. Jacor is an industry leader in successfully operating AM stations. While many radio groups primarily utilize network or simulcast programming on their AM stations, Jacor also develops unique programming for its AM stations to build strong listener loyalty and awareness. Utilizing this operating focus and expertise, Jacor has developed its AM stations in Denver and Cincinnati into the revenue and ratings leaders among both AM and FM stations in their respective markets. Jacor's targeted AM programming adds to Jacor's ability to lead its markets and results in more complete coverage of the listener base.

    Although the cost structure of a large-scale AM station generally results in lower operating margins than typical music-based FM stations, the majority of Jacor's AM stations generate substantial levels of broadcast cash flow. Historically, Citicasters and Noble have not focused on their AM operations to the same extent as Jacor. Accordingly, most of the AM stations to be acquired meaningfully underperform Jacor's AM stations, and management believes such stations have the potential to generate significant incremental cash flow.

    POWERFUL BROADCAST SIGNALS. A station's ability to maintain market leadership depends in part upon the strength of its broadcasting delivery system. A powerful broadcast signal enhances delivery range and clarity, thereby influencing listener preference and loyalty. Many of Jacor's stations'
broadcasting signals are among the strongest in their respective markets reinforcing its market leadership. Jacor opportunistically upgrades the power and quality of the signals at stations it acquires. Following the consummation of the Acquisitions, Jacor expects that relatively inexpensive technical upgrades in certain markets will provide for significantly greater signal presence.

                                THE ACQUISITIONS

    In February 1996, Jacor entered into a merger agreement (the "Merger") to acquire Citicasters. Citicasters owns and/or operates 19 radio stations and two television stations. The Citicasters' station portfolio will significantly strengthen Jacor's position in several markets. Citicasters' strong radio stations in Atlanta, Tampa and Cincinnati, as well as network affiliate television stations in Tampa and Cincinnati, complement Jacor's existing radio stations in those markets. In addition, Citicasters has the number one share of the radio advertising revenues in the Portland (25%) and Columbus (38%) markets. Further, Citicasters has attractive radio stations in desirable radio markets, including Phoenix, Kansas City and Sacramento.

    Also in February 1996, Jacor entered into an agreement to acquire Noble (the "Noble Acquisition"), which owns 10 radio stations. The Noble Acquisition significantly strengthens Jacor's existing position in the San Diego and Denver markets. In addition, Noble's number one radio market position in Toledo and Noble's stations in St. Louis provide Jacor with strong platforms and attractive markets to pursue Jacor's market leadership strategy.

    Both Noble and Citicasters have underdeveloped stations which Jacor believes can benefit from management's proven operating and programming expertise. These underdeveloped stations provide considerable opportunity for both ratings and cash flow improvement.

    Due to the need to obtain various regulatory approvals, the Acquisitions will not be consummated prior to the closing of the Offering. See "Risk Factors--Pending Acquisitions."

    The cash to be paid in connection with the Merger, the refinancing of Citicasters' bank debt, a portion of the cash to be paid in connection with the Noble Acquisition and the repayment of certain existing indebtedness incurred in connection with such acquisition, together with the fees and expenses incurred in connection therewith, will be financed through (i) the net proceeds of this Offering; (ii) the net proceeds of the offering of 11,250,000 shares of Common Stock (together with up to an additional 1,687,500 shares subject to an over-allotment option) (the "1996 Stock Offering"); (iii) the net proceeds of an offering by JCAC of $100.0 million aggregate principal amount of its % Senior Subordinated Notes due 2006 (the "Notes") (the "Notes Offering"); and (iv) borrowings by JCAC under a new credit facility with an available principal amount of $600.0 million (the "New Credit Facility" and, together with the Offering, the 1996 Stock Offering and the Notes Offering, the "Financing"). The consummation of each of the Offering, the Notes Offering and the 1996 Stock
Offering is subject to consummation of each of the other Offerings and JCAC entering into the New Credit Facility. The Acquisitions will not be consummated prior to the closing of the Offerings. See "Use of Proceeds," "Description of Capital Stock" and "Description of Indebtedness."


                              RECENT DEVELOPMENTS



    Subsequent to Jacor's entering into the agreements to acquire Citicasters and Noble, Jacor has also entered into agreements to acquire two radio stations in Venice, Florida for a purchase price of approximately $4.4 million, two radio stations in Toledo, Ohio for a purchase price of $13.0 million and three radio stations in Lexington, Kentucky for a purchase price of approximately $14.0 million. In addition, Jacor has entered into two non-binding letters of intent pursuant to which Jacor and the prospective sellers have agreed to negotiate exclusively the terms and conditions of definitive acquisition agreements. If such negotiations and transactions are successfully completed, Jacor would acquire an additional ten radio stations for an aggregate purchase price of approximately $52.5 million. There can be no assurance that Jacor will successfully complete any such acquisitions or what the consequences thereof would be. See "Business -- Recent Developments."

                                  THE OFFERING


LYONs...............................  $225,000,000  aggregate principal  amount at maturity
                                      (excluding $33,750,000 aggregate principal amount  at
                                      maturity  subject to the underwriter's over-allotment
                                      option) of LYONs due         , 2011. There will be no
                                      periodic interest payments  on the  LYONs. Each  LYON
                                      will  have an Issue  Price of $       and a principal
                                      amount due at maturity of $1,000.
Yield to Maturity of LYONs..........  % per annum (computed on a semiannual bond equivalent
                                      basis) calculated from         , 1996.
Conversion Rights...................  Each LYON will be convertible,  at the option of  the
                                      Holder,  at any time on  or prior to maturity, unless
                                      previously redeemed or otherwise purchased by  Jacor,
                                      into   Common   Stock   at  a   Conversion   Rate  of
                                      shares per  LYON. The  Conversion  Rate will  not  be
                                      adjusted  for  accrued Original  Issue  Discount, but
                                      will be subject to adjustment upon the occurrence  of
                                      certain  events  affecting  the  Common  Stock.  Upon
                                      conversion, the  Holder  will not  receive  any  cash
                                      payment representing accrued Original Issue Discount;
                                      such  accrued Original Issue  Discount will be deemed
                                      paid by the  Common Stock received  by the Holder  on
                                      conversion.   Jacor  does  not  undertake  to  advise
                                      Holders of  the  amount  of  accrued  Original  Issue
                                      Discount  foregone  upon  conversion.  No  fractional
                                      interests in shares of Common Stock will be delivered
                                      upon conversion.  A Holder  otherwise entitled  to  a
                                      fractional  share of  Common Stock  will receive cash
                                      equal to  the  then  current  market  value  of  such
                                      fractional  share based on the closing Sale Price (as
                                      defined  herein)  on  the  Trading  Day  (as  defined
                                      herein)  immediately  preceding the  Conversion Date.
                                      See "Description of LYONs--Conversion Rights."
Ranking.............................  The  LYONs   will   be   senior   unsecured   general
                                      obligations  of  Jacor ranking  senior to  any future
                                      unsecured and  unsubordinated  indebtedness.  Because
                                      Jacor is a holding company, the LYONs are effectively
                                      subordinated  to any existing and future liabilities,
                                      including trade  payables, of  Jacor's  subsidiaries,
                                      except  to  the extent  Jacor  is a  creditor  of the
                                      subsidiaries recognized  as  such. As  of  March  31,
                                      1996,  Jacor  had  $183.5 million  of  senior secured
                                      indebtedness outstanding which is effectively  senior
                                      in  right of  payment to  the LYONs.  On a  pro forma
                                      basis as of  March 31, 1996,  after giving effect  to
                                      the  Acquisitions and  the Financing,  long-term debt
                                      (excluding  intercompany   obligations)  of   Jacor's
                                      subsidiaries,  to  which  the LYONs  would  have been
                                      effectively   subordinated,   totaled   approximately
                                      $625.0  million,  and  accounts  payable  and accrued
                                      liabilities totaled approximately $39.1 million.
Original Issue Discount.............  Each LYON  is  being  offered at  an  Original  Issue
                                      Discount   for  United  States   Federal  income  tax
                                      purposes equal to the excess of the principal  amount
                                      at  maturity of the LYON over the amount of the Issue
                                      Price. Prospective  purchasers  of  LYONs  should  be
                                      aware  that,  although  there  will  be  no  periodic
                                      payments of interest on  the LYONs, accrued  Original
                                      Issue  Discount will be  includable periodically in a
                                      Holder's  gross  income  for  United  States  Federal
                                      income  tax purposes prior to conversion, redemption,
                                      other disposition or maturity of such Holder's LYONs,
                                      whether or not such  LYONs are ultimately  converted,
                                      redeemed,  sold (to  Jacor or  otherwise) or  paid at
                                      maturity. See "Certain  United States Federal  Income
                                      Tax Consequences--Original Issue Discount."

Sinking Fund........................  None.
Optional Redemption.................  The  LYONs will not  be redeemable by  Jacor prior to
                                              , 2001. Thereafter, the LYONs are  redeemable
                                      for cash at any time at the option of Jacor, in whole
                                      or  in part, at Redemption  Prices equal to the Issue
                                      Price plus  accrued Original  Issue Discount  through
                                      the   date   of  redemption.   See   "Description  of
                                      LYONs--Redemption of  LYONs  at  the  Option  of  the
                                      Company."
Purchase at the Option of the         Jacor  will purchase any  LYON, at the  option of the
  Holder............................  Holder, on         , 2001  and         , 2006, for  a
                                      Purchase  Price per LYON of  $      and $      (Issue
                                      Price plus  accrued Original  Issue Discount  through
                                      each such Purchase Date), respectively. Jacor, at its
                                      option,  may elect to  pay the Purchase  Price on any
                                      such Purchase Date  in cash or  Common Stock, or  any
                                      combination  thereof. Because the Market Price of any
                                      Common Stock to be delivered in payment, in whole  or
                                      in  part, of a Purchase Price is determined as of the
                                      third business day prior  to the applicable  Purchase
                                      Date,  Holders  of LYONs  bear  the market  risk with
                                      respect to  the  value  of the  Common  Stock  to  be
                                      received   from  the   date  such   Market  Price  is
                                      determined to such Purchase Date. In addition, as  of
                                      35  business days after the occurrence of a Change in
                                      Control of Jacor occurring on or prior to           ,
                                      2001,  Jacor will purchase for  cash any LYON, at the
                                      option of the Holder, at a Change in Control Purchase
                                      Price equal to the Issue Price plus accrued  Original
                                      Issue Discount through the Change in Control Purchase
                                      Date.  The Change in Control  purchase feature of the
                                      LYONs  may   in   certain   circumstances   have   an
                                      anti-takeover  effect. If a Change in Control were to
                                      occur, there  can be  no assurance  that Jacor  would
                                      have  sufficient funds  to pay the  Change in Control
                                      Purchase  Price  required   by  Holders  seeking   to
                                      exercise  the purchase right because Jacor might also
                                      be required  to  prepay  certain  other  indebtedness
                                      including  the Notes having  financial covenants with
                                      change of control provisions in favor of the  holders
                                      thereof.  In addition, a Change  in Control under the
                                      Indenture will  result in  a  default under  the  New
                                      Credit Facility and the Existing Credit Facility, and
                                      thereby  could cause the acceleration of the maturity
                                      of the indebtedness represented by the Notes and  the
                                      Citicaster's Notes. See "Description of Indebtedness"
                                      and  "Description of the  LYONs--Purchase of LYONs at
                                      the Option  of the  Holder"  and "Change  in  Control
                                      Permits  Purchase  of  LYONs  at  the  Option  of the
                                      Holder" for  a summary  of these  provisions and  the
                                      definition of "Change in Control."
Use of Proceeds.....................  The  net proceeds from the  Offering (estimated to be
                                      $97.0 million) will be used as part of the  Financing
                                      in  connection  with the  Acquisitions; to  repay all
                                      outstanding indebtedness  under the  Existing  Credit
                                      Facility;  for general  corporate purposes, including
                                      acquisitions of other  broadcast properties; and,  if
                                      necessary,  to redeem  the 1993  Warrants (as defined
                                      herein). See "Use of Proceeds."
Listing.............................  It is expected that the  LYONs will be traded on  the
                                      Nasdaq  Stock  Market's  SmallCap  Market  under  the
                                      symbol "JCORL."  Jacor's  Common Stock  is  currently
                                      traded on the Nasdaq National Market under the symbol
                                      "JCOR."
Risk Factors........................  Prospective  investors should  carefully consider the matters set forth under "Risk Factors."

                            THE 1996 STOCK OFFERING

    Concurrently with and as a condition to consummation of this Offering and the LYONs Offering, Jacor will consummate the 1996 Stock Offering. The Common Stock will be offered by Jacor exclusively pursuant to a separate Prospectus.

                               THE NOTES OFFERING

    Concurrently with and as a condition to consummation of this Offering and the 1996 Stock Offering, JCAC will consummate the Notes Offering. The Notes will be offered by JCAC exclusively pursuant to a separate Prospectus.

                      MARKET DATA AND CERTAIN DEFINITIONS


    All market revenue rankings and rankings of radio stations by revenue or billings that are contained in this Prospectus are based on 1995 information contained in Duncan's Radio Market Guide (1996 ed.), Duncan's Radio Group Directory (1996-1997 ed.), the December 1995 Miller, Kaplan, Arase & Co. Market Revenue Report (the "Miller Kaplan Report") or the December 1995 Hungerford, Aldren, Nicholas & Carter Radio Revenue Report. All information concerning ratings and audience listening information is derived from the Fall 1995 Arbitron Metro Area Ratings Survey (the "Fall 1995 Arbitron"). All Designated Market Area ("DMA") information is derived from the Nielsen Station Index, November 1995 ("Nielsen"). The term "LMAS" means local marketing agreements which would be considered time brokerage agreements for Federal Communications Commission (the "FCC") purposes. The term "JSAS" means joint sales agreements pursuant to which a company sells advertising time for stations owned by third parties. Jacor has agreed to finance the purchase by a Jacor affiliate of a 40% interest in a limited liability company that has agreed to purchase for $540,000 the assets of Duncan American Radio, Inc. See "Business -- Recent Developments."

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

    The following sets forth summary unaudited pro forma combined financial information derived from the Unaudited Pro Forma Financial Information included elsewhere in this Prospectus. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the latest twelve months ended March 31, 1996 give effect to (i) Jacor's 1995 completed radio station acquisitions and the February 1996 radio station dispositions,
(ii) Noble's completed 1995 radio station acquisitions and dispositions, (iii) Citicasters' completed 1995 and January 1996 radio station acquisitions, and
(iv) the Acquisitions and the Financing. The pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared as if the Acquisitions and the Financing had occurred on March 31, 1996.

    The Summary Unaudited Pro Forma Financial Information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Summary Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Financial Information and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble, included elsewhere in this Prospectus.

                                                          LATEST
                                                          TWELVE
                                          YEAR ENDED      MONTHS
                                           DECEMBER        ENDED
                                              31,        MARCH 31,
                                             1995          1996
                                          -----------   -----------
OPERATING STATEMENT DATA:
    Net revenue.........................  $  303,469    $  305,883
    Broadcast operating expenses........     195,744       197,854
    Depreciation and amortization.......      46,840        47,118
    Corporate general and administrative
      expenses..........................       6,655         6,733
    Operating income....................      54,230        54,178
    Interest expense....................      60,438        60,438
    Loss before extraordinary items.....      (8,895)      (10,116)

OTHER FINANCIAL DATA:
    Broadcast cash flow(1)..............  $  107,725    $  108,029
    Broadcast cash flow margin(2).......        35.5%         35.3%
    EBITDA(1)...........................  $  101,070    $  101,296
    Capital expenditures................      19,677        21,456


                                                           AS OF
                                                         MARCH 31,
                                                           1996
                                                        -----------
BALANCE SHEET DATA:
    Working capital.....................                $   79,792
    Intangible assets...................                 1,323,229
    Total assets........................                 1,575,556
    Long-term debt......................                   625,000
    LYONs...............................                   100,000
    Total shareholders' equity..........                   493,600

                       SUMMARY HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following sets forth summary historical financial data for Jacor, Citicasters and Noble for the three years ended December 1995 and the three month periods ended March 1995 and 1996. The comparability of the historical consolidated financial data reflected in this financial data has been significantly impacted by acquisitions, dispositions and restructurings. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble.


                                                                                  THREE MONTHS
                                                                                      ENDED
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                          -----------------------------------   -----------------
JACOR                                         1993          1994       1995      1995     1996(3)
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net revenue...........................  $     89,932    $107,010   $118,891   $24,016   $30,074
  Broadcast operating expenses..........        69,520     80,468     87,290    19,960    23,871
  Depreciation and amortization.........        10,223      9,698      9,483     2,112     2,619
  Corporate general and administrative
    expenses............................         3,564      3,361      3,501       884     1,139
  Operating income......................         6,625     13,483     18,617     1,061     2,445
  Net income............................         1,438      7,852     10,965       751       891
OTHER FINANCIAL DATA:
  Broadcast cash flow(1)................  $     20,412    $26,542    $31,601    $4,057    $6,203
  Broadcast cash flow margin(2).........          22.7%      24.8%      26.6%     16.9%     20.6%
  EBITDA(1).............................  $     16,848    $23,181    $28,100    $3,173    $5,064
  Capital expenditures..................         1,495      2,221      4,969       707     3,437



                                                                                  THREE MONTHS
CITICASTERS                               PREDECESSOR(4)      CITICASTERS             ENDED
                                          -------------   -------------------
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                          -----------------------------------   -----------------
                                              1993        1994(5)      1995      1995      1996
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net revenue...........................  $    205,168    $197,043   $136,414   $29,045   $31,177
  Broadcast operating expenses..........       133,070    117,718     80,929    19,879    21,728
  Depreciation and amortization.........        28,119     22,946     14,635     3,319     4,065
  Corporate general and administrative
    expenses............................         3,996      4,796      4,303     1,123     1,053
  Operating income......................        39,983     51,583     36,547     4,724     4,331
  Net income (loss).....................       341,344     63,106     14,317     1,278     (570)
OTHER FINANCIAL DATA:
  Broadcast cash flow(1)................  $     72,098    $79,325    $55,485    $9,166    $9,449
  Broadcast cash flow margin(2).........          35.1%      40.3%      40.7%     31.6%     30.3%
  EBITDA(1).............................  $     68,102    $74,529    $51,182    $8,043    $8,396
  Capital expenditures..................         5,967      7,569     11,857     2,591     1,820



                                                                                  THREE MONTHS
                                                                                      ENDED
                                                YEAR ENDED DECEMBER(6)              MARCH(6)
                                          -----------------------------------   -----------------
NOBLE                                         1993        1994(7)      1995      1995     1996(1)
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:(8)
  Net revenue...........................  $     47,509    $49,602    $41,902    $9,006    $6,058
  Broadcast operating expenses..........        36,944     37,892     31,445     7,638     5,626
  Depreciation and amortization.........         6,916      6,311      4,107     1,027     1,079
  Corporate general and administrative
    expenses............................         2,702      2,621      2,285       602       577
  Operating income (loss)...............           947    (5,026)      4,065     (261)    (1,224)
  Net income (loss).....................        13,452    (16,038)    56,853     (207)    10,142
OTHER FINANCIAL DATA:(8)
  Broadcast cash flow(1)................  $     10,565    $11,710    $10,457    $1,368    $  432
  Broadcast cash flow margin(2).........          22.2%      23.6%      25.0%     15.2%      7.1%
  EBITDA(1).............................  $      7,863    $ 9,089    $ 8,172    $  766    $(145)
  Capital expenditures..................         3,009      1,124      2,851       532       352

- ------------------------------


(1) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization, and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although these measures of performance are not calculated in accordance with generally accepted accounting principles, they are widely used in the broadcasting industry as a measure of a company's operating performance because they assist in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance. Pro forma EBITDA includes approximately $5.1 million of annual estimated pretax broadcast operating expense savings and approximately $4.9 million of annual estimated pretax corporate overhead savings resulting from the Acquisitions.



(2) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.



(3) The February 1996 sale of Noble's San Diego operating assets to Jacor significantly affects comparison of net revenue, operating expenses and broadcast cash flow for the three months ended March 1996 as compared to the three months ended March 1995.


(4) Prior to its emergence from Chapter 11 bankruptcy in December 1993, Citicasters was known as Great American Communications Company (the "Predecessor"). As a result of the application of "fresh-start reporting," the selected financial data for periods prior to December 31, 1993 are not comparable to periods subsequent to such date.

(5) In 1994, the sale of four television stations significantly affects comparison of net revenues, operating expenses and broadcast cash flow for 1994 as compared to 1993 and 1995.

(6) Noble's fiscal year ends on the last Sunday of December, and each of Noble's fiscal quarters ends on the last Sunday of the respective fiscal quarter, to coincide with the standard broadcast year.

(7) In 1994, Noble reduced intangible assets by $7.8 million to reflect the carrying value of the broadcasting assets at their estimated fair market values.

(8) The comparability of the information in the Summary Historical Financial Data is affected by various acquisitions and dispositions of radio stations, as well as the August 1995 restructuring.

                                  RISK FACTORS

    In   addition  to  the  other  information  contained  in  this  Prospectus, prospective investors should consider carefully the following factors before purchasing the LYONs offered hereby.

PENDING ACQUISITIONS

    The consummation of the Acquisitions requires FCC approval with respect to the transfer of the broadcast licenses of Citicasters and Noble to Jacor. Jacor has filed applications seeking FCC approval for the Acquisitions. The FCC has granted its consent to Jacor's acquisition of Noble, which consent was subject to reconsideration upon the request of third parties through May 1, 1996. No party requested reconsideration of this consent prior to May 1, 1996, however the FCC on its own action may review the consent until May 13, 1996. To date, the FCC has not acted on the transfer application for the Merger.


    In addition, FCC rules generally prohibit the ownership of a television station and of one or more radio stations serving the same market (termed the "one-to-a-market rule"). In connection with its application seeking FCC approval for the Merger, Jacor has requested a waiver of the one-to-a-market rule with respect to the Cincinnati and Tampa markets. The FCC is currently in the process of evaluating changes in its one-to-a-market waiver policy, which is anticipated to be implemented in the fourth quarter of 1996. Jacor believes its waiver request justifies grant of a permanent waiver under the FCC's current one-to-a-market waiver policy. In some recent transactions where ownership policies were under review by the FCC, it has granted temporary waivers to allow multi-station transactions to be consummated without immediate station divestitures. Jacor has indicated to the FCC that it would accept initially a grant of a temporary waiver that would allow the consummation of the Merger, without the immediate divestiture of any station. In such event, Jacor would request that the FCC evaluate Jacor's permanent waiver request under the FCC's new one-to-a-market policy, once adopted. The FCC has tentatively concluded that the one-to-a-market rule should be modified in one of two ways: (1) elimination of the one-to-a-market rule altogether, relying instead on compliance with the separate radio and television local ownership limits; or (2) permit radio-television combinations when at least 30 independent broadcast voices remain in the local market, regardless of market ranking. The Merger would meet either proposed standard. If the FCC does not grant either a permanent or temporary waiver, but otherwise consents to the Merger, Jacor could consummate the Merger if it divests the Citicasters television stations or the Citicasters and Jacor radio stations in the Cincinnati and Tampa markets. If divestitures are required, there can be no assurance that Jacor would be able to obtain full value for such stations nor that such sales would not have a material adverse impact upon the Company's business, financial condition or results of operations. In such event, however, Jacor's intention would be to seek reconsideration and/or appellate court review of the FCC's decision.



    The consummation of the Acquisitions also is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Jacor has received second requests for information from the Antitrust Division of the Department of Justice relating to each of the Merger and the Noble Acquisition which focus particularly on the Citicasters and Noble radio stations in Cincinnati and Denver, respectively. The applicable waiting period under the HSR Act for each of the Merger and the Noble Acquisition will expire 20 days after both parties in the applicable transaction substantially comply with the second request relevant to that transaction, unless the parties agree to extend the waiting period or the Antitrust Division seeks to, and is successful in its efforts to, enjoin the applicable transaction. Jacor believes that the parties have substantially complied with the second request relative to the Merger, and anticipates that the applicable waiting period with respect to the Merger will expire on June 7, 1996. The parties have not yet completed compliance with the second request relevant to the Noble Acquisition. The Antitrust Division has expressed concern regarding the possible effect of the Merger in the Cincinnati market, and the parties to the Merger are having ongoing discussions with the Antitrust Division to address those concerns. To date the Antitrust Division has not expressed a substantive view of the Noble Acquisition.



    If the Merger is not consummated prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes and the commitments of the banks and the financial institutions to fund the New Credit Facility would terminate. In the event the Merger is not consummated prior to January 1, 1997 and Jacor is required to seek additional sources of financing, there can be no assurance that Jacor could secure such financing or that such financing, if available, would be on terms acceptable to Jacor. Accordingly, the failure by Jacor to consummate the Merger prior to January 1, 1997 could result in Jacor being unable to secure financing or could delay or prevent any subsequent consummation of the Merger.



    There can be no assurance that (i) the FCC will approve (a) the transfer of the broadcast licenses from Citicasters to Jacor, or (b) the one-to-a-market rule waivers; (ii) the FCC or a court would affirm the FCC consent to the Noble Acquisition if such review is undertaken; (iii) the HSR waiting period will expire without objections being raised by the Antitrust Division that would require substantial changes to the terms of the Acquisitions, (iv) Jacor will be successful in consummating the Acquisition in a timely manner or on the terms described herein or (v) if the Merger is not consummated prior to January 1, 1997, Jacor will be successful in securing additional sources of financing for the Merger. See "Business--Federal Regulation of Broadcasting."


RISKS OF ACQUISITION STRATEGY

    Jacor intends to pursue growth through the opportunistic acquisition of broadcasting companies, radio station groups and individual radio stations. In this regard, Jacor routinely reviews such acquisition opportunities. Jacor believes that currently there are available a number of acquisition opportunities that would be complementary to its business. Other than with respect to the Acquisitions and as described in "Business-- Recent
Developments," Jacor currently has no binding commitments to acquire any specific business or other material assets. Jacor cannot predict whether it will be successful in pursuing any such acquisition opportunities or what the consequences of any such acquisition would be.

    The Acquisitions will increase Jacor's broadcast station portfolio by 29 radio and two television stations. Jacor's acquisition strategy involves numerous risks, including difficulties in the integration of operations and systems, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. There can be no assurance that Jacor's management will be able to manage effectively the resulting business or that such acquisitions will benefit Jacor.

    In addition to the expenditure of capital relating to the Acquisitions (see "Uses of Proceeds"), future acquisitions also may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, Jacor may be required to raise additional financing. There is no assurance that such additional financing will be available to Jacor on acceptable terms.

GOVERNMENTAL REGULATION OF BROADCASTING INDUSTRY

    The broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties Jacor may acquire. Additionally, in certain circumstances, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of Jacor. The Telecom Act, which became law on February 8, 1996, creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecom Act.

    The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are issued for a maximum term of eight years. The majority of the Company's radio operating licenses expire at various times in 1996 and 1997. Although it is rare for the FCC to deny a renewal application, there can be no assurance that the future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect the Company's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company's business, financial condition and results of operations. See "Business--Federal Regulation of Broadcasting."

COMPETITION; BUSINESS RISKS

    Broadcasting is a highly competitive business. Jacor's, Noble's and Citicasters' radio stations and Citicasters' television stations compete for audiences and advertising revenues with other radio and television stations, as well as with other media, such as newspapers, magazines, cable television, outdoor advertising and direct mail, within their respective markets. Audience ratings and market shares are subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of stations located in that market. Future operations are further subject to many variables which could have an adverse effect upon Jacor's financial performance. These variables include economic conditions, both generally and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations, television stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies, including the FCC. Although Jacor believes that each of its stations, and each station operated by Noble and Citicasters, is able to compete effectively in its respective market, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues.

SUBSTANTIAL LEVERAGE


    The Acquisitions and the Financing will result in a higher level of indebtedness for the Company. At March 31, 1996, on a combined pro forma basis, the Company would have had total indebtedness of $725.0 million representing approximately 59.5% of total capitalization. See "Unaudited Pro Forma Financial Information." At December 31, 1995 and March 31, 1996, the Company's earnings on a combined pro forma basis would have been insufficient to cover its fixed charges by $5.9 million and $10.9 million, respectively. The Company's level of indebtedness following the Acquisitions may have the following important consequences: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on the Company's ability to obtain additional debt financing; and
(iii) increased vulnerability to adverse general economic and industry conditions. In addition, under its existing and anticipated credit facilities, Jacor is required to comply with a number of financial covenants, including interest coverage, debt service coverage and a maximum debt to EBITDA ratio. See "Description of Indebtedness."


JACOR STRUCTURE

    A significant percentage of the assets and revenues of Jacor are held by or derived from the operations of Jacor's subsidiaries. As a result, trade creditors and other creditors of these subsidiaries may have a claim that is structurally superior to that of the holders of the LYONs whose recourse to the assets and revenues of these subsidiaries derives solely from the equity interest therein of Jacor.

    The ability of Jacor and its subsidiaries to incur certain obligations is limited by certain of the restrictive covenants contained in the New Credit Facility. Additionally, borrowings under the New Credit Facility are secured by a first priority lien on the capital stock of Jacor's and JCAC's direct subsidiaries, all intercompany indebtedness owed to Jacor and have priority as to such collateral over the LYONs. The Indenture will not limit the ability of subsidiaries of Jacor to incur additional indebtedness.


    In addition, Jacor's ability to make required principal and interest payments with respect to Jacor's indebtedness, including the LYONs, depends on the earnings of its subsidiaries. Since the LYONs are obligations of Jacor only, Jacor's subsidiaries are not obligated or required to pay any amounts due pursuant to the LYONs or to make funds available therefor in the form of dividends or advances to Jacor. In addition, the payment of dividends and the making of loans, advances and other payments to Jacor by its subsidiaries may be subject to statutory restrictions, will be subject to contractual restrictions in the New Credit Facility, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.


ABSENCE OF COVENANT PROTECTION


    The Indenture will not limit the ability of Jacor and its subsidiaries to incur additional indebtedness, or to grant liens on its assets to secure indebtedness, to pay dividends or to repurchase shares of its capital stock. The Indenture does not contain any provisions specifically intended to protect holders of the LYONs in the event of a future highly leveraged transaction involving Jacor. Jacor could, in the future, enter into certain transactions, including certain recapitalizations of Jacor, that would not constitute a Change in Control with respect to the Change in Control purchase feature of the LYONs, but that would increase the amount of senior indebtedness outstanding at such time.


SHARE OWNERSHIP BY ZELL/CHILMARK


    Upon the consummation of this Offering and the 1996 Stock Offering, Zell/Chilmark Fund L.P. ("Zell/ Chilmark") will hold approximately 44.0% of the outstanding Common Stock. The large share ownership of

Zell/Chilmark may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Jacor, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then-current market prices.

    Subject to certain restrictions under the Securities Act of 1933 and under an agreement with the underwriters for the 1996 Stock Offering restricting the sale of shares of Common Stock by Zell/Chilmark for a period of 180 days after the commencement date of the 1996 Stock Offering, Zell/Chilmark will be free to sell shares of Common Stock after the completion of the 1996 Stock Offering. Zell/Chilmark may thereafter sell shares of Common Stock from time to time for any reason. By virtue of its current control of Jacor, Zell/Chilmark could sell large amounts of Common Stock by causing Jacor to file a registration statement with respect to such stock. In addition, Zell/Chilmark could sell its shares of Common Stock without registration pursuant to Rule 144 under the Securities Act of 1933. Jacor can make no prediction as to the effect, if any, such sales of shares of Common Stock would have on the prevailing market price. Sales of substantial amounts of Common Stock, or the availability of such shares for sale, could adversely affect prevailing market prices. Sales or transfers of Common Stock by Zell/Chilmark could result in another person or entity becoming the controlling shareholder of Jacor.

LACK OF DIVIDENDS; RESTRICTIONS ON PAYMENTS OF DIVIDENDS

    Jacor has not paid any dividends to its shareholders. Jacor intends to retain all available earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any dividends on Common Stock in the foreseeable future. In addition, the payment of dividends on the Common Stock is restricted under its credit facilities. See "Dividend Policy."

KEY PERSONNEL

    Jacor's business is dependent upon the performance of certain key employees, including its President and Co-Chief Operating Officers. Jacor employs several on-air personalities with significant loyal audiences in their respective markets. Jacor generally enters into long-term employment agreements with its key on-air talent to protect its interests in those relationships, but there can be no assurances that all such on-air personalities will remain with Jacor. See "Management."

POTENTIAL NEGATIVE IMPACT OF BLANK CHECK PREFERRED STOCK ISSUANCES

    Assuming Jacor is successful in reincorporating in Delaware, as is currently proposed, Jacor has authorized for issuance up to 4,000,000 shares of undesignated preferred stock. The Board of Directors of Jacor will have the authority, without further vote or action by Jacor shareholders, to issue the undesignated shares of Jacor preferred stock in one or more series and to fix all rights, qualifications, preferences, privileges, limitations and restrictions of each such series, including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. Although it currently has no plans to do so, the Board of Directors of Jacor, without shareholder approval, can issue Jacor preferred stock with voting and conversion rights which would adversely affect the voting power of the holders of Common Stock. In addition, the issuance of Jacor preferred stock may have the effect of delaying, deferring or preventing a change in control of Jacor and could therefore have a negative impact on the trading price of Common Stock. See "Description of Capital Stock."

FORWARD LOOKING STATEMENTS

    This  Prospectus contains  forward-looking statements within  the meaning of
Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business," as well as within the Prospectus generally. In addition, when used in this Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. Jacor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Jacor cautions the reader, however, that this list of risk factors may not be exhaustive.

                                THE ACQUISITIONS

THE CITICASTERS MERGER

    On February 12, 1996, Jacor, JCAC and Citicasters entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which JCAC will merge with and into Citicasters, with Citicasters as the surviving corporation. As a result of the Merger, Citicasters will become a wholly owned subsidiary of Jacor. The consummation of the Merger is subject to various conditions, including the approval of the FCC, and the expiration or termination of the applicable waiting period under the HSR Act. See "Risk Factors-- Pending Acquisitions."

    Citicasters owns 19 radio stations serving eight of the nation's top 32 radio revenue markets. Citicasters' radio stations serve Atlanta, Phoenix, Tampa, Portland, Kansas City, Cincinnati, Sacramento and Columbus. Citicasters also owns two television stations, a CBS affiliate in Tampa and an ABC affiliate in Cincinnati, which affiliation will change to CBS in June 1996.

    At the effective time of the Merger (the "Effective Time"), each share of Class A Common Stock, par value $0.01 per share, of Citicasters (the "Citicasters Common Stock") issued and outstanding immediately prior to the Effective Time (other than Citicasters Common Stock owned by Citicasters, Jacor, JCAC or any direct or indirect subsidiary of Citicasters, Jacor or JCAC, or any Citicasters Common Stock held in the treasury of Citicasters) will, by virtue of the Merger and without any action on the part of holders thereof, be converted into and represent the right to receive: (i) $29.50 in cash, plus, if the closing of the transactions contemplated by the Merger (the "Closing") does not occur prior to October 1, 1996, for each full calendar month ending prior to the Closing, commencing with October 1996, an additional amount of $.22125 in cash (the "Cash Consideration"); plus (ii) a warrant to acquire a fractional share of Common Stock on the terms described in the Citicasters Warrant Agreement to be executed at the Closing (the "Warrant Consideration," and together with the Cash Consideration, the "Merger Consideration").


    In accordance with the terms of the Merger Agreement, all necessary corporate actions by Citicasters and the shareholders of Citicasters to approve the Merger Agreement have occurred. Zell/Chilmark has granted Citicasters an irrevocable proxy to vote in favor of the issuance of the warrants necessary to pay the Warrant Consideration (the "Merger Warrants") approximately 69% of the outstanding Common Stock entitled to vote at Jacor's July, 1996 Annual Meeting of Shareholders. Accordingly, Jacor believes the issuance of the Merger Warrants will be approved at the Jacor Annual Meeting and no additional corporate action by either Jacor or the Jacor shareholders will be necessary to effect the Merger.


    The Merger Agreement may be terminated prior to the consummation of the Merger by either Jacor or Citicasters under various circumstances, including the failure to consummate the Merger on or before May 31, 1997. If the Merger Agreement is terminated upon the occurrence of certain triggering events, including the failure to consummate the Merger by May 31, 1997, Citicasters may draw upon an irrevocable direct pay letter of credit (the "Letter of Credit") in the amount of $75.0 million obtained by Jacor and issued to an escrow agent on behalf of Citicasters. Except in certain circumstances, the right to terminate the Merger Agreement and receive a maximum of $75.0 million pursuant to a draw on the Letter of Credit is Citicasters' exclusive remedy upon the occurrence of a triggering event.

    Citicasters' outstanding 9 3/4% Senior Subordinated Notes (the "Citicasters Notes") will become obligations of the surviving corporation in the Merger. As a result of a change in control covenant in the Citicasters Notes, the holders of the Citicasters Notes will have the option to cause the Company to purchase the Citicasters Notes at 101% of the principal amount thereof (the "Change of Control Offer"). See "Capitalization" and "Description of Indebtedness."


    The aggregate value of the Merger, when consummated, is estimated to be approximately $829.1 million.

THE NOBLE ACQUISITION

    On February 21, 1996, Jacor entered into an agreement with the stockholders of Noble to acquire all of the outstanding Class B common stock of Noble for approximately $12.5 million. At the same time, Jacor also purchased a warrant for approximately $52.8 million, entitling Jacor to acquire the Class A common stock of Noble comprising a 79.1% equity interest in Noble. Upon consummation of the purchase of the outstanding Noble capital stock from the Noble stockholders and the exercise of Jacor's warrant, Jacor will own 100% of the equity interests in Noble. The consummation of Jacor's acquisition of Noble is subject to various conditions including the termination of the applicable waiting period under the HSR Act. See "Risk Factors--Pending Acquisitions."

    Noble owns 10 radio stations serving Denver, St. Louis and Toledo. Pending the closing of the Noble acquisition, Jacor and Noble have entered into time brokerage agreements with respect to Noble's radio stations in St. Louis and Toledo.

    On February 21, 1996, Jacor purchased from certain Noble subsidiaries for approximately $47.0 million certain assets relating to Noble's San Diego operations. Noble's San Diego operations assets included an exclusive sales agency agreement under which Noble provided programming to and sold the air time for two radio stations serving San Diego (XTRA-AM and XTRA-FM). These two radio stations are licensed by, and subject to the regulatory control of, the Mexican government. As part of its purchase of Noble's San Diego operations, Jacor was assigned all of Noble's rights under the exclusive sales agency agreement, and Jacor is now providing the programming to and selling air time for such stations. In addition, another wholly owned subsidiary of Jacor provided a credit facility to Noble in the amount of $41.0 million. Noble applied the proceeds of this credit facility to repay in full its outstanding indebtedness as of February 21, 1996.

    The aggregate value of the Noble Acquisition, when fully consummated, is estimated to be approximately $152.0 million, of which approximately $139.5 million has already been paid. In order to fund this acquisition, refinance Jacor's outstanding debt of $45.5 million (as of February 21, 1996), and pay related costs and expenses of approximately $5.0 million, Jacor entered into a $300.0 million credit facility (the "Existing Credit Facility").

                                USE OF PROCEEDS



    The net proceeds to Jacor from the issuance and sale of the LYONs offered hereby are estimated to be $97.0 million ($111.6 million if the Underwriter's over-allotment option is exercised in full). Jacor intends to use the net proceeds from this Offering, together with (i) the net proceeds of the 1996 Stock Offering; (ii) the net proceeds of the Notes Offering; and (iii) borrowings under the New Credit Facility: (a) to finance the Merger and the remaining purchase price of the Noble Acquisition; (b) to repay all outstanding indebtedness under the Existing Credit Facility ($196.5 million at May 31, 1996) including certain borrowings incurred in connection with the Noble Acquisition;
(c)  to finance the acquisition of  three radio stations in Lexington, Kentucky;
(d) to finance the acquisition of two radio stations in Venice, Florida; (e) if necessary, to redeem the 1993 Warrants; and (f) for general corporate purposes, including acquisitions of other broadcast properties. Jacor has entered into two non-binding letters of intent pursuant to which Jacor and the prospective sellers have agreed to negotiate exclusively the terms and conditions of definitive acquisition agreements for the acquisition of an additional ten radio stations for an aggregate purchase price of $52.5 million. There can be no assurance that Jacor will be successful in consummating either of such acquisitions on terms acceptable to Jacor.



    The outstanding balance under the Existing Credit Facility bears interest at a floating rate currently of 7.3% per annum and matures on December 31, 2003, which monies were borrowed to (a) fund a portion of the Noble acquisition, and
(b) refinance indebtedness that was initially borrowed to fund a portion of (i) the acquisition of three radio stations in Jacksonville, (ii) the acquisition of two radio stations in Tampa, (iii) the purchase of the licensee of a radio station in San Diego, (iv) the acquisition of two radio stations in Toledo, Ohio and (v) open market repurchases of Common Stock.



    Consummation of the Offering is subject to consummation of the 1996 Stock Offering, the Notes Offering and JCAC entering into the New Credit Facility, but is not subject to consummation of the Acquisitions. The Acquisitions will not be consummated prior to the closing of the Offerings. In the event that the Acquisitions are not consummated, Jacor intends to use the proceeds from the Offering to pursue other strategic acquisitions and for general corporate purposes. There can be no assurance that Jacor will be successful in consummating any such acquisitions or the consequences of such acquisitions, if any, or that any such acquisitions will be available on terms acceptable to Jacor. See "The Acquisitions."



    The following sets forth the anticipated sources and uses of funds for the Financing and the Acquisitions.



                                                                   DOLLARS IN
                                                                   THOUSANDS
                                                                   ----------
SOURCES OF FUNDS:
Gross proceeds from this Offering................................  $100,000
Gross proceeds from the 1996 Stock Offering......................  315,000
Gross proceeds from the Notes Offering(1)........................  100,000
New Credit Facility(2)...........................................  414,100
Exercise of 1993 Warrants(3).....................................    5,200
                                                                   ----------
    Total sources................................................  $934,300
                                                                   ----------
                                                                   ----------
USES OF FUNDS:
Repayment of the Existing Credit Facility (4)....................  $196,500
Cash consideration for the Merger (5)............................  624,200
Remainder of purchase price for acquisition of Noble (6).........   15,100
Refinance existing Citicasters bank debt.........................   26,000
Other acquisitions (7)...........................................   18,400
Redemption of 1993 Warrants (3)..................................   23,200
Estimated fees and expenses (8)..................................   30,900
                                                                   ----------
    Total uses...................................................  $934,300
                                                                   ----------
                                                                   ----------

- ------------------------------

(1) If the Merger is not consummated prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes. Any Notes not repurchased may be redeemed by JCAC beginning on March 15, 1997. See "Risk Factors--Pending Acquisitions," and "Description of Indebtedness -- The
        % Senior Subordinated Notes Due 2006."



(2) If the Merger is not consummated prior to January 1, 1997, the commitments of the banks and financial institutions to fund the New Credit Facility would terminate. Affiliates of certain of the Underwriters will be agents and lenders under the New Credit Facility and will receive usual and customary fees. See "Risk Factors--Pending Acquisitions," and "Description of Indebtedness--New Credit Facility" and "Underwriting."



(3) In connection with the 1996 Stock Offering, Jacor has determined that it will convert all of the common stock purchase warrants outstanding on the date hereof (the "1993 Warrants") into the right to receive the Fair Market Value (as defined in the 1993 Warrant). Zell/Chilmark has informed Jacor that it intends to exercise its 1993 Warrants to acquire 629,117 shares of Common Stock in lieu of accepting the Fair Market Value of its 1993 Warrants for proceeds to Jacor totaling approximately $5.2 million. In the event that the holders of the remaining 1993 Warrants totaling 1,179,492 elect to receive the Fair Market Value, Jacor will be required to fund approximately $23.2 million assuming that Fair Market Value is $19.70 per 1993 Warrant (based upon the difference between an assumed average market price of $28.00 per share of Common Stock and the $8.30 exercise price per 1993 Warrant). If necessary, Jacor intends to fund the conversion of 1993 Warrants presented for redemption prior to the consummation of the Merger with a portion of the proceeds of the Offerings. Jacor further intends to fund the conversion of 1993 Warrants presented for redemption subsequent to the consummation of the Merger with any remaining portion of the proceeds of the Offerings and/or with a portion of the available borrowings under the New Credit Facility.



(4) Existing Credit Facility amount is at May 31, 1996. Includes borrowings of $144.5 million to fund a portion of the Noble Acquisition and related fees and expenses and $13.0 million which has been placed in escrow to fund the acquisition of two radio stations in Toledo, Ohio. See "The Acquisitions."



(5) Pursuant to the Merger Agreement, Jacor delivered a $75.0 million Letter of Credit to an escrow agent pending the Effective Time of the Merger. If the Merger is not consummated by May 31, 1997, or in certain other specified circumstances, the Letter of Credit will be drawn upon by Citicasters. See "The Acquisitions" and "Business--Recent Developments."


(6) Purchase price due upon final closing of the Noble Acquisition, including fees and expenses. See "The Acquisitions."


(7) Other acquisitions include the acquisition of two radio stations in Lexington, Kentucky and three radio stations in Venice, Florida. See "Business--Recent Developments."



(8) Estimated fees and expenses include the fees and expenses of Jacor in connection with the Financing and financial advisory fees in connection with the Merger. Equity Group Investments, Inc., an affiliate of Zell/Chilmark, has provided Jacor with certain investment banking, financial advisory and other similar services in connection with the Existing Credit Facility, the Financing and the Acquisitions. In consideration for such services, Jacor will pay Equity Group Investments, Inc. a fee of approximately $3.4 million upon the consummation of the Offerings. The services that have been and will continue to be provided by Equity Group Investments, Inc. could not otherwise be obtained by Jacor without the engagement of outside professional advisors. Jacor believes that such fee is less than what it would have had to pay outside professional advisors for similar services.

                          PRICE RANGE OF COMMON STOCK

    The following sets forth, for the calendar quarters indicated, the reported high and low sales prices of the Common Stock as reported on the Nasdaq National Market.


                                                                COMMON STOCK
                                                               --------------
                                                                HIGH    LOW
                                                               ------  ------
1994
    First Quarter............................................   $17.00 $12.00
    Second Quarter...........................................    15.75  11.25
    Third Quarter............................................    15.00  12.25
    Fourth Quarter...........................................    14.75  10.50
1995
    First Quarter............................................    14.50  12.00
    Second Quarter...........................................    17.00  13.00
    Third Quarter............................................    19.25  15.00
    Fourth Quarter...........................................    17.50  15.00
1996
    First Quarter............................................    22.25  16.00
    Second Quarter (through May 31, 1996)....................    30.50  19.50



    On May 31, 1996, there were approximately 1,500 holders of record of Common Stock.


                                DIVIDEND POLICY

    Jacor intends to retain future earnings for use in its business and does not anticipate paying any dividends on shares of its Common Stock in the foreseeable future. Under the Existing Credit Facility, Jacor is prohibited from paying dividends on its Common Stock except as provided therein. It is anticipated that the New Credit Facility will also have restrictions on the payment of dividends. Jacor has neither declared nor paid any dividends on its Common Stock to date. Jacor has no current intent to pay dividends on its Common Stock.

                                 CAPITALIZATION


    The following table sets forth the capitalization of Jacor on an actual basis as of March 31, 1996 and pro forma as adjusted to give effect to (i) the issuance and sale of LYONs in this Offering, (ii) the 1996 Stock Offering (at an assumed public offering price of $28.00 per share), (iii) the Notes Offering,
(iv) the funding of a portion of the New Credit Facility as set forth in "Use of Proceeds", (v) the consummation of the Acquisitions and (vi) certain radio station acquisitions and dispositions as described in the Notes to Unaudited Pro Forma Financial Information.



                                                              AS OF MARCH 31, 1996
                                                              --------------------
                                                                        PRO FORMA
                                                                            AS
                                                               ACTUAL    ADJUSTED
                                                              --------  ----------
                                                                  (DOLLARS IN
                                                                   THOUSANDS)
Long-term debt, including current portion:(1)
    New Credit Facility(2)..................................  $183,500  $  400,000
      % Senior Subordinated Notes, due 2006(3)..............        --     100,000
    9 3/4% Citicasters Notes, due 2004(4)...................        --     125,000
    LYONs, due 2011.........................................        --     100,000
                                                              --------  ----------
        Total long-term debt................................   183,500     725,000
                                                              --------  ----------
Shareholders' equity:
    Common Stock, no par value, $0.10 per share stated
      value(5)..............................................     1,824       2,949
    Additional paid-in capital..............................   117,102     418,602
    Common stock warrants(6)................................       388      54,288
    Retained earnings.......................................    21,061      17,761
                                                              --------  ----------
        Total shareholders' equity..........................   140,375     493,600
                                                              --------  ----------
Total capitalization........................................  $323,874  $1,218,600
                                                              --------  ----------
                                                              --------  ----------


- ------------------------------
(1) See Notes 7 and 14 of Notes to Jacor's Consolidated Financial Statements for additional information regarding the components and terms of Jacor's long-term debt.


(2) If the Merger is not consummated prior to January 1, 1997, the commitments of the banks and financial institutions to fund the New Credit Facility would terminate. See "Risk Factors--Pending Acquisitions" and "Description of Indebtedness--New Credit Facility."



(3) If the Merger is not consummated prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes. Any Notes not repurchased may be redeemed by JCAC beginning on March 15, 1997. See "Risk Factors--Pending Acquisitions" and "Description of Indebtedness -- The % Senior Subordinated Notes Due 2006."


(4) As a result of a change of control covenant in the Citicasters Notes, the holders thereof will, upon consummation of the Merger, have the option to require the Company to purchase the Citicasters Notes at 101% of the principal amount thereof. If necessary, Jacor intends to fund such purchase with excess cash and a portion of available borrowings under the New Credit Facility.

(5)  Excludes   (i)  options  outstanding   on  the  date   hereof  to  purchase
     approximately 1,915,500 shares of Common Stock at a weighted average exercise price of $10.59, which options have been granted to (a) employees under Jacor's 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan, and (b) Jacor's non-employee directors, (ii) the 1993 Warrants and (iii) the Merger Warrants. See "Description of Capital Stock."


(6) In connection with the Offering, Jacor has determined that it will convert each 1993 Warrant into the right to receive the Fair Market Value. Zell/Chilmark has informed Jacor that it intends to exercise its 1993 Warrants to acquire 629,117 shares of Common Stock in lieu of accepting the Fair Market Value of its 1993 Warrants for proceeds to Jacor totaling approximately $5.2 million. In the event that the holders of the remaining 1993 Warrants totaling 1,179,492 elect to receive the Fair Market Value, Jacor will be required to fund approximately $23.2 million assuming that Fair Market Value is $19.70 per 1993 Warrant (based upon the difference between an assumed average market price of $28.00 per share of Common Stock and the $8.30 exercise price per 1993 Warrant). If necessary, Jacor intends to fund the conversion of 1993 Warrants presented for redemption prior to the consummation of the Merger with a portion of the proceeds of the Offerings. Jacor further intends to fund the conversion of 1993 Warrants presented for redemption subsequent to the consummation of the Merger with any remaining portion of the proceeds of the Offerings and/or with a portion of the available borrowings under the New Credit Facility.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the historical financial statements of Jacor, Noble and Citicasters and has been prepared to illustrate the effects of the acquisitions described below and the related financing transactions.

    The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had  been  completed  as  of January  1,  1995:  (i)  Jacor's  1995 completed radio station acquisitions and the February 1996 radio station dispositions, (ii) Noble's completed 1995 radio station acquisitions and dispositions, (iii) Citicasters' completed 1995 and January 1996 radio station acquisitions, (iv) the Acquisitions, and (v) the related financing transactions. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1996 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed as of January 1, 1996: (i) Jacor's February 1996 radio station dispositions, (ii) the Acquisitions, and (iii) the related financing transactions. The pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared as if such acquisitions and the related financing transactions had occurred on that date.

    The Acquisitions will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisitions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of final appraisals of the acquired assets and liabilities.

    The Unaudited Pro Forma Financial Information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble, included elsewhere in this Prospectus.

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEAR ENDED DECEMBER 31, 1995
                                                      -----------------------------------------------------------------------------
                                                                      JACOR                                NOBLE PRO    JACOR/NOBLE
                                                      HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA       COMBINED
                                                        JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS    PRO FORMA
                                                      ----------   -----------   ---------   ----------   -----------   -----------
Net revenue.........................................   $ 118,891   $ (678)(a)    $118,213     $41,902     $    87(b)     $160,202
Broadcast operating expenses........................      87,290   (1,425)(a)      85,865      31,445        (429)(b)     116,881
Depreciation and amortization.......................       9,483      400(a)        9,883       4,107       2,710(c)       16,700
Corporate general and administrative expenses.......       3,501                    3,501       2,285      (1,388)(d)       4,398
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Operating income................................      18,617      347          18,964       4,065        (806)         22,223
Interest expense....................................      (1,444)                  (1,444)     (9,913)     (3,143)(e)     (14,500)
Interest and investment
  income............................................       1,260     (854)(a)         406                                     406
Other income (expense), net.........................        (168)       6(a)         (162)      2,619      (2,619)(f)        (162)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before income taxes and
      extraordinary items...........................      18,265     (501)         17,764      (3,229)     (6,568)          7,967
Income tax expense..................................      (7,300)     200(g)       (7,100)        (63)      2,100(g)       (5,063)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before extraordinary items........   $  10,965   $ (301)       $ 10,664     $(3,292)    $(4,468)       $  2,904
                                                      ----------   -----------   ---------   ----------   -----------   -----------
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income per common
      share.........................................   $    0.52                 $   0.51                                $   0.14
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------
Number of common shares used in per share
  computations......................................      20,913                   20,913                                  20,913
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------

             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                     LATEST TWELVE
                                                                                                                      MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31, 1995                   MARCH 31, 1996
                                                      ------------------------------------------------------------   --------------
                                                                                                   JACOR/NOBLE/       JACOR/NOBLE/
                                                      JACOR/NOBLE                 CITICASTERS       CITICASTERS       CITICASTERS
                                                       COMBINED     HISTORICAL     PRO FORMA       COMBINED PRO       COMBINED PRO
                                                       PRO FORMA    CITICASTERS   ADJUSTMENTS          FORMA             FORMA
                                                      -----------   -----------   ------------   -----------------   --------------
Net revenue.........................................   $160,202      $  136,414   $  6,853(h)      $303,469             $305,883
Broadcast operating expenses........................    116,881          80,929      4,366(h)       195,744              197,854
                                                                                    (1,322)(i)
                                                                                    (5,110)(j)
Depreciation and amortization.......................     16,700          14,635     15,505(k)        46,840               47,118
Corporate general and administrative expenses.......      4,398           4,303      1,322(i)         6,655                6,733
                                                                                    (3,368)(l)
                                                      -----------   -----------   ------------     --------          --------------
    Operating income................................     22,223          36,547     (4,540)          54,230               54,178
Interest expense....................................    (14,500)        (13,854)   (32,084)(m)      (60,438)             (60,438)
Interest and investment income......................        406           1,231       (767)(h)          870                  595
Other income (expense), net.........................       (162)           (607)       175(h)          (594)                (896)
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) before income taxes and
      extraordinary items...........................      7,967          23,317    (37,216)          (5,932)              (6,561)
Income tax expense..................................     (5,063)         (9,000)    11,100(n)        (2,963)              (3,555)
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) before extraordinary items........   $  2,904      $   14,317   $(26,116)        $ (8,895)            $(10,116)
                                                      -----------   -----------   ------------     --------          --------------
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) per common share..................   $   0.14                                    $  (0.29)            $  (0.34)
                                                      -----------                                  --------          --------------
                                                      -----------                                  --------          --------------
Number of common shares used in per share
  computations......................................     20,913                                      30,158(o)            29,433
                                                      -----------                                  --------          --------------
                                                      -----------                                  --------          --------------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED MARCH 31, 1996
                                                     ------------------------------------------------------------------------------
                                                                     JACOR                                NOBLE PRO     JACOR/NOBLE
                                                     HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA        COMBINED
                                                       JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS     PRO FORMA
                                                     ----------   -----------   ---------   ----------   ------------   -----------
Net revenue........................................   $  30,074   $ 1,850(p)    $ 31,924     $   6,058   $ (2,154)(r)    $ 35,828
Broadcast operating
  expenses.........................................      23,871     1,693(p)      25,564         5,626     (2,075)(r)      29,115
Depreciation and amortization......................       2,619        30(p)       2,649         1,079        625(c)        4,353
Corporate general and administrative expenses......       1,139                    1,139           577       (378)(s)       1,338
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Operating income...............................       2,445       127          2,572        (1,224)      (326)          1,022
Interest expense...................................      (2,111)                  (2,111)       (1,875)       361(e)       (3,625)
Interest and investment
  income...........................................
Other income (expense), net........................       2,767    (2,539)(q)        228        37,669    (37,669)(r)         228
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before income taxes and
      extraordinary items..........................       3,101    (2,412)           689        34,570    (37,634)         (2,375)
Income tax expense.................................      (1,259)      965(g)        (294)      (14,683)    14,925(g)          (52)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before extraordinary items.......   $   1,842   $(1,447)      $    395     $  19,887   $(22,709)       $ (2,427)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income per common
      share........................................   $    0.09                 $   0.02                                 $  (0.13)
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------
Number of common shares used in per share
  computations.....................................      20,503                   20,503                                   18,183
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------

             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                      THREE MONTHS
                                                                                                                         ENDED
                                                                     THREE MONTHS ENDED MARCH 31, 1996               MARCH 31, 1995
                                                         ---------------------------------------------------------   --------------
                                                                                                     JACOR/NOBLE/     JACOR/NOBLE/
                                                         JACOR/NOBLE                 CITICASTERS     CITICASTERS      CITICASTERS
                                                          COMBINED     HISTORICAL     PRO FORMA      COMBINED PRO     COMBINED PRO
                                                          PRO FORMA    CITICASTERS   ADJUSTMENTS        FORMA            FORMA
                                                         -----------   -----------   ------------   --------------   --------------
Net revenue............................................   $ 35,828      $   31,177                   $ 67,005         $ 64,591
Broadcast operating expenses...........................     29,115          21,728   $   (330)(i)      49,235           47,125
                                                                                       (1,278)(j)
Depreciation and amortization..........................      4,353           4,065      3,470(k)       11,888           11,610
Corporate general and administrative expenses..........      1,338           1,053        330(i)        1,879            1,801
                                                                                         (842)(l)
                                                         -----------   -----------   ------------   --------------   --------------
    Operating income...................................      1,022           4,331     (1,350)          4,003            4,055
Interest expense.......................................     (3,625)         (3,734)    (7,750)(m)     (15,109)         (15,109)
Interest and investment income.........................                         55                         55              330
Other income (expense), net............................        228          (1,522)     1,489(t)          195              497
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) before income taxes and extraordinary
      items............................................     (2,375)           (870)    (7,611)        (10,856)         (10,227)
Income tax expense.....................................        (52)            300      2,090(n)        2,338            2,930
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) before extraordinary items...........   $ (2,427)     $     (570)  $ (5,521)       $ (8,518)        $ (7,297)
                                                         -----------   -----------   ------------   --------------   --------------
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) per common share.....................   $  (0.13)                                  $  (0.29)        $  (0.24)
                                                         -----------                                --------------   --------------
                                                         -----------                                --------------   --------------
Number of common shares used in per share
  computations.........................................     18,183                                     29,433(o)        30,848
                                                         -----------                                --------------   --------------
                                                         -----------                                --------------   --------------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                     AS OF MARCH 31, 1996
                                                 ------------------------------------------------------------
                                                                                                JACOR/NOBLE
                                                 HISTORICAL   HISTORICAL    NOBLE PRO FORMA     COMBINED PRO
                                                   JACOR        NOBLE         ADJUSTMENTS          FORMA
                                                 ----------   ----------   -----------------   --------------
ASSETS
Current assets:
    Cash.......................................   $   5,889    $     592                        $  6,481
    Accounts receivable........................      25,301        3,239                          28,540
    Broadcast program rights...................
    Prepaid expenses and other current
      assets...................................       8,460        3,377                          11,837
                                                 ----------   ----------                       --------------
        Total current assets...................      39,650        7,208                          46,858
Property and equipment.........................      39,214        4,670    $  4,980(u)           48,864
Intangible assets..............................     165,282       49,965      99,009(u)          314,256
Deferred charges and other assets..............     109,102        1,289     (54,275)(u)          16,116
                                                                             (40,000)(v)
                                                 ----------   ----------    --------           --------------
        Total assets...........................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, accrued liabilities and
      other current liabilities................   $  14,601    $  11,493                        $ 26,094
    Current portion of Long-term debt..........                   40,000    $(40,000)(v)
                                                 ----------   ----------    --------           --------------
        Total current liabilities..............      14,601       51,493     (40,000)             26,094
Long-term debt, net of current maturities......     183,500                   15,125(v)          198,625
Other liabilities..............................      14,772       18,228      28,000 (u)(w        61,000
Shareholders' equity:
    Common stock...............................       1,824                                        1,824
    Additional paid-in capital.................     117,102       49,791     (49,791)(x)         117,102
    Common stock warrants......................         388                                          388
    Retained earnings..........................      21,061      (56,380)     56,380(x)           21,061
                                                 ----------   ----------    --------           --------------
        Total shareholders' equity.............     140,375       (6,589)      6,589             140,375
                                                 ----------   ----------    --------           --------------
        Total liabilities and shareholders'
          equity...............................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                       AS OF MARCH 31, 1996
                                          ------------------------------------------------------------------------------
                                             JACOR/NOBLE       HISTORICAL     CITICASTERS PRO    JACOR/NOBLE/CITICASTERS
                                          COMBINED PRO FORMA   CITICASTERS   FORMA ADJUSTMENTS     COMBINED PRO FORMA
                                          ------------------   -----------   -----------------   -----------------------
ASSETS
Current Assets:
    Cash................................       $  6,481         $    6,238       $ 35,300(z)           $   48,019
    Accounts receivable.................         28,540             27,835                                 56,375
    Broadcast program rights............                             4,596                                  4,596
    Prepaid expenses and other current
      assets............................         11,837              2,687                                 14,524
                                               --------        -----------       --------             -----------
        Total current assets............         46,858             41,356         35,300                 123,514
Broadcast program rights, less current
  portion...............................                             2,406                                  2,406
Property and equipment..................         48,864             37,159          9,719(z)               95,742
Intangible assets.......................        314,256            331,258        681,015(z)            1,323,229
                                                                                   (3,300)(aa)
Deferred charges and other assets.......         16,116             14,549                                 30,665
                                               --------        -----------       --------             -----------
        Total assets....................       $426,094         $  426,728       $722,734              $1,575,556
                                               --------        -----------       --------             -----------
                                               --------        -----------       --------             -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, accrued
      liabilities and other current
      liabilities.......................       $ 26,094         $   12,983                             $   39,077
    Broadcast program right fees
      payable...........................                             4,645                                  4,645
                                               --------        -----------                            -----------
        Total current liabilities.......         26,094             17,628                                 43,722
Broadcast program right fees payable,
  less current portion..................                             2,212                                  2,212
Long-term debt, net of current
  maturities............................        198,625            148,532       $277,843(y)              625,000
LYONs...................................                                          100,000(y)              100,000
Other liabilities.......................         61,000             99,022        151,000(z)              311,022
Shareholders' equity:
    Common stock........................          1,824                200           (200)(x)               2,949
                                                                                    1,125(bb)
    Additional paid-in capital..........        117,102             82,948        (82,948)(x)             418,602
                                                                                  301,500(bb)
    Common stock warrants...............            388                            53,900(cc)              54,288
    Retained earnings...................         21,061             76,186        (76,186)(x)              17,761
                                                                                   (3,300)(aa)
                                               --------        -----------       --------             -----------
        Total shareholders' equity......        140,375            159,334        193,891                 493,600
                                               --------        -----------       --------             -----------
        Total liabilities and
          shareholders' equity..........       $426,094         $  426,728       $722,734              $1,575,556
                                               --------        -----------       --------             -----------
                                               --------        -----------       --------             -----------


             See Notes to Unaudited Pro Forma Financial Information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(a) These adjustments reflect additional revenues and expenses for Jacor's acquisitions of radio stations WDUV-FM and WBRD-AM in Tampa Bay and WJBT-FM, WSOL-FM, and WZAZ-AM in Jacksonville, which were completed at various dates in 1995, net of the elimination of 1995 revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(b) These adjustments reflect additional revenues and expenses for Noble's acquisition of radio stations WRVF-FM (formerly WLQR-FM) and WSPD-AM in Toledo, and the elimination of revenues and expenses for the sale of radio stations KBEQ-FM and KBEQ-AM in Kansas City, and other miscellaneous non-recurring expenses related to dispositions of properties in 1995. The acquisitions were completed in August 1995 and the dispositions were completed in March 1995.

(c) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets, to their estimated fair market values and the recording of goodwill associated with the acquisition of Noble. See Note (u). Goodwill is amortized over 40 years.

(d) The adjustment represents $1,513 of corporate overhead savings for the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities, net of $125 additional corporate expenses associated with the purchase of the Toledo stations.

(e) The adjustment represents additional interest expense associated with Jacor's borrowings under the Existing Credit Facility to finance the Noble acquisition and refinance existing outstanding borrowings. The assumed interest rate is 7.3%, which represents the current rate as of May 1996 on outstanding borrowings.

(f) The adjustment reflects the elimination of the gain on the sale of radio stations KBEQ-FM and AM in Kansas City, and WSSH-AM in Boston, which were sold in March 1995 and January 1995, respectively.

(g) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Noble pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $1,300 for the year ended December 31, 1995 and $325 for the three months ended March 31, 1996.

(h) The adjustments represent additional revenue and expenses associated with Citicasters June 1995 acquisition of KKCW-FM in Portland and the January 1996 acquisition of WHOK-FM, WLLD-FM, and WLOH-AM in Columbus, including adjustments to investment income related to cash expended in the acquisitions and miscellaneous non-recurring costs.

(i) Adjustments to reclassify miscellaneous broadcast operating expenses to conform with Jacor's presentation.

(j) The adjustments reflect $5,110 and $1,278 of cost savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in certain markets. Such pro forma cost savings are expected to be as follows:

                                                                                THREE MONTHS
                                                               YEAR ENDED           ENDED
                                                            DECEMBER 31, 1995  MARCH 31, 1996
                                                            -----------------  ---------------
Programming and promotion.................................      $   2,220         $     555
News......................................................            970               243
Technical and engineering.................................            360                90
General and administrative................................          1,560               390
                                                                   ------            ------
                                                                $   5,110         $   1,278
                                                                   ------            ------
                                                                   ------            ------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)

(k) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values and the recording of goodwill associated with the acquisition of Citicasters. See Note (z). Goodwill is amortized over 40 years.

(l) The adjustments represent $3,368 and $842 of corporate overhead savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, for the elimination of redundant management costs and other expenses resulting from the combination with Citicasters.


(m) Represents the adjustment to interest expense associated with the Notes, the Citicasters Notes, the LYONs and borrowings under the New Credit Facility with an assumed blended rate of 8.336%. The adjustment reflects additional interest expense on borrowings necessary to complete the Merger, and to refinance outstanding borrowings under the Existing Credit Facility incurred in connection with the Noble Acquisition. A change of .125% in interest rates would result in a change in interest expense and income (loss) before extraordinary items of approximately $900 and $540, respectively. See Note
    (y) for composition of borrowings.



(n) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Citicasters pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $9,540 for the year ended December 31, 1995 and $2,385 for three months ended March 31, 1996.


(o) The pro forma weighted average shares outstanding includes all shares of Common Stock outstanding prior to the 1996 Stock Offering and shares to be issued in the 1996 Stock Offering. The pro forma weighted average shares of Jacor do not reflect any options and warrants outstanding prior to the 1996 Stock Offering or warrants to be issued to the Citicasters shareholders to consummate the Merger, as they are antidilutive. The LYONs are not common stock equivalents and are therefore, excluded from the computation.

(p) These adjustments reflect additional revenues and expenses for Jacor's February 1996 acquisition of Noble's operating assets in San Diego, net of the elimination of revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(q) The adjustment reflects the elimination of the gain on the sale of radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996 for $6,500.

(r) These adjustments represent the elimination of revenues, operating expenses and the related gain from the sale of the San Diego operating assets in February 1996. See note (u).

(s) The adjustment represents corporate overhead savings from the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities.

(t) The adjustment represents the elimination of non-recurring expenses directly associated with the sale of Citicasters to Jacor.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)

(u) The adjustment represents the allocation of the remaining purchase price of Noble and the portion of the Noble Acquisition already funded, including the Noble warrant in the amount of $54,275, to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the acquisition. In February 1996, Jacor completed the acquisition of Noble's operating assets in San Diego and certain assets related to the Mexican properties for $50,800 and recorded the transaction as a purchase.

                                                                                ESTIMATED FAIR
                                                                                 MARKET VALUE
                                                                                --------------
Property and equipment........................................................   $      9,650
Intangible assets.............................................................        148,974
Cash..........................................................................            592
Accounts receivable...........................................................          3,239
Prepaid expenses and other current assets.....................................          3,377
Deferred charges and other assets.............................................          1,289
Accounts payable, accrued liabilities and other current liabilities...........        (11,493)
Other liabilities.............................................................        (46,228)
                                                                                --------------
                                                                                 $    109,400
                                                                                --------------
                                                                                --------------

(v) The adjustment represents the net additional borrowings to complete the Noble Acquisition as follows:

Historical Jacor debt..........................................   $ 183,500
Historical Noble debt..........................................      40,000
Loan receivable from Noble.....................................     (40,000)
Pro forma adjustment...........................................      15,125
                                                                 -----------
Assumed borrowings after Noble Acquisition.....................   $ 198,625
                                                                 -----------
                                                                 -----------

(w) The adjustment represents the additional deferred tax liability associated with the difference between the book and tax basis of assets and liabilities, excluding goodwill, after the allocation of the purchase price.

(x) The adjustment reflects the elimination of historical stockholders' equity, as the Noble Acquisition will be accounted for as a purchase.

(y) The pro forma adjustment represents the net additional borrowings required to complete the Merger as follows:

Historical Citicasters debt.......................................  $ 148,532
Jacor/Noble pro forma debt........................................    198,625
Pro forma adjustments, including a $2,468 fair market value
  adjustment for Citicasters debt.................................    377,843
                                                                    ---------
Assumed borrowings after Acquisitions.............................  $ 725,000
                                                                    ---------
                                                                    ---------

    The assumed borrowings after the Acquisitions are as follows:

Borrowings under the New Credit Facility..........................  $ 400,000
Issuance of the LYONs.............................................    100,000
Issuance of the Notes.............................................    100,000
Citicasters Notes.................................................    125,000
                                                                    ---------
                                                                    $ 725,000
                                                                    ---------
                                                                    ---------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)

(z) The adjustments represent the allocation of the purchase price of Citicasters to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the Merger as follows:


                                                                                ESTIMATED FAIR
                                                                                 MARKET VALUE
                                                                                --------------
Property and equipment........................................................   $     46,878
Intangible assets.............................................................      1,012,273
Cash..........................................................................          6,238
Accounts receivable...........................................................         27,835
Broadcast program rights......................................................          7,002
Prepaid expenses and other current assets.....................................          2,687
Deferred charges and other assets.............................................         14,549
Accounts payable, accrued liabilities and other current liabilities...........        (12,983)
Broadcast program rights fees payable.........................................         (6,857)
Other liabilities.............................................................       (250,022)
Long-term debt................................................................       (151,000)
                                                                                --------------
                                                                                 $    696,600
                                                                                --------------
                                                                                --------------


    The purchase price is summarized as follows:


Pro forma borrowings...........................................   $ 375,375
Merger Warrants issued.........................................      53,900
Common Stock issued............................................     302,625
Excess cash....................................................     (35,300)
                                                                 -----------
                                                                  $ 696,600
                                                                 -----------
                                                                 -----------


(aa) Adjustment to write-off deferred financing costs for the Existing Credit Facility anticipated to be refinanced in connection with the Merger.


(bb) Adjustment represents assumed proceeds of $315,000 from the 1996 Stock Offering, net of offering costs estimated to be $12,375.


(cc) Adjustment represents the value assigned to the Merger Warrants to be issued to Citicasters shareholders in connection with the consummation of the Merger, which Merger Warrants will be exercisable for 4,400,000 shares of Common Stock in the aggregate. The value was determined assuming that the exercise price for each full share of Common Stock issued upon exercise of Merger Warrants is $28 per share.

                       SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

JACOR

    The selected consolidated financial data for Jacor presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995, is derived from Jacor's Consolidated Financial Statements which have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial statements at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the auditors' report thereon are included elsewhere in this Prospectus. The selected financial data as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In opinion of Jacor's management, the unaudited financial statements from which such data have been derived include all adjustments (consisting of only normal, recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. This selected consolidated financial data should be read in conjunction with the "Unaudited Pro Forma Financial Information." Comparability of Jacor's historical consolidated financial data has been significantly impacted by acquisitions, dispositions and the recapitalization and refinancing completed in the first quarter of 1993.

                                                                                                  THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                        MARCH 31,
                                         -----------------------------------------------------  -----------------------
                                           1991       1992       1993       1994       1995       1995         1996
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
OPERATING STATEMENT DATA:(1)
    Net revenue........................  $  64,238  $  70,506  $  89,932  $ 107,010  $ 118,891  $  24,016  $  30,074
    Broadcast operating expenses.......     48,206     55,782     69,520     80,468     87,290     19,960     23,871
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Station operating income excluding
      depreciation and amortization....     16,032     14,724     20,412     26,542     31,601      4,056      6,203
    Depreciation and amortization......      7,288      6,399     10,223      9,698      9,483      2,112      2,619
    Reduction in carrying value of
      assets to net realizable value...                 8,600
    Corporate general and
      administrative expenses..........      2,682      2,926      3,564      3,361      3,501        884      1,139
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Operating income (loss)............      6,062     (3,201)     6,625     13,483     18,617      1,060      2,445
    Net interest income (expense)......    (16,226)   (13,443)    (2,476)       684       (184)       205     (1,884)
    Gain on sale of radio stations.....     13,014                                                             2,539
    Other non-operating expenses,
      net..............................       (302)    (7,057)       (11)        (2)      (168)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Income (loss) from continuing
      operations before income tax and
      extraordinary item...............  $   2,548  $ (23,701) $   4,138  $  14,165  $  18,265  $   1,265  $   3,101
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Income (loss) from continuing
      operations after income taxes but
      before extraordinary items and
      the cumulative effect of
      accounting changes...............  $    (364) $ (23,701) $   1,438  $   7,852  $  10,965  $     751  $   1,842
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Net income (loss)..................  $   1,468  $ (23,701) $   1,438  $   7,852  $  10,965  $     751  $     891(2)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Net income (loss) per common
        share:(3)
        primary and fully diluted......  $    2.32  $  (61.50) $    0.10  $    0.37  $    0.52  $    0.04  $    0.04
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Weighted average shares
        outstanding:(3)
        Primary and fully diluted......        406        381     14,505     21,409     20,913     21,347     20,503
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
OTHER FINANCIAL DATA:(1)
    Broadcast cash flow(4).............  $  16,032  $  14,724  $  20,412  $  26,542  $  31,601  $   4,056  $   6,203
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
    Broadcast cash flow margin(5)......       25.0%      20.9%      22.7%      24.8%      26.6%      16.9%      20.6%
    EBITDA(4)..........................  $  13,350  $  11,798  $  16,848  $  23,181  $  28,100  $   3,172  $   5,064
    Capital expenditures...............      1,181        915      1,495      2,221      4,969        707      3,437
    Ratio of earnings to fixed
      charges(6).......................       1.1x     --           1.9x       6.0x       5.7x                  2.2x


                                                          AS OF DECEMBER 31,                                  AS OF
                                         -----------------------------------------------------              MARCH 31,
                                           1991      1992(7)     1993       1994       1995                    1996
                                         ---------  ---------  ---------  ---------  ---------             ------------
BALANCE SHEET DATA:(1)
    Working capital (deficit)..........  $(128,455) $(140,547) $  38,659  $  44,637  $  24,436             $  25,049
    Intangible assets (net of
      accumulated amortization)........     81,738     70,038     84,991     89,543    127,158               165,282
    Total assets.......................    125,487    122,000    159,909    173,579    208,839               353,248
    Total long-term debt (including
      current portion).................    137,667    140,542                           45,500               183,500
    Common stock purchase warrants.....      2,342      1,383        390        390        388                   388
    Shareholders' equity (deficit).....    (27,383)   (50,840)   140,413    149,044    139,073               140,374

- ------------------------------
(1) The comparability of the information reflected in this selected financial data is affected by Jacor's purchase of radio station KBPI-FM (formerly KAZY-FM), in Denver (July 1993); the purchase and interim operation of radio station WOFX-FM (formerly WPPT-FM) under a local marketing agreement in Cincinnati (April 1994); the purchase of radio stations WJBT-FM, WZAZ-AM, and WSOL-FM (formerly WHJX-FM) in Jacksonville (August 1995); the purchase of radio stations WDUV-FM and WBRD-AM in Tampa (August 1995); the purchase of Noble's San Diego operating assets (February 1996); the sale of radio stations WMJI-FM, in Cleveland and WYHY(FM), in Nashville (January
     1991), the sale of Telesat Cable TV (May 1994), the January 11, 1993 recapitalization plan, that substantially modified Jacor's debt and capital structure (such recapitalization was accounted for as if it had been completed January 1, 1993) and the March 1993 refinancing. For information related to acquisitions in 1993, 1994 and 1995 see Notes 2 and 3 of Notes to Consolidated Financial Statements. For information related to the disposition during 1994, see Note 4 of Notes to Consolidated Financial Statements.


(2) Net income for the three months ended March 31, 1996 includes, as an extraordinary item, a loss of approximately $1.0 million for the write-off of unamortized costs associated with the 1993 credit agreement which was replaced in February 1996 by the Existing Credit Facility.



(3) Income (loss) per common share for the two years ended December 31, 1992 is based on the weighted average number of shares of Common Stock outstanding and gives consideration to the dividend requirements of the convertible preferred stock and accretion of the change in redemption value of certain common stock warrants. Jacor's stock options and convertible preferred stock were antidilutive and, therefore, were not included in the computations. The redeemable common stock warrants were antidilutive for 1992 and were not included in the computations. Such warrants were dilutive in 1991 using the "equity method" under Emerging Issues Task Force Issue No. 88-9 and, therefore, the common shares issuable upon conversion were included in the 1991 computation. Income per share for the three years ended December 31, 1995 is based on the weighted average number of common shares outstanding and gives effect to both dilutive stock options and dilutive stock purchase warrants during the periods. Income (loss) per common share and weighted average shares outstanding for the two years ended December 31, 1992 are adjusted to reflect the 0.0423618 reverse stock split in Common Stock effected by the January 1993 recapitalization.



(4) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.



(5) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.



(6) For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Securities and Exchange Commission, earnings represent pretax income from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expense deemed to be interest and amortization of deferred financing costs. In 1992 fixed charges exceeded earnings (as defined) by approximately $23.7 million. On a pro forma basis for the year ended December 31, 1995 and the three months ended March 31, 1996, the ratio of earnings to fixed charges resulted in a coverage deficiency of $5.9 million and $10.5 million, respectively.



(7) Pro forma amounts as of December 31, 1992, to give effect to the January 11, 1993 recapitalization plan that substantially modified Jacor's debt and capital structure (in 000s):


Working capital................................................................    $15,933
Intangible assets (net of accumulated amortization)............................     82,857
Total assets...................................................................    142,085
Long-term debt.................................................................     64,178
Common stock purchase warrants.................................................        403
Shareholders' equity...........................................................     50,890

CITICASTERS

    The selected consolidated financial data for Citicasters presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995, is derived from Citicasters' Consolidated Financial Statements which have been audited by Ernst & Young LLP, independent accountants. The consolidated financial statements at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the auditors' report thereon are included elsewhere in this Prospectus. The selected financial data as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited, but Citicasters believes that all adjustments (consisting of only normal, recurring adjustments) necessary for a fair presentation have been made. This selected consolidated financial data should be read in conjunction with the "Unaudited Pro Forma Financial Information." Comparability of historical consolidated financial data has been significantly impacted by the dispositions of four television stations in 1994, the adoption of "fresh-start reporting" by Citicasters in December 1993, the writedown of intangible assets to estimated fair values in 1992 and the sale of its entertainment business in 1991.

                                                PREDECESSOR(1)                 CITICASTERS
                                      -----------------------------------  --------------------       THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                                      ---------------------------------------------------------  ----------------------
                                        1991        1992         1993        1994       1995       1995        1996
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
OPERATING STATEMENT DATA:(2)
    Net revenue.....................  $ 201,556  $ 210,821    $ 205,168    $ 197,043  $ 136,414  $  29,045   $  31,177
    Broadcast operating expense.....    136,629    142,861      133,070      117,718     80,929     19,879      21,728
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Station operating income
      excluding depreciation and
      amortization..................     64,927     67,960       72,098       79,325     55,485      9,166       9,449
    Depreciation and amortization...     48,219     47,617       28,119       22,946     14,635      3,319       4,065
    Reduction in carrying value of
      assets to net realizable
      value.........................               658,314(3)
    Corporate general and
      administrative expenses.......      4,367      4,091        3,996        4,796      4,303      1,123       1,053
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Operating income (loss).........     12,341   (642,062)      39,983       51,583     36,547      4,724       4,331
    Net interest income (expense)...    (89,845)   (69,826)     (64,942)     (31,979)   (13,854)    (3,513)     (3,734)
    Minority interest...............    (28,822)   (30,478)     (26,776)
    Gain on sale of television
      stations......................                                          95,339
    Investment income...............      1,296        553          305        1,216      1,231        680          55
    Miscellaneous income (expense),
      net...........................     33,133      4,036         (494)         447       (607)       187      (1,522)
    Reorganization items............                            (14,872)
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Income (loss) from continuing
      operations before income tax
      and extraordinary item........  $ (71,897) $(737,777)   $ (66,796)   $ 116,606  $  23,317  $   2,078   $    (870)
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Income (loss) from continuing
      operations after income taxes
      but before extraordinary items
      and the cumulative effect of
      accounting changes............  $(32,788)  $(613,236)   $ (66,796)   $  63,106  $  14,317  $   1,278   $   (570)
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Net income (loss)...............  $  84,485  $(596,864)   $ 341,344(4) $  63,106  $  14,317  $   1,278   $    (570)
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Net earnings per share(5).......                                       $    2.55  $    0.68  $    0.06   $   (0.03)
                                                                           ---------  ---------  ---------  -----------
                                                                           ---------  ---------  ---------  -----------
    Average common shares(5)........                                          24,777     21,017     20,819      21,119
                                                                           ---------  ---------  ---------  -----------
                                                                           ---------  ---------  ---------  -----------
OTHER FINANCIAL DATA:(2)
    Broadcast cash flow(6)..........  $  64,927  $  67,960    $  72,098    $  79,325  $  55,485  $   9,166   $   9,449
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                      ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Broadcast cash flow margin(7)...       32.2%      32.2%        35.1%        40.3%      40.7%      31.6%       30.3%
    EBITDA(6).......................  $  60,560  $  63,869    $  68,102    $  74,529  $  51,182  $   8,043   $   8,396
    Capital expenditures............      7,014      6,747        5,967        7,569     11,857      2,591       1,820


                                           PREDECESSOR                   CITICASTERS
                                      ----------------------  ---------------------------------
                                                                                                               AS OF
                                                         AS OF DECEMBER 31,
                                      ---------------------------------------------------------              MARCH 31,
                                        1991        1992        1993(8)      1994       1995                   1996
                                      ---------  -----------  -----------  ---------  ---------             -----------
BALANCE SHEET DATA:
    Working capital (deficit).......  $ (52,520) $(611,634)   $   1,485    $  47,518  $  21,929              $  23,728
    Intangible assets (net of
      accumulated amortization).....  1,290,294    539,634      574,878      274,695    312,791                331,258
    Total assets....................  1,475,929    713,830      719,569      403,492    416,346                426,728
    Long-term debt (including
      current portion)..............    692,636    634,777      432,568      122,291    132,481                148,532
    Shareholders' equity
      (deficit).....................    257,835   (339,029)     138,588      150,937    159,692                159,334

- ------------------------------
(1) Prior to its emergence from Chapter 11 bankruptcy in December 1993, Citicasters was known as Great American Communications Company (the "Predecessor"). As a result of the application of "fresh-start reporting," the selected financial data for periods prior to December 31, 1993 are not comparable to periods subsequent to such date.

(2) The 1995 acquisition of four FM stations (KKCW, WTBT, WHOK and WLLD) and WLOH-AM increased broadcast cash flow by approximately 2%. The 1994 sale of four television stations (KTSP, KSAZ, WGHP and WDAF) significantly affects comparison of net revenues, operating expenses and broadcast cash flow for 1994 as compared to 1993 and 1995. The purchase and sale of radio stations in 1994 did not effect the comparison of broadcast cash flow, because the cash flow of the stations sold was approximately equal to the cash flow of the stations purchased.

(3) The recorded amount of intangible assets as of December 31, 1992 was reduced by $658.3 million to reflect the carrying value of the broadcasting assets at estimated fair market value at that time.

(4) Net income for the year ended December 31, 1993 includes, as extraordinary items, a gain of $414.5 million relating to debt discharged in the reorganization and a loss of $6.3 million from the retirement of debt prior to the reorganization. Net loss for 1992 includes a $10.7 million gain from discontinued operations and a $5.7 million extraordinary gain from early extinguishment of debt. Net income from 1991 includes $39.9 million from discontinued operations and $77.4 million extraordinary gain from early extinguishment of debt.

(5) Per share data are not presented for the Predecessor due to the general lack of comparability as a result of the reorganization.

(6) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(7) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.

(8) Balance   sheet  data  at  December  31,   1993  reflects  the  adoption  of
    "fresh-start  reporting"  as  discussed  in   more  detail  in  Note  B   to
    Citicasters' Consolidated Financial Statements.

NOBLE

    The following data presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995 has been derived from Noble's Consolidated Financial Statements audited by Price Waterhouse LLP, independent accountants. Consolidated balance sheets at December 25, 1994 and December 31, 1995 and the related consolidated statements of operations and of cash flows for each of the three years in the period ended December 31, 1995 and notes thereto appear elsewhere in this Prospectus. The report of Price Waterhouse LLP which also appears herein contains an explanatory paragraph describing Jacor's agreement to purchase Noble as described in Note 2 to Noble's Consolidated Financial Statements. The following data as of March 31, 1996 and for the three month periods ended March 26, 1995 and March 31, 1996 are unaudited. In the opinion of Noble's management, the unaudited statements from which such data have been derived include all adjustments (consisting only of normal, recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. The comparability of the consolidated financial data has been significantly impacted by acquisitions, dispositions, Noble's August 1995 restructuring and its December 1991 restructuring.


                                                             YEAR ENDED                                    THREE MONTHS ENDED
                                ---------------------------------------------------------------------            MARCH
                                DECEMBER 28,  DECEMBER 27,  DECEMBER 26,  DECEMBER 25,  DECEMBER 31,   --------------------------
                                    1991          1992          1993          1994          1995           1995          1996
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
OPERATING STATEMENT DATA:(1)
    Net revenue...............   $   58,283    $   55,368    $   47,509    $   49,602     $  41,902      $   9,006     $   6,058
    Broadcast operating
      expense.................       44,191        43,565        36,944        37,892        31,445          7,638         5,626
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Station operating income
      excluding depreciation
      and amortization........       14,092        11,803        10,565        11,710        10,457          1,368           432
    Depreciation and
      amortization............       10,005         8,305         6,916         6,311         4,107          1,027         1,079
    Reduction in carrying
      value of assets to net
      realizable value........                     10,367(2)                    7,804(2)
    Corporate general and
      administrative
      expenses................        3,013         2,483         2,702         2,621         2,285            602           577
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Operating income (loss)...        1,074        (9,352)          947        (5,026)        4,065           (261)       (1,224)
    Net interest income
      (expense)...............      (25,063)      (10,126)       (7,602)      (10,976)       (9,913)        (2,549)       (1,875)
    Net gain (loss) on sale of
      radio stations..........                     (8,403)        7,909                       2,619          2,619        37,669
    Other income (expense)....       (7,588)       (1,905)
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Income (loss) before
      income tax,
      extraordinary item and
      cumulative effect of
      change in accounting
      principle...............   $  (31,577)   $  (29,786)   $    1,254    $  (16,002)    $  (3,229)     $    (191)    $  34,570
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Income (loss) from
      continuing operations
      after income taxes but
      before extraordinary
      items and the cumulative
      effect of accounting
      changes.................   $  (31,665)   $  (29,874)   $      876    $  (16,038)    $  (3,292)     $    (207)    $  19,887
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Net income (loss).........   $  (31,665)   $   (5,949)(3)  $   13,452(4)  $  (16,038)   $  56,853(5)   $    (207)  $  10,142(8)
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
OTHER FINANCIAL DATA:(1)
    Broadcast cash flow(6)....   $   14,092    $   11,803    $   10,565    $   11,710     $  10,457      $   1,368     $     432
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
                                ------------  ------------  ------------  ------------  -------------  -------------  -----------
    Broadcast cash flow
      margin(7)...............        24.18%        21.32%        22.24%        23.61%        24.96%          15.2%          7.1%
    EBITDA(6).................  $    11,079   $     9,320   $     7,863   $     9,089   $     8,172    $       766    $     (145 )
    Capital expenditures......          601           532         3,009         1,124         2,851            532           352


                                                                AS OF
                                ---------------------------------------------------------------------                    AS OF
                                DECEMBER 28,  DECEMBER 27,  DECEMBER 26,  DECEMBER 25,  DECEMBER 31,                   MARCH 31,
                                    1991          1992          1993          1994          1995                         1996
                                ------------  ------------  ------------  ------------  -------------                 -----------
BALANCE SHEET DATA:(1)
    Working capital
      (deficit)...............   $    8,565    $    2,265    $    1,002    $ (186,133)    $    (479)                   $ (44,285)
    Intangible assets (net of
      accumulated
      amortization)(2)........      165,052       125,770       101,555        89,849        50,730                       49,965
    Total assets..............      207,272       156,740       128,055       116,023        77,227                       63,132
    Long-term debt (including
      current portion)........      272,572       231,980       186,975       186,886        81,611                           --
    Stockholders' equity
      (deficit)...............     (114,306)     (120,124)     (106,672)     (122,710)      (22,291)                      (6,589)

- ------------------------------
(1) The comparability of the information reflected in this selected financial data is affected by Noble's sale of the operating assets in San Diego (February 1996); the purchase of radio stations WSPD-AM and WRVF-FM in Toledo (August 1995); the sale of radio stations KBEQ-FM/AM in Kansas City (March 1995); the sale of radio stations KMJQ-FM and KYOK-AM in Houston (December 1994); the sale of radio stations WBAB-FM and WGBB-AM in New York (March 1993); the sale of WSSH-FM in Boston (April 1993); the purchase of radio stations KATZ-AM and KNJZ-FM in St. Louis (May 1993); the August 1995 restructuring; and the December 1991 restructuring.

(2) The recorded amount of intangible assets was reduced by $10.4 million as of December 27, 1992 and $7.8 million as of December 25, 1994 to reflect the carrying value of the broadcasting assets at their estimated fair market values.

(3) Net loss for the year ended December 27, 1992 includes, as an extraordinary item, a gain of $23.9 million relating to debt discharged in the December 1991 restructuring.

(4)  Net  income  for  the  year  ended  December  26,  1993  includes,  as   an
    extraordinary item, a $12.2 million gain on forgiveness of debt, and a $354.0 thousand cumulative effect of a change in accounting principle.

(5)  Net  income  for  the  year  ended  December  31,  1995  includes,  as   an
    extraordinary item, a $60.1 million gain resulting from the extinguishment of debt in association with the August 1995 restructuring.

(6) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(7) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.

(8) Net income for the three months ended March 31, 1996 includes, as an extraordinary item, a $9.7 million loss on the extinguishment of debt in association with the pending sale of Noble to Jacor and a $37.7 million gain from the February 1996 sale of Noble's operating assets in San Diego to Jacor.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The performance of a radio station group, such as Jacor, is customarily measured by its ability to generate broadcast cash flow. The primary source of Jacor's revenue is the sale of broadcasting time on its radio stations for advertising. Jacor's significant operating expenses are employee salaries, sports broadcasting rights fees, programming expenses, advertising and promotion expenses, rental of premises for studios and transmitting equipment and music license royalty fees. Jacor works closely with local station management to implement cost control measures.

    Jacor's revenue is affected primarily by the advertising rates Jacor's radio stations are able to charge. These rates are, in large part, based on a station's ability to attract audiences in the demographic groups targeted by its advertisers, as principally measured by Arbitron Metro Area Ratings Surveys.

    Most advertising contracts are short-term and run only for a few weeks. Most of Jacor's revenue is generated from local advertising, which is sold by the station's sales staff. In 1995, approximately 85% of Jacor's gross revenue was from local advertising and approximately 15% was from national advertising. A station's local sales staff solicits advertising, either directly from the local advertiser or through an advertising agency for the local advertiser. National advertising sales for most of Jacor's stations are made by Jacor's national sales managers in conjunction with the efforts of an independent advertising representative who specializes in national sales and is compensated on a commission-only basis.

    Sports  broadcasting and full-service programming  features play an integral part in Jacor's operating strategy. As a result, because of the rights fees and related costs of broadcasting professional baseball, football and hockey, as well as the costs related to the full-service programming features of its AM radio stations, Jacor's broadcast cash flow margins are typically lower than its competitors'.

    Jacor's first calendar quarter historically produces the lowest revenue for the year, and the second and third quarters historically produce the highest revenue for the year, due in part to revenue received during the summer months related to the broadcast of Major League Baseball games. During 1995, however, Jacor recorded higher broadcast revenue and broadcast operating expenses during the third and fourth quarters than those recorded during the second quarter due to the Major League Baseball strike. As a result of the strike, second quarter revenue and operating expenses were lower. For the entire twelve months of 1995, the strike did not have a material impact on Jacor's station operating income (broadcast revenue less broadcast operating expenses).

    Jacor's operating results in any period may be affected by the incurrence of advertising and promotion expenses that do not produce commensurate revenue in the period in which the expenses are incurred. As a result of Arbitron's quarterly reporting of ratings, Jacor's ability to realize revenue as a result of increased advertising and promotional expenses may be delayed for several months.

    The comparability of financial information for the years ended December 31, 1993, 1994 and 1995 is affected by the July 1993 purchase of radio station KBPI-FM (formerly KAZY-FM) in Denver; the May 1994 sale of Telesat Cable TV; the June 1995 purchase of radio station WOFX-FM (formerly WPPT-FM) in Cincinnati, and interim operation of such station from April 1994 to June 1995 under a LMA; the August 1995 purchases of radio stations WJBT-FM, WZAZ-AM, and WSOL-FM (formerly WHJX-FM), each located in Jacksonville, and WDUV-FM and WBRD-AM, each located in Tampa. With these acquisitions, Jacor expects to realize certain cost savings and increased ratings through format modifications and thereby improve operating results in these markets.

    The acquisitions discussed above and the Acquisitions will increase Jacor's net revenue, broadcast operating expenses, depreciation and amortization, corporate general and administrative expenses, and interest expense. Accordingly, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

    General economic conditions have an impact on Jacor's business and financial results. From time to time the markets in which Jacor operates experience weak economic conditions that may negatively affect revenue of Jacor. However, management believes that this impact will be somewhat softened by Jacor's diverse geographical presence.

    In the following analysis, management discusses the broadcast cash flow of Jacor. "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

THE THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1995

    BROADCAST REVENUE for the first quarter of 1996 was $33.6 million, an increase of $6.8 million or 25.1% from $26.8 million during the first quarter of 1995. This increase resulted from the revenue generated at those properties owned or operated during the first quarter of 1996 but not during the comparable 1995 period and, to a lesser extent, an increase in advertising rates.

    AGENCY COMMISSIONS for the first quarter of 1996 were $3.5 million, an increase of $0.7 million or 23.9% from $2.8 million during the first quarter of 1995 due primarily to the increase in broadcast revenue.

    BROADCAST OPERATING EXPENSES for the first quarter of 1996 were $23.9 million, an increase of $3.9 million or 19.6% from $20.0 million during the first quarter of 1995. These expenses increased primarily as a result of expenses incurred at those properties owned or operated during the first quarter of 1996 but not during the comparable 1995 period and, to a lesser extent, increased selling and other payroll costs and programming costs.

    DEPRECIATION AND AMORTIZATION for the first quarter of 1996 and 1995 was $2.6 million and $2.1 million, respectively. The increase from quarter-to-quarter resulted primarily from the acquisitions made by Jacor during the second half of 1995.

    OPERATING INCOME for the first quarter of 1996 was $2.4 million, an increase of $1.3 million or 130.6% from $1.1 million during the first quarter of 1995.

    INTEREST EXPENSE for the first quarter of 1996 was $2.1 million, an increase of $2.0 million from $0.1 million for the first quarter of 1995. The increase in interest expense resulted from the increase in Jacor's outstanding long-term debt which is primarily related to Jacor's acquisition activity.

    THE GAIN ON SALE of radio stations in the first quarter of 1996 resulted from Jacor's February sale of two FM radio stations in Knoxville.

    THE EXTRAORDINARY ITEM in the first quarter of 1996 represented the write-off of unamortized costs associated with Jacor's 1993 credit agreement which was replaced in February 1996 by Jacor's Existing Credit Facility.

    NET INCOME for the first quarter of 1996 and 1995 was $0.9 and $0.8 million, respectively.

    BROADCAST CASH FLOW for the three months ended March 31, 1996 was $6.2 million, an increase of $2.1 million or 52.9% from the $4.1 million for the three months ended March 31, 1995. On a "same station" basis, broadcast cash flow for the first quarter of 1996 was $5.8 million, an increase of $1.6 million or 39.0% from $4.2 million for the same period in 1995.

THE YEAR ENDED 1995 COMPARED TO THE YEAR ENDED 1994

    BROADCAST REVENUE for 1995 was $133.1 million, an increase of $13.5 million or 11.3% from $119.6 million during 1994. This increase resulted from an increase in advertising rates in both local and national advertising and from the revenue generated at those properties owned or operated during 1995 but not during the comparable 1994 period. On a "same station" basis--reflecting results from stations operated for the entire twelve months of both 1995 and 1994--broadcast revenue for 1995 was $125.3 million, an increase of $8.4 million or 7.2% from $116.9 million for 1994.

    AGENCY COMMISSIONS for 1995 were $14.2 million, an increase of $1.6 million or 12.6% from $12.6 million during 1994 due to the increase in broadcast revenue. Agency commissions increased at a greater rate than broadcast revenue due to a greater proportion of agency sales.

    BROADCAST OPERATING EXPENSES for 1995 were $87.3 million, an increase of $6.8 million or 8.5% from $80.5 million during 1994. These expenses increased as a result of increased selling and other payroll costs, programming costs and expenses incurred at those properties owned or operated during 1995 but not during the comparable 1994 period. On a "same station" basis, broadcast operating expenses for 1995 were $81.3 million, an increase of $4.2 million or 5.5% from $77.1 million for 1994.

    DEPRECIATION AND AMORTIZATION for 1995 and 1994 was $9.5 million and $9.7 million, respectively.

    OPERATING INCOME for 1995 was $18.6 million, an increase of $5.1 million or 38.1% from an operating income of $13.5 million for 1994.

    INTEREST EXPENSE for 1995 was $1.4 million, an increase of $0.9 million or 170.1% from $0.5 million for 1994. Interest expense increased due to an increase in outstanding debt that was incurred in connection with acquisitions and stock repurchases.

    NET INCOME for 1995 was $11.0 million, compared to net income of $7.9 million reported by Jacor for 1994. The 1994 period includes income tax expense of $6.3 million, while the 1995 period includes $7.3 million of income tax expense.

    BROADCAST CASH FLOW for 1995 was $31.6 million, an increase of $5.1 million or 19.2%, from $26.5 million during 1994. On a "same station" basis, broadcast cash flow for 1995 was $30.5 million, an increase of $3.1 million or 11.0%, from $27.4 million for 1994.

THE YEAR ENDED 1994 COMPARED TO THE YEAR ENDED 1993

    BROADCAST REVENUE for 1994 was $119.6 million, an increase of $18.9 million or 18.8% from $100.7 million during 1993. This increase resulted from an increase in advertising rates in both local and national advertising and from the revenue generated at those properties owned or operated during 1994 but not during the comparable 1993 period. On a "same station" basis--reflecting results from stations operated for the entire twelve months of both 1994 and
1993--broadcast revenue for 1994 was $110.7 million, an increase of $11.6 million or 11.6% from $99.1 million for 1993.

    AGENCY COMMISSIONS for 1994 were $12.6 million, an increase of $1.8 million or 16.8% from $10.8 million during 1993 due to the increase in broadcast revenue. Agency commissions increased at a lesser rate than broadcast revenue due to a greater proportion of direct sales.

    BROADCAST OPERATING EXPENSES for 1994 were $80.5 million, an increase of $11.0 million or 15.7% from $69.5 million during 1993. These expenses increased as a result of expenses incurred at those properties owned or operated during 1994 but not during the comparable 1993 period and, to a lesser extent, increased selling and other payroll costs and programming costs. On a "same station" basis, broadcast operating expenses for 1994 were $72.0 million, an increase of $4.1 million or 6.1% from $67.9 million for 1993.

    DEPRECIATION AND AMORTIZATION for 1994 and 1993 was $9.7 million and $10.2 million, respectively.

    OPERATING INCOME for 1994 was $13.5 million, an increase of $6.9 million or 103.5% from an operating income of $6.6 million for 1993.

    INTEREST EXPENSE for 1994 was $0.5 million, a decrease of $2.2 million or 80.5% from $2.7 million for 1993. Interest expense declined due to the reduction in outstanding debt, such debt having been retired from the proceeds of Jacor's November 1993 equity offering.

    NET INCOME for 1994 was $7.9 million, compared to net income of $1.4 million reported by Jacor for 1993. The 1993 period includes income tax expense of $2.7 million, while the 1994 period includes $6.3 million of income tax expense.

    BROADCAST CASH FLOW for 1994 was $26.5 million, an increase of $6.1 million or 29.9%, from $20.4 million during 1993. On a "same station" basis, broadcast cash flow for 1994 was $26.4 million, an increase of $6.0 million or 29.0%, from $20.4 million for 1993.

LIQUIDITY AND CAPITAL RESOURCES

    Jacor began 1995 with no outstanding debt and $27.0 million in cash and cash equivalents. During 1995, Jacor used $59.8 million in cash for acquisitions of radio stations and licenses and for loans made in connection with Jacor's JSAs and $21.7 million in cash to purchase shares of its Common Stock. These funds came from cash on hand together with cash provided from operating activities and draws under Jacor's 1993 credit agreement aggregating $45.5 million.

    During 1995, Jacor made capital expenditures of approximately $5.0 million. Jacor estimates that capital expenditures for 1996 will be approximately $6.0 million which includes approximately $2.5 million to purchase the building currently housing the offices and studios of its Tampa radio stations and to complete the relocation of the offices and studios of its Atlanta radio stations. Jacor estimates that capital expenditures for the properties to be acquired from Citicasters and Noble would be approximately $4.0 million in the 12-month period following the consummation of the Acquisitions. The actual level of spending will depend on a variety of factors, including general economic conditions and the Company's business. In February 1996, Jacor entered into the Existing Credit Facility which provided for a $300.0 million reducing revolving facility that reduces on a quarterly basis commencing March 31, 1997. The credit facility bears interest at floating rates based on a Eurodollar rate or a bank base rate. See "Description of Indebtedness."


    In connection with the Merger, JCAC anticipates entering into the New Credit Facility which would provide for availability of $600.0 million pursuant to a reducing revolving facility and two-term facilities that would reduce on a semi-annual basis commencing two years from the initial funding date. It is anticipated that the New Credit Facility would bear interest at floating rates based on a Eurodollar rate or a bank base rate. Jacor also anticipates that the New Credit Facility will provide JCAC with additional credit for future acquisitions as well as working capital and other general corporate purposes. In addition, the 1996 Stock Offering and the Notes Offering will provide Jacor and JCAC with gross proceeds of approximately $315.0 million and $100.0 million, respectively. See "Use of Proceeds" and "Description of Indebtedness."


    Jacor currently expects to fund its acquisition of Noble and expenditures for capital requirements from available cash balances, internally generated funds and the availability of borrowings under its Existing Credit Facility. Jacor currently expects to fund the Merger with a combination of funds provided by this Offering, the 1996 Stock Offering, the Notes Offering and the New Credit Facility. These funds together with cash generated from operations will be sufficient to meet the Company's liquidity and capital needs for the foreseeable future.


    As a result of entering into the Existing Credit Facility in the first quarter of 1996, Jacor will write off approximately $1.6 million of unamortized cost associated with its 1993 credit agreement. In connection with entering into the New Credit Facility, Jacor anticipates that it will write off approximately $3.4 million of unamortized cost associated with its Existing Credit Facility.


    The issuance of additional debt will negatively impact Jacor's debt-to-equity ratio and its results of operations and cash flows due to higher amounts of interest expense, although the issuance of additional equity will soften this impact to some extent. Also, if Jacor were not able to complete the Merger due to certain circumstances, Jacor would incur a one-time charge of $75.0 million relating to the non-refundable deposit. If debt were used to finance such payment, it would negatively impact Jacor's future results of operations and impede Jacor's future growth by limiting the amount available under the Existing Credit Facility.

CASH FLOWS

    Cash flows provided by operating activities, inclusive of working capital, were $4.0 million and $6.3 million for the three months ended March 31, 1996 and 1995, respectively. Cash flows provided by operating activities for the first quarter of 1996 resulted primarily from the add-back of $2.6 million of depreciation and amortization together with the add-back of $1.0 million for the extraordinary loss net of ($2.5) million from the gain on sale of radio stations to net income of $0.9 million for the period. The additional $2.0 million resulted principally from the net change in working capital of $1.9 million. Cash flows provided by operating activities for the comparable 1995 period resulted primarily from the add-back of $2.1 million of depreciation and amortization together with the net change in working capital of $3.4 million to net income of $0.8 million for the period.

    Cash flows used by investing activities were ($140.3) million and ($0.7) million for the three months ended March 31, 1996 and 1995, respectively. Investing activities include capital expenditures of $3.4 million and $0.7 million for the first quarter of 1996 and 1995, respectively. Investing activities during the first quarter of 1996 include expenditures of $48.1 million, $52.8 million, $41.6 million and $0.8 million, respectively, for acquisitions, the purchase of the Noble warrant, loans made to Noble and in connection with Jacor's JSAs and other. Additionally, investing activities for the 1996 period is net of $6.5 million of proceeds from the sale of radio stations WMYU-FM and WWST-FM in Knoxville.

    Cash flows provided by financing activities were $134.7 million and $0.1 million for the three months ended March 31, 1996 and 1995, respectively. Cash flows provided by financing activities during the first quarter of 1996 resulted primarily from the $190.0 million in borrowings under the Existing Credit Facility, together with $0.5 million in proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options net of the $52.0 million of reduction in long-term debt and $3.7 million of paid finance costs. Cash flows from financing activities during the comparable 1995 three-month period resulted primarily from the proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options.

    Cash flows provided by operating activities, inclusive of working capital, were $20.6 million, $11.3 million and $9.0 million for 1995, 1994 and 1993, respectively. Cash flows provided by operating activities in 1995 resulted primarily from the add-back of $9.5 million of depreciation and amortization expense to net income of $11.0 million for the period. Cash flows provided by operating activities in 1994 resulted primarily from net income of $7.9 million generated during the year. The additional $3.4 million resulted principally from the excess of the sum of the depreciation and amortization add-back of $9.7 million, together with the add-back of $1.4 million for provision for losses on accounts and notes receivable over the net change in working capital of ($7.6) million. Cash flows provided by operating activities in 1993 resulted primarily from the excess of the sum of the depreciation and amortization add-back of $10.1 million, together with the $1.4 million of net income generated during the year over the net change in working capital of ($2.3) million.

    Cash flows used by investing activities were ($64.3) million, ($13.7) million and ($5.5) million for 1995, 1994 and 1993, respectively. Investing activities include capital expenditures of $5.0 million, $2.2 million and $1.5 million in 1995, 1994 and 1993, respectively. Investing activities in 1995 and 1994 include expenditures of $59.8 million and $14.6 million, respectively, for acquisitions, the purchase of intangible assets and loans made in connection with Jacor's JSAs. In addition, 1994 investing activities were net of $3.2 million of payments received on notes and from the sale of assets. Investing activities in 1993 included expenditures of $3.9 million relating to the purchase of radio station assets.


    Cash flows provided by financing activities were $24.2 million, $0.7 million and $12.8 million for 1995, 1994 and 1993, respectively. Cash flows provided by financing activities in 1995 resulted primarily from the $45.5 million in borrowings under the 1993 credit agreement, together with $0.8 million in proceeds received from the issuance of Common Stock to Jacor's employee stock purchase plan and upon the exercise of outstanding stock options net of the $21.7 million used to repurchase Common Stock. Cash flows from financing activities in 1994 resulted primarily from the proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options. The cash provided by financing activities in 1993 principally was due to the refinancing of Jacor's senior debt in March 1993 plus the issuance of additional Common Stock, and the payment of restructuring expenses in 1993.

NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 123 "Accounting for Stock-Based Compensation." Jacor will continue to apply APB Opinion No. 25 in accounting for its plans as permitted by this statement. This statement, however, requires that a company's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. Pro forma disclosures required by a company that elects to continue to measure compensation cost using APB Opinion No. 25 will be made by Jacor for the year ended December 31, 1996.

    In March 1995, the FASB issued FAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires Jacor to review for possible impairment of long-lived assets and certain identifiable intangibles when circumstances indicate that the carrying value of these assets may not be recoverable. Jacor will adopt the statement in the first quarter of 1996, the effect of which will be immaterial to Jacor's Consolidated Financial Statements.

                                    BUSINESS

GENERAL

    Jacor, upon consummation of the Acquisitions, will be the third largest radio group in the nation owning and/or operating 50 radio stations and two television stations in 13 markets across the United States. Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Consistent with this objective, Jacor entered into agreements to acquire 29 radio stations and two television stations for approximately $950.0 million within two weeks of the enactment of the Telecom Act. The Company will have multiple station platforms in Atlanta, San Diego, St. Louis, Phoenix, Tampa, Denver, Portland, Kansas City, Cincinnati, Sacramento, Columbus, Jacksonville and Toledo. These markets are among the most attractive radio markets in the country, demonstrating, as a group, radio revenue growth in excess of the radio industry average over the last five years. In 1995, the Company would have been the top billing radio group in 9 of its 13 markets and would have had net revenue and broadcast cash flow of $303.5 million and $107.7 million, respectively.

    The following table sets forth certain information regarding the Company and its markets:

                                                                              COMPANY DATA
                                      --------------------------------------------------------------------------------------------
                                                                                                        NO. OF STATIONS
                                                                1995
                                             1995           RADIO REVENUE   RADIO AUDIENCE               -------------
                                         RADIO REVENUE      MARKET SHARE     MARKET SHARE                                  TV
               MARKET                     MARKET RANK             %                %             AM           FM           --
- ------------------------------------  -------------------  ---------------  ---------------      ---          ---
Atlanta.............................               1               23.2             15.8              1            3       --
San Diego(1)........................               1               13.9              6.7              1            2       --
Tampa...............................               1               24.3             26.4              2            4            1
Denver(2)...........................               1               45.9             30.6              4            4       --
Portland............................               1               25.3             17.4              1            2       --
Cincinnati(3).......................               1               56.8             38.8              2            4            1
Columbus............................               1               37.9             20.9              2            3       --
Jacksonville........................               1               26.2             22.6              2            3       --
Toledo..............................               1               27.9             27.5              1            2       --
Kansas City.........................               3               15.3             12.9              1            1       --
Sacramento..........................               3               14.3              7.0         --                2       --
St. Louis...........................               6                8.6             10.0              1            2       --
Phoenix.............................               7                6.6              3.8              1            1       --


                                                      MARKET DATA
                                      -------------------------------------------
                                                                      1990-1995
                                      1995 ARBITRON   1995 RADIO    REVENUE CAGR
               MARKET                  MARKET RANK   REVENUE RANK         %
- ------------------------------------  -------------  -------------  -------------
Atlanta.............................           12             10            9.2
San Diego(1)........................           15             16            5.5
Tampa...............................           21             21            6.2
Denver(2)...........................           23             14            8.6
Portland............................           24             23            8.4
Cincinnati(3).......................           25             20            7.4
Columbus............................           32             28            6.7
Jacksonville........................           53             46            7.9
Toledo..............................           75             74            5.6
Kansas City.........................           26             32            4.3
Sacramento..........................           29             25            4.6
St. Louis...........................           17             18            4.5
Phoenix.............................           20             17            6.1


- ------------------------------
(1) Includes XTRA-FM and XTRA-AM, stations Jacor provides programming to and sells air time for under an exclusive sales agency agreement.
(2) Excludes one station for which Jacor sells advertising time pursuant to a joint sales agreement.
(3) Excludes three stations for which Jacor sells advertising time pursuant to joint sales agreements.

BUSINESS STRATEGY

    Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Jacor intends to acquire individual radio stations or radio groups that strengthen its market position and that maximize the operating performance of its broadcast properties. Specifically, Jacor's business strategy centers upon:

    INDIVIDUAL MARKET LEADERSHIP. Jacor strives to maximize the audience ratings in each of its markets in order to capture the largest share of the radio advertising revenue in the market. Jacor focuses on those markets where it believes it has the potential to be the leading radio group in the market. By operating multiple radio stations in its markets, Jacor is able to operate its stations at lower costs, reduce the risk of direct format competition and provide advertisers with the greatest access to targeted demographic groups. For 1995, the Company would have had the number one radio revenue market share in Atlanta (23%), San Diego (14%), Tampa (24%), Denver (46%), Portland (25%), Cincinnati (57%), Columbus (38%), Jacksonville (26%) and Toledo (28%). The Company's aggregate radio revenue market share for 1995 would have been approximately 25%.

    ACQUISITION AND MARKET DEVELOPMENT. Jacor's acquisition strategy focuses on acquiring both developed, cash flow producing stations and underdeveloped "stick" properties that complement its existing portfolio and strengthen its overall market position. Jacor has been able to improve the ratings of "stick" properties with increased marketing and focused programming that complements its existing radio station formats. Additionally, Jacor utilizes its strong market presence to boost the revenues and cash flow of "stick" properties by encouraging advertisers to buy advertising in a package with its more established stations. The Company may enter new markets through acquisitions of radio groups that have multiple station ownership in such groups' markets. Additionally, the Company will seek to acquire individual stations in new markets that it believes are fragmented and where a market-leading position can be created through additional in-market acquisitions. The Company may exit markets it views as having limited strategic appeal by selling or swapping existing stations for stations in other markets where the Company operates, or for stations in new markets.

    DIVERSE FORMAT EXPERTISE. Jacor management has developed programming expertise over a broad range of radio formats. This management expertise enables Jacor to specifically tailor the programming of each station in a market in order to maximize Jacor's overall market position. Jacor utilizes sophisticated research techniques to identify opportunities within each market and programs its stations to provide complete coverage of a demographic or format type. This strategy allows Jacor to deliver highly effective access to a target demographic and capture a higher percentage of the radio advertising market.

    DISTINCT STATION PERSONALITIES. Jacor engages in a number of creative programming and promotional efforts designed to create listener loyalty and station brand awareness. Through these efforts, management seeks to cultivate a distinct personality for each station based upon the unique characteristics of each market. Jacor hires dynamic on-air personalities for key morning and afternoon "drive times" and provides comprehensive news, traffic and weather reports to create active listening by the audience. This commitment to "foreground" or "high impact" programming has successfully generated significant audience share.

    One of the methods Jacor utilizes to develop the personality of its AM radio stations is by broadcasting professional sporting events and related programming. Currently, Jacor has the broadcast rights for the Cincinnati Reds, Cincinnati Bengals, Colorado Rockies, Denver Broncos, Los Angeles Kings and San Diego Chargers and Citicasters has the broadcast rights for the Portland Trail Blazers. In addition, WGST-AM in Atlanta has the broadcast rights to serve as the official information station for the 1996 Olympic Games. Sports broadcasting serves as a key "magnet" for attracting audiences to a station and then introducing them to other programming features, such as local and national news, entertaining talk, and weather and traffic reports.

    STRONG AM STATIONS. Jacor is an industry leader in successfully operating AM stations. While many radio groups primarily utilize network or simulcast programming on their AM stations, Jacor also develops unique programming for its AM stations to build strong listener loyalty and awareness. Utilizing this operating focus and expertise, Jacor has developed its AM stations in Denver and Cincinnati into the revenue and ratings leaders among both AM and FM stations in their respective markets. Jacor's targeted AM programming adds to Jacor's ability to lead its markets and results in more complete coverage of the listener base.

    Although the cost structure of a large-scale AM station generally results in lower operating margins than typical music-based FM stations, the majority of Jacor's AM stations generate substantial levels of broadcast cash flow. Historically, Citicasters and Noble have not focused on their AM operations to the same extent as Jacor. Accordingly, most of the AM stations to be acquired meaningfully underperform Jacor's AM stations, and management believes such stations have the potential to generate significant incremental cash flow.

    POWERFUL BROADCAST SIGNALS. A station's ability to maintain market leadership depends in part upon the strength of its broadcasting delivery system. A powerful broadcast signal enhances delivery range and clarity, thereby influencing listener preference and loyalty. Many of Jacor's stations' broadcasting signals are among the strongest in their respective markets reinforcing its market leadership. Jacor opportunistically upgrades the power and quality of the signals at stations it acquires. Following the consummation of the Acquisitions, Jacor expects that relatively inexpensive technical upgrades in certain markets will provide for significantly greater signal presence.

RADIO STATION OVERVIEW

    The following sets forth certain information regarding the 50 radio stations that will be owned and/or operated by the Company upon completion of the Acquisitions, and the two San Diego stations for which Jacor provides programming and for which it sells air time.

                                                                         1995
                           JACOR(J)                1995             COMBINED RADIO
      MARKET/           CITICASTERS(C)        COMBINED RADIO        REVENUE MARKET                                   TARGET
      STATION              NOBLE(N)         REVENUE MARKET RANK         SHARE %                 FORMAT             DEMOGRAPHIC
- --------------------  -------------------  ---------------------  -------------------  -------------------------  -------------

ATLANTA                                              1                   23.2
  WPCH-FM                      J                                                       Adult Contemporary         Women 25-54
  WGST-AM/FM(1)                J                                                       News Talk                  Men 25-54
  WKLS-FM                      C                                                       Album Oriented Rock        Men 18-34

SAN DIEGO                                            1                   13.9
  KHTS-FM                      J                                                       TBD
  XTRA-FM(2)                   N                                                       Rock Alternative           Men 18-34
  XTRA-AM(2)                   N                                                       Sports                     Men 25-54

DENVER (3)                                           1                   45.9
  KOA-AM                       J                                                       News Talk                  Men 25-54
  KRFX-FM                      J                                                       Classic Rock               Men 25-54
  KBPI-FM                      J                                                       Rock Alternative           Men 18-34
  KTLK-AM                      J                                                       Talk                       Adults 35-64
  KHIH-FM                      N                                                       Jazz                       Adults 25-54
  KHOW-AM                      N                                                       Talk                       Adults 25-54
  KBCO-AM                      N                                                       Talk                       Adults 25-54
  KBCO-FM                      N                                                       Album Oriented Rock        Adults 25-49

PHOENIX                                              7                    6.6
  KSLX-AM/FM                   C                                                       Classic Rock               Men 25-54

ST. LOUIS                                            6                    8.6
  KMJM-FM                      N                                                       Urban Adult Contemporary   Adults 25-54
  KATZ-FM                      N                                                       Black Oldies               Adults 25-54
  KATZ-AM                      N                                                       Urban Talk                 Adults 35-64

TAMPA                                                1                   24.3
  WFLA-AM                      J                                                       News Talk                  Adults 25-54
  WFLZ-FM                      J                                                       Contemporary Hit Radio     Adults 18-34
  WDUV-FM                      J                                                       Beautiful/EZ               Adults 35-64
  WBRD-AM(4)                   J                                                       Talk                       Adults 35-64
  WXTB-FM                      C                                                       Album Oriented Rock        Men 18-34
  WTBT-FM                      C                                                       Classic Rock               Men 25-54

CINCINNATI (3)                                       1                   56.8
  WLW-AM                       J                                                       News Talk                  Men 25-54
  WEBN-FM                      J                                                       Album Oriented Rock        Men 18-34
  WOFX-FM                      J                                                       Classic Rock               Men 25-54
  WCKY-AM                      J                                                       Talk                       Adults 35-64
  WWNK-FM                      C                                                       Adult Contemporary         Women 25-54
  WKRQ-FM                      C                                                       Contemporary Hit Radio     Women 18-34

COLUMBUS                                             1                   37.9
  WTVN-AM                      C                                                       Adult Contemporary/Talk    Adults 25-54
  WLVQ-FM                      C                                                       Album Oriented Rock        Men 18-34
  WHOK-FM                      C                                                       Country                    Adults 25-54
  WLLD-FM                      C                                                       Country                    Adults 25-54
  WLOH-AM                      C                                                       News                       Adults 35-64

KANSAS CITY                                          3                   15.3
  WDAF-AM                      C                                                       Country                    Adults 35-64
  KYYS-FM                      C                                                       Album Oriented Rock        Men 18-34

SACRAMENTO                                           3                   14.3
  KRXQ-FM                      C                                                       Album Oriented Rock        Men 18-34
  KSEG-FM                      C                                                       Classic Rock               Men 25-54

                         TARGET
                      DEMOGRAPHIC
      MARKET/            SHARE
      STATION            %/RANK
- --------------------  ------------
ATLANTA
  WPCH-FM                9.8/2
  WGST-AM/FM(1)          5.5/7
  WKLS-FM                11.3/3
SAN DIEGO
  KHTS-FM
  XTRA-FM(2)             10.5/1
  XTRA-AM(2)             4.5/6
DENVER (3)
  KOA-AM                 10.4/1
  KRFX-FM                9.6/2
  KBPI-FM                10.0/2
  KTLK-AM                3.2/10
  KHIH-FM                4.9/10
  KHOW-AM                1.8/18
  KBCO-AM                  --
  KBCO-FM                6.3/5
PHOENIX
  KSLX-AM/FM             6.9/3
ST. LOUIS
  KMJM-FM                6.3/6
  KATZ-FM                1.2/18
  KATZ-AM                1.6/15
TAMPA
  WFLA-AM                3.7/13
  WFLZ-FM                16.1/1
  WDUV-FM                4.5/10
  WBRD-AM(4)               --
  WXTB-FM                21.8/1
  WTBT-FM                6.0/5
CINCINNATI (3)
  WLW-AM                 16.8/1
  WEBN-FM                21.0/1
  WOFX-FM                5.9/6
  WCKY-AM                5.9/6
  WWNK-FM                7.8/4
  WKRQ-FM                13.5/2
COLUMBUS
  WTVN-AM                4.9/7
  WLVQ-FM                11.3/2
  WHOK-FM                4.0/9
  WLLD-FM                3.3/12
  WLOH-AM                  --
KANSAS CITY
  WDAF-AM                8.3/2
  KYYS-FM                11.7/4
SACRAMENTO
  KRXQ-FM                8.8/2
  KSEG-FM                6.2/4

                                                                         1995
                           JACOR(J)                1995             COMBINED RADIO
      MARKET/           CITICASTERS(C)        COMBINED RADIO        REVENUE MARKET                                   TARGET
      STATION              NOBLE(N)         REVENUE MARKET RANK         SHARE %                 FORMAT             DEMOGRAPHIC
- --------------------  -------------------  ---------------------  -------------------  -------------------------  -------------
PORTLAND                                             1                   25.3
  KEX-AM                       C                                                       News Talk                  Adults 35-64
  KKCW-FM                      C                                                       AdultContemporary          Women 25-54
  KKRZ-FM                      C                                                       Contemporary Hit Radio     Women 18-34

TOLEDO                                               1                   27.9
  WSPD-AM                      N                                                       News Talk                  Adults 35-64
  WVKS-FM                      N                                                       Contemporary Hit Radio     Adults 18-34
  WRVF-FM                      N                                                       Adult Contemporary         Women 25-54

JACKSONVILLE                                         1                   26.2
  WJBT-FM                      J                                                       Urban                      Adults 18-34
  WQIK-FM                      J                                                       Country                    Adults 25-54
  WSOL-FM                      J                                                       Adult Urban                Adults 25-54
  WZAZ-AM                      J                                                       Urban Talk                 Adults 35-64
  WJGR-AM                      J                                                       Talk                       Adults 25-54

                         TARGET
                      DEMOGRAPHIC
      MARKET/            SHARE
      STATION            %/RANK
- --------------------  ------------
PORTLAND
  KEX-AM                 7.0/3
  KKCW-FM                10.4/1
  KKRZ-FM                12.8/1
TOLEDO
  WSPD-AM                4.7/7
  WVKS-FM                19.4/1
  WRVF-FM                14.8/2
JACKSONVILLE
  WJBT-FM                6.7/6
  WQIK-FM                9.8/2
  WSOL-FM                7.3/5
  WZAZ-AM                0.9/17
  WJGR-AM                0.8/17

- ------------------------------
(1) Jacor provides programming and sells air time for the FM station pursuant to a LMA.
(2) Jacor provides programming and sells air time for these stations under an exclusive sales agency agreement.
(3) Excludes stations WAQZ-FM, WAOZ-AM and WSAI-AM in Cincinnati and KTCL-FM in Denver which Jacor sells advertising time for pursuant to JSAs.
(4) In March 1996, Jacor entered into a contract for the sale of the assets of WBRD-AM.

TELEVISION

    Upon the acquisition of Citicasters, Jacor will own a television station in each of the Cincinnati and Tampa markets where it currently owns and operates multiple radio stations. Owning and operating television and radio stations in the same market requires an FCC waiver. See "Risk Factors--Pending Acquisitions." By operating television stations in markets where Jacor has a significant radio presence, Jacor expects to realize significant operating advantages, including shared news departments and administrative overhead, as well as cross-selling of advertising time and cross promotions.

    The following table sets forth certain information regarding these stations and the markets in which they operate:

                                                                                     COMMERCIAL STATIONS IN
                                                           STATION RANK (1)
                        NATIONAL     TV HOUSEHOLDS  ------------------------------           MARKET
                         MARKET       IN DMA (1)                       ADULTS AGED  ------------------------  CABLE SUBSCRIBER
MARKET/STATION          RANK (1)        (000S)        TV HOUSEHOLDS       25-54         VHF          UHF              %
- --------------------  -------------  -------------  -----------------  -----------     -----        -----     -----------------
TAMPA/WTSP                     15          1,395                2           4                2            8              70

CINCINNATI/WKRC                29            793                3              1T            3            2              61


                        NETWORK
MARKET/STATION        AFFILIATION
- --------------------  -----------
TAMPA/WTSP                    CBS
CINCINNATI/WKRC               CBS


- ------------------------------
(1) Rankings for Designated Market Area ("DMA"), 6:00 a.m. to 2:00 a.m., Sunday-Saturday for "TV Households" and "Adults aged 25-54." "T" designates tied. This market information is from Nielsen.


RECENT DEVELOPMENTS


    In February 1996, Jacor entered into an agreement to acquire Citicasters. Citicasters owns and/or operates 19 radio stations, located across the United
States in Atlanta, Phoenix, Tampa, Portland, Kansas City, Cincinnati, Sacramento, Columbus and two television stations, one located in Tampa and one in Cincinnati. The Citicasters acquisition enhances Jacor's existing station portfolios in Atlanta, Tampa and Cincinnati and creates new multiple radio station platforms in Phoenix, Portland, Kansas City, Sacramento and Columbus.

    Also, in February 1996, Jacor entered into an agreement to acquire Noble, which owns ten radio stations serving Denver, St. Louis and Toledo. Pending the closing of this transaction, Jacor and Noble have entered into time brokerage agreements with respect to Noble's radio stations in St. Louis and Toledo. Jacor also acquired from Noble the right to provide programming to and sells the air time for one AM and one FM station serving the San Diego market. The Noble Acquisition enhances Jacor's existing portfolio in Denver where it will own eight stations, in addition to creating new multiple station platforms in St. Louis and Toledo, where Jacor will own two of the four Class B FM stations.

    In February 1996, Jacor sold the business and certain operating assets of radio stations WMYU-FM and WWST-FM in Knoxville. Jacor received approximately $6.5 million in cash for this sale, representing an approximately $2.5 million gain. In March 1996, Jacor entered into an agreement for the sale of the assets of WBRD-AM in Tampa. Such sale is pending subject to receipt of the required FCC approvals.


    In March 1996, Jacor entered into an agreement to acquire the FCC licenses of WCTQ-FM and WAMR-AM in Venice, Florida. Jacor will also purchase certain real estate and transmission facilities necessary to operate the stations. The purchase price for the assets is approximately $4.4 million. Jacor anticipates that it will consummate this acquisition upon receipt of the required FCC approvals using a portion of the proceeds from the Offerings, or with funds obtained from available borrowings under the Existing Credit Facility or the New Credit Facility, whichever is then in effect.



    Jacor has agreed to finance the purchase by Critical Mass Media, Inc. ("CMM") of a 40% interest in a newly formed limited liability company that has agreed to purchase for $540,000 the assets of Duncan American Radio, Inc. CMM is a marketing research and radio consulting business which is owned by a limited partnership of which Jacor is the 5% general partner and a corporation wholly owned by Randy Michaels, the president of Jacor, is the 95% limited partner. Jacor anticipates that it will finance such purchase using cash on hand.



    In May 1996, Jacor entered into an agreement to acquire the FCC licenses of WIOT-FM and WCWA-AM in Toledo, Ohio. Jacor will also purchase real estate and transmission facilities necessary to operate the stations. The purchase price for the assets is $13.0 million. Jacor anticipates that it will consummate this acquisition upon receipt of the required fee approvals using borrowings under the Existing Credit Facility which have been placed in escrow pending closing of the transaction. Subject to certain conditions, pending the closing of this transaction, Jacor has entered into a time brokerage agreement with respect to these stations.



    Jacor has agreed to acquire the FCC licenses of WLAP-AM, WMXL-FM and WWYC-FM in Lexington, Kentucky. Jacor will also purchase real estate and transmission facilities necessary to operate the stations. The purchase price for the assets is $14.0 million. Jacor anticipates that it will consummate this acquisition upon receipt of the required FCC approvals using a portion of the proceeds from the Offerings, or with funds obtained from available borrowings under the Existing Credit Facility or the New Credit Facility, whichever is then in effect.



    Consistent with Jacor's objectives described under "-- Business Strategy," Jacor is currently negotiating acquisitions for additional radio stations in its existing markets and in new markets. Jacor has entered into two non-binding letters of intent pursuant to which Jacor and the prospective sellers have agreed to exclusively negotiate the terms and conditions of a definitive acquisition agreement. If such negotiations are successfully completed, Jacor would acquire an additional ten radio stations for an aggregate purchase price of approximately $52.5 million. Jacor is also engaged in active negotiations to acquire two radio stations in one of its existing markets for an acquisition price of approximately $37.0 million. Finally, Jacor is also currently engaged in preliminary discussions with owners of other radio stations, which may or may not result in negotiations for additional acquisitions, including acquisitions in which Common Stock may be exchanged in consideration for the acquired stations. There can be no assurance that Jacor will successfully complete any such acquisitions or what the consequences thereof would be.


    During 1995, Jacor actively pursued the acquisition of selected stations in its existing markets and targeted new markets and acquired six radio stations. In August 1995, Jacor acquired the business and certain operating assets of radio stations WDUV-FM and WBRD-AM in Tampa. In September 1995, Jacor exercised its purchase option to acquire ownership of the licensee of radio station KHTS-FM (formerly KECR) in San Diego. In 1995, Jacor acquired the call letters, programming and certain contracts of radio station WOFX-FM in Cincinnati and then changed the call letters of its FM broadcast station WPPT to WOFX. Jacor also acquired radio stations WSOL-FM
(formerly WHJX), WJBT-FM and WZAZ-AM in Jacksonville. The aggregate cash purchase price for these acquisitions was approximately $37.7 million.

ADVERTISING

    Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross National Product ("GNP"). Advertising revenue has risen more rapidly during the past 10 years than either inflation or the GNP. Total advertising revenue in 1994 of $10.6 billion, as reported by RAB, was its highest level in the industry's history.

    During the year ended December 31, 1995, approximately 82% of the Company's broadcast revenue would have been generated from the sale of local advertising and approximately 18% from the sale of national advertising. Jacor believes that radio is one of the most efficient, cost-effective means for advertisers to reach specific demographic groups. The advertising rates charged by Jacor's radio stations are based primarily on (i) the station's ability to attract an audience in the demographic groups targeted by its advertisers (as measured principally by quarterly Arbitron rating surveys that quantify the number of listeners tuned to the station at various times), (ii) the number of stations in the market that compete for the same demographic group, (iii) the supply of and demand for radio advertising time and (iv) the supply and pricing of alternative advertising media.

    Jacor emphasizes an aggressive local sales effort because local advertising represents a large majority of Jacor's revenues. Jacor's local advertisers include automotive, retail, financial institutions and services and healthcare. Each station's local sales staff solicits advertising, either directly from the local advertiser or through an advertising agency for the local advertisers. Jacor pays a higher commission rate to the sales staff for generating direct sales because Jacor believes that through a strong relationship directly with the advertiser, it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. Jacor employs personnel in each market to produce commercials for the advertisers. National advertising sales for most of Jacor's stations are made by Jacor's national sales managers in conjunction with the efforts of an independent advertising representative who specializes in national sales and is compensated on a commission-only basis.

    Jacor believes that sports broadcasting, absent unusual circumstances, is a stable source of advertising revenues. There is less competition for the sports listener, since only one radio station can offer a particular game. In addition, due to the higher degree of audience predictability, sports advertisers tend to sign contracts which are generally longer term and more stable than Jacor's other advertisers. Jacor's sales staffs are particularly skilled in sales of sports advertising.

    According to the Radio Advertising Bureau Radio Marketing Guide and Fact Book for Advertisers, 1994-1995, each week, radio reaches approximately 76.7% of all Americans over the age of 12. More than one-half of all radio listening is done outside the home, in contrast to other advertising mediums, and three out of four adults are reached by car radio each week. The average listener spends approximately three hours and 20 minutes per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 85% of people over 12 years of age and, as a result, radio advertising sold during this period achieves premium advertising rates.

    Jacor believes operating multiple stations in a market gives it significant opportunities in competing for advertising dollars. Each multiple station platform better positions Jacor to access a significant share of a given demographic segment making Jacor stations more attractive to advertisers seeking to reach that segment of the population.

COMPETITION; CHANGES IN THE BROADCASTING INDUSTRY

    The radio broadcasting industry is a highly competitive business. The success of each of the Company's stations will depend significantly upon its audience ratings and its share of the overall advertising revenue within its market. The Company's stations will compete for listeners and advertising revenue directly with other radio stations as well as many other advertising media within their respective markets. Radio stations compete for listeners primarily on the basis of program content and by hiring high-profile talent that appeals to a particular demographic group. By building in each of its markets a strong listener base comprised of a specific demographic group, the Company will be able to attract advertisers seeking to reach those listeners.

    In addition to management experience, factors which are material to competitive position include the station's rank among radio stations in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other stations in the market area, and other advertising media in that market. Jacor attempts to improve its competitive position with promotional campaigns aimed at the demographic groups targeted by its stations and by sales efforts designed to attract advertisers. Recent changes in the FCC's policies and rules permit increased joint ownership and joint operation of local radio stations. Those stations taking advantage of these joint arrangements may in certain circumstances have lower operational costs and may be able to offer advertisers more attractive rates and services.

    The Company's audience ratings and competitive position will be subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of the Company's stations in that market. Although Jacor believes that each of the Company's stations will be able to compete effectively in the market, there can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience ratings and advertising revenue.

    Although the radio broadcasting industry is highly competitive, some legal restrictions on entry exist. The operation of a radio broadcast station requires a license from the FCC and the number of radio stations that can operate in a given market is limited by the availability of the FM and AM radio frequencies that the FCC will license in that market.

    Jacor's stations also compete directly for advertising revenues with other media, including broadcast television, cable television, newspapers, magazines, direct mail, coupons and billboard advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. Greater population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry. Jacor also competes with other radio station groups to purchase additional stations.

    The FCC has allocated spectrum for a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. The FCC has proposed, but not yet adopted licensing and operating rules for DARS, so that the allocated spectrum is not yet available for service. Jacor cannot predict when and in what form such rules will be adopted. The FCC granted a waiver in September 1995 to permit one potential DARS operator to commence construction of a DARS satellite system, with the express notice that the FCC might not license such operator to provide DARS, nor would such waiver prejudge the ongoing rule making proceeding. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of band width for the AM band and will soon allocate frequencies in this new band to certain existing AM station licensees that applied for migration prior to the FCC's cut-off date. At the end of a transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station. None of the stations to be affiliated with the Company have sought authorizations for operations on the expanded AM band because such signals operate at a lower power and have less coverage and thereby are not consistent with Jacor's strategic objectives.

    Television stations compete for audiences and advertising revenues with radio and other television stations and multichannel video delivery systems in their market areas and with other advertising media such as newspapers, magazines, outdoor advertising and direct mail. Competition for sales of television advertising time is based primarily on the anticipated and actually delivered size and demographic characteristics of audiences as determined by various services, price, the time of day when the advertising is to be broadcast, competition from other television stations, including affiliates of other television broadcast networks, cable television systems and other media and general economic conditions. Competition for audiences is based primarily on the selection of programming, the acceptance of which is dependent on the reaction of the viewing public, which is often difficult to predict. Additional elements that are material to the competitive position of television stations include management experience, authorized power and assigned frequency. The broadcasting industry is continuously faced with technical changes and innovations, the popularity of competing entertainment and communications media, changes in labor conditions, and governmental restrictions or actions of Federal regulatory bodies, including the FCC, any of which could possibly have a material effect on a television station's operations and profits. There are sources of video service other than conventional television stations, the most common being cable television, which can increase competition for a broadcasting television station by bringing into its market distant broadcasting signals not otherwise available to the station's audience, serving as a distribution system for national satellite-delivered programming and other non-broadcast programming originated on a cable system and selling advertising time to local advertisers. Other principal sources of competition include home video exhibition, direct-to-home broadcast satellite television ("DBS") entertainment services and multichannel multipoint distribution services ("MMDS"). Moreover, technology advances and regulatory changes affecting programming delivery through fiber optic telephone lines and video compression could lower entry barriers for new video channels and encourage the development of increasingly specialized "niche" programming. The Telecom Act permits telephone companies to provide video distribution services via radio communication, on a common carrier basis, as "cable systems" or as "open video systems," each pursuant to different regulatory schemes. Jacor is unable to predict the effect that technological and regulatory changes will have on the broadcast television industry and on the future profitability and value of a particular broadcast television station.

    The FCC authorizes DBS services throughout the United States. Currently, two FCC permittees, DirecTv and United States Satellite Broadcasting, provide subscription DBS services via high power communications satellites and small dish receivers, and other companies provide direct-to-home video service using lower powered satellites and larger receivers. Additional companies are expected to commence direct-to-home operations in the near future. DBS and MMDS, as well as other new technologies, will further increase competition in the delivery of video programming.

    Jacor cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

FEDERAL REGULATION OF BROADCASTING

    The   ownership,  operation  and  sale  of   stations  are  subject  to  the
jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and power of stations; issues, renews, revokes and modifies station licenses; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act. On February 8, 1996, the President signed the Telecom Act. The Telecom Act, among other measures, directs the FCC to (a) eliminate the national radio ownership limits; (b) increase the local radio ownership limits as specified in the Telecom Act; (c) issue broadcast licenses for periods of eight years; and (d) eliminate the opportunity for the filing of competing applications against broadcast renewal applications. Certain of these measures have been adopted by the FCC. Other provisions of the Telecom Act will be acted upon by the FCC through rule-making proceedings, presently scheduled for completion by the end of 1996.

    Radio  stations in the United States  operate either by Amplitude Modulation
(AM), conducted on 107 different frequencies located between 540 and 1600 kilohertz (kHz) (plus 10 frequencies between 1610-1710 kHz on the newly expanded AM band) in the low frequency band of the electromagnetic spectrum, or by Frequency Modulation (FM), conducted on approximately 100 different frequencies located between 88 and 108 megahertz (MHz) at the very high frequency band of the electromagnetic spectrum.

    Television stations in the United States operate as either Very High Frequency (VHF) stations (channels 2 through 13) or Ultra High Frequency (UHF) stations (channels 14 through 69). UHF stations in many cases have a weaker signal and therefore do not achieve the same coverage as VHF stations.

    LICENSE GRANTS AND RENEWALS. The Communications Act provides that a broadcast station license may be granted to an applicant if the grant would serve the public interest, convenience and necessity, subject to certain limitations referred to below. In making licensing determinations, the FCC considers the legal, technical, financial and other qualifications of the applicant, including compliance with the Communications Act's limitations on alien ownership, compliance with various rules limiting common ownership of broadcast, cable and newspaper properties, and the "character" of the licensee and those persons holding "attributable" interests in the licensee. Broadcast station licenses are granted for specific periods of time and, upon application, are renewable for additional terms. The Telecom Act amends the Communications Act to provide that broadcast station licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served.

    Generally, the FCC renews licenses without a hearing. The Telecom Act amends the Communications Act to require the FCC to grant an application for renewal of a broadcast station license if: (1) the station has served the public interest, convenience and necessity; (2) there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and
(3) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC which, taken together, would constitute a pattern of abuse. Pursuant to the Telecom Act, competing
applications   against  broadcast   renewal  applications  will   no  longer  be
entertained. The Telecom Act provides that if the FCC, after notice and an opportunity for a hearing, decides that the requirements for renewal have not been met and that no mitigating factors warrant lesser sanctions, it may deny a renewal application. Only thereafter may the FCC accept applications by third parties to operate on the frequency of the former licensee. The Communications Act continues to authorize the filing of petitions to deny against license renewal applications during particular periods of time following the filing of renewal applications. Petitions to deny can be used by interested parties, including members of the public, to raise issues concerning the qualifications of the renewal applicant.


    Except for the Company's Florida stations and Georgia stations (other than WGST-FM), whose licenses have been renewed for seven years expiring in 2003, the current seven-year terms of the broadcasting licenses of all of the Company's stations expire in 1996, 1997 and 1998. Applications for regular renewals of the licenses of Jacor's four Ohio radio stations and of Citicasters' seven Ohio radio stations were filed with the FCC in May 1996. In the normal course, such applications would be granted by the end of September 1996. Similar renewal applications will be due to be filed by October 1, 1996 for Citicasters' Kansas City radio stations and its Florida television station. Such applications would normally be granted by the end of January 1997. The licenses of Citicasters' stations in Phoenix, Sacramento and Portland will not come due for renewal prior to May 31, 1997. Jacor does not anticipate any material difficulty in obtaining license renewals for full terms in the future.



    When the FCC considers a proposed transfer of control of an FCC licensee that holds multiple FCC licenses, some of which licenses are subject to pending renewal applications, the FCC's past policy has been either to defer action on the transfer application until the pending renewals have been granted or to grant the transfer application conditioned on the transfer not being consummated until the renewals have been granted. The FCC has recently modified that policy to provide that so long as there are no unresolved issues pertaining to the qualifications of the transferor or the transferee and so long as the transferee is willing to substitute itself as the renewal applicant, the FCC will grant a transfer application for a licensee holding multiple licenses and permit consummation of the transfer notwithstanding the pendency of renewal applications for one or several of the licensee's stations. This new policy should permit the parties to consummate the Merger (assuming satisfaction or waiver of all other conditions and the FCC's grant of the Citicasters Transfer Application) during those periods when renewal applications are pending for one or more Citicasters' stations. It is anticipated that Citicasters will have renewal applications pending from June 1996 through January 1997 and from June 1997 through January 1998, although these periods could be extended in the event that the FCC does not grant the subject renewal applications promptly. However, because the policy is so new, there can be no assurance that further clarifications of the policy will not make it impossible or inadvisable to consummate the Merger during such periods. In such event, if the consummation of the Merger does not occur prior to October 1, 1996, the Cash Consideration to be paid by Jacor will be increased each month by $.22125 for each issued and outstanding share of Citicasters Common Stock and the exercise price of the Merger Warrants will be reduced from $28.00 to $26.00 per full share of Jacor Common Stock. In the event that the Merger is not consummated on or before May 31, 1997, Citicasters may terminate the Merger Agreement and draw upon an irrevocable, direct pay letter of credit obtained by Jacor in the amount of $75.0 million.


    The following sets forth the market, FCC license classification, antenna height above average terrain ("HAAT"), power, frequency and FCC license expiration date for the 50 radio stations that will be owned and/ or operated by the Company upon completion of the Acquisitions and the two San Diego stations to which Jacor provides programming and for which it sells air time.


                                                                    EXPIRATION
                                   HAAT IN   POWER IN                 DATE OF
   MARKET/STATION      FCC CLASS    FEET     KILOWATTS  FREQUENCY   FCC LICENSE
- ---------------------  ---------  ---------  ---------  ----------  -----------
ATLANTA, GA
  WPCH-FM                  C         984        100     94.9 MHz      4/1/03
  WGST-AM                  2         --        50/1     640 kHz       4/1/03
  WGST-FM(1)              C2         492        50      105.7 MHz     4/1/96
  WKLS-FM                  C         984        100     96.1 MHz      4/1/03
SAN DIEGO, CA
  KHTS-FM                  B        1887         2      93.3 MHz      12/1/97
  XTRA-FM(2)               C         804        100     91.1 MHz        (3)
  XTRA-AM(2)               1         --        77/50    690 kHz         (3)
DENVER, CO(4)
  KOA-AM                  1B                   50/50    850 kHz       4/1/97
  KRFX-FM                  C        1045        100     103.5 MHz     4/1/97
  KBPI-FM                  C         988        100     106.7 MHz     4/1/97
  KTLK-AM                  2         --        50/1     760 kHz       4/1/97
  KHIH-FM                  C        1608        100     95.7 MHz      4/1/97
  KHOW-AM                  3         --         5/5     630 kHz       4/1/97
  KBCO-AM                  2         --        5/.1     1190 kHz      4/1/97
  KBCO-FM                  C        1539        100     97.3 MHz      4/1/97
PHOENIX, AZ
  KSLX-AM                  3         --        5/.05    1440 kHz      10/1/97
  KSLX-FM                  C        1840        100     100.7 MHz     10/1/97
ST. LOUIS, MO
  KMJM-FM                  C         485        100     107.7 MHz     2/1/97
  KATZ-FM                  B         490        50      100.3 MHz     12/1/96
  KATZ-AM                  3         --         5/5     1600 kHz      2/1/97
TAMPA, FL
  WFLA-AM                  3         --         5/5     970 kHz       2/1/03
  WFLZ-FM                  C        1358        100     93.3 MHz      2/1/03
  WDUV-FM                  C        1358        100     103.5 MHz     2/1/03
  WBRD-AM                  3         --        2.5/1    1420 kHz      2/1/03
  WXTB-FM                  C        1345        100     97.9 MHz      2/1/03
  WTBT-FM                  A         285         6      105.5 MHz     2/1/03
CINCINNATI, OH(4)
  WLW-AM                  1A         --        50/50    700 kHz       10/1/96
  WEBN-FM                  B         876       16.5     102.7 MHz     10/1/96
  WOFX-FM                  B         910        16      92.5 MHz      10/1/96
  WCKY-AM                  3         --         5/1     550 kHz       10/1/96
  WWNK-FM                  B         600        32      94.1 MHz      10/1/96
  WKRQ-FM                  B         876        16      101.9 MHz     10/1/96
COLUMBUS, OH
  WTVN-AM                  3                    5/5     610 kHz       10/1/96
  WLVQ-FM                  B         750        18      96.3 MHz      10/1/96
  WHOK-FM                  B         761        21      95.5 MHz      10/1/96
  WLLD-FM                  A         755        .6      98.9 MHz      10/1/96
  WLOH-AM                  3         --        1/.02    1320 kHz      10/1/96
KANSAS CITY, MO
  WDAF-AM                  3         --         5/5     610 kHz       2/1/97
  KYYS-FM                  C         213        52      102.1 MHz     2/1/97

                                                                    EXPIRATION
                                   HAAT IN   POWER IN                 DATE OF
   MARKET/STATION      FCC CLASS    FEET     KILOWATTS  FREQUENCY   FCC LICENSE
- ---------------------  ---------  ---------  ---------  ----------  -----------
SACRAMENTO, CA
  KRXQ-FM                  B         397        25      93.7 MHz      12/1/97
  KSEG-FM                  B         500        50      96.9 MHz      12/1/97
PORTLAND, OR
  KEX-AM                  1B         --        50/50    1190 kHz      2/1/98
  KKCW-FM                  C        1654        100     103.3 MHz     2/1/98
  KKRZ-FM                  C        1434        100     100.3 MHz     2/1/98
TOLEDO, OH
  WSPD-AM                  3         --         5/5     1370 kHz      10/1/96
  WVKS-FM                  B         479        50      92.5 MHz      10/1/96
  WRVF-FM                  B         807        19      101.5 MHz     10/1/96
JACKSONVILLE, FL
  WJBT-FM                  A         299         6      92.7 MHz      2/1/03
  WQIK-FM                  C        1014        100     99.1 MHz      2/1/03
  WSOL-FM                  C        1463        100     101.5 MHz     4/1/03
  WZAZ-AM                  4         --         1/1     1400 kHz      2/1/03
  WJGR-AM                  3         --         5/5     1320 kHz      2/1/03


- ------------------------------

(1) Jacor provides programming to and sells air time for this station under an LMA.

(2) Jacor provides programming to and sells air time for these stations under an exclusive sales agency agreement.

(3) These stations are not licensed by the FCC, but rather are licensed by the Mexican government.

(4) Excludes stations WAQZ-FM, WAOZ-AM and WSAI-AM in Cincinnati and KTCL-FM in Denver which Jacor sells advertising time for pursuant to JSAs.

     LICENSE ASSIGNMENTS AND TRANSFERS OF CONTROL. The Communications Act also prohibits the assignment of a license or the transfer of control of a corporation holding such a license without the prior approval of the FCC. Applications to the FCC for such assignments or transfers are subject to petitions to deny by interested parties and must satisfy requirements similar to those for renewal and new station applicants.

    OWNERSHIP RULES. Rules of the FCC limit the number and location of broadcast stations in which one licensee (or any party with a control position or attributable ownership interest therein) may have an attributable interest. The "national radio ownership rule" had generally prohibited any one non-minority individual or entity from having a control position or attributable ownership interest in more than 20 AM or more than 20 FM radio stations nationwide. The Telecom Act directs the FCC to modify its rules to eliminate any provisions limiting the number of radio stations which may be owned or controlled by one entity nationally. The FCC adopted this rule change by an order which became effective on March 15, 1996. Consequently, there is no limit imposed by the FCC for the number of radio stations one party may own nationally.

    The "local radio ownership rule" limits the number of stations in a radio market in which any one individual or entity may have a control position or attributable ownership interest. The local radio ownership rule had provided for markets with 15 or more radio stations, a limit of two AMs and two FMs, provided generally that the combined audience shares of the co-owned stations did not exceed 25% of the radio ratings market at the time of acquisition. The Telecom Act directs the FCC to revise its rules to increase the local radio ownership limits as follows: (a) in markets with 45 or more commercial radio stations, a party may own up to eight commercial radio stations, no more than five of which are in the same service (AM or FM); (b) in markets with 30-44 commercial radio stations, the limit is seven commercial radio stations, no more than four of which are in the same service; (c) in markets with 15-29 commercial radio stations, the limit is six commercial radio stations, no more than four of which are in the same service; and (d) in markets with 14 or fewer commercial radio stations, a party may own up to five commercial radio stations, no more than three of which are in the same service, provided that no party may own more than 50% of the commercial stations in the market. The FCC adopted these changes to the local radio ownership rule by an order which became effective March 15, 1996. In addition, the FCC has a "cross interest" policy that may prohibit a party with an attributable interest in one station in a market from also holding either a "meaningful" non-attributable equity interest (e.g., non-voting stock, voting stock, limited partnership interests) or key management position in another station in the same market, or which may prohibit local stations from combining to build or acquire another local station. The FCC is presently evaluating its cross-interest policy as well as policies governing attributable ownership interests. Jacor cannot predict whether the FCC will adopt any changes in these policies or, if so, what the new policies will be.

    Under the current rules, an individual or other entity owning or having voting control of 5% or more of a corporation's voting stock is considered to have an attributable interest in the corporation and its stations, except that banks holding such stock in their trust accounts, investment companies, and certain other passive interests are not considered to have an attributable interest unless they own or have voting control over 10% or more of such stock. The FCC is currently evaluating whether to raise the foregoing benchmarks to 10% and 20%, respectively. An officer or director of a corporation or any general partner of a partnership also is deemed to hold an attributable interest in the media license. Under the current rules, prior to the Offering Zell/Chilmark is considered a single majority shareholder of Jacor, and minority shareholders are not considered to have attributable interests in Jacor's stations. At present, Zell/Chilmark, the current sole attributable shareholder of Jacor, has no other attributable media interests. The FCC has asked for comments as to whether it should continue the single majority shareholder exemption. Jacor cannot predict whether the FCC will adopt these or any other proposals.


    Following the Offering, Zell/Chilmark will no longer be the single majority shareholder of Jacor. Consequently, under current rules, shareholders of Jacor with 5% or more of the outstanding votes (except for qualified institutional investors, for which the 10% benchmark is applicable), if any, will be considered to hold attributable interests in Jacor. Such holders of attributable interests must comply with or obtain waivers of the FCC's multiple ownership limits. Zell/Chilmark's change from the single majority shareholder in Jacor to one holding less than 50% requires prior FCC approval. Such approval is obtained by the filing of "short-form" transfer of control applications with the FCC. Such short-form applications do not require public notice or a waiting period before grant by the FCC. Third parties do not have a right to petition for the denial of such applications. The FCC staff has granted the short-form applications relating to Jacor's broadcast and earth station licenses (such grants are not yet final); the application relating to Jacor's business radio license is still pending. Jacor expects that such application will be granted shortly.


    The rules also generally prohibit the acquisition of an ownership or control position in a television station and one or more radio stations serving the same market (termed the "one-to-a-market" rule). Current FCC policy looks favorably upon waiver requests relating to television and AM/FM radio combinations in the top 25 television markets where at least 30 separately owned broadcast stations will remain after the combination. One-to-a-market waiver requests in other markets, as well as those in the top 25 television markets that involve the combination of a television station and more than one same service (AM or FM) radio station, presently are evaluated by the FCC pursuant to a fact-based five-part, case-by-case review. The FCC also has an established policy for granting waivers that involve "failed" stations. The FCC currently is considering changes to its one-to-a-market waiver standards in a pending rule-making proceeding. The

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
Telecom Act instructs the FCC to extend its top 25 market/30 voices waiver policy to the top 50 markets, consistent with the public interest, convenience, and necessity. The Telecom Act conferees stated that they expect the FCC in its future implementation of its current one-to-a-market waiver policy, as well as in any future changes the FCC may adopt in the pending rule-making, to take into account increased competition and the need for diversity in today's radio marketplace. The FCC also plans to review and possibly modify its current prohibitions relating to ownership or control positions in a daily newspaper and a broadcast station in the same market.

    Holders of non-voting stock generally will not be attributed an interest in the issuing entity, and holders of debt and instruments such as warrants, convertible debentures, options, or other non-voting interests with rights of conversion to voting interests generally will not be attributed such an interest unless and until such conversion is effected. The FCC is currently considering whether it should attribute non-voting stock, or perhaps non-voting stock interests when combined with other rights, such as voting shares or contractual relationships, along with its review of its other attribution policies. Jacor cannot predict whether the FCC will adopt these or other changes in its attribution policies.

    Under the Communications Act, broadcast licenses may not be granted, transferred or assigned to any corporation of which more than one-fifth of the capital stock is owned of record or voted by non-U.S. citizens or foreign governments or their representatives (collectively, "Aliens"). In addition, the Communications Act provides that no broadcast license may be held by any corporation of which more than one-fourth of the capital stock is owned of record or voted by Aliens, without an FCC public interest finding. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including general and limited partnerships. The FCC also prohibits a licensee from continuing to control broadcast licenses if the licensee otherwise falls under Alien influence or control in a manner determined by the FCC to be in violation of the Communications Act or contrary to the public interest. No officers, directors or significant shareholders of Jacor are known by Jacor to be Aliens.

    REGULATION OF BROADCAST OPERATIONS. In order to retain licenses, broadcasters are obligated, under the Communications Act, to serve the "public interest." Since the late 1970s, the FCC gradually has relaxed or eliminated many of the more formalized regulatory procedures and requirements developed to promote the broadcast of certain types of programming responsive to the problems, needs, and interests of a station's community of license.

    The regulatory changes have provided broadcast stations with increased flexibility to design their program formats and have provided relief from some recordkeeping and FCC filing requirements. However, licensees continue to be required to present programming that is responsive to significant community issues and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming have been considered by the FCC when evaluating licensee renewal applications and at other times. The FCC has proposed implementing the changes in its broadcast renewal procedures required by the Telecom Act by a rule making proceeding scheduled to be completed by the end of 1996. That proceeding may further illuminate the standards for renewal of broadcast licenses under the Telecom Act.

    Stations still are required to follow various rules promulgated under the Communications Act that regulate political broadcasts, political advertisements, sponsorship identifications, technical operations and other matters. "Equal Opportunity" and affirmative action requirements also exist. Failure to observe these or other rules can result in the imposition of monetary forfeitures or in the grant of a "short" (less than full term) license term or license revocation. The Telecom Act states that the FCC may deny, after a hearing, the renewal of a broadcast license for serious violations of the Communications Act or the FCC's rules or where there have been other violations which together constitute a pattern of abuse.

    In 1985, the FCC adopted rules regarding human exposure to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modification of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In March 1993, the FCC proposed adopting more restrictive radiation limits. Jacor cannot predict whether the FCC will adopt this or any other proposal.

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
    AGREEMENTS WITH OTHER BROADCASTERS. Over the past several years a significant number of broadcast licensees, including certain of Jacor's subsidiaries, have entered into cooperative agreements with other stations in their market. These agreements may take varying forms, subject to compliance with the requirements of the FCC's rules and policies and other laws. Typically, separately owned stations may agree to function cooperatively in terms of programming, advertising sales, etc., subject to the licensee of each station maintaining independent control over the programming and station operations of its own station. One typical example is a LMA between two separately owned stations serving a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments for its own account. Another is a JSA pursuant to which a licensee sells advertising time on both its own station or stations and on another separately owned station.

    In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement and has specifically exempted LMAs from its "cross-interest" policy. Furthermore, the FCC has held that LMAs do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains complete responsibility for and control over operations of its broadcast station (including, specifically, control over station finances, personnel and programming) and complies with applicable FCC rules and with antitrust laws. At present, the FCC is considering whether it should treat as attributable multiple business arrangements among local stations, such as joint sales accompanied by debt financing. Jacor cannot predict whether the FCC would require the termination or restructuring of Jacor's JSAs or other arrangements with broadcasters in the Cincinnati and Denver markets in connection with the FCC's pending rule making on attribution or other FCC proceedings.

    Under certain circumstances, the FCC will consider a radio station brokering time on another radio station serving the same market to have an attributable ownership interest in the brokered station for purposes of the FCC's radio multiple ownership rules. In particular, a radio station is not permitted to enter into a LMA giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local radio station which it could not own under the FCC's local radio ownership rules.

    The FCC's rules also prohibit a radio licensee from simulcasting more than 25% of its programming on another radio station in the same broadcast service (i.e., AM-AM or FM-FM) whether it owns both stations or operates both through a LMA where both stations serve substantially the same geographic area.


    FCC CONSIDERATION OF ACQUISITIONS. On February 8, 1996, Jacor filed an application with the FCC for its consent to the transfer of control of Noble Broadcast Licenses, Inc. ("Noble Licenses"), the licensee of ten full-powered radio stations in the Toledo, St. Louis and Denver markets, from John T. Lynch ET AL., to Jacor (the "Noble Transfer Application"). Jacor presently owns two AM and two FM stations in the Denver market, and Noble presently owns two AM and two FM stations serving the Denver market. The Noble Transfer Application was granted on March 27, 1996 by the Mass Media Bureau of the FCC acting pursuant to delegated authority. No party filed an opposition to the Noble Transfer Application. The FCC issued on April 1, 1996, a public notice of the grant by the Mass Media Bureau. Pursuant to the Communications Act and the FCC's rules, interested third parties could have filed petitions for reconsideration of the Noble Transfer Application until May 1, 1996. Third parties that did not object to an application prior to its grant must establish good cause for filing a petition for reconsideration. The Mass Media Bureau of the FCC may also reconsider the grant of the Noble Transfer Application on its own motion until May 1, 1996. No petitions for reconsideration were filed, nor did the Mass Media Bureau reconsider the grant, on or before May 1, 1996. In addition, the full FCC could have on its own motion reviewed the Mass Media Bureau grant until May 13, 1996. No such action was taken, so that the grant of the Noble Transfer Application became "final," that is, the grant no longer is subject to further administrative or judicial review. Pursuant to the Noble agreement, Jacor at its option may defer the closing until all Noble station licenses have been renewed and such renewal grants are final. Noble currently has applications pending for the renewal of its Ohio radio station licenses.


    On February 22, 1996, Jacor filed an application with the FCC for its consent to the transfer of control of Citicasters Co., the licensee of 19 full-powered radio stations in the Atlanta, Phoenix, Tampa, Cincinnati,

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

Portland, Sacramento, Columbus and Kansas City markets, and two television stations in the Tampa and Cincinnati markets, from the shareholders of Citicasters to Jacor (the "Citicasters Transfer Application"). Jacor presently owns and/or has LMAs with one AM and two FM stations in the Atlanta market, two AM and two FM stations in the Tampa market and two AM and two FM stations in the Cincinnati market. The Citicasters Transfer Application provides a technical statement demonstrating that, pursuant to the FCC's methodology for calculating market size, the relevant radio market in each of Atlanta, Tampa and Cincinnati contains more than 45 commercial radio stations, and the Company would own less than eight commercial radio stations, and less than five in the same service in each such radio market. The television stations licensed to Citicasters are in markets in which Jacor and Citicasters own radio stations. Consequently, the Citicasters Transfer Application requests waivers pursuant to a five-part, case-by-case review of the one-to-a-market rule to permit the permanent co-ownership of these television and radio stations. The Citicasters Transfer Application notes that the FCC may choose to grant initially temporary waivers of the one-to-a-market rule in connection with the transfer of Citicasters to Jacor and thereafter rule on the permanent waiver requests. If the FCC does not grant either a permanent or temporary one-to-a-market waiver, but otherwise consents to the Merger, Jacor could not consummate the Merger unless the Citicasters television stations or the Citicasters and Jacor radio stations in the Cincinnati and Tampa markets were assigned to third parties. If divestitures are required, there can be no assurance that Jacor would be able to obtain full value for such stations nor that such sales would not have a material adverse impact upon Jacor's business, financial condition and results of operations. In such event, Jacor's intention would be to seek reconsideration and/or appellate court review of the FCC's decision.


    The Citicasters Transfer Application has been accepted by the FCC and, pursuant to the Communications Act and the FCC's rules, interested third parties could have filed petitions to deny the Citicasters Transfer Application until April 4, 1996, and thereafter may file informal objections until the Citicasters Transfer Application is granted. No party has filed a timely petition to deny or, to Jacor's knowledge, other objection to the Citicasters Transfer
Application. To date, the FCC has not acted on the Citicasters Transfer Application.

    In the event that an opposition against the Citicasters Transfer Application is filed that raises substantial issues, the FCC would determine on the basis of the opposition, responses to the opposition that may be filed by Jacor and/or Citicasters, and such other facts as it may officially notice, whether there were substantial and material issues of fact that would require an evidentiary hearing to resolve. In the absence of issues requiring an evidentiary hearing, and upon a finding that a grant of the Citicasters Transfer Application (and the associated waivers noted above) would serve the public interest, convenience and necessity, the FCC, or the FCC's staff acting by delegated authority, will grant the Citicasters Transfer Application. In the unlikely event that there are any issues of fact which cannot be resolved without an evidentiary hearing, the FCC could designate the Citicasters Transfer Application for such a hearing, and the consummation of the Merger could be jeopardized due to the length of time ordinarily required to complete such proceedings.

    Within thirty days following FCC public notice of such a grant, parties in interest may file a petition for reconsideration requesting that the FCC (or the FCC's staff in the case of a staff grant), reconsider its action. Alternatively in the case of a staff grant, parties in interest may within the same thirty-day period file an "Application for Review" requesting that the FCC review and set aside the staff grant. In the event of a staff grant, a party in interest could take both actions, by first filing a petition for reconsideration with the staff and later, within thirty days following public notice of the denial of that petition, filing an Application for Review. In the case of a staff grant, the FCC may also review the staff action on its own motion within forty days following public notice of the staff's action. The FCC may review any of its own actions on its own motion within thirty days following public notice of the action.

    Within thirty days of public notice of an action by the FCC (i) granting the Citicasters Transfer Application, (ii) denying a petition for reconsideration of such a grant or (iii) denying an Application for Review of a staff grant, parties in interest may appeal the FCC's action to the U.S. Court of Appeals for the District of Columbia Circuit.

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
    In the event that the Citicasters Transfer Application should be denied or the requested waivers not granted by the FCC or its staff, Jacor and Citicasters would have the same rights to seek reconsideration or review and to appeal as set forth above with respect to adverse parties.

    If the FCC does not, on its own motion, or upon a request by an interested party for reconsideration or review, review a staff grant or its own action within the time periods set forth above, an action by the FCC or its staff granting the Citicasters Transfer Application would become final. The Merger Agreement provides that if all other conditions to the Merger are satisfied or waived, the parties are obligated to consummate the Merger upon the issuance of an FCC grant of the Citicasters Transfer Application, even if such grant has not become final.

    LEGISLATION AND REGULATION OF TELEVISION OPERATIONS. Television stations are regulated by the FCC pursuant to provisions of the Communications Act and the FCC rules that are in many instances the same or similar to those applicable to radio stations. Besides technical differences between television and radio, principal variances in regulation relate to limits on national and local ownership, LMAs and simulcasts, children's programming requirements, advanced television service, signal carriage rights on cable systems, license terms, "V-chip" technology and network/affiliate relations.

    The current FCC rules prohibit combined local ownership or control of television stations with overlapping "Grade B" service contours (unless established waiver standards are met). The Telecom Act directs the FCC to conduct a rule-making proceeding to determine whether to retain, modify or eliminate these local television ownership rules. This rule making is presently scheduled for completion by the end of 1996. The current FCC rules also prohibit (with certain qualifications) any person or entity from having an attributable interest in more than 12 full-power television stations, subject to a 25% national audience reach limitation. Pursuant to the Telecom Act, the FCC by an order released in March 1996 has modified this national television ownership rule by eliminating the 12-station limit and permitting an entity to have an attributable interest in an unlimited number of U.S. television stations so long as such stations do not reach in the aggregate more than 35% of the national television audience. Additionally, the rules prohibit (with certain qualifications) the holder of an attributable interest in a television station from also having an attributable interest in a radio station, daily newspaper or cable television system serving a community located within the relevant coverage area of that television station. As noted above, the radio/television one-to-a-market rule is under review and the FCC also plans to review and possibly modify its current broadcast/daily newspaper restriction. The Telecom Act mandates the elimination of the restriction of network ownership of cable systems which the FCC has adopted by an order released in March 1996. The FCC will monitor the response to this change to determine if additional rule changes are necessary to ensure nondiscriminatory carriage and channel positioning of nonaffiliated broadcast stations by network-owned cable systems.

    Presently, LMAs between television stations are not treated as attributable interests and there is no restriction on same-market television simulcasts. The FCC is considering in a pending rule-making proceeding whether to treat television LMAs similar to radio LMAs for multiple ownership rule purposes. The Citicasters television stations are not participants in LMAs.

    The FCC is conducting a rule-making proceeding to consider proposals to increase and quantify television stations' programming obligations under the FCC rules implementing the Children's Television Act of 1990, which requires television stations to present programming specifically directed to the "educational and informational" needs of children under the age of 16.

    The FCC is conducting a rule-making proceeding to devise a table of channel allotments in connection with the introduction of advanced (or "high definition") television service ("ATV"). The FCC has preliminarily decided to allot a second broadcast channel to each full-power commercial television station for ATV operation. According to this preliminary decision, stations would be permitted to phase in their ATV operations over a period of several years following adoption of a final table of allotments, after which they would be required to surrender their non-ATV channel. During the past year, Congress has considered proposals that would require incumbent broadcasters to bid at auctions for the additional spectrum required to effect a transition to ATV, or alternatively, would assign additional ATV spectrum to incumbent broadcasters and require the early surrender of their non-ATV channel for sale by public auction. It is not possible to predict if, or when, any of these proposals will be adopted or the effect, if any, adoption of such proposals would have on the Citicasters television stations.

    FCC regulations implementing the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") require each television broadcaster to elect, at three-year intervals beginning June 17, 1993, either to
(a) require carriage of its signal by cable systems in the station's market ("must-carry") or (b) negotiate the terms on which such broadcast station would permit transmission of its signal by the cable systems within its market ("retransmission consent"). In a 2-1 decision issued on December 13, 1995, a special three-judge panel of the U.S. District Court for the District of Columbia upheld the constitutionality of the must-carry provisions. The District Court's decision has been appealed to the U.S. Supreme Court, which will hear the appeal during its 1996-1997 term, with a decision expected in the second calendar quarter of 1997. In the meantime, the FCC's must-carry regulations implementing the Cable Act remain in effect. Jacor cannot predict the outcome of the Supreme Court review of the case.

    Until the passage of the Telecom Act, television licenses were granted and renewed for a maximum of five years. The Telecom Act amends the Communications Act to provide that broadcast station licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served. The Telecom Act also requires the broadcast and cable industries to develop and transmit an encrypted rating that would permit the blocking of violent or indecent video programming and allow telephone companies to operate cable television systems in their own service areas.


    The Citicasters Cincinnati and Tampa television stations are both CBS-network affiliates. Both are VHF stations. The FCC currently is reviewing certain of its rules governing the relationship between broadcast television networks and their affiliated stations. The FCC is conducting a rule-making proceeding to examine its rules prohibiting broadcast television networks from representing their affiliated stations for the sale of non-network advertising time and from influencing or controlling the rates set by their affiliates for the sale of such time. Separately, the FCC is conducting a rule-making proceeding to consider the relaxation or elimination of its rules prohibiting broadcast networks from (a) restricting their affiliates' right to reject network programming; (b) reserving an option to use specified amounts of their affiliates' broadcast time; and (c) forbidding their affiliates from broadcasting the programming of another network; and to consider the relaxation of its rule prohibiting network-affiliated stations from preventing other stations from broadcasting the programming of their network.


    PROPOSED CHANGES. The FCC has not yet implemented formally certain of the changes to its rules necessitated by the Telecom Act. Moreover, the Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, (i) affect the operation, ownership and profitability of the Company and its broadcast stations, (ii) result in the loss of audience share and advertising revenues of the Company's radio broadcast stations, (iii) affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions, (iv) affect current cooperative agreements and/or financing arrangements with other radio broadcast licensees, or (v) affect the Company's competitive position in relationship to other advertising media in its markets. Such matters include, for example, changes to the license authorization and renewal process; proposals to revise the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in broadcasting; proposals to alter the benchmarks or thresholds for attributing ownership interest in broadcast media; proposals to change rules or policies relating to political broadcasting; changes to technical and frequency allocation matters, including those relative to the implementation of digital audio broadcasting on both a satellite and terrestrial basis; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership, alien ownership and cross-ownership policies; proposals to allow greater telephone company participation in the delivery of audio and video programming; proposals to limit the tax deductibility of advertising expenses by advertisers; potential auctions for ATV or non-ATV television spectrum; the implementation of "V-chip" technology; and changes to children's television programming requirements, signal carriage rights on cable systems and network affiliate relations.

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
    Although Jacor believes the foregoing discussion is sufficient to provide the reader with a general understanding of all material aspects of FCC regulations that affect Jacor, it does not purport to be a complete summary of all provisions of the Communications Act or FCC rules and policies. Reference is made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information.


    ANTITRUST. Certain acquisitions by Jacor of broadcasting companies, radio station groups or individual radio stations will be subject to review by the Antitrust Division and the Federal Trade Commission pursuant to the provisions of the HSR Act. Generally, acquisitions involving assets valued at $15.0 million or more, and certain acquisitions of voting securities, come within the purview of the HSR Act. Although it is likely that many proposed acquisitions will not require the parties to the transactions to comply with the HSR Act, or if such compliance is required, will result in rapid clearance by the antitrust agencies, in certain instances, such as is the case with the Acquisitions, the antitrust agencies may choose to investigate the proposed acquisition, particularly if it appears that such acquisition will result in substantial concentration within a specific market. Any decision by an antitrust agency to challenge a proposed acquisition could affect the ability of Jacor to consummate the proposed acquisition, or to consummate the acquisition on the proposed terms.



    Under the HSR Act and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Jacor and Citicasters each filed with the Antitrust Division and the FTC a Notification and Report Form (the "Notification and Report Form") with respect to the Merger on February 16, 1996.



    The Antitrust Division and the FTC determine between themselves which agency is to take a closer look at a proposed transaction. The Antitrust Division or the FTC, as the case may be, may then issue a formal request for additional information ("the Second Request"). Under the HSR Act, if a Second Request is issued, the waiting period then would be extended and would expire at 11:59 p.m., on the twentieth calendar day after the date of substantial compliance by both parties with such Second Request. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, such waiting period may be extended only by court order or with the consent of the parties. In practice, complying with a request for additional information or material can take a significant amount of time. In addition, if the Antitrust Division or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay consummation of the transaction while such negotiations continue.



    Jacor has received Second Requests for information from the Antitrust Division of the Department of Justice relating to each of the Merger and the Noble Acquisition which focus particularly on the Citicasters and Noble radio stations in Cincinnati and Denver, respectively. The applicable waiting period under the HSR Act for each of the Merger and the Noble Acquisition will expire 20 days after both parties in the applicable transaction substantially comply with the Second Request relevant to that transaction, unless the parties agree to extend the waiting period or the Antitrust Division seeks to, and is successful in its efforts to, enjoin the applicable transaction. Jacor believes that the parties have substantially complied with the Second Request relative to the Merger, and anticipates that the applicable waiting period with respect to the Merger will expire on June 7, 1996. The parties have not yet completed compliance with the Second Request relevant to the Noble Acquisition. The Antitrust Division has expressed concern regarding the possible effect of the Merger in the Cincinnati market, and the parties to the Merger are having ongoing discussions with the Antitrust Division to address those concerns. To date the Antitrust Division has not expressed a substantive view of the Noble Acquisition.

CORPORATE HISTORY


    Jacor, an Ohio corporation, began operations in January 1981 with the acquisition of three small religious-format radio stations. Through 1986, Jacor expanded its operations into progressively larger and more competitive markets purchasing twelve stations in seven markets for an aggregate purchase price in excess of $94.0 million. These acquisitions were financed primarily through borrowings.



    In January 1993, Jacor completed the restructuring of approximately $140.0 million of indebtedness. The restructuring principally consisted of (i) an initial equity infusion of approximately $6.0 million by Zell/ Chilmark, (ii) a conversion of approximately $81.5 million of debt into equity, (iii) a conversion of every share of Jacor's common stock outstanding prior to the restructuring into a fewer number of shares and warrants, (iv) a conversion of every share of Jacor's preferred stock outstanding prior to the restructuring into a fewer number of shares and warrants and (v) an increase in the authorized capital stock to 44,000,000 shares.


    In July 1993, Jacor completed the acquisition of radio station KAZY(FM) in Denver, Colorado. Effective January 1, 1994, Jacor acquired an interest in Critical Mass Media, Inc. ("CMM") from Jacor's President. In March 1994, Jacor entered into an agreement to acquire the assets of radio station WPPT(FM) (formerly WIMJ) in Cincinnati, Ohio. In May 1994, Jacor completed the sale of the business and substantially all the assets of its wholly owned subsidiary, Telesat Cable TV, Inc. In 1994, Jacor acquired the call letters, programming and certain contracts of radio station KBPI(FM) in Denver, Colorado, the call letters, programming and certain contracts of radio stations WCKY(AM) in Cincinnati, Ohio, radio station KTLK(AM) in Denver, Colorado and radio station WWST(FM) in Knoxville, Tennessee. In August 1995, Jacor acquired certain operating assets of radio stations WDUV(FM) and WBRD(AM) in Tampa, Florida. In 1995, Jacor acquired the call letters, programming and certain contracts of radio station WOFX(FM) in Cincinnati, Ohio, and acquired radio stations WSOL(FM), WJBT(FM) and WZAZ(AM) in Jacksonville, Florida. See Notes 3 and 4 of the Notes to Jacor's Consolidated Financial Statements.

ENERGY AND ENVIRONMENTAL MATTERS

    Jacor's source of energy used in its broadcasting operations is electricity. No limitations have been placed on the availability of electrical power, and management believes its energy sources are adequate. Management believes that Jacor is currently in material compliance with all statutory and administrative requirements as related to environmental quality and pollution control.

EMPLOYEES

    As of March 29, 1996, Jacor employed approximately 1,170 persons, 836 on a full-time and 334 on a part-time basis. Each Jacor station has its own complement of employees which generally include a general manager, sales manager, operations manager, business manager, advertising sales staff, on-air personalities and clerical personnel. No Jacor employee is represented by a union.

PROPERTIES/FACILITIES

    Jacor owns the office and studio facilities for WQIK(FM) and WJGR(AM) in Jacksonville, Florida (6,875 square feet) and the office and studio facilities for WFLZ(FM), WFLA(AM) and WDUV(FM) in Tampa, Florida (43,000 square feet). Jacor leases space for the office and studio facilities at its other station locations in Jacksonville, Florida (two sites of 4,567 and 5,000 square feet, respectively); Atlanta (19,500 square feet); Denver (25,964 square feet); Cincinnati (27,601 square feet) and Tampa (6,000 square feet). The two leases in Jacksonville expire in 1997 and 1998, respectively. The Denver and Atlanta leases expire in 1999 and 2007, respectively. The Cincinnati lease expires in 1998 and has two five-year renewal options. The small Tampa lease is a month-to-month lease for WBRD-AM. Jacor leases approximately 10,000 square feet for its corporate offices in Cincinnati under a lease expiring in 1996 with a five-year renewal option. The office (500 square feet) for KHTS in San Diego, California is a month-to-month lease. In conjunction with Jacor's acquisition of radio station WOFX(FM) (formerly WPPT) in Cincinnati, Jacor purchased the building from which such station previously operated. Jacor plans to sell this building.

    Expansion of Jacor's operations generally comes from the acquisition of stations and their facilities and ordinarily does not create a need for additional space at existing locations, although the emergence of LMAs and JSAs with other stations in Jacor's existing markets could create such a need. Any future need for additional office and studio space at existing locations will be satisfied by the construction of additions to the Company-owned facilities and, in the case of leased facilities, the lease of additional space or the relocation of the office and studio. Jacor's office and studio facilities are all located in downtown or suburban office buildings and are capable of being relocated to any suitable office facility in the station market area.

    Jacor owns the antenna tower and tower site for radio station WJBT(FM) in Jacksonville, Florida. Jacor also owns the towers and tower site locations for its AM stations in Atlanta, Denver, Jacksonville, Tampa and WLW(AM) in Cincinnati. For the tower site at WCKY(AM), Cincinnati, and for all its other FM stations, the Company leases tower space for its FM antennae under leases expiring from 1996 to 2013. Jacor owns the real estate on which the tower sites are located for XTRA-AM and XTRA-FM, stations to which Jacor provides programming and for which it sells air time.

    Jacor owns substantially all of its equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment. The towers, antennae and other transmission equipment used by Jacor's stations are in generally good condition. In management's opinion, the quality of the signals range from good to excellent, and Jacor is committed to maintaining and updating its equipment and transmission facilities in order to achieve the best possible signal in the market area.

    Although Jacor believes its properties are generally adequate for its operations, opportunities to upgrade facilities are continuously reviewed.

    See Notes 7 and 11 of Jacor's Notes to Consolidated Financial Statements included elsewhere herein for a description of encumbrances against Jacor's properties and Jacor's rental obligations.

LITIGATION

    From time to time, Jacor becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of Jacor's management, there are no material legal proceedings pending against Jacor.

                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS

    The directors and executive officers of Jacor are as follows:


                    NAME                           AGE                                POSITION
- ---------------------------------------------      ---      ------------------------------------------------------------
Sheli Z. Rosenberg...........................          54   Board Chair and Director
Randy Michaels...............................          44   President, Co-Chief Operating Officer and Director
Robert L. Lawrence...........................          43   Co-Chief Operating Officer and Director
R. Christopher Weber.........................          40   Senior Vice President, Chief Financial Officer and Secretary
Jon M. Berry.................................          49   Senior Vice President and Treasurer
John W. Alexander............................          49   Director
Rod F. Dammeyer..............................          55   Director
F. Philip Handy..............................          51   Director
Marc Lasry...................................          36   Director


    All directors hold office until the annual meeting of shareholders next following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

    The Board of Directors currently has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee consists of three directors, Messrs. Dammeyer and Handy and Mrs. Rosenberg. The basic function of the Compensation Committee is to determine stock option grants to executive officers and other key employees, as well as to review salaries, bonuses, and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors. The Audit Committee consists of three directors, Messrs. Alexander and Dammeyer and Mrs. Rosenberg. The basic function of the Audit Committee is to review the financial statements of the Company, to consult with Jacor's independent auditors and to consider such other matters with respect to the internal and external audit of the financial affairs of Jacor as may be necessary or appropriate in order to facilitate accurate financial reporting.

    Information with respect to the business experience and affiliations of the directors and executive officers of Jacor is set forth below.

    Sheli Z. Rosenberg was elected as Jacor's Board Chair in February 1996. She is also the Chairman and a member of the law firm of Rosenberg & Liebentritt, P.C. since 1980. Mrs. Rosenberg is also Chief Executive Officer, President and a director of Equity Financial and Management Company and its parent successor Equity Group Investments, Inc., a privately owned and affiliated investment and management company. Mrs. Rosenberg is also a director of Great American Management and Investment, Inc. ("GAMI"), a diversified manufacturing company, and of Capsure Holdings Corp., and a trustee of Equity Residential Properties Trust, a real estate investment trust. Mrs. Rosenberg is also a director of Falcon Building Products, Inc.; American Classic Voyages Co.; CFI Industries, Inc.; Eagle Industries, Inc.; Anixter International Inc.; Sealy Corporation; and Revco D.S., Inc. Mrs. Rosenberg was a Vice President of Madison Management Group, Inc., which filed a petition under the federal bankruptcy laws on November 8, 1991. Mrs. Rosenberg was also a Vice President of First Capital Benefits Administrators, Inc., a wholly owned indirect subsidiary of GAMI, which filed a federal bankruptcy petition on January 3, 1995.

    Randy Michaels, whose legal name is Benjamin L. Homel, has served as an officer of Jacor since 1986. From July 1983 until he joined Jacor, Mr. Michaels was executive vice president--programming and operations at Republic Broadcasting Corporation (acquired by the Company in December 1986). Prior to that time, Mr. Michaels served as national program director of Taft Broadcasting Corporation's Radio Group (a predecessor of Citicasters).

    Robert L. Lawrence has served as an officer of Jacor since 1986. From July 1983 until he joined Jacor, Mr. Lawrence was executive vice president--sales and marketing at Republic Broadcasting Corporation. Prior to that time, Mr. Lawrence was vice president and general manager of WYNF, Tampa, Florida, a station owned by Taft Broadcasting Corporation's Radio Group (a predecessor of Citicasters).

    R. Christopher Weber has served as an officer of Jacor since 1986. From December 1985 until he joined Jacor, Mr. Weber was chief financial officer of Republic Broadcasting Corporation. Prior to that time, Mr. Weber was employed by the accounting firm of Peat Marwick & Mitchell.

    Jon M. Berry has served as an officer of Jacor since 1982. From September 1979 until October 1982, Mr. Berry was controller of United Western Corporation, a real estate holding company.

    John W. Alexander has been president of Mallard Creek Capital Partners, Inc., primarily an investment company with interests in real estate and development entities, since February 1994. Mr. Alexander is a partner of Meringoff Equities, a real estate investment and development company. Mr. Alexander has also served as a Trustee of Equity Residential Properties Trust, a real estate investment trust, since May 1993.

    Rod F. Dammeyer is President and Chief Executive Officer of Anixter International Inc. (formerly known as Itel Corporation), a Chicago-based value-added provider of integrated networking and cabling solutions. Mr. Dammeyer has been President and a director of Anixter International since 1985, and Chief Executive Officer since 1993; and he has been President and Chief Executive Officer since February 1994 and Director since 1992 of Great American Management and Investment, Inc., a diversified manufacturing company. He is a member of the boards of directors of ANTEC Corporation, Capsure Holdings Corp.; Falcon Building Products, Inc.; IMC Global, Inc.; Lukens, Inc.; Revco D.S., Inc.; and Sealy Corporation. Mr. Dammeyer is also a trustee of several Van Kampen American Capital, Inc. trusts.

    F. Philip Handy has been President of Winter Park Capital Company, a private investment firm, since 1980. Mr. Handy is a director of Anixter International, Inc.; GAMI; Q-Tel, S.A. de C.V.; and Banca Quadrum, S.A. (formerly Servicios Financieros Quadrum, S.A.).

    Marc Lasry has been the Executive Vice President of Amroc Investments, Inc., a private investment firm, since 1990. Mr. Lasry was the Director and Senior Vice President of the corporation reorganization department of Cowen & Co., a privately owned brokerage firm, from 1987 to 1989. From January 1989 to September 1990, he was a portfolio manager for Amroc Investments, L.P., a private investment firm.

    There are no family relationships among any of the above-named directors nor among any of the directors and any executive officers of Jacor.

                             PRINCIPAL SHAREHOLDERS


    The following table sets forth, as of May 31, 1996, as adjusted to give effect to the issuance of Common Stock in the 1996 Stock Offering, the number of shares and percentage of Common Stock beneficially owned by each person who is known to Jacor to be the beneficial owner of more than 5% of Jacor Common Stock, by each of Jacor's directors and nominees for election as directors, by Jacor's executive officers and by all of Jacor's executive officers and directors as a group.


BENEFICIAL OWNERS AND MANAGEMENT


                                                      AMOUNT AND
                                                      NATURE OF        PERCENT
                                                      BENEFICIAL          OF
NAME OF BENEFICIAL OWNER                             OWNERSHIP(1)      CLASS(2)
- --------------------------------------------------  --------------     --------

                         5% OR MORE BENEFICIAL OWNERS
Zell/Chilmark Fund L.P. ..........................  13,349,720(3)       44.0%

David M. Schulte..................................  13,349,720(4)       44.0%

Samuel Zell.......................................  13,349,720(4)       44.0%

                                  MANAGEMENT

John W. Alexander.................................      33,000(5)        *

Rod F. Dammeyer...................................  13,362,720(4)(6)    44.1%

F. Philip Handy...................................      56,000(7)        *

Marc Lasry........................................      23,000(5)        *

Robert L. Lawrence................................     498,093(8)        1.7%

Randy Michaels....................................     673,805(9)(10)    2.2%

Sheli Z. Rosenberg................................  13,352,720(4)(11)   44.0%

R. Christopher Weber..............................     466,954(10)(12)   1.6%

Jon M. Berry......................................     250,095(10)(13)   *

All executive officers and directors as a group (9
 persons).........................................  14,900,707(14)      47.1%


- ------------------------------
   *Less than 1%
(1) The Commission has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership of a security within 60 days. The number of shares indicated is owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of family members, trusts and affiliated companies as to which beneficial ownership may be disclaimed. The number of shares indicated includes shares of Jacor Common Stock issuable pursuant to options granted under Jacor's 1993 Stock Option Plan and which have vested.
(2) Under rules promulgated by the Commission, any securities not outstanding that are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
(3) The address of Zell/Chilmark is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Zell/Chilmark is a Delaware limited partnership controlled by Samuel Zell and David M. Schulte, former directors of the Company, as follows: the sole general partner of Zell/Chilmark is ZC Limited Partnership ("ZC Limited"); the sole general partner of ZC Limited is ZC Partnership; the sole general partners of ZC Partnership are ZC, Inc. and CZ, Inc.; Mr. Zell is the sole shareholder of ZC, Inc.; and Mr. Schulte is the sole shareholder of CZ, Inc. Of the shares beneficially owned by Zell/Chilmark, 629,117 are shares issuable pursuant to warrants owned by Zell/Chilmark.
(4) All shares beneficially owned by Zell/Chilmark (see Note (3) above) are included in the shares beneficially owned by Messrs. Zell, Schulte and Dammeyer and Mrs. Rosenberg, who constitute all of the members of the management committee of Z/C Limited. The address of Mr. Schulte is Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606. The address of Mr. Zell is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Mr. Schulte indirectly shares beneficial ownership of a 20% limited partnership interest in ZC Limited, and Mr. Zell indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited.
(5)  Includes vested options to purchase 13,000 shares.

(6) Includes vested options to purchase 13,000 shares. Mr. Dammeyer indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited. See Note (3) above.
(7) Includes vested options to purchase 13,000 shares. Mr. Handy indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited. See Note (3) above. Also includes 13,000 shares held by H.H. Associates Trust of which Mr. Handy is co-trustee.

(8) Includes vested options to purchase 491,060 shares and 3,556 shares issuable pursuant to warrants. Of the shares indicated, 637 shares (including 481 shares issuable pursuant to warrants) are owned by members of Mr. Lawrence's family.


(9) Includes 118,997 shares issuable pursuant to warrants and vested options to purchase 431,000 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Jacor Communications, Inc. Retirement Plan (the "Retirement Plan"). See Note (10) below. Also includes 15 shares and 58 warrants owned by Mr. Michaels' wife, as to which Mr. Michaels disclaims beneficial ownership. Does not include 300,000 shares subject to a contingent right of acquisition held by a corporation owned by Mr. Michaels.


(10) Includes 233,024 shares (including 112,820 shares issuable pursuant to warrants) held under the Retirement Plan with respect to which Messrs. Michaels, Weber and Berry, as co-trustees, share voting and investment power. Of these 233,005 shares, 9,093 shares (including 5,033 shares issuable pursuant to warrants) are beneficially owned by the named executives.

(11) Includes vested options to purchase 3,000 shares.

(12) Includes 112,801 shares issuable pursuant to warrants and vested options to purchase 232,250 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (10) above.


(13) Includes 112,801 shares issuable pursuant to warrants and vested options to purchase 16,835 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (10) above.


(14) Includes 639,136 shares issuable pursuant to warrants, vested options to purchase 1,226,145 shares and 233,005 shares (including 112,801 shares issuable pursuant to warrants not included in the 639,136 above) held under the Retirement Plan.


    No agreements, formal or informal, exist among the various officers and directors to vote their shares collectively.

                              DESCRIPTION OF LYONS


    The LYONs are to be issued under an indenture to be dated as of June , 1996 (the "Indenture"), between Jacor and The Bank of New York, as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summaries of certain provisions of the LYONs and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the LYONs and the Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus and those terms made a part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Wherever particular provisions or defined terms of the Indenture (or of the Form of LYON which is a part thereof) are referred to, such provisions or defined terms are incorporated herein by reference. References herein are to sections in the Indenture and paragraphs in the Form of LYON.


GENERAL

    The LYONs will be senior unsecured general obligations of Jacor limited to $225,000,000 aggregate principal amount at maturity ($258,750,000 aggregate principal amount at maturity if the Underwriter's over-allotment option is
exercised  in full) and will mature on           , 2011. The principal amount at
maturity of each LYON is $1,000 and will be payable at the office of the Paying Agent, initially the Trustee, or an office or agency maintained by Jacor for such purpose in the Borough of Manhattan, The City of New York. (Sections 2.03,
2.04 and 4.05 and Form of LYON, paragraph 3.)

    The LYONs are being offered at a substantial discount from their principal amount at maturity. See "Certain United States Federal Income Tax Considerations--Original Issue Discount." There will be no periodic payments of interest. The calculation of the accrual of Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of a
LYON) in the period during which a LYON remains outstanding will be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months; such accrual will commence on the issue date of the LYONs. (Form of LYON, paragraph 1.) In the event of the maturity, conversion, purchase by the Company at the option of a Holder, or redemption of a LYON, Original Issue Discount and interest, if any, will cease to accrue on such LYON, under the terms and subject to the conditions (summaries of which are set forth below) of the Indenture. (Section 3.08.) Jacor may not reissue a LYON that has matured or been converted, purchased by Jacor at the option of a Holder, redeemed or otherwise cancelled (except for registration of transfer, exchange or replacement thereof). (Section 2.10.)

    To the extent that the operations of Jacor are conducted through, and the assets of Jacor are owned by, wholly owned subsidiaries, Jacor's cash flow and consequent ability to meet its debt obligations are dependent in part upon the earnings of its subsidiaries and on dividends and other payments therefrom. Since the LYONs are solely an obligation of Jacor, Jacor's subsidiaries are not obligated or required to pay any amounts due pursuant to the LYONs or to make funds available therefor in the form of dividends or advances to Jacor.

    The LYONs will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. (Form of LYON, paragraph 10.) Jacor will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where LYONs may be presented or surrendered for payment, where LYONs may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon Jacor in respect of the LYONs and the Indenture may be served, which shall initially be the corporate trust office of the Trustee in such Borough. (Section 4.05.) Jacor will not charge a service charge for any registration of transfer or exchange of LYONs; however, Jacor may require payment by a Holder of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith. (Section 2.06.)

RANKING OF LYONS; EFFECT OF CORPORATE STRUCTURE

    The LYONs will be senior unsecured general obligations of Jacor, ranking equally with other senior unsecured obligations of Jacor. The Indenture does not contain any provisions that limit the ability of Jacor or any of its subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets or that afford Holders protection in the event of a highly leveraged or similar transaction involving Jacor.

    Jacor is a holding company. Accordingly, the LYONs will be effectively subordinated to all existing and future liabilities, including trade payables, of Jacor's subsidiaries, except to the extent Jacor is a creditor of the subsidiaries recognized as such. Any right of Jacor as an equity holder to participate in any distribution of the assets of any of Jacor's subsidiaries upon the liquidation, reorganization or insolvency of such subsidiaries (and the consequent right of Holders to participate in such distribution) will be subject to the claims of the creditors (including trade creditors) and any preferred shareholders of such subsidiary. As of March 31, 1996, Jacor had $183.5 million of senior secured indebtedness outstanding which is effectively senior in right of payment to the LYONs. On a pro forma basis as of March 31, 1996, after giving effect to the Acquisitions and the Financing, long-term debt (excluding intercompany obligations) of Jacor's subsidiaries, to which the LYONs would have been effectively subordinated, totaled approximately $625.0 million, and accounts payable and accrued liabilities totaled approximately $39.1 million. Jacor and its subsidiaries expect to incur additional indebtedness from time to time.

    The LYONs are obligations exclusively of Jacor. Substantially all of Jacor's business activities and assets are operated or held by its subsidiaries. As a holding company, Jacor's ability to meet its financial obligations, including its obligations under the LYONs, is dependent primarily upon the receipt of interest and principal payments on intercompany advances, management fees, cash dividends and other payments from its subsidiaries. The subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the LYONs or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to Jacor by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

CONVERSION RIGHTS

    A  Holder of a LYON may convert it  into Common Stock at any time before the
close of business on             ,  2011, provided, however, that  if a LYON  is
called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A LYON in respect of which a Holder has delivered a written purchase notice (a "Purchase Notice") or a Change in Control Purchase Notice exercising the option of such Holder to require Jacor to purchase such LYON may be converted only if such notice is withdrawn in accordance with the terms of the Indenture. (Sections 3.08, 3.09 and 3.10 and Form of LYON, paragraph 8.)

    The initial Conversion Rate for the LYONs is shares of Common Stock per LYON, subject to adjustment upon the occurrence of certain events described below. (Form of LYON, paragraph 8.) See "Price Range of Common Stock." A Holder otherwise entitled to a fractional share of Common Stock will receive cash equal to the then current market value of such fractional share based on the closing Sale Price on the Trading Day immediately preceding the Conversion Date. (Section 10.03 and Form of LYON, paragraph 8.) A Holder may convert a portion of such Holder's LYONs so long as such portion is $1,000 principal amount at maturity or an integral multiple thereof. (Section 10.01 and Form of LYON, paragraph 8.)

    To convert a LYON into Common Stock, a Holder must (i) complete and manually sign the conversion notice on the back of the LYON (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent (initially the Trustee) at the office maintained by the Conversion Agent for such purpose, (ii) surrender the LYON to the Conversion Agent, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. Pursuant to the Indenture, the date on which all of the foregoing requirements have been satisfied is the Conversion Date. (Sections 10.02 and 10.04 and Form of LYON, paragraph 8.)

    Upon conversion of a LYON, a Holder will not receive any cash payment representing accrued Original Issue Discount. Jacor's delivery to the Holder of the fixed number of shares of Common Stock into which the LYON is convertible (together with the cash payment, if any, in lieu of a fractional share of Common Stock) will be deemed to satisfy Jacor's obligation to pay the principal amount of the LYON, including the accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date. Thus, the accrued Original Issue Discount will be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Conversion Rate will not be adjusted at any time during the term of the LYONs for such accrued Original Issue Discount. Jacor does not undertake to advise Holders of the amount of accrued Original Issue Discount foregone upon conversion. A certificate for the number of full shares of Common Stock into which any LYON is converted (and for cash in lieu of a fractional share of Common Stock) will be delivered through the Conversion Agent as soon as practicable following the Conversion Date. (Sections 2.08 and 10.02.) For a discussion of the tax treatment of a Holder receiving Common Stock upon conversion, see "Certain United States Federal Income Tax Consequences--Disposition or Conversion."



    The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other capital stock of Jacor;
subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights, warrants or options to purchase Common Stock or securities convertible into Common Stock for a period expiring within 60 days after the record date for such distribution at a price per share less than the Sale Price at the time of determination; and distributions to all holders of Common Stock of assets or debt securities of Jacor or rights, warrants or options to purchase securities of Jacor (excluding cash dividends or other cash distributions from consolidated current net income or retained earnings other than any Extraordinary Cash Dividend). However, no adjustment need be made (i) if Holders may participate in the transactions on a basis and with notice that the Board of Directors of Jacor determines to be fair and appropriate, (ii) for rights to purchase Common Stock pursuant to a Jacor dividend or interest reinvestment plan, (iii) for changes in the par value of the Common Stock or (iv) unless such adjustment, together with any other adjustments similarly deferred, equals at least 1% of the then current Conversion Rate. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of Jacor applicable to one share of Common Stock distributed to stockholders exceeds the Average Sale Price per share of Common Stock, or such Average Sale Price exceeds such fair market value of such portion of assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a LYON upon conversion thereof will be entitled to receive, in addition to the shares of Common Stock into which such LYON is convertible, the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such LYON immediately prior to the record date for determining the shareholders entitled to receive the distribution. The Indenture permits Jacor to increase the Conversion Rate from time to time at its discretion. (Sections 10.06, 10.07, 10.08, 10.10, 10.12 and 10.14 and Form of LYON, paragraph 8.)


    "AVERAGE SALE PRICE" means the average of the Sale Prices of the Common Stock for the shorter of (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale price is being calculated, or (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or
(iii) the period,if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the Indenture and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect to which the Average Sale Price is being calculated.

    If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which certain sections of the Indenture apply occurs during the period applicable for calculating "Average Sale

Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

    "TIME OF DETERMINATION" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which certain sections of the Indenture apply and (ii) the time "EX-DIVIDEND" trading for such rights, options, warrants or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

    If Jacor is party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets which is otherwise permitted under the terms of the Indenture, the right to convert a LYON into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets of Jacor which the Holder would have received if the Holder had converted such Holder's LYONs immediately prior to the transaction. (Section 10.14.)

    In the event of a taxable distribution to holders of Common Stock which results in an adjustment of the Conversion Rate (or in which Holders otherwise participate) or in the event the Conversion Rate is increased at the discretion of Jacor, the Holders of the LYONs may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend. See "Certain United States Federal Income Tax Consequences--Constructive Dividend."

REDEMPTION OF LYONS AT THE OPTION OF JACOR


    No  sinking fund is provided for  the LYONs. Prior to            , 2001, the
LYONs will not be redeemable at the option of Jacor. Thereafter, Jacor may redeem the LYONs for cash as a whole at any time, or from time to time in part, upon not less than 30 days' nor more than 60 days' notice of redemption given by mail to Holders of LYONs. Any such redemption must be in multiples of $1,000 principal amount at maturity. (Sections 3.01, 3.02 and 3.03 and Form of LYON, paragraphs 5 and 7.)


    The table  below shows  Redemption Prices  of a  LYON per  $1,000  principal
amount  at maturity on            , 2001, at each            thereafter prior to
maturity, and at maturity on          , 2011,  which prices reflect the  accrued
Original Issue Discount calculated through each such date. The Redemption Price of a LYON redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from the next preceding date in the table through the actual Redemption Date. (Form of LYON, paragraph 5.)

                                                                            (2)
                                                             (1)      ACCRUED ORIGINAL        (3)
                                                            LYON       ISSUE DISCOUNT   REDEMPTION PRICE
REDEMPTION DATE                                          ISSUE PRICE      AT    %          (1) + (2)
- -------------------------------------------------------  -----------  ----------------  ----------------
           , 2001......................................   $              $                $
           , 2002......................................
           , 2003......................................
           , 2004......................................
           , 2005......................................
           , 2006......................................
           , 2007......................................
           , 2008......................................
           , 2009......................................
           , 2010......................................
At maturity............................................

    If fewer than all of the LYONs are to be redeemed, the Trustee shall select the LYONs to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's LYONs is selected for partial redemption and such Holder converts a portion of such LYONs prior to such redemption, such converted portion shall be deemed to be of the portion selected for redemption. (Section 3.02.)

    In connection with any redemption of the LYONs, Jacor may arrange, in lieu of redemption, for the purchase and conversion of any LYONs called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such LYONs by paying to the Trustee in trust for the Holders whose LYONs are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by Jacor for redemption of such LYONs, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such LYONs.


PURCHASE OF LYONS AT THE OPTION OF THE HOLDER

    On          , 2001 and          , 2006 (each, a "Purchase Date"), Jacor will
become obligated to purchase, at the option of the Holder thereof, any outstanding LYON for which a written Purchase Notice has been delivered by the Holder to the Paying Agent or an office or agency maintained by Jacor for such purpose in the Borough of Manhattan, The City of New York, at any time from the opening of business on the date that is 20 business days preceding such Purchase Date until the close of business on such Purchase Date and for which such Purchase Notice has not been withdrawn, subject to certain additional conditions set forth in part in the following paragraphs. (Section 3.08 and Form of LYON, paragraph 6.)

    The table below shows the Purchase Prices of a LYON as of the specified Purchase Dates:

PURCHASE DATE                                                         PURCHASE PRICE
- --------------------------------------------------------------------  --------------
            , 2001..................................................    $
            , 2006..................................................    $

    The Purchase Price payable in respect of a LYON will be equal to the Issue Price plus accrued Original Issue Discount through the Purchase Date, with respect to each Purchase Date. Jacor, at its option, may elect to pay such Purchase Price in cash or Common Stock, or any combination thereof. (Section
3.08 and Form of LYON, paragraph 6.) For a discussion of the tax treatment of such a transaction, see "Certain United States Federal Income Tax Consequences--Disposition or Conversion."

    Jacor will be required to give notice (the "Jacor Notice") not less than 20 business days prior to each Purchase Date (the "Jacor Notice Date") to all Holders at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law) stating, among other things (specifying the percentages of each), (i) whether Jacor will pay the Purchase Price of the LYONs in cash or Common Stock, or any combination thereof, (ii) if Jacor elects to pay in Common Stock, in whole or in part, the method of calculating the market price of the Common Stock, and (iii) the procedures that Holders must follow to require Jacor to purchase LYONs from such Holders. (Section 3.08.)

    The Purchase Notice given by any Holder requiring Jacor to purchase LYONs shall state (i) the certificate numbers of the LYONs to be delivered by such Holder for purchase by Jacor; (ii) the portion of the principal amount at maturity of LYONs to be purchased, which portion must be $1,000 or an integral multiple thereof; (iii) that such LYONs are to be purchased by Jacor pursuant to the applicable provisions of the LYONs; and (iv) if Jacor elects, pursuant to the Jacor Notice, to pay a specified percentage of the Purchase Price in Common Stock but such specified percentage is ultimately to be paid in cash because any of the conditions to payment of such specified percentage of the Purchase Price in Common Stock contained in the Indenture is not satisfied prior to the close of business on the Purchase Date, as described below, that such Holder elects
(a) to withdraw such Purchase Notice as to some or all of the LYONs to which it relates (stating the principal amount at maturity and certificate numbers of the LYONs as to which such withdrawal shall relate) or (b) to receive cash in respect of the Purchase Price of all LYONs subject to such Purchase Notice. If the Holder fails to indicate such Holder's choice with respect to the election described in clause (iv) above in the Purchase Notice, such Holder shall be deemed to have elected to receive cash for the specified percentage that was to have been payable in Common Stock. (Section 3.08.) See "Certain United States Federal Income Tax Consequences--Disposition or Conversion."

    Any Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Purchase Date. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the LYONs as to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to the Purchase Notice. (Section 3.10)

    If Jacor elects to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock to be delivered in respect of the specified percentage of the Purchase Price to be paid in Common Stock shall be equal to the dollar amount of such specified percentage of the Purchase Price divided by the Market Price (as defined below) of a share of Common Stock. No fractional interests in shares of Common Stock will be delivered upon any purchase by Jacor of LYONs in payment, in whole or in part, of the Purchase Price. Instead, Jacor will pay cash based on the Market Price for all fractional shares of Common Stock. (Section 3.08.) Each Holder whose LYONs are purchased at the option of such Holder as of the Purchase Date shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such LYONs, except as described above with regard to the payment of cash in lieu of fractional shares of Common Stock. See "Certain United States Federal Income Tax Considerations--Disposition or Conversion."

    The "Market Price" means the average of the Sale Price of the Common Stock for the five Trading Day (as defined below) period ending on the third Trading Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the seven Trading Days preceding such Purchase Date, of certain events described under "--Conversion Rights" that would result in an adjustment of the Conversion Rate with respect to the Common Stock. (Section 3.08.) The "Sale Price" of the Common Stock on any Trading Day means the closing per share sale price for the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. A "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation. (Section 1.01.) Because the Market Price of the Common Stock is determined prior to a Purchase Date, Holders of LYONs bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date. Jacor may pay the Purchase Price, in whole or in part, in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. (Section 3.08.)

    Upon  determination of the actual number  of shares of Common Stock issuable
in  accordance  with   the  foregoing  provisions,   Jacor  will  publish   such
determination in a daily newspaper of national circulation. (Section 3.08.)


    Jacor's right to purchase LYONs, in whole or in part, with Common Stock is subject to the satisfaction by Jacor of various conditions, including: (i) the registration of the Common Stock under the Securities Act and the Exchange Act, if required; and (ii) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration. If such conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date, Jacor will pay, without further notice, the Purchase Price of the LYONs of such Holder or Holders entirely in cash. (Section 3.08.) See "Certain United States Federal Income Tax Consequences--Disposition or Conversion". Jacor may not change the form of consideration (or components or percentages of components thereof) to be paid once Jacor has given its Jacor Notice to Holders of LYONs except as described in the second sentence of this paragraph. (Section 3.08.)


    Jacor will comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by Jacor to purchase LYONs at the option of Holders. (Section 3.13.)

    Payment of the Purchase Price for a LYON for which a Purchase Notice has been delivered and not validly withdrawn is conditioned upon delivery of such LYON (together with necessary endorsements) to the Paying Agent or an office or agency maintained by Jacor for such purpose in the Borough of Manhattan, The City of New York, at any time (whether prior to, on or after the Purchase Date) after delivery of such Purchase Notice. (Section 3.08.) Payment of the Purchase Price for such LYON will be made promptly following the later of the business day following the Purchase Date and the time of delivery of such LYON. (Section 3.10.) If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price of such LYON on the business day following the Purchase Date, then, on and after the Purchase Date, such LYON will cease to be outstanding and Original Issue Discount on such LYON will cease to accrue and will be deemed paid, whether or not such LYON is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery of such LYON). (Section 2.08.)

    Jacor's ability to purchase LYONs with cash may be limited by the terms of its then-existing borrowing agreements. No LYONs may be purchased at the option of Holders for cash if there has occurred and is continuing an Event of Default described under "Events of Default; Notice and Waiver" below (other than a default in the payment of the Purchase Price with respect to such LYONs). (Section 3.10.)

CHANGE IN CONTROL PERMITS PURCHASE OF LYONS AT THE OPTION OF THE HOLDER

    In  the event of any Change in Control (as defined below) of Jacor occurring
on or prior to          , 2001, each Holder of LYONs will have the right, at the
Holder's option, subject to the terms and conditions of the Indenture which will be contained in the notice described in the following paragraph, to require Jacor to purchase all or any part (provided that the principal amount at maturity must be $1,000 or an integral multiple thereof) of the Holder's LYONs on the date that is 35 business days after the occurrence of such Change in Control (the "Change in Control Purchase Date") at a cash price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (the "Change in Control Purchase Price"). (Section 3.09 and Form of LYON, paragraph 6.) Holders will not have any right to require Jacor to purchase LYONs in the event of any Change in Control of Jacor occurring after
         , 2001.

    Within 15 business days after the Change in Control, Jacor shall mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) a notice regarding the Change in Control, which notice shall state, among other things: (i) the date of such Change in Control and, briefly, the events causing such Change in Control, (ii) the date by which the Change in Control Purchase Notice (as defined below) must be given, (iii) the Change in Control Purchase Date, (iv) the Change in Control Purchase Price, (v) the name and address of the Paying Agent and the Conversion Agent, (vi) the Conversion Rate and any adjustments thereto, (vii) that LYONs with respect to which a Change in Control Purchase Notice is given by the Holder may be converted into shares of Common Stock only if the Change in Control Purchase Notice has been withdrawn by the Holder in accordance with the procedures stated in the notice, (viii) the procedures that Holders must follow to exercise these rights, (ix) the procedures for withdrawing a Change in Control Purchase Notice, (x) that Holders who want to convert LYONs must satisfy the requirements set forth in paragraph 9 of the LYONs and (xi) briefly, the conversion rights of Holders of LYONs. Jacor will cause a copy of such notice to be published in a daily newspaper of national circulation. (Section 3.09.)

    To exercise the purchase right, the Holder must deliver written notice of the exercise of such right (a "Change in Control Purchase Notice") to the Paying Agent or an office or agency maintained by Jacor for such purpose in the Borough of Manhattan, The City of New York, prior to the close of business on the Change in Control Purchase Date. The Change in Control Purchase Notice shall state (i) the certificate numbers of the LYONs to be delivered by the Holder thereof for purchase by Jacor; (ii) the portion of the principal amount at maturity of LYONs to be purchased, which portion must be $1,000 or an integral multiple thereof; and (iii) that such LYONs are to be purchased by Jacor pursuant to the applicable provisions of the LYONs. (Section 3.09.)

    Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the LYONs as to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to a Change in Control Purchase Notice. (Section 3.10.)

    Payment of the Change in Control Purchase Price for a LYON for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such LYON (together with necessary endorsements) to the Paying Agent or an office or agency maintained by Jacor for such purpose in the Borough of Manhattan, The City of New York, at any time (whether prior to, on or after the Change in Control Purchase Date) after the delivery of such Change in Control Purchase Notice. (Section 3.09.)

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Payment  of the  Change in  Control Purchase  Price for  such LYON  will be made promptly following the later of the business day following the Change in Control Purchase Date and the time of delivery of such LYON. (Section 3.10.) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such LYON on the business day following the Change in Control Purchase Date, then, on and after the Change in Control Purchase Date, such LYON will cease to be outstanding and Original Issue Discount on such LYON will cease to accrue and will be deemed paid, whether or not such LYON is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such LYON). (Section 2.08 and Form of LYON, paragraph 6.)


    Under the Indenture, a "Change in Control" of Jacor is deemed to have occurred at such time as (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Zell/Chilmark, Jacor, any subsidiary of Jacor, or any employee benefit plan of either Jacor or any Subsidiary of Jacor, files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the beneficial owner of 50% or more of the Common Stock or other capital stock of Jacor into which such Common Stock is reclassified or changed, with certain exceptions, or (ii) there shall be consummated any consolidation or merger of Jacor (a) in which Jacor is not the continuing or surviving corporation or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of Jacor in which the holders of Common Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of Common Stock of the continuing or surviving corporation immediately after the consolidation or merger. The Indenture does not permit the Board of Directors to waive Jacor's obligation to purchase LYONs at the option of a Holder in the event of a Change in Control of Jacor. (Section 3.09.) A Change of Control under the LYONs indenture is expected to constitute an event of default under the New Credit Facility. See"--New Credit Facility."



    It is expected that a change of control under the indenture which governs each of the Notes, the Citicasters Notes and the LYONs will result in a default under the Existing Credit Agreement and the New Credit Facility, as applicable. Additionally, unless JCAC is successful in seeking consents from its lenders under the Existing Credit Agreement and the New Credit Facility, as applicable to consummate change of control repurchase offers for each of the Notes, the Citicasters Notes or the LYONs or JCAC is successful in refinancing such borrowings such event of default under the New Credit Facility would constitute an event of default under each of the Notes, the Citicasters Notes and the LYONs. Such events of default could result in the immediate acceleration of all then outstanding indebtedness under each of the Notes, Citicasters Notes and LYONs. As a result, differences in the definitions of change of control under the indenture for the Notes and the Citicasters Notes and the LYONs will not result in a difference in the effect on JCAC or the respective holders other than where the lenders under the New Credit Facility have waived such event of default. In the event of such waiver there could be a change of control under the Notes and the Citicasters Notes which would not result in a change of control under the LYONs or VICE VERSA. See "Description of Other Indebtedness."


    Jacor will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by Jacor to purchase LYONs at the option of the Holders thereof upon a Change in Control. (Section 3.13.) The Change in Control purchase feature of the LYONs may in certain circumstances make more difficult or discourage a takeover of Jacor and, thus, the removal of incumbent management. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of Common Stock or to obtain control of Jacor by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change in Control purchase feature is a standard term contained in other LYONs offerings that have been marketed by the Underwriter, and the terms of such feature result from negotiations between Jacor and the Underwriter.


    Jacor could, in the future, enter into certain transactions, including certain recapitalizations of Jacor, that would not consititute a Change in Control with respect to the Change in Control purchase feature of the LYONs, but that would increase the amount of indebtedness outstanding at such time. If a Change in


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Control  were to occur,  there can be  no assurance that  Jacor would have funds sufficient to pay the Change in Control Purchase Price for all of the LYONs that might be delivered by Holders seeking to exercise the purchase right since Jacor might also be required to prepay certain other indebtedness having financial covenants with change of control provisions in favor of the holders thereof. In addition, a Change in Control under the Indenture will result in a default under the New Credit Facility and the Existing Credit Facility, and thereby could cause the acceleration of the maturity of the indebtedness represented by the Notes and the Citicasters Notes. In addition, Jacor's ability to purchase LYONs with cash may be limited by the terms of its then-existing borrowing agreements. No LYONs may be purchased pursuant to the provisions described above if there has occurred and is continuing an Event of Default described under "Events of Default; Notice and Waiver" below (other than a default in the payment of the Change in Control Purchase Price with respect to such LYONs). (Section 3.10.)


MERGERS AND SALES OF ASSETS BY JACOR

    Jacor may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to any corporation organized under the laws of any domestic jurisdiction, provided that (i) the successor corporation assumes Jacor's obligations on the LYONs and under the Indenture and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time would become an Event of Default, shall have occurred and be continuing. (Section 5.01.) Certain of the foregoing transactions, if they occur
on or prior to           , 2001,  could constitute a Change in Control of  Jacor
permitting each Holder to require Jacor to purchase the LYONs of such Holder as described above. (Section 3.09.)

EVENTS OF DEFAULT; NOTICE AND WAIVER

    The Indenture provides that, if an Event of Default specified therein shall have happened and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding may declare the Issue Price of the LYONs plus Original Issue Discount on the LYONs accrued through the date of default (in the case of an Event of Default specified in (i) or (ii) of the following paragraph) or to the date of such declaration (in the case of an Event of Default specified in (iii) or (iv) of the following paragraph) on all the LYONs to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the Issue Price of the LYONs plus the Original Issue Discount accrued thereon to the occurrence of such event shall automatically become and be immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs may rescind any such acceleration with respect to the LYONs and its consequences. (Sections 6.02 and 6.04.) Interest shall, to the extent permitted by law, accrue and be payable on demand upon a default in the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price with respect to any LYON and such interest shall be compounded semi-annually. (Section 6.01.) The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. (Form of LYON, paragraph 1.)

    Under the Indenture, Events of Default include: (i) default in payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any LYON, when the same becomes due and payable (whether or not such payment is prohibited by the provisions of the Indenture); (ii) failure by Jacor to deliver shares of Common Stock (or cash in lieu of a fractional share of Common Stock) when such Common Stock (or cash in lieu of a fractional share of Common Stock) is required to be delivered following conversion of a LYON and continuance of such default for 10 days; (iii) failure by Jacor to comply with any of its other agreements in the LYONs or the Indenture upon the receipt by Jacor of notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding and Jacor's failure to cure such default within 60 days after receipt by Jacor of such notice; and (iv) default (A) in the payment of any principal on any debt for borrowed money of Jacor or any subsidiary of Jacor (excluding any non-recourse debt), in an aggregate principal amount in excess of $10.0 million, that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, unless (x) such acceleration or action to enforce payment, as the case may be, has been rescinded or annulled, (y) such debt has been discharged or (z) a sum sufficient to discharge in full such debt has been deposited in trust by or on behalf of Jacor, in each case, within a period of 10 days after there has been given,

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
by registered or certified mail, to Jacor by the Trustee or to Jacor and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the LYONs, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" or (v) certain events of bankruptcy or insolvency. (Section 6.01.)

    The Trustee shall, within 90 days after the occurrence of any default, mail to all Holders of the LYONs notice of all defaults of which the Trustee shall be aware, unless such defaults shall have been cured or waived before the giving of such notice; provided, that the Trustee may withhold such notice as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the Holders. (Section 6.12.)

    The Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. (Section 6.05.) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.01.) No Holder of any LYON will have any right to pursue any remedy with respect to the Indenture or the LYONs, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding LYONs shall have made a written request to the Trustee to pursue such remedy; (iii) such Holder or Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to it; (iv) the Trustee shall have failed to comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and (v) the Holders of a majority in aggregate principal amount at maturity of the outstanding LYONs shall not have given the Trustee a direction inconsistent with such request within 60 days after receipt of such request. (Section 6.06.)

    The right of any Holder: (a) to receive payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the LYONs held by such Holder on or after the respective due dates expressed in the LYONs or as of any Redemption Date, (b) to convert such LYONs or (c) to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or adversely affected without such Holder's consent. (Section 6.07.)

    The Holders of a majority in aggregate principal amount at maturity of LYONs at the time outstanding may waive any existing default and its consequences except (i) any default in any payment on the LYONs, (ii) any default with respect to the conversion rights of the LYONs, or (iii) any default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each LYON as described in "Modification" below. When a default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other default or impair any consequent right. (Section 6.04.)

    Jacor will be required to furnish to the Trustee annually a statement as to any default by Jacor in the performance and observance of its obligations under the Indenture. In addition, Jacor shall file with the Trustee written notice of the occurrence or any default or Event of Default within five business days of its becoming aware of such default or Event of Default. (Section 4.03.)

MODIFICATION

    Modification and amendment of the Indenture or the LYONs may be effected by Jacor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the LYONs then outstanding. However, without the consent of each Holder affected thereby, no amendment may, among other things, (i) reduce the principal amount at maturity, Issue Price, Purchase Price, Change in Control Purchase Price or Redemption Price with respect to any LYON, or extend the stated maturity of any LYON or alter the manner or rate of accrual of Original Issue Discount or interest, or make any LYON payable in money or securities other than that stated in the LYON;
(ii) make any reduction in the principal amount at maturity of LYONs whose Holders must consent to an amendment or any waiver under the

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
Indenture or modify the Indenture provisions relating to such amendments or waivers; (iii) make any change that adversely affects the right to convert any LYON or the right to require Jacor to purchase a LYON; or (iv) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the LYONs. (Section 9.02.)

    Without the consent of any Holder of LYONs, Jacor and the Trustee may amend the Indenture to (i) cure any ambiguity, defect or inconsistency, provided, however, that such amendment does not materially adversely affect the rights of any Holder, (ii) provide for the assumption by a successor to the Company of the obligations of Jacor under the Indenture, (iii) provide for uncertificated LYONs in addition to certificated LYONs, as long as such uncertificated LYONs are in registered form for United States federal income tax purposes, (iv) make any change that does not adversely affect the rights of any Holder of LYONs, or (v) add to the covenants or obligations of Jacor under the Indenture or surrender any right, power or option conferred by the Indenture on Jacor. (Section 9.01.)

DISCHARGE OF THE INDENTURE

    Jacor may satisfy and discharge its obligations under the Indenture by delivering to the Trustee for cancellation all outstanding LYONs or by depositing with the Trustee, the Paying Agent or the Conversion Agent, if applicable, after the LYONs have become due and payable, whether at stated maturity, or any Redemption Date, or any Purchase Date, a Change of Control Purchase Date, or upon conversion or otherwise, cash or Common Stock (as applicable under the terms of the Indenture) sufficient to pay all of the outstanding LYONs and paying all other sums payable under the Indenture by Jacor. (Article 8.)


NO RECOURSE AGAINST OTHERS



    The Indenture provides that a director, officer, employee or stockholder, as such, of Jacor shall not have any liability for any obligations of Jacor under the LYONs or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.


LIMITATIONS OF CLAIMS IN BANKRUPTCY

    If a bankruptcy proceeding is commenced in respect of Jacor, under Title 11 of the United States Code, the claim of the Holder of a LYON may be limited to the Issue Price of the LYON plus that portion of the Original Issue Discount that is deemed to have accrued from the date of issue to the commencement of the proceeding. In addition, the Holders of the LYONs will be effectively subordinated to all indebtedness and other obligations of Jacor's subsidiaries.

TAXATION OF LYONS

    See "Certain United States Federal Income Tax Considerations" for a discussion of certain United States Federal income tax aspects which will apply to Holders of LYONs.

INFORMATION CONCERNING THE TRUSTEE

    The Bank of New York is the Trustee, Registrar, Paying Agent and Conversion Agent under the Indenture.


BOOK-ENTRY, DELIVERY AND FORM



    Except as set forth below, the LYONs will initially be issued in the form of one or more registered LYONs in global form (the "Global LYONs"). Each Global LYON will be deposited on the date of the closing of the sale of the LYONs (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary.



    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.



    Jacor expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global LYONs, the Depositary will credit the accounts of Participants designated by the Underwriters with an interest in the Global LYON and (ii) ownership of the LYONs evidenced by the Global LYON will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer LYONs evidenced by the Global LYON will be limited to such extent.



    So long as the Depositary or its nominee is the registered owner of a LYON, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the LYONs represented by the Global LYON for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global LYON will not be entitled to have LYONs represented by such Global LYON registered in their names, will not receive or be entitled to receive physical delivery of Certificated LYONs, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in LYONs represented by a Global LYON to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.



    Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of LYONs by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such LYONs.



    Payments with respect to the principal of, premium, if any, interest on, any LYON represented by a Global LYON registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered Holder of the Global LYON representing such LYONs under the Indenture. Under the terms of the Indenture, Jacor and the Trustee may treat the persons in whose names the LYONs, including the Global LYONs, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Jacor nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of LYONs (including principal, premium, if any or interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global LYON as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of LYONs will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.



    CERTIFICATED NOTES



    If (i) Jacor notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Jacor is unable to locate a qualified successor within 90 days or (ii) Jacor, at its option, notifies the Trustee in writing that it elects to cause the issuance of LYONs in definitive form under the Indenture, then, upon surrender by the Depositary of the Global LYONs, Certificated LYONs will be issued to each person that the Depositary identifies as the beneficial owner of the LYONs represented by Global LYONs. In addition, subject to certain conditions, any person having a beneficial interest in a Global LYON may, upon request to the Trustee, exchange such beneficial interest for LYONs in the form of Certificated LYONs. Upon any such issuance, the Trustee is required to register such Certificated LYONs in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.


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

    Neither Jacor nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the LYONs, and Jacor and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the LYONs to be issued).



    The   information  in  this  section   concerning  the  Depositary  and  the
Depositary's book-entry system has been obtained from sources that Jacor believes to be reliable. Jacor will have no responsibility for the performance by the Depositary or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.



SAME-DAY FUNDS SETTLEMENT AND PAYMENT



    The Indenture will require that payments in respect of the LYONs represented by the Global LYONs (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Depositary. With respect to LYONs represented by Certificated LYONs, Jacor will make all payments of principal, premium, if any, and interest, by mailing a check to each such Holder's registered address. The LYONs will trade in the Depositary's Same-Day Funds Settlement System until maturity, or until the LYONs are issued in certificated form, and secondary market trading activity in the LYONs will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the LYONs.


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
                          DESCRIPTION OF CAPITAL STOCK

    Jacor's existing Amended and Restated Articles of Incorporation authorizes 44,000,000 shares of capital stock, of which 40,000,000 are no par value common stock and 4,000,000 are divided into two classes of no par value preferred stock, designated the Class A Preferred Stock and the Class B Preferred Stock, each with 2,000,000 shares authorized. At the 1994 Jacor annual meeting of shareholders, the Jacor shareholders approved an increase in the number of authorized shares of Jacor Common Stock to 100,000,000 shares. Following that annual meeting, Jacor's management elected to not immediately file such amendment to the Jacor Amended and Restated Articles of Incorporation until such time as Jacor identified a specific purpose for those additional shares.


    At the 1996 Annual Meeting of Jacor shareholders scheduled for July, 1996, the Jacor shareholders will vote upon a proposal to reincorporate Jacor under the laws of the State of Delaware (the "Reincorporation"). The Reincorporation would be accomplished by way of a statutory merger under the laws of Delaware and Ohio. Zell/Chilmark has informed Jacor that it will vote in favor of the Reincorporation, and such votes would be sufficient to approve the
Reincorporation. The Reincorporation of Jacor is also conditional upon the receipt of prior FCC approval. Jacor anticipates that the Reincorporation will occur as proposed by the Jacor Board.



    Following the consummation of the Reincorporation, Jacor's new Certificate of Incorporation will authorize 104,000,000 shares of capital stock, of which 100,000,000 shares will be common stock, $.01 par value, 2,000,000 shares will be Class A Preferred Stock, $.01 par value and 2,000,000 shares will be Class B Preferred Stock, $.01 par value. Upon the consummation of the Reincorporation, each outstanding share of Common Stock then outstanding will automatically be converted into a share of the resulting Delaware corporation's common stock. As of May 31, 1996, 18,439,694 shares of Jacor Common Stock were issued and outstanding.


COMMON STOCK

    Under Jacor's existing Amended and Restated Articles of Incorporation and Ohio law, the holders of Common Stock have no preemptive rights, and the Common Stock has no redemption, sinking fund, or conversion privileges. The holders of Common Stock are entitled to one vote for each share held on any matter submitted to the shareholders and, upon timely written request, may cumulate their votes in the election of directors. Under cumulative voting, each shareholder is entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of such holder's shares, or the shareholder may distribute votes on the same principle, as such shareholder sees fit. All corporate action requiring shareholder approval, unless otherwise required by law, Jacor's Amended and Restated Articles of Incorporation or its Amended and Restated Code of Regulations, must be authorized by a majority of the votes cast. Under Ohio law, approval by a two-thirds vote of the outstanding voting shares is required to effect (i) an amendment to Jacor's Amended and Restated Articles of Incorporation or its Amended and Restated Code of Regulations, (ii) a merger or consolidation, and (iii) a disposition of all or substantially all of Jacor's assets.

    In the event of liquidation, each share of Common Stock is entitled to share ratably in the distribution of remaining assets after payment of all debts, subject to the prior rights in liquidation of any share of preferred stock issued. Holders of shares of Common Stock are entitled to share ratably in such dividends as the Board of Directors, in its discretion, may validly declare from funds legally available therefor, subject to the prior rights of holders of shares of Jacor's preferred stock as may be outstanding from time to time. Certain restrictions on the payment of dividends are imposed under the Existing Credit Facility and will be imposed under the New Credit Facility. See "Risk Factors -- Lack of Dividends; Restriction on Payment of Dividends."

    Upon the consummation of the Reincorporation, under Jacor's new Certificate of Incorporation and Delaware law, the holders of Common Stock will continue to have the various rights, and the Common Stock will continue to have the various features, set forth above, except (i) the holders of shares of Common Stock will not have the right to cumulate their votes in the election of directors (accordingly, the holders of a

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majority of the voting power of Jacor will be able to elect all of the directors of Jacor after the Reincorporation), (ii) approval of only a majority of the outstanding voting shares will be required to effect (a) an amendment to Jacor's Certificate of Incorporation, (b) a merger or consolidation, and (c) a disposition of all or substantially all of Jacor's assets, and (iii) a majority of the directors on the Jacor Board, as well as a majority of the outstanding voting shares, will have the ability to amend the Jacor Bylaws.

CLASS A AND CLASS B PREFERRED STOCK

    No shares of Jacor's Class A Preferred Stock or Class B Preferred Stock (together with the Class A Preferred Stock, the "Preferred Stock") have been issued. The Class A Preferred Stock has full voting rights. The Class B Preferred Stock has no voting rights except as otherwise provided by law or as lawfully fixed by the Board of Directors with respect to a particular series. Under Ohio law, the Jacor Board may provide the Class B Preferred Stock with only limited or no voting rights.

    Jacor's Amended and Restated Articles of Incorporation authorize the Jacor Board to provide from time to time for the issuance of the shares or Preferred Stock in series by adopting an amendment to the Amended and Restated Articles of Incorporation and to establish the terms of each such series, including (i) the number of shares of the series and the designation thereof, (ii) the rights in respect of dividends on the shares, (iii) liquidation rights, (iv) redemption rights, (v) the terms of any purchase, retirement or sinking fund to be provided for the shares of the series, (vi) terms of conversion, if any, (vii) restrictions, limitations and conditions, if any, on issuance of indebtedness of Jacor, and (viii) any other preferences and other rights and limitations not inconsistent with law, the Amended and Restated Articles of Incorporation, or any resolution of the Jacor Board.

    Upon the consummation of the Reincorporation, under Jacor's new Certificate of Incorporation and Delaware law, the holders of Preferred Stock will continue to have the various rights, and the Preferred Stock will continue to have the various features, set forth above with the exception of the manner in which the directors may fix the terms of a series of the Preferred Stock and the terms which may be so fixed. Under Delaware law, the Jacor Board will be able to fix the terms of a series of Preferred Stock by resolution, as opposed to an actual amendment to the Certificate of Incorporation, as under Ohio law. In addition, under Delaware law, the Jacor Board will have the authority to provide for different voting rights between series of Preferred Stock whereas, under Ohio law the Jacor Board does not have this right.

    The issuance of Preferred Stock, while providing flexibility in connection with the possible acquisitions and other corporate purposes, could among other things adversely affect the rights of holders of Common Stock, and, under certain circumstances, make it more difficult for a third party to gain control of Jacor. In the event that shares of Preferred Stock are issued as convertible into shares of Common Stock, the holders of Common Stock may experience dilution.

STATE ANTITAKEOVER STATUTES

    CHAPTER 1704 OF THE OHIO REVISED CODE. Jacor is subject to Chapter 1704 of the Ohio Revised code. In general, such statute prohibits an "Issuing Public Corporation" from engaging in a "Chapter 1704 Transaction" with an "Interested Shareholder" for a period of three years following the date on which the person became an Interested Shareholder unless, prior to such date, the directors of the Issuing Public Corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person become an Interested Shareholder. Jacor is an Issuing Public Corporation for purposed of the statute. An Interested Shareholder is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation in the election of directors.

    A Chapter 1704 Transaction includes any merger, consolidation, combination, or majority share acquisition between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation to, with or for the benefit of an Interested Shareholder of an affiliate or associate of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than

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
those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder, or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder. After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder received the prior approval of the board of directors of the Issuing Public Corporation,
(ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of shares representing at least a majority of voting shares which are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder, or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders. This statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Jacor and, accordingly, may discourage attempts to acquire Jacor.

    SECTION 203 OF DELAWARE CORPORATION LAW. Upon consummation of the Reincorporation, Jacor will be subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in various "business combination" transaction with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the Board of Directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of the transaction the interested stockholder beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Jacor and, accordingly, may discourage attempts to acquire Jacor.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    Upon the sale of Common Stock offered hereby there will be shares of Common Stock authorized but unissued (assuming no exercise of options) and 4,000,000 shares of Preferred Stock authorized but unissued for future issuance without additional stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

    One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of Jacor by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Jacor.

    The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of Jacor. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely effect the right and powers, including voting rights of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock. Jacor does not currently have any plans to issue additional shares of Common Stock or Preferred Stock other than shares of Common Stock which may be

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
issued upon the exercise of options which have been granted or which may be granted in the future to directors, officers, and employees of Jacor or shares of Common Stock issuable upon conversion of the LYONs, the 1993 Warrants and the Merger Warrants.

INDEMNIFICATION

    Jacor's charter documents contain provisions that limit the liability of Jacor's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Such limitation does not, however, affect the liability of a director unless such director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Jacor, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The effect of this provision is to eliminate the rights of Jacor and its stockholders (through stockholders, derivative suits on behalf of Jacor) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain situations. This provision does not limit or eliminate the rights of Jacor or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a directors duty of care. In addition, the directors and officers of Jacor have indemnification and directors and officers liability protection.

REGISTRAR AND TRANSFER AGENT

    The registrar and transfer agent for the Common Stock is KeyCorp Shareholder Services, Inc.

1993 WARRANTS


    Warrants to purchase 2,014,233 shares of Jacor Common Stock were issued by Jacor in 1993 (the "1993 Warrants"). Through May 31, 1996, 205,624 1993 Warrants were exercised.


    The 1993 Warrants are registered warrants issued under a warrant agreement. Each 1993 Warrant entitles the holder to purchase one share of Common Stock at the price of $8.30 per share. Except as provided below, the 1993 Warrants may be exercised, in whole or in part (but only for whole shares of Common Stock), at any time prior to January 14, 2000, at which time the 1993 Warrants expire. The 1993 Warrants do not confer upon the holder any voting or preemptive rights, or any other rights of a shareholder of Jacor.

    The 1993 Warrant exercise price and the number of shares of Common Stock issuable upon exercise are subject to adjustment in the event of a dividend or other distribution of Common Stock or securities convertible into or exchangeable for Jacor Common Stock (which shall not include options, warrants or other rights to purchase securities) on, or a subdivision or combination of, the Jacor Common Stock.

    Generally, in case of any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock or substitution or other securities of Jacor for Common Stock or in case of any consolidation or merger of Jacor with or into another corporation, Jacor shall cause effective provision to be made so that a holder of 1993 Warrants shall have the right thereafter, by exercising the 1993 Warrants, to purchase the kind and amount of shares of stock and other securities and property which are receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Jacor Common Stock purchasable upon exercise of the 1993 Warrants. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the 1993 Warrants.

    Notwithstanding the foregoing, upon the happening of any Sale Event (as defined below), the 1993 Warrants may, in the sole discretion of Jacor, automatically be converted into the right to receive the Fair Market Value (as defined in the 1993 Warrant) of the 1993 Warrants, whereupon the 1993 Warrants will cease to be exercisable for shares of Common Stock. "Sale Event" is defined generally to mean any of the following: (a) a sale or other disposition of all or a substantial portion of the assets of Jacor; (b) a share exchange; (c) a sale or other disposition of securities of Jacor constituting more than 30% of the voting power of Jacor's voting stock to one or more entities or persons not controlled by Samuel Zell or David Schulte; and (d) certain business combinations resulting in the shares of Jacor's voting stock outstanding

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
immediately prior to the Sale Event constituting 70% or less of Jacor's combined voting power immediately after such Sale Event. The 1996 Stock Offering constitutes a Sale Event and Jacor has determined that it will convert the 1993 Warrants into the right to receive the Fair Market Value. Zell/Chilmark has informed Jacor that it intends to exercise its 1993 Warrants to acquire 629,117 shares of Common Stock in lieu of accepting the Fair Market Value of the 1993 Warrants it holds.

MERGER WARRANTS

    Pursuant to the Merger Agreement, Jacor is obligated to issue one warrant to acquire a fractional share of Common Stock (the "Merger Warrants") for each outstanding share of Citicasters common stock. If all of the Merger Warrants are exercised, 4,400,000 shares of Common Stock would be issued. Each Merger Warrant initially will entitle the holder thereof to purchase a fractional share of Common Stock (which fraction is currently anticipated to be .2035247) at a price of $28.00 per full share of Common Stock, such exercise price to be reduced to $26.00 if the Merger is not consummated prior to October 1, 1996 (the "Warrant Price"). The Warrant Price and the number of shares of Common Stock issuable upon the exercise of each Merger Warrant will be subject to adjustment in certain events described below. Each Merger Warrant may be exercised on or after the issuance thereof and until 5:00 p.m., Eastern Time, on the fifth anniversary of the date of the Effective Time (the "Expiration Date") in accordance with the terms of the Merger Warrants and the Warrant Agreement. To the extent that any Merger Warrant remains outstanding after such time, such unexercised Merger Warrant will automatically terminate.

    Merger Warrants may be exercised by surrendering to the Warrant Agent a signed Merger Warrant certificate together with the form of election to purchase on the reverse thereof indicating the warrantholder's election to exercise all or a portion of the Merger Warrants evidenced by such certificate. Surrendered certificates must be accompanied by payment of the aggregate Warrant Price in respect of the Merger Warrants to be exercised, which payment may be made in cash or by certified or bank cashier's check drawn on a banking institution chartered by the government of the United States or any state thereof payable to the order of Jacor. No adjustments as to cash dividends with respect to the Common Stock will be made upon any exercise of Merger Warrants.

    If fewer than all the Merger Warrants evidenced by any certificate are exercised, the Warrant Agent will deliver to the exercising warrantholder a new Merger Warrant certificate representing the unexercised Merger Warrants. Jacor will not be required to issue fractional shares of Common Stock upon exercise of any Merger Warrant and in lieu thereof will pay in cash an amount equal to the same fraction of the closing price per share of Common Stock, determined as provided in the Warrant Agreement. Jacor has reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Merger Warrants.

    A Merger Warrant may not be exercised in whole or in part if in the reasonable opinion of counsel to Jacor the issuance of Common Stock upon such exercise would cause Jacor to be in violation of the Communications Act or the rules and regulations in effect thereunder.

    The number of shares of Common Stock purchasable upon the exercise of each Merger Warrant and the Warrant Price are subject to the adjustment in connection with (i) the issuance of a stock dividend to holders of Common Stock, a combination or subdivision or issuance by reclassification of Common Stock; (ii) the issuance of rights, options or warrants to all holders of Common Stock without charge to such holders to subscribe for or purchase shares of Common Stock at a price per share which is lower than the current market price; and
(iii) certain distributions by Jacor to the holders of Common Stock of evidences of indebtedness or of its assets (excluding cash dividends or distributions out of earnings or out of surplus legally available for dividends) or of convertible securities, all as set forth in the Warrant Agreement. Notwithstanding the foregoing, no adjustment in the number of Warrant Shares will be required until such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Merger Warrant. In addition, Jacor may at its option reduce the Warrant Price.

    In case of any consolidation or merger of Jacor with or into another corporation, or any sale, transfer or lease to another corporation of all or substantially all the property of Jacor, the Warrant Agreement will

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require that  effective  provisions will  be  made so  that  each holder  of  an outstanding Merger Warrant will have the right thereafter to exercise the Merger Warrant for the kind and amount of securities and property receivable in connection with such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock for which such Merger Warrant were exercisable immediately prior thereto. In addition, if Jacor takes any action prior to the issuance of the Merger Warrants that would have required an adjustment in the exercise price of the Merger Warrants or in the number of shares purchasable upon exercise of the Merger Warrants, then the exercise price of the Merger Warrants or such number of shares will be adjusted upon issuance of the Merger Warrants to give effect to the adjustment which would have been required as a result of such action.

    The Warrant Agreement may be amended or supplemented without the consent of the holders of Merger Warrants to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained therein, or to make such other necessary or desirable changes which shall not adversely affect the interests of the warrantholders. Any other amendment to the Warrant Agreement shall require the consent of warrantholders representing not less than 50% of the Merger Warrants then outstanding provided that no change in the number or nature of the securities purchasable upon the exercise of any Merger Warrant, or the Warrant Price therefor, or the acceleration of the Expiration Date, and no change in the antidilution provisions which would adversely affect the interests of the holders of Merger Warrants, shall be made without the consent of the holder of such Merger Warrant, other than such changes as are specifically prescribed by the Warrant Agreement or are made in compliance with applicable law.

    No holder of Merger Warrants shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock until the Merger Warrants are properly exercised as provided in the Warrant Agreement.

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
                          DESCRIPTION OF INDEBTEDNESS

    The summaries contained herein of certain of the indebtedness of the Company do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, which are filed as exhibits to the Registration Statement of which this Prospectus is a part and to which reference is hereby made.

EXISTING CREDIT FACILITY

    The Existing Credit Facility is provided by a syndicate of banks pursuant to a credit agreement. The Existing Credit Facility provides up to $300.0 million of loans to Jacor in two components: (i) a $190.0 million revolving credit facility with mandatory quarterly commitment reductions beginning on March 31, 1997 and a final maturity date of December 31, 2003; and (ii) a $110.0 million revolving portion with scheduled quarterly reductions beginning on March 31, 1998 and ending on December 31, 2003.

    Borrowings under the Existing Credit Facility bear interest at rates that fluctuate with the bank base rate and the Eurodollar rate.

    The loans under the Existing Credit Facility are guaranteed by each of Jacor's direct and indirect subsidiaries other than certain immaterial subsidiaries. Jacor's obligations with respect to the Existing Credit Facility and each guarantor's obligations with respect to the related guaranty are secured by substantially all of their respective assets, including, without limitation, inventory, equipment, accounts receivable, intercompany debt and, in the case of Jacor's subsidiaries, capital stock.

    The  Existing  Credit  Facility  contains  covenants  and  provisions   that
restrict, among other things, Jacor's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) make capital expenditures; (viii) enter into leases; (ix) engage in certain transactions with affiliates; and (x) make restricted junior payments. The Existing Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a leverage-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Existing Credit Facility with proceeds of certain sales of assets and debt or equity issuances, and with 50% of Jacor's Excess Cash Flow (as defined in the Existing Credit Facility).

    The Existing Credit Facility provides for certain customary events of default, including a Change of Control (as defined in the Existing Credit Facility).

NEW CREDIT FACILITY


    Jacor has received commitment letters from certain banks and other financial institutions which banks and financial institutions will constitute the syndicate from which JCAC will secure the New Credit Facility. Such commitments will expire in the event the Merger is not consummated prior to January 1, 1997. Jacor anticipates that the New Credit Facility will provide availability of up to $600.0 million of loans to JCAC in three components: (i) a revolving credit facility of up to $200.0 million with mandatory semi-annual commitment reductions beginning six months prior to the third anniversary of the closing of the New Credit Facility and a final maturity date of seven years after initial funding; (ii) a term loan of up to $300.0 million with scheduled semi-annual reductions beginning six months prior to the second anniversary of the closing of the New Credit Facility and a final maturity date of seven years after initial funding; and (iii) a tranche B term loan of up to $100.0 million with scheduled semi-annual reductions beginning six months prior to the third anniversary of the closing of the New Credit Facility and a final maturity date of eight years after initial funding. JCAC may elect to use the New Credit Facility to purchase Citicasters Notes tendered pursuant to a Change of Control Offer (as defined in the Citicasters Note Indenture).


    Jacor anticipates that borrowings under the New Credit Facility will bear interest at rates that fluctuate with a bank base rate and/or the Eurodollar rate.

    Jacor anticipates that the loans under the New Credit Facility will be guaranteed by each of the Company's direct and indirect subsidiaries other than certain immaterial subsidiaries. It is anticipated that the Company's obligations with respect to the New Credit Facility and each guarantor's obligations with respect to the related guaranty will be secured by substantially all of their respective assets, including, without limitation, inventory, equipment, accounts receivable, intercompany debt and, in the case of the Company's subsidiaries, capital stock. JCAC's obligations under the New Credit Facility will be secured by a first priority lien on the capital stock of the Company's subsidiaries and by the guarantee of JCAC's parent, Jacor.


    Jacor expects that the New Credit Facility will contain covenants and provisions that restrict, among other things, the Company's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) make capital expenditures; (viii) enter into leases; (ix) engage in certain transactions with affiliates; and (x) make restricted junior payments. The New Credit Facility also will require the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a leverage-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges coverage) and the repayment of loans under the New Credit Facility with proceeds of certain sales of assets and debt issuances, and with 50% of the Company's Consolidated Excess Cash Flow (as defined in the New Credit Facility).

    It is anticipated that events of default under the New Credit Facility will include various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults on other indebtedness, change of control events under other indebtedness (including the LYONs, the Notes and the Citicasters Notes) and certain events of bankruptcy, insolvency and reorganization. In addition, it is anticipated that the New Credit Facility will include events of default for JCAC and the cessation of any lien on any of the collateral under the New Credit Facility as a perfected first priority lien and the failure of Zell/Chilmark appointees to represent at least 30% of the Jacor Board of Directors.

    For purposes of the New Credit Facility, a change of control is anticipated to include the occurrence of any event that triggers a change of control under the LYONs, the Notes or the Citicasters Notes. Such change of control under the New Credit Facility would constitute an event of default which would give the syndicate the right to accelerate the unpaid principal amounts due under the New Credit Facility. Upon such acceleration, there is no assurance that JCAC will have funds available to fund such repayment or that such funds will be available or terms acceptable to JCAC.

THE CITICASTERS NOTES DUE 2004

    The Citicasters Notes are general unsecured obligations of Citicasters and are subordinated in rights of payment to all Senior Indebtedness (as defined in the Citicasters Note Indenture). The Citicasters Notes were issued pursuant to an indenture between Citicasters and Shawmut Bank Connecticut, National Association, as Trustee (the "Citicasters Note Indenture").

    The December 31, 1995 aggregate outstanding principal amount of the Citicasters Notes is $122.5 million and the Citicasters Notes mature on February 15, 2004. Interest on the Citicasters Notes accrues at the rate of 9 3/4% per annum.

    The Citicasters Notes are not redeemable at Citicasters' option before February 15, 1999 (other than in connection with certain public offerings of common stock by Citicasters, as described below). Thereafter, the Citicasters Notes are subject to redemption at the option of Citicasters, at redemption prices declining from 104.875% of the principal amount for the twelve months commencing February 15, 1999 to 100.00% on and after February 15, 2002, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date.

    In addition, at any time on or before February 15, 1999, (i) up to 25% of the aggregate principal amount of the Citicasters Notes may be redeemed at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, out of the net proceeds of public offerings of primary shares of common stock of Citicasters, and after giving effect to such redemption at least $100.0 million in Citicasters Notes remains outstanding and (ii) upon a Change of Control (as defined in the Citicasters Note Indenture), the Citicasters Notes can be redeemed provided at least $100.0 million of Citicasters Notes remain outstanding and such redemption occurs within 180 days of the date of a Change of Control. In addition, prior to December 31, 1996, Citicasters can redeem the Citicasters Notes from the proceeds of Asset Sales (as defined in the Citicasters Note Indenture) subject to certain restrictions.


    Within 60 days after any Change of Control, Citicasters or its successor must make an offer to purchase the Citicasters Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Merger will constitute a Change of Control. Any Citicasters Notes which are not acquired in connection with such Change of Control offer, subject to the successor's right to redeem the Citicasters Notes as described, will remain outstanding. Subsequent to the consummation of the Merger, the definition of Change of Control under the indenture governing the Citicasters Notes will be substantially similar to the definition of Change of Control in the Indenture governing the Notes. Jacor will comply with the requirements of Rule 14e-1 in connection with the repurchase of the Citicasters Notes, as such rule might apply to any such repurchase at the time thereof.


    The Citicasters Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of Citicasters to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of Asset Sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    The Indenture for the Citicasters Notes includes various events of default customary for such type of agreements, such as failure to pay principal and interest when due on the Citicasters Notes, cross defaults on other indebtedness and certain events of bankruptcy, insolvency and reorganization.

THE    % SENIOR SUBORDINATED NOTES DUE 2006

    Concurrently with this Offering, JCAC is conducting the Notes Offering and intends to lend the net proceeds to Jacor. Jacor and JCAC plan to consummate the Notes Offering in connection with the financing for the Acquisitions. Consummation of this Offering and the 1996 Stock Offering is a condition to closing the LYONs Offering.

    The interest rate, interest payment dates, date of maturity, redemption premiums and yield to maturity of the Senior Subordinated Notes will be determined at the time of pricing based on market conditions and negotiations between Jacor and the Underwriter. It is expected that the trustee under the Senior Subordinated Note Indenture will authenticate and deliver the Senior Subordinated Notes for original issue in an aggregate principal amount of $100.0 million.

    It is expected that the Senior Subordinated Note Indenture will contain certain covenants which impose certain limitations and restrictions on the ability of Jacor to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.

    If a change of control occurs, JCAC will be required to offer to repurchase all outstanding Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that JCAC will have sufficient funds to purchase all of the Notes in the event of a change of control offer or that JCAC would be able to obtain financing for such purpose on favorable terms, if at all. In addition, it is expected that the New Credit Facility will restrict JCAC's ability to repurchase the Notes, including pursuant to a change of control offer. Furthermore, a change of control under the Senior Subordinated Note Indenture will result in a default under the New Credit Facility.


    Upon consummation of the Merger, a Change of Control under the indenture governing the Senior Subordinated Notes means any transaction or series of transactions in which any of the following occurs: (i) any person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act), other than Zell/Chilmark or any of its Affiliates, becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of (A) greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of JCAC or Citicasters, or the surviving person (if other than the Company), or (B) greater than 20% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of JCAC or Citicasters, or the surviving person (if other the JCAC), and such person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of JCAC; or (ii) JCAC or Citicasters consolidates with or merges into another person, another person consolidates with or merges into JCAC or Citicasters, JCAC or Citicasters issues shares of its Capital Stock or all or substantially all of the assets of JCAC or CC are sold, assigned, conveyed, transferred, leased or otherwise disposed of to any person as an entirety or substantially as an entirety in one transaction or a series of related transactions and the effect of such consolidation, merger, issuance or sale is as described in clause (i) above.



    Additionally, in the event the Merger has not become effective prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the "Citicasters Offer"). There can be no assurance that JCAC will have sufficient funds to purchase all of the Notes in the event of a Citicasters Offer or that JCAC would be able to obtain financing for such purpose on favorable terms, if at all. JCAC currently has no material assets or operations. Upon consummation of the Merger, however, Jacor will, directly or indirectly, contribute, convey, or transfer all of the equity interests of its wholly owned subsidiaries to JCAC.


    It is anticipated that events of default under the Senior Subordinated Note Indenture will include various events of default customary for such type of agreement, including the failure to pay principal and interest when due on the Notes, cross defaults on other indebtedness for borrowed monies in excess of $5.0 million (which indebtedness would therefor include the Existing Credit
Facility, the New Credit Facility the LYONs and the Citicasters Notes) and certain events of bankruptcy, insolvency and reorganization.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


    The following summary of United States Federal income tax considerations is based on current law, regulations and judicial and administrative interpretations thereof, all of which are subject to change. The tax treatment of a Holder of a LYON may vary depending upon his particular situation. Certain Holders (including insurance companies, tax-exempt organizations, individual retirement and other tax-deferred accounts, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States) may be subject to special rules not discussed below. This summary does not discuss the tax considerations of subsequent purchasers of LYONs and is limited to investors who hold LYONs as capital assets. Each purchaser of LYONs should consult his tax advisor as to the particular tax consequences to him of acquiring, holding, converting or otherwise disposing of the LYONs, including the applicability and the effect of any state, local or foreign tax laws and recent changes in applicable tax laws.



    Jacor has been advised by its counsel, Graydon, Head & Ritchey, that in counsel's opinion, based on current laws, regulations and administrative and judicial standards, all of which are subject to change, the LYONs will be treated as indebtedness for United States Federal income tax purposes. Counsel has further advised Jacor that it is counsel's opinion that, while the following does not purport to discuss all tax matters relating to the LYONs, based upon the LYONs being treated as indebtedness, the following are the material federal income tax consequences of the LYONs, subject to the qualifications set forth above.


ORIGINAL ISSUE DISCOUNT

    The LYONs are being issued at a substantial discount from their principal amount at maturity. For United States Federal income tax purposes, the difference between the issue price (the initial price at which the LYONs are sold) and the stated principal amount at maturity of each LYON constitutes original issue discount ("Original Issue Discount"). Holders of the LYONs will be required to include Original Issue Discount in income periodically over the term of the LYONs before receipt of the cash or other payment attributable to such income.


    For United States Federal income tax purposes, each Holder of a LYON (other than Holders described in the third and fourth sentences in the first paragraph under this heading) must include in gross income a portion of the Original Issue Discount in each taxable year during which the LYON is held in an amount equal to the Original Issue Discount that accrues on the LYON during such period, determined by using a constant yield to maturity method. The Original Issue Discount included in income for each year will be calculated under a compounding formula that will result in the allocation of less Original Issue Discount to the earlier years of the term of the LYON and more Original Issue Discount to later years. For the approximate cumulative total amount of the Original Issue Discount accrued annually, see the chart under "Description of LYONs--Redemption of LYONs at the Option of Jacor." Any amount included in income as Original Issue Discount will increase a Holder's tax basis in the LYON.


CONVERSION


    A Holder's conversion of a LYON into Common Stock is not a taxable event (except with respect to cash received in lieu of a fractional share of Common Stock). The Holder's tax basis in the Common Stock received on conversion of a LYON will be the same as the Holder's adjusted tax basis in the LYON at the time of conversion (exclusive of any basis allocable to a fractional share of Common Stock), and the holding period of the Common Stock received on conversion will include the holding period of the LYON converted, except that it is possible that the Internal Revenue Service may argue that the holding period of the Common Stock allocable to accrued Original Issue Discount will commence on the date of the conversion and the Holder would be required to hold such Common Stock for more than twelve months before long term capital gain treatment could be obtained upon a sale of such Common Stock.


OTHER DISPOSITION

    If a Holder elects to exercise his option to tender a LYON to Jacor on a Purchase Date and Jacor issues Common Stock in satisfaction of the Purchase Price, such exchange will be treated the same as a conversion. If a Holder elects to exercise his option to tender a LYON to Jacor on a Purchase Date and Jacor delivers a combination of cash and Common Stock in satisfaction of the Purchase Price, such Holder will have gain or loss to the extent that the cash and the value of the Common Stock received is more or less than the Holder's tax basis in the LYON. A Holder's basis in the Common Stock received would be the same as the Holder's basis in the LYON put to Jacor by the Holder (exclusive of any basis allocable to a fractional share), decreased by the amount of cash (other than cash received in lieu of a fractional share), if any, received and increased by the amount of gain, if any, recognized by the Holder (other than gain with respect to a fractional share).

    If a Holder elects to exercise his option to tender a LYON to Jacor on a Purchase Date or a Change in Control Purchase Date and the holder receives cash, such a tender will be a taxable sale. The Holder will recognize gain or loss upon the sale, measured by the difference between the amount of cash transferred by Jacor to the Holder in satisfaction of the Purchase Price or the Change in Control Purchase Price and the Holder's basis in the tendered LYON. Gain or loss recognized by the Holder would be capital gain or loss.

    If a Holder sells a LYON in the market, it will be a taxable sale with the same results as a tender to Jacor with a payment in cash.

CONSTRUCTIVE DIVIDEND

    If at any time Jacor makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for United States Federal income tax purposes and, in accordance with the anti-dilution provisions of the LYONs, the Conversion Rate of the LYONs is increased, such increase may be deemed to be the payment of a taxable dividend to Holders of the LYONs. For example, an increase in the Conversion Rate in the event of distributions of evidences of indebtedness or assets of Jacor or an increase in the event of an Extraordinary Cash Dividend will generally result in deemed dividend treatment to Holders of the LYONs, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for Common Stock will not. See "Description of LYONs--Conversion Rights."

PROPOSED TAX LAW CHANGES

    The Clinton Administration has proposed legislation (the "Clinton Proposal") that would deny the deduction of interest (including original issue discount) on certain debt instruments, such as the LYONs, until such interest (including original issue discount) is paid in cash. The proposed legislation, if enacted in its current proposed form, would apply to debt instruments issued on or after December 7, 1995. The Chairman of the Senate Finance Committee as well as the Chairman of the House Ways and Means Committee and the ranking minority member of such committee have announced, however, that if the Clinton Proposal were to be enacted, the effective date of such legislation would be no earlier than the date of appropriate Congressional action. Accordingly, Jacor does not believe that the Clinton Proposal, if enacted, would apply to the LYONs. Nevertheless, no assurances can be given that such Proposal, if enacted into law, would not apply to the LYONs.

                                  UNDERWRITING

    Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") has agreed, subject to the terms and conditions of the Purchase Agreement, to purchase $225,000,000 aggregate principal amount at maturity of the LYONs from Jacor. The Underwriter has advised Jacor that it proposes to offer the LYONs directly to the public at the offering price set forth on the cover page of this Prospectus. After the initial public offering, the offering price may be changed. The LYONs are offered subject to receipt and acceptance by the Underwriter and to certain other conditions, including the right to reject orders in whole or in part.

    Jacor has granted the Underwriter an option to purchase up to an additional $33,750,000 aggregate principal amount at maturity of the LYONs, at the initial public offering price less the underwriting discount solely to cover over-allotments, if any. Such option may be exercised at any time until 30 days after the date of this Prospectus.

    Jacor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriter may be required to make in respect thereof.

    Jacor, its directors and officers and Zell/Chilmark each have agreed, subject to certain exceptions, not to sell or otherwise dispose of shares of Common Stock, sell or grant rights, options or warrants with respect to Common Stock or securities convertible into Common Stock prior to the expiration of 180 days from the date of this Prospectus, without the prior written consent of the Underwriter.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated has previously marketed (and anticipates continuing to market) securities of issuers under the trademark "LYONs." The LYONs offered by Jacor hereby contain terms and provisions which are different from such other previously marketed LYONs, the terms and provisions of which also vary. See "Description of LYONs."

    Merrill Lynch, Pierce, Fenner & Smith Incorporated is also acting as a representative of the underwriters in connection with the 1996 Stock Offering and the Notes Offering and will receive usual and customary fees for such services.

    Concurrently with this offering of LYONs, Jacor is conducting the 1996 Stock and JCAC is conducting the Notes Offering. Consummation of the Offering is subject to consummation of the 1996 Stock Offering and the Notes Offering.

                                    EXPERTS

    The consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in this registration statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated balance sheets of Citicasters Inc. as of December 31, 1995 and 1994 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 appearing in this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Citicasters Inc.'s emergence from bankruptcy and subsequent adoption of "fresh-start reporting" as of December 31, 1993, as more fully described in Note B to the consolidated financial statements), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Noble Broadcast Group, Inc. as of December 31, 1995 and December 25, 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report (which includes an explanatory paragraph relating to Jacor's agreement to purchase Noble Broadcast Group, Inc. as described in Note 2 to the consolidated financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The authorization and issuance of the LYONs offered hereby will be passed upon for Jacor by Graydon, Head & Ritchey, Cincinnati, Ohio. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Accountants........................................................................        F-2
  Consolidated Balance Sheets at December 31, 1994 and 1995................................................        F-3
  Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and 1995...............        F-4
  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1993, 1994 and 1995.....        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995...............        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7
UNAUDITED--
  Condensed Consolidated Balance Sheets at December 31, 1995 and March 31, 1996............................       F-16
  Condensed Consolidated Statements of Operations for the three months ended March 31, 1995 and 1996.......       F-17
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996.......       F-18
  Notes to Condensed Consolidated Financial Statements.....................................................       F-19
CITICASTERS INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Auditors...........................................................................       F-22
  Balance Sheets at December 31, 1994 and 1995.............................................................       F-23
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995............................       F-24
  Statements of Changes in Shareholders' Equity for the years ended December 31, 1993, 1994 and 1995.......       F-25
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995............................       F-26
  Notes to Financial Statements............................................................................       F-28
UNAUDITED--
  Condensed Balance Sheets at December 31, 1995 and March 31, 1996.........................................       F-37
  Condensed Statements of Operations for the three months ended March 31, 1995 and 1996....................       F-38
  Condensed Statements of Changes in Shareholders' Equity for the three months ended March 31, 1995 and
    1996...................................................................................................       F-39
  Condensed Statements of Cash Flows for the three months ended March 31, 1995 and 1996....................       F-40
  Notes to Condensed Financial Statements..................................................................       F-41
NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Accountants........................................................................       F-44
  Consolidated Balance Sheet at December 25, 1994 and December 31, 1995....................................       F-45
  Consolidated Statement of Operations for the years ended December 26, 1993, December 25, 1994 and
    December 31, 1995......................................................................................       F-46
  Consolidated Statement of Changes in Stockholders' Deficit for the years ended December 26, 1993,
    December 25, 1994 and December 31, 1995................................................................       F-47
  Consolidated Statement of Cash Flows for the years ended December 26, 1993, December 25, 1994 and
    December 31, 1995......................................................................................       F-48
  Notes to Consolidated Financial Statements...............................................................       F-49
UNAUDITED--
  Condensed Consolidated Balance Sheet at December 31, 1995 and March 31, 1996.............................       F-61
  Condensed Consolidated Statement of Operations for the three months ended March 26, 1995 and March 31,
    1996...................................................................................................       F-62
  Condensed Consolidated Statement of Cash Flows for the three months ended March 26, 1995 and March 31,
    1996...................................................................................................       F-63
  Notes to Condensed Consolidated Financial Statements.....................................................       F-64

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
Jacor Communications, Inc.

    We have audited the accompanying consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jacor Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
February 12, 1996 except for Note 14,
as to which the date
is March 13, 1996

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                             ASSETS                                   1994         1995
Current assets:
    Cash and cash equivalents....................................................  $   26,974,838  $    7,436,779
    Accounts receivable, less allowance for doubtful accounts of $1,348,000 in
      1994 and $1,606,000 in 1995................................................      24,500,652      25,262,410
    Prepaid expenses.............................................................       3,419,719       2,491,140
    Other current assets.........................................................       1,230,582       1,425,000
                                                                                   --------------  --------------
        Total current assets.....................................................      56,125,791      36,615,329
    Property and equipment.......................................................      22,628,841      30,801,225
    Intangible assets............................................................      89,543,301     127,157,762
    Other assets.................................................................       5,281,422      14,264,775
                                                                                   --------------  --------------
        Total assets.............................................................  $  173,579,355  $  208,839,091
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                   LIABILITIES

Current liabilities:
    Accounts payable.............................................................  $    2,723,717  $    2,312,691
    Accrued payroll..............................................................       3,274,902       3,177,945
    Accrued federal, state and local income tax..................................       2,092,616       3,225,585
    Other current liabilities....................................................       3,397,117       3,463,344
                                                                                   --------------  --------------
        Total current liabilities................................................      11,488,352      12,179,565
Long-term debt...................................................................              --      45,500,000
Other liabilities................................................................       3,869,567       3,468,995
Deferred tax liability...........................................................       9,177,456       8,617,456
                                                                                   --------------  --------------
        Total liabilities........................................................      24,535,375      69,766,016
                                                                                   --------------  --------------
Commitments and contingencies....................................................

                              SHAREHOLDERS' EQUITY

Preferred stock, authorized and unissued 4,000,000 shares........................              --              --
Common stock, no par value, $0.10 per share stated value; authorized 100,000,000 shares, issued and outstanding shares: 19,590,373 in 1994 and 18,157,209 in
 1995............................................................................       1,959,038       1,815,721
Additional paid-in capital.......................................................     137,404,815     116,614,230
Common stock warrants............................................................         390,167         388,055
Retained earnings................................................................       9,289,960      20,255,069
                                                                                   --------------  --------------
        Total shareholders' equity...............................................     149,043,980     139,073,075
                                                                                   --------------  --------------
        Total liabilities and shareholders' equity...............................  $  173,579,355  $  208,839,091
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                       1993            1994            1995
Broadcast revenue...............................................  $  100,745,089  $  119,635,308  $  133,103,137
    Less agency commissions.....................................      10,812,889      12,624,860      14,212,306
                                                                  --------------  --------------  --------------
      Net revenue...............................................      89,932,200     107,010,448     118,890,831
Broadcast operating expenses....................................      69,520,397      80,468,077      87,290,409
Depreciation and amortization...................................      10,222,844       9,698,030       9,482,883
Corporate general and administrative expenses...................       3,563,800       3,361,263       3,500,518
                                                                  --------------  --------------  --------------
      Operating income..........................................       6,625,159      13,483,078      18,617,021
Interest expense................................................      (2,734,677)       (533,862)     (1,443,836)
Interest income.................................................         258,857       1,218,179       1,259,696
Other expense, net..............................................         (10,895)         (2,079)       (167,772)
                                                                  --------------  --------------  --------------
      Income before income taxes................................       4,138,444      14,165,316      18,265,109
Income tax expense..............................................      (2,700,000)     (6,313,800)     (7,300,000)
                                                                  --------------  --------------  --------------
      Net income................................................  $    1,438,444  $    7,851,516  $   10,965,109
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
      Net income per common share...............................  $         0.10  $         0.37  $         0.52
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
Number of common shares used in per share calculation...........      14,504,527      21,409,177      20,912,705
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                            COMMON STOCK
                                        --------------------  ADDITIONAL     COMMON
                                                    STATED      PAID-IN       STOCK      RETAINED
                                         SHARES      VALUE      CAPITAL     WARRANTS     EARNINGS      TOTAL
Balances, January 1, 1993.............  9,092,084  $ 909,208  $49,568,738   $ 402,805   $        0  $50,880,751
Issuance of common stock:
      Public offering.................  5,462,500    546,250   59,390,937                            59,937,187
      Sale to Majority Shareholder....  3,484,321    348,432   19,651,571                            20,000,003
      1993 rights offering............    345,476     34,548    1,703,287                             1,737,835
      Directors' subscription.........     80,000      8,000      451,200                               459,200
      Purchase of KAZY(FM)............    964,006     96,401    5,436,993                             5,533,394
      Exercise of stock options.......     52,886      5,289      275,914                               281,203
      Other...........................     18,539      1,854      155,728     (12,408)                  145,174
Net income............................                                                   1,438,444    1,438,444
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1993...........  19,499,812 1,949,982  136,634,368     390,397    1,438,444  140,413,191
Exercise of stock options.............     89,310      8,931      760,215                               769,146
Other.................................      1,251        125       10,232        (230)                   10,127
Net income............................                                                   7,851,516    7,851,516
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1994...........  19,590,373 1,959,038  137,404,815     390,167    9,289,960  149,043,980
Purchase and retirement of stock......  (1,515,300)  (151,530) (21,542,302)                         (21,693,832)
Purchase of stock by employee stock
  purchase plan.......................     43,785      4,378      470,251                               474,629
Exercise of stock options.............     27,790      2,779      192,754                               195,533
Other.................................     10,561      1,056       88,712      (2,112)                   87,656
Net income............................                                                  10,965,109   10,965,109
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1995...........  18,157,209 $1,815,721 $116,614,230  $ 388,055   $20,255,069 $139,073,075
                                        ---------  ---------  -----------  -----------  ----------  -----------
                                        ---------  ---------  -----------  -----------  ----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                       1993             1994            1995
Cash flows from operating activities:
    Net income..................................................  $     1,438,444  $    7,851,516  $   10,965,109
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation............................................        2,258,818       2,506,661       3,251,360
        Amortization of intangible assets.......................        7,840,064       7,191,369       6,231,523
        Provision for losses on accounts and notes receivable...          957,749       1,441,925       1,136,887
        Refinancing fees........................................       (2,455,770)
        Deferred income tax provision (benefit).................        1,400,000        (355,000)       (560,000)
        Other...................................................         (138,920)       (477,825)        237,418
        Changes in operating assets and liabilities, net of
          effects of acquisitions and disposals:
            Accounts receivable.................................       (5,677,825)     (5,765,899)     (2,343,943)
            Other current assets................................        1,487,404      (2,008,159)      1,029,161
            Accounts payable....................................         (268,903)        371,913        (424,306)
            Accrued payroll and other current liabilities.......        2,119,153         591,389       1,102,239
                                                                  ---------------  --------------  --------------
Net cash provided by operating activities.......................        8,960,214      11,347,890      20,625,448
                                                                  ---------------  --------------  --------------
Cash flows from investing activities:
    Payment received on notes receivable........................                        1,300,000         392,500
    Capital expenditures........................................       (1,495,317)     (2,221,140)     (4,969,027)
    Cash paid for acquisitions..................................       (3,871,910)     (4,904,345)    (34,007,857)
    Purchase of intangible assets...............................                       (6,261,520)    (15,535,809)
    Proceeds from sale of assets................................                        1,919,189
    Loans originated and other..................................         (160,158)     (3,482,379)    (10,220,300)
                                                                  ---------------  --------------  --------------
Net cash used by investing activities...........................       (5,527,385)    (13,650,195)    (64,340,493)
                                                                  ---------------  --------------  --------------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt....................       48,000,000                      45,500,000
    Purchase of common stock....................................                                      (21,693,832)
    Proceeds from issuance of common stock......................       88,301,704         779,273         757,818
    Reduction in long-term debt.................................     (118,484,583)
    Payment of restructuring expenses...........................       (5,061,925)       (119,729)       (387,000)
                                                                  ---------------  --------------  --------------
Net cash provided by financing activities.......................       12,755,196         659,544      24,176,986
                                                                  ---------------  --------------  --------------
Net increase (decrease) in cash and cash equivalents............       16,188,025      (1,642,761)    (19,538,059)
Cash and cash equivalents at beginning of year..................       12,429,574      28,617,599      26,974,838
                                                                  ---------------  --------------  --------------
Cash and cash equivalents at end of year........................  $    28,617,599  $   26,974,838  $    7,436,779
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

  DESCRIPTION OF BUSINESS

    The Company owns and operates 23 radio stations in seven metropolitan markets throughout the United States. On January 11, 1993, the Company completed a recapitalization plan that substantially modified its debt and capital structure. Such recapitalization was accounted for as if it had been completed January 1, 1993.

  PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Jacor Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  REVENUES

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

  BARTER TRANSACTIONS

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the
advertising,  a  liability  (deferred  barter  revenue)  is  recorded.  If   the
advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

  CONSOLIDATED STATEMENTS OF CASH FLOWS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Income taxes aggregating $100,000, $5,545,000, and $6,662,000 were paid during 1993, 1994 and 1995, respectively.
Interest  paid was $3,107,000,  $381,000, and $1,378,000  during 1993, 1994, and
1995, respectively. The effect of  barter transactions has been eliminated  (see
Note 12).

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the country.

  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation; depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

Land improvements.....................................  20 Years
Buildings.............................................  25 Years
                                                        3 to 20
Equipment.............................................  Years
                                                        5 to 12
Furniture and fixtures................................  Years
                                                        Life of
Leasehold improvements................................  lease

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  INTANGIBLE ASSETS

    Intangible  assets  are  stated  at  cost  less  accumulated   amortization;
amortization is provided principally on the straight-line basis over the following lives:

Goodwill..............................................  40 Years
                                                        5 to 25
Other intangibles.....................................  Years

    Other intangible assets consist primarily of various contracts and purchased intellectual property.

    The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill and licenses will be reduced accordingly.

  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  PER SHARE DATA

    Income per share for the three years ended December 31, 1995 is based on the weighted average number of common shares outstanding and gives effect to both dilutive stock options and dilutive stock purchase warrants during the year. Fully diluted income per share is not presented since it approximates income per share.

2.  ACQUISITION OF LICENSES

    In June 1993, the Company acquired the FCC license and certain contracts of radio station WLWA(AM) (formerly WKRC) in Cincinnati, Ohio for $1,600,000 in cash.

    In September 1995, the Company exercised its purchase option to acquire ownership of the FCC license of radio station KHTS-FM (formerly KECR-FM) in San Diego, California for approximately $13,875,000 in cash.

3.  ACQUISITIONS

    In July 1993, the Company completed the acquisition of radio station KAZY(FM) in Denver, Colorado from its majority shareholder. The majority shareholder had purchased that station for $5,500,000 and then sold the station to the Company in consideration of the issuance of shares of the Company's common stock having a value, at $5.74 per share, equal to the majority shareholder's cost for the station plus related acquisition costs. In connection with the acquisition, 964,006 shares of the Company's common stock were issued to the majority shareholder.

    Effective January 1, 1994, the Company acquired an interest in Critical Mass Media, Inc. ("CMM") from the Company's President. In connection with the transaction, the President has the right to put the remaining interest to the Company between January 1, 1999 and January 1, 2000 for 300,000 shares of the Company's common stock. If the put is not exercised by January 1, 2000, the Company has the right to acquire the remaining interest prior to 2001 in exchange for 300,000 shares of the Company's common stock. In connection with the acquisition, the Company recorded $3,017,000 in goodwill and a $2,400,000 obligation included in other liabilities.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In March 1994, the Company entered into an agreement to acquire the assets of radio station WPPT(FM) (formerly WIMJ) in Cincinnati, Ohio for $9,500,000 in cash. Pending consummation of the transaction (which occurred in June 1995), the Company operated the station under a Local Marketing Agreement which commenced April 7, 1994, and expired upon completion of the purchase.

    In 1994, the Company acquired the call letters, programming and certain contracts of radio station KBPI(FM) in Denver, Colorado and then changed the call letters of its FM broadcast station KAZY to KBPI; the Company acquired the call letters, programming and certain contracts of radio station WCKY(AM) in Cincinnati, Ohio and then changed the call letters of its AM broadcast station WLWA to WCKY; the Company acquired radio station KTLK(AM) (formerly KRZN) in Denver, Colorado; and the Company acquired radio station WWST(FM) (formerly
WWZZ) in Knoxville, Tennessee. The aggregate cash purchase price for these acquisitions was approximately $9.5 million.

    In August 1995, the Company acquired certain operating assets of radio stations WDUV(FM) and WBRD(AM) in Tampa, Florida for approximately $14,000,000 in cash.

    In 1995, the Company acquired the call letters, programming and certain contracts of radio station WOFX(FM) in Cincinnati, Ohio and then changed the call letters of its FM broadcast station WPPT to WOFX. The Company also acquired radio stations WSOL(FM) (formerly WHJX), WJBT(FM) and WZAZ(AM) in Jacksonville, Florida. The aggregate cash purchase price for these acquisitions was approximately $9,750,000.

    All of the above acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 40 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 1994 and 1995 acquisitions had taken place at the beginning of 1994, unaudited pro forma consolidated results of operations would have been as follows:

                                                                   PRO FORMA (UNAUDITED)
                                                                  YEAR ENDED DECEMBER 31,
                                                               ------------------------------
                                                                    1994            1995
Net broadcasting revenue.....................................  $  111,232,000  $  121,214,000
Net income...................................................       7,115,000      10,423,000
Net income per share.........................................            0.33            0.50

4.  DISPOSITION

    In May 1994, the Company completed the sale of the business and substantially all the assets of its wholly owned subsidiary, Telesat Cable TV, Inc., under a contract dated December 1993. The Company received approximately $2,000,000 in cash for this sale.

5.  PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1994 and 1995 consist of the following:

                                                                     1994           1995
Land and land improvements.....................................  $   1,999,002  $   2,575,224
Buildings......................................................      1,912,432      2,584,556
Equipment......................................................     18,725,970     26,673,912
Furniture and fixtures.........................................      2,346,041      3,505,363
Leasehold improvements.........................................      2,116,548      3,184,683
                                                                 -------------  -------------
                                                                    27,099,993     38,523,738
Less accumulated depreciation..................................     (4,471,152)    (7,722,513)
                                                                 -------------  -------------
                                                                 $  22,628,841  $  30,801,225
                                                                 -------------  -------------
                                                                 -------------  -------------

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6.  INTANGIBLE ASSETS

    Intangible assets at December 31, 1994 and 1995 consist of the following:

                                                                    1994            1995
Goodwill.....................................................  $   78,621,918  $  120,947,774
Other........................................................      25,952,816      27,488,624
                                                               --------------  --------------
                                                                  104,574,734     148,436,398
Less accumulated amortization................................     (15,031,433)    (21,278,636)
                                                               --------------  --------------
                                                               $   89,543,301  $  127,157,762
                                                               --------------  --------------
                                                               --------------  --------------

7.  DEBT AGREEMENT

    The Company's debt obligations at December 31, 1995 consist of the following:

    Indebtedness under the Bank Credit Agreement (described
                            below)--
    Senior reducing revolving facility.........................  $38,500,000
    Senior acquisition facility................................   7,000,000
                                                                 ----------
                                                                 $45,500,000
                                                                 ----------
                                                                 ----------

    The Company has an agreement with a group of lenders, as amended (the "1993 Credit Agreement"), which provides for a senior reducing revolving credit facility with a commitment of $39,550,000 at December 31, 1995 that expires on December 31, 2000 (the "Revolver") and a senior acquisition facility with a commitment of $55,000,000 that expires on September 30, 1996 (the "Acquisition Facility"). Both facilities are available for acquisitions permitted under conditions set forth in the 1993 Credit Agreement.

    The 1993 Credit Agreement requires that the commitment under the Revolver be reduced by $900,000 quarterly during 1996 and by increasing quarterly amounts thereafter, and, under certain circumstances, requires mandatory prepayments of any outstanding loans and further commitment reductions under the 1993 Credit Agreement. Amounts outstanding under the Acquisition Facility at September 30, 1996 are payable in 17 equal quarterly installments.

    The indebtedness of the Company under the 1993 Credit Agreement is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries. The 1993 Credit Agreement contains restrictions pertaining to maintenance of financial ratios, capital expenditures, payment of dividends or distributions of capital stock and incurrence of additional indebtedness.

    Interest under the 1993 Credit Agreement is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1.25% to 2.25% or the base rate announced by Banque Paribas plus 0.25% to 1.25%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees equal to 3/8% per annum on the aggregate unused portion of the aggregate commitment on both facilities. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the facilities and the use of the Acquisition Facility.

    In accordance with the terms of the 1993 Credit Agreement, the Company entered into an interest rate protection agreement in March 1993 on the notional amount of $22,500,000 for a three-year term. This agreement provides protection against the rise in the three-month LIBOR interest rate beyond a level of 7.25%. The current three-month LIBOR interest rate is 5.3125%.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8.  CAPITAL STOCK

    During 1995, the Company purchased and retired 1,515,300 shares of its own common stock at a cost of $21,693,832. The Company's Board of Directors has authorized the Company to purchase up to an additional 1,000,000 shares of its own common stock from time to time in open-market or negotiated transactions.

    The Company issued 2,014,233 warrants on January 1, 1993 to purchase 2,014,233 shares of common stock at $8.30 which were recorded at their estimated fair value of $0.20 per warrant. The warrants may be exercised at any time prior to January 14, 2000, at which time the warrants expire. During the year ended December 31, 1995, 10,561 warrants were exercised.

9.  INCOME TAXES

    Income tax expense for the years ended December 31, 1993, 1994 and 1995 is summarized as follows:

                                                                            FEDERAL        STATE         TOTAL
1993:
    Current.............................................................  $    900,000  $    400,000  $  1,300,000
    Deferred............................................................     1,300,000       100,000     1,400,000
                                                                          ------------  ------------  ------------
                                                                          $  2,200,000  $    500,000  $  2,700,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
1994:
    Current.............................................................  $  5,593,800  $  1,075,000  $  6,668,800
    Deferred............................................................      (300,000)      (55,000)     (355,000)
                                                                          ------------  ------------  ------------
                                                                          $  5,293,800  $  1,020,000  $  6,313,800
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
1995:
    Current.............................................................  $  6,600,000  $  1,260,000  $  7,860,000
    Deferred............................................................      (500,000)      (60,000)     (560,000)
                                                                          ------------  ------------  ------------
                                                                          $  6,100,000  $  1,200,000  $  7,300,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The provisions for income tax differ from the amount computed by applying the statutory federal income tax rate due to the following:

                                                                              1993          1994          1995
Federal income taxes at the statutory rate..............................  $  1,407,071  $  4,957,861  $  6,392,788
Amortization not deductible.............................................       404,660       606,137       606,137
State income taxes, net of any current federal income tax benefit.......       330,000       663,000       780,000
Other...................................................................       558,269        86,802      (478,925)
                                                                          ------------  ------------  ------------
                                                                          $  2,700,000  $  6,313,800  $  7,300,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The tax effects of the significant temporary differences which comprise the deferred tax liability at December 31, 1993, 1994 and 1995 are as follows:

                                                                          1993           1994           1995
Property and equipment..............................................  $  11,172,498  $  11,062,121  $  12,208,187
Intangibles.........................................................     (1,445,854)      (860,566)    (1,456,567)
Accrued expenses....................................................       (740,790)    (2,183,592)    (1,992,093)
Reserve for pending sale of assets..................................     (1,458,396)
Other...............................................................        372,542      1,159,493       (142,071)
                                                                      -------------  -------------  -------------
      Net liability.................................................  $   7,900,000  $   9,177,456  $   8,617,456
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. STOCK-BASED COMPENSATION PLANS

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation". The Company will continue to apply APB Opinion No. 25 in accounting for its plans as permitted by this statement. This statement however, requires that a company's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. Pro forma disclosures required by a company that elects to continue to measure compensation cost using Opinion No. 25 will be made by the Company for the year ended December 31, 1996.

    At December 31, 1995, the Company has three stock-based compensation plans, which are described below. The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan.

  1993 STOCK OPTION PLAN

    Under the Company's 1993 stock option plan, options to acquire up to 2,769,218 shares of common stock can be granted to officers and key employees at no less than the fair market value of the underlying stock on the date of grant. The plan permits the granting of non-qualified stock options as well as incentive stock options. The options vest 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter and expire 10 years after grant. The plan will terminate no later than February 7, 2003. Information pertaining to the plan for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                          NUMBER OF     OPTION PRICE
                                                                            SHARES        PER SHARE
1993:
    Outstanding at beginning of year....................................           0
    Granted.............................................................   1,535,910    $ 5.74-$ 6.46
    Exercised...........................................................     (55,980)       $5.74
    Surrendered.........................................................    (114,310)   $ 5.97-$ 6.46
    Outstanding at end of year..........................................   1,365,620    $ 5.74-$ 6.46
    Exercisable at end of year..........................................     370,500        $5.74
    Available for grant at end of year..................................      97,618
1994:
    Outstanding at beginning of year....................................   1,365,620    $ 5.74-$ 6.46
    Granted.............................................................      10,000    $13.50-$15.18
    Exercised...........................................................     (89,310)   $ 5.74-$ 5.97
    Outstanding at end of year..........................................   1,286,310    $ 5.74-$15.18
    Exercisable at end of year..........................................     734,670    $ 5.74-$13.50
    Available for grant at end of year..................................      87,618
1995:
    Outstanding at beginning of year....................................   1,286,310    $ 5.74-$15.18
    Granted.............................................................     245,000    $13.88-$15.60
    Exercised...........................................................     (27,790)   $ 5.74-$ 6.46
    Outstanding at end of year..........................................   1,503,520    $ 5.74-$15.60
    Exercisable at end of year..........................................   1,046,340    $ 5.74-$14.04
    Available for grant at end of year..................................   1,092,618

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  DIRECTORS' STOCK OPTIONS

    The Company has granted nonqualified stock options to purchase up to 65,000 shares of the Company's common stock to certain members of the Company's Board of Directors. These options vest 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter. Options to purchase up to 40,000 shares must be exercised in full prior to May 28, 1998 while the remaining options must be exercised in full prior to December 15, 2004. The exercise price of these options ranges from $5.74 per share to $14.34 per share.

  EMPLOYEE STOCK PURCHASE PLAN

    Under the 1995 Employee Stock Purchase Plan, the Company is authorized to issue up to 200,000 shares of common stock to its full-time and part-time employees, all of whom are eligible to participate. Under the terms of the Plan, employees can choose each year to have up to 10 percent of their annual base earnings withheld to purchase the Company's common stock. The purchase price of the stock is 85 percent of the lower of its beginning-of-year or end-of-year market price. Under the Plan, the Company sold 43,785 shares to employees in 1995 at a purchase price of $10.84 per share.

11. COMMITMENTS AND CONTINGENCIES

  LEASE OBLIGATIONS

    The Company and its subsidiaries lease certain land and facilities used in their operations, including local marketing agreements for certain radio stations. Future minimum rental payments under all noncancellable operating leases as of December 31, 1995 are payable as follows:

1996...................................  $2,958,000
1997...................................   2,681,000
1998...................................   2,340,000
1999...................................   1,208,000
2000...................................   1,106,000
Thereafter.............................   4,273,000
                                         ----------
                                         $14,566,000
                                         ----------
                                         ----------

    Rental expense was approximately $2,991,000, $3,336,000, and $3,471,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

    The Company has a real estate lease for office space for its Atlanta operations with an affiliate of its majority shareholder. The annual rental rate is approximately $330,000.

  LEGAL PROCEEDINGS

    The Company is a party to various legal proceedings. In the opinion of management, all such matters are adequately covered by insurance, or if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company.

12. BARTER TRANSACTIONS

    Barter revenue was approximately $5,061,000, $4,647,000, and $4,976,000 in 1993, 1994 and 1995, respectively. Barter expense was approximately $4,941,000, $4,164,000, and $5,166,000 in 1993, 1994 and 1995, respectively.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Included in accounts receivable and accounts payable in the accompanying consolidated balance sheets for 1994 and 1995 are barter accounts receivable (merchandise or services due the Company) of approximately $1,372,000 and $927,000, respectively, and barter accounts payable (air time due supplier of merchandise or service) of approximately $1,000,000 and $1,012,000, respectively.

13. RETIREMENT PLAN

    The Company maintains a defined contribution retirement plan covering substantially all employees who have met eligibility requirements. The Company matches 50% of participating employee contributions, subject to a maximum contribution by the Company of 1 1/2% of such employee's annual compensation up to $150,000 of such compensation. Total expense related to this plan was $237,875, $289,487, and $334,253 in 1993, 1994 and 1995, respectively.

14. SUBSEQUENT EVENTS

  ACQUISITIONS

    In February 1996, the Company entered into an agreement to acquire Noble Broadcast Group, Inc. ("Noble"), for $152,000,000 in cash. Noble owns 10 radio stations, 4 of which serve Denver, Colorado, with 3 each serving St. Louis, Missouri and Toledo, Ohio; and provides programming to and sells air time for two stations serving the San Diego market. The broadcast signals for the stations serving the San Diego market originate from Mexico. The agreement is subject to the approval of the Federal Communications Commission and the satisfaction of certain other conditions. Pending consummation of the transaction, the Company entered into Time Brokerage Agreements for the stations in St. Louis and Toledo which began February 21, 1996, and will expire on the purchase date. The Company will finance this acquisition from the proceeds of a new credit facility discussed below.

    In February 1996, the Company signed an agreement and plan of merger to acquire Citicasters Inc. ("Citicasters"), owner of 19 radio stations in eight U.S. markets as well as two network-affiliated television stations. Citicasters' radio stations serve Atlanta, Georgia; Cincinnati and Columbus, Ohio; Kansas City, Kansas and Missouri; Phoenix, Arizona; Portland, Oregon; Sacramento, California; and Tampa, Florida. The television stations serve Cincinnati, Ohio and Tampa, Florida. The agreement is subject to the approval of the Federal Communications Commission and the satisfaction of certain other conditions. In conjunction with this agreement, the Company has delivered to the seller a $75,000,000 nonrefundable deposit in the form of a letter of credit. The letter of credit requires annual fees of 1.25% and can be drawn upon by Citicasters if the merger agreement is terminated.

    Jacor will pay $29.50 in cash, plus, in the event that the closing does not occur prior to October 1, 1996, for each full calendar month ending prior to the merger commencing with October 1996, an additional amount of $.22125 in cash. In addition, for each share of Citicasters common stock held, Citicasters shareholders will receive one Jacor warrant to purchase a fractional share of Jacor common stock (which fraction is anticipated to be .2035247) at a price of $28.00 per full share of Jacor common stock. If the merger is not consummated by October 1, 1996, the exercise price for the warrants to purchase 4,400,000 shares of Jacor stock will be reduced to $26.00 per share. The cash purchase price, which is approximately $630,000,000, will increase by approximately $5,000,000 for each full month subsequent to October 1996 but prior to the merger.

  NEW CREDIT AGREEMENT

    On February 20, 1996 the Company entered into a new credit facility. The Company's new senior debt consists of two facilities (the "Facilities") provided under an agreement (the "Existing Credit Facility") with ten banks: a $190,000,000 reducing revolving credit facility ("Revolving A Loans") and a $110,000,000 reducing revolving credit facility ("Revolving B Loans"). Both Facilities mature on December 31, 2003. The

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) indebtedness of the Company under the Facilities is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries.

    The Revolving A Loans will be used primarily to refinance existing debt and to complete the Noble acquisition. The Revolving B Loans will be used to finance acquisitions, stock repurchases and for working capital and other general corporate purposes.

    The commitment under the Revolving A Loans will be reduced by $2,500,000 each quarter commencing January 1, 1997 and by increasing quarterly amounts in each succeeding year. The commitment under the Revolving B Loans will be reduced by $5,000,000 for each quarter commencing January 1, 1998.

    The Company is required to make mandatory prepayments of the Facilities equal to (i) net proceeds from any debt offerings, (ii) 50% of net proceeds from any equity offerings to bring the Company's leverage ratio down to 5 to 1, (iii) 50% of excess cash flow, as defined, beginning in 1997, and (iv) net after tax proceeds received from asset sales or other dispositions.

    Interest under the Facilities is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1% to 2 3/4% or the base rate announced by Banque Paribas plus up to 1 1/2%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees of 3/8% to 1/2% per annum on the unused portion of the commitment on both Facilities depending on the Company's financial leverage. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the Facilities.

    The Existing Credit Facility contains a number of covenants which, among other things, require the Company to maintain specified financial ratios and impose certain limitations on the Company with respect to (i) the incurrence of additional indebtedness; (ii) investments and acquisitions, except under specified conditions; (iii) the incurrence of additional liens; (iv) the disposition of assets; (v) the payment of cash dividends; (vi) capital expenditures; and (vii) mergers, changes in business, and transactions with affiliates.

  SUPPLEMENTARY DATA

    Quarterly Financial Data for the years ended December 31, 1994 and 1995 (Unaudited)

                                                          FIRST         SECOND                        FOURTH
                                                         QUARTER        QUARTER     THIRD QUARTER     QUARTER
                                                      -------------  -------------  -------------  -------------
1994
  Net revenue.......................................  $  19,782,029  $  30,010,219  $  28,498,476  $  28,719,724
  Operating income (loss)...........................       (519,163)     4,364,512      4,784,215      4,853,514
  Net income (loss).................................       (220,443)     2,374,259      2,629,384      3,068,316
  Net income (loss) per common share(1).............          (0.01)          0.11           0.12           0.14

1995
  Net revenue.......................................  $  24,016,183  $  30,866,300  $  32,293,562  $  31,714,786
  Operating income..................................      1,060,526      5,628,006      5,899,472      6,029,017
  Net income........................................        751,314      3,528,561      3,488,305      3,196,929
  Net income per common share(1)....................           0.04           0.17           0.17           0.16

- ------------------------------
(1) The sum of the quarterly net income (loss) per share amounts does not equal the annual amount reported as per share amounts are computed independently for each quarter.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (UNAUDITED)

                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                   --------------  --------------

                                                     ASSETS

Current assets:
    Cash and cash equivalents....................................................  $    7,436,779  $    5,889,086
    Accounts receivable, less allowance for doubtful accounts of $1,606,000 in
      1995 and $1,792,000 in 1996................................................      25,262,410      25,301,411
    Other current assets.........................................................       3,916,140       8,459,513
                                                                                   --------------  --------------
        Total current assets.....................................................      36,615,329      39,650,010
Property and equipment, net......................................................      30,801,225      39,214,100
Intangible assets, net...........................................................     127,157,762     165,282,175
Other assets.....................................................................      14,264,775     109,101,988
                                                                                   --------------  --------------
        Total assets.............................................................  $  208,839,091  $  353,248,273
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                  LIABILITIES

Current liabilities:
    Accounts payable.............................................  $ 2,312,691  $ 2,670,017
    Accrued payroll..............................................    3,177,945    1,623,631
    Accrued federal, state and local income tax..................    3,225,585    3,756,596
    Other current liabilities....................................    3,463,344    6,550,488
                                                                   -----------  -----------
        Total current liabilities................................   12,179,565   14,600,732
Long-term debt...................................................   45,500,000  183,500,000
Other liabilities................................................    3,468,995    6,115,602
Deferred tax liability...........................................    8,617,456    8,657,456
                                                                   -----------  -----------
        Total liabilities........................................   69,766,016  212,873,790
                                                                   -----------  -----------

                              SHAREHOLDERS' EQUITY

Common stock, no par value, $.10 per share stated value..........    1,815,721    1,823,723
Additional paid-in capital.......................................  116,614,230  117,101,914
Common stock warrants............................................      388,055      387,998
Retained earnings................................................   20,255,069   21,060,848
                                                                   -----------  -----------
        Total shareholders' equity...............................  139,073,075  140,374,483
                                                                   -----------  -----------
        Total liabilities and shareholders' equity...............  $208,839,091 $353,248,273
                                                                   -----------  -----------
                                                                   -----------  -----------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                                         1995           1996
                                                                                     -------------  -------------
Broadcast revenue..................................................................  $  26,840,493  $  33,572,314
    Less agency commissions........................................................      2,824,310      3,498,278
                                                                                     -------------  -------------
      Net revenue..................................................................     24,016,183     30,074,036
Broadcast operating expenses.......................................................     19,959,660     23,870,578
Depreciation and amortization......................................................      2,111,971      2,619,466
Corporate general and administrative expenses......................................        884,026      1,138,560
                                                                                     -------------  -------------
      Operating income.............................................................      1,060,526      2,445,432
Interest expense...................................................................       (104,822)    (2,111,496)
Gain on sale of radio stations.....................................................                     2,539,407
Other income, net..................................................................        309,610        227,212
                                                                                     -------------  -------------
      Income before income taxes and extraordinary loss............................      1,265,314      3,100,555
Income tax expense.................................................................       (514,000)    (1,259,000)
                                                                                     -------------  -------------
      Income before extraordinary loss.............................................        751,314      1,841,555
Extraordinary loss, net of income tax credit.......................................                      (950,775)
                                                                                     -------------  -------------
      Net income...................................................................  $     751,314  $     890,780
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common share:
    Before extraordinary loss......................................................  $        0.04  $        0.09
    Extraordinary loss.............................................................                         (0.05)
                                                                                     -------------  -------------
      Net income per common share..................................................  $        0.04  $        0.04
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Number of common shares used in per share computations.............................     21,347,440     20,502,752
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                  (UNAUDITED)

                                                                                       1995            1996
                                                                                   -------------  ---------------
Cash flows from operating activities:
    Net income...................................................................  $     751,314  $       890,780
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation...............................................................        686,522        1,010,964
      Amortization of intangibles................................................      1,425,449        1,608,502
      Extraordinary loss.........................................................                         950,775
      Provision for losses on accounts and notes receivable......................        277,892          354,583
      Deferred income tax provision (benefit)....................................        (50,000)          40,000
      Gain on sale of radio stations.............................................                      (2,539,407)
      Other......................................................................       (198,570)        (179,971)
      Change in current assets and current liabilities net of effects of acquisitions:
        Accounts receivable......................................................      4,844,835        2,778,311
        Other current assets.....................................................       (767,393)      (3,852,999)
        Accounts payable.........................................................       (273,728)         336,645
        Accrued payroll, accrued interest and other current liabilities..........       (371,551)       2,629,075
                                                                                   -------------  ---------------
Net cash provided by operating activities........................................      6,324,770        4,027,258
                                                                                   -------------  ---------------
Cash flows from investing activities:
    Capital expenditures.........................................................       (707,183)      (3,436,834)
    Cash paid for acquisitions...................................................                     (48,100,000)
    Proceeds from sale of radio stations.........................................                       6,453,626
    Purchase of Noble warrant....................................................                     (52,775,170)
    Loans made in conjunction with acquisitions..................................                     (41,625,000)
    Other........................................................................        (33,029)        (840,544)
                                                                                   -------------  ---------------
    Net cash used by investing activities........................................       (740,212)    (140,323,922)
                                                                                   -------------  ---------------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt.....................................                     190,000,000
    Proceeds from issuance of common stock.......................................        155,515          495,629
    Reduction in long-term debt..................................................                     (52,000,000)
    Payment of finance cost......................................................                      (3,696,658)
    Payment of restructuring expenses............................................        (50,000)         (50,000)
                                                                                   -------------  ---------------
    Net cash provided by financing activities....................................        105,515      134,748,971
                                                                                   -------------  ---------------
Net increase (decrease) in cash and cash equivalents.............................      5,690,073       (1,547,693)
Cash and cash equivalents at beginning of period.................................     26,974,838        7,436,779
                                                                                   -------------  ---------------
Cash and cash equivalents at end of period.......................................  $  32,664,911  $     5,889,086
                                                                                   -------------  ---------------
                                                                                   -------------  ---------------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  FINANCIAL STATEMENTS
    The December 31, 1995 consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by Generally Accepted Accounting Principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1995 and the notes thereto.

2.  ACQUISITIONS

NOBLE BROADCAST GROUP, INC.

    In February 1996, the Company agreed to acquire Noble Broadcast Group, Inc. ("Noble"), for approximately $152,000,000 in cash plus related costs and expenses. The Company entered into an agreement with the stockholders of Noble to acquire all of the outstanding capital stock of Noble for approximately $12,500,000. At the same time, the Company also purchased a warrant for $52,775,170 entitling the Company to acquire a 79.1% equity interest in Noble (the "Noble Warrant"). Upon consummation of the purchase of the outstanding Noble capital stock from the Noble stockholders and the exercise of the Noble Warrant, the Company will own 100% of the equity interests in Noble. The completion of the Company's acquisition of Noble is subject to various conditions including the receipt of consents from regulatory authorities. The Company will finance this acquisition from the proceeds of a new credit facility (see Note 4).

    Noble owns ten radio stations. Noble's radio stations serve Denver (two AM and two FM), St. Louis (one AM, two FM) and Toledo (one AM, two FM). Pending the closing of the Company's acquisition of Noble, the Company and Noble have entered into local marketing agreements with respect to Noble's radio stations in St. Louis and Toledo.

    Also, in February 1996, a wholly owned subsidiary of the Company purchased for approximately $47,000,000 certain assets from Noble relating to Noble's San Diego operations. As part of Noble's San Diego operations, Noble provided programming to and sold the air time for two radio stations serving San Diego (one AM, one FM), which programming and air time is now provided and sold by the Company. In addition, another wholly owned subsidiary of the Company provided a credit facility to Noble in the amount of $41,000,000.

CITICASTERS INC.

    In February 1996, the Company signed an agreement and plan of merger to acquire Citicasters Inc. ("Citicasters") owner of 19 radio stations in eight U.S. markets as well as two network affiliated television stations. Citicasters' radio stations serve Atlanta, Cincinnati, Columbus, Kansas City, Phoenix, Portland, Sacramento, and Tampa. The television stations serve Cincinnati and Tampa. The agreement is subject to various conditions including the receipt of consents from regulatory authorities. In conjunction with this agreement, the Company has delivered to the seller a $75,000,000 non-refundable deposit in the form of a letter of credit. The letter of credit requires annual fees of 1.25% and can be drawn upon by Citicasters if the merger agreement is terminated.

    The Company will pay $29.50 in cash per share, plus, in the event that the closing does not occur prior to October 1, 1996, for each full calendar month ending prior to the merger commencing with October 1996, an additional amount of $.22125 per share in cash. In addition, for each share of Citicasters common stock held, Citicasters shareholders will receive one Jacor warrant to purchase a fractional share of Jacor common stock

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

2.  ACQUISITIONS (CONTINUED)
(which fraction is anticipated to be .2035247) at a price of $28.00 per full share of Jacor common stock. If the merger is not consummated by October 1, 1996, the exercise price for the warrants to purchase 4,400,000 shares of Jacor stock will be reduced to $26.00 per share. The cash purchase price, which is approximately $630,000,000, will increase by approximately $5,000,000 for each full month subsequent to October, 1996 but prior to the merger.

    The above acquisitions will be accounted for as purchases. The excess cost over the fair value of identifiable net assets acquired will be amortized over 40 years. Assuming each of these acquisitions had taken place at the beginning of 1995 and 1996, respectively, unaudited pro forma consolidated results of operations would have been as follows:

                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    --------------------
                                                                                      1995       1996
                                                                                    ---------  ---------
Net revenue.......................................................................  $  64,591  $  67,005
Loss before extraordinary items...................................................     (6,860)    (8,086)
Net loss per share................................................................      (0.21)     (0.25)

3.  OTHER ASSETS
    The Company's other assets at December 31, 1995 and March 31, 1996 consist of the following:

                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                    -------------  --------------
Noble Warrant.....................................................................                 $   52,775,170
Loan to Noble.....................................................................                     40,000,000
Other.............................................................................  $  14,264,775      16,326,818
                                                                                    -------------  --------------
                                                                                    $  14,264,775  $  109,101,988
                                                                                    -------------  --------------
                                                                                    -------------  --------------

4.  DEBT AGREEMENT
    The Company's debt obligations at December 31, 1995 and March 31, 1996 consist of the following:

                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                    -------------  --------------
Indebtedness under the 1993 Credit Agreement......................................  $  45,500,000
Indebtedness under the Existing Credit Facility (described below).................                 $  183,500,000
                                                                                    -------------  --------------
                                                                                    $  45,500,000  $  183,500,000
                                                                                    -------------  --------------
                                                                                    -------------  --------------

    On February 20, 1996 the Company entered into a new credit facility. The Company's new senior debt consists of two facilities (the "Facilities") provided under an agreement (the "Existing Credit Facility") with ten banks: a $190,000,000 reducing revolving credit facility ("Revolving A Loans") and a $110,000,000 reducing revolving credit facility ("Revolving B Loans"). Both facilities mature on December 31, 2003. The indebtedness of the Company under the Facilities is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries.

    The Revolving A Loans will be used primarily to refinance existing debt and to complete the Noble acquisition. The Revolving B Loans will be used to finance acquisitions, stock repurchases and for working capital and other general corporate purposes.

    The commitment under the Revolving A Loans will be reduced by $2,500,000 each quarter commencing January 1, 1997 and by increasing quarterly amounts in each succeeding year. The commitment under the Revolving B Loans will be reduced by $5,000,000 for each quarter commencing January 1, 1998.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

4.  DEBT AGREEMENT (CONTINUED)
    The Company is required to make mandatory prepayments of the Facilities equal to (i) net proceeds from any debt offerings, (ii) 50% of net proceeds from any equity offerings to bring the Company's leverage ratio down to 5 to 1, (iii) 50% of excess cash flow, as defined, beginning in 1997, and (iv) net after tax proceeds received from asset sales or other dispositions.

    Interest under the Facilities is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1% to 2 3/4% or the base rate announced by Banque Paribas plus up to 1 1/2%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees of 3/8% to 1/2% per annum on the unused portion of the commitment on both Facilities depending on the Company's financial leverage. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the Facilities.

    The Existing Credit Facility contains a number of covenants which, among other things, require the Company to maintain specified financial ratios and impose certain limitations on the Company with respect to (i) the incurrence of additional indebtedness; (ii) investments and acquisitions, except under specified conditions; (iii) the incurrence of additional liens; (iv) the disposition of assets; (v) the payment of cash dividends; (vi) capital expenditures; and (vii) mergers, changes in business, and transactions with affiliates.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Citicasters Inc.

    We have audited the accompanying balance sheets of Citicasters Inc. and subsidiaries (formerly Great American Communications Company) as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in Note B to the financial statements, effective December 28, 1993, the Company emerged from bankruptcy pursuant to a plan of reorganization confirmed by the Bankruptcy Court on December 7, 1993. In accordance with an American Institute of Certified Public Accountants Statement of Position, the Company has adopted "fresh-start reporting" whereby its assets, liabilities, and new capital structure have been adjusted to reflect estimated fair values as of December 31, 1993. As a result, the statements of operations, shareholders' equity and cash flows for the years ended December 31, 1994 and December 31, 1995 reflect the Company's new basis of accounting and, accordingly, are not comparable to the Company's pre-reorganization statements of operations, shareholders' equity and cash flows for the year ended December 31, 1993.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citicasters Inc. and subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cincinnati, Ohio
February 23, 1996

                       CITICASTERS INC. AND SUBSIDIARIES

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1994        1995
                                          ASSETS
Current assets:
  Cash and short-term investments.........................................................  $   46,258  $    3,572
  Trade receivables, less allowance for doubtful accounts of $1,244 and $1,643............      31,851      32,495
  Broadcast program rights................................................................       5,488       5,162
  Prepaid and other current assets........................................................       2,635       3,059
                                                                                            ----------  ----------
    Total current assets..................................................................      86,232      44,288
  Broadcast program rights, less current portion..........................................       4,466       3,296
  Property and equipment, net.............................................................      25,083      33,878
  Contracts, broadcasting licenses and other intangibles, net.............................     274,695     312,791
  Deferred charges and other assets.......................................................      13,016      22,093
                                                                                            ----------  ----------
                                                                                            $  403,492  $  416,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other current liabilities........................  $   33,673  $   17,061
  Broadcast program rights fees payable...................................................       5,041       5,298
                                                                                            ----------  ----------
    Total current liabilities.............................................................      38,714      22,359
Broadcast program rights fees payable, less current portion...............................       3,666       2,829
Long-term debt............................................................................     122,291     132,481
Deferred income taxes.....................................................................      44,486      44,822
Other liabilities.........................................................................      43,398      54,163
                                                                                            ----------  ----------
    Total liabilities.....................................................................     252,555     256,654
Shareholders' equity:
  Class A Common Stock, $.01 par value, including additional paid-in capital, 500,000,000
    shares authorized; 20,203,247 and 19,976,927 shares outstanding.......................      87,831      82,936
  Retained earnings from January 1, 1994..................................................      63,106      76,756
                                                                                            ----------  ----------
    Total shareholders' equity............................................................     150,937     159,692
                                                                                            ----------  ----------
                                                                                            $  403,492  $  416,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                              PREDECESSOR
                                                                                 1993         1994        1995
Net revenues:
  Television broadcasting...................................................   $ 139,576   $  130,418  $   61,592
  Radio broadcasting........................................................      65,592       66,625      74,822
                                                                              -----------  ----------  ----------
                                                                                 205,168      197,043     136,414
                                                                              -----------  ----------  ----------
Costs and expenses:
  Operating expenses........................................................      71,730       60,682      37,416
  Selling, general and administrative.......................................      61,340       57,036      43,513
  Corporate, general and administrative expenses............................       3,996        4,796       4,303
  Depreciation and amortization.............................................      28,119       22,946      14,635
                                                                              -----------  ----------  ----------
                                                                                 165,185      145,460      99,867
                                                                              -----------  ----------  ----------
Operating income............................................................      39,983       51,583      36,547
Other income (expense):
  Interest expense, (contractual interest for 1993 was $69,806).............     (64,942)     (31,979)    (13,854)
  Minority interest.........................................................     (26,776)      --          --
  Investment income.........................................................         305        1,216       1,231
  Gain on sale of television stations.......................................      --           95,339      --
  Miscellaneous, net........................................................        (494)         447        (607)
                                                                              -----------  ----------  ----------
                                                                                 (91,907)      65,023     (13,230)
                                                                              -----------  ----------  ----------
Earnings (loss) before reorganization items and income taxes................     (51,924)     116,606      23,317
Reorganization items........................................................     (14,872)      --          --
                                                                              -----------  ----------  ----------
Earnings (loss) before income taxes and extraordinary items.................     (66,796)     116,606      23,317
Income taxes................................................................      --           53,500       9,000
                                                                              -----------  ----------  ----------
Earnings (loss) before extraordinary items..................................     (66,796)      63,106      14,317
Extraordinary items, net of tax.............................................     408,140       --          --
                                                                              -----------  ----------  ----------
Net earnings................................................................   $ 341,344   $   63,106  $   14,317
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Share data:
  Primary and Fully Diluted:
    Net earnings............................................................           *   $     2.55  $      .68
    Average common shares...................................................           *       24,777      21,017

- ------------------------
  *Share amounts are not relevant due to the effects of the reorganization.

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                              PREDECESSOR
                                                                                 1993         1994        1995
Common stock, including additional paid-in capital:
  Beginning balance.........................................................   $ 270,891   $  138,588  $   87,831
  Common stock issued:
    Exercise of stock options...............................................      --           --             273
    Stock bonus awarded.....................................................         350          297      --
  Common stock repurchased and retired......................................      --          (51,054)     (5,168)
  Effect of restructuring...................................................    (132,653)      --          --
                                                                              -----------  ----------  ----------
  Balance at end of period                                                     $ 138,588   $   87,831  $   82,936
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Retained earnings:
  Beginning balance.........................................................   $(609,920)  $   --      $   63,106
  Net earnings..............................................................     341,344       63,106      14,317
  Application of fresh-start accounting.....................................     268,576       --          --
  Cash dividends............................................................      --           --            (667)
                                                                              -----------  ----------  ----------
  Balance at end of period..................................................   $  --       $   63,106  $   76,756
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Total Shareholders' Equity..................................................   $ 138,588   $  150,937  $  159,692
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                PREDECESSOR
                                                                                   1993        1994       1995
Operating Activities:
  Net earnings................................................................   $ 341,344   $  63,106  $  14,317
  Adjustments:
    Depreciation and amortization.............................................      28,119      22,946     14,635
    Non-cash interest expense.................................................       8,780         198        190
    Other non-cash adjustments (primarily non-cash dividends on the preferred
      stock of a former subsidiary)...........................................      26,941      --         --
    Reorganization items......................................................      14,872      --         --
    Realized gains on sales of assets.........................................      (1,871)    (51,218)    --
    Extraordinary gains on retirements and refinancing of long-term debt......    (408,140)     --         --
    Decrease (increase) in trade receivables..................................      (1,635)     16,443       (644)
    Decrease (increase) in broadcast program rights, net of fees payable......         201        (146)       916
    Increase (decrease) in accounts payable, accrued expenses and other
      liabilities.............................................................       9,514      (2,891)    (5,885)
    Increase (decrease) in deferred taxes.....................................      --          (6,559)       336
    Other.....................................................................         306      (4,389)      (634)
                                                                                -----------  ---------  ---------
                                                                                    18,431      37,490     23,231
                                                                                -----------  ---------  ---------
Investing Activities:
  Deposits on broadcast stations to be acquired...............................      --          --         (7,500)
  Purchases of:
    Broadcast stations........................................................      --         (16,000)   (50,598)
    Real estate, property and equipment.......................................      (5,967)     (7,569)   (11,857)
  Sales of:
    Broadcast stations........................................................       1,600     381,547     --
    Entertainment businesses:
      Cash proceeds received..................................................      --           5,000     --
      Cash expenses related to sale...........................................      (6,021)       (813)       (22)
    Investments and other subsidiaries........................................      --           2,841     --
  Other.......................................................................      (1,131)        204       (378)
                                                                                -----------  ---------  ---------
                                                                                   (11,519)    365,210    (70,355)
                                                                                -----------  ---------  ---------
Financing Activities:
  Retirements and refinancing of long-term debt...............................    (370,150)   (505,824)    (3,500)
  Additional long-term borrowings.............................................     355,339     195,350     13,500
  Financing costs.............................................................     (13,549)     --         --
  Common shares repurchased...................................................      --         (51,054)    (5,168)
  Cash dividends paid on common stock.........................................      --          --           (667)
  Proceeds from the sale of common stock......................................       1,161      --         --
  Other.......................................................................      --             297        273
                                                                                -----------  ---------  ---------
                                                                                   (27,199)   (361,231)     4,438
                                                                                -----------  ---------  ---------
Net Increase (Decrease) in Cash and Short-Term Investments....................     (20,287)     41,469    (42,686)
Cash and short-term investments at beginning of period........................      25,076       4,789     46,258
                                                                                -----------  ---------  ---------
Cash and short-term investments at end of period..............................   $   4,789   $  46,258  $   3,572
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

  SUPPLEMENTARY SCHEDULE TO THE STATEMENT OF CASH FLOWS--REORGANIZATION ITEMS
                                 (IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                        DECEMBER
                                                                                                        31, 1993
                                                                                                       PREDECESSOR
Effects of Reorganization Activities:
  Cash Items:
    Operating activities:
      Professional fees and other expenses related to bankruptcy proceedings and consummation of the
        reorganization...............................................................................   $ (10,633)
                                                                                                       -----------
                                                                                                       -----------
    Financing activities:
      Long-term debt issued for cash.................................................................   $   6,339
      Common stock issued for cash...................................................................       1,161
                                                                                                       -----------
                                                                                                        $   7,500
                                                                                                       -----------
                                                                                                       -----------
  Non Cash Items:
    Increase in long-term debt (primarily reduction in original issue discount)......................   $  25,967
    Net adjustment of accounts to fair value.........................................................     (15,961)
    Decrease in liabilities subject to exchange......................................................     (40,423)

    Increase in accrued liabilities (professional fees and other expenses related to consummation of
      the reorganization)............................................................................       1,438
    Decrease in long-term debt through the issuance of common stock..................................    (221,541)
    Elimination of minority interest (preferred stock of subsidiary) through the issuance of common
      stock..........................................................................................    (274,932)
    Common stock issued in reorganization............................................................     134,762
                                                                                                       -----------
                                                                                                        $(390,690)
                                                                                                       -----------
                                                                                                       -----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

A. ACCOUNTING POLICIES

    ORGANIZATION. Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.

    BASIS OF PRESENTATION. The accompanying financial statements include the accounts of Citicasters Inc. and its subsidiaries. For purposes of the financial statements and notes hereto the term "Predecessor" refers to Great American Communications Company and its subsidiaries prior to emergence from chapter 11 bankruptcy. Significant intercompany balances and transactions have been eliminated.

    On December 28, 1993, the Predecessor completed its comprehensive financial restructuring through a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code (see Note B for a description of the reorganization). Pursuant to the reporting principles of AICPA Statement of Position No. 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), Predecessor adjusted its assets and liabilities to their estimated fair values upon consummation of the reorganization. The adjustments to reflect the consummation of the reorganization as of December 31, 1993, including, among other things, the gain on debt discharge and the adjustment to record assets and liabilities at their fair values, have been reflected in the accompanying financial statements. The Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the year ended December 31, 1993 are presented on a historical cost basis without giving effect to the reorganization. Therefore, the Statements of Operations, Changes in Shareholders' Equity and Cash Flows for periods after December 31, 1993 are generally not comparable to prior periods and are separated by a line (see Note
B).

    All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.

    American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares (37.8%) of Citicasters' outstanding Common Stock at March 1, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,428,166 shares (17.1%) of Citicasters' outstanding Common Stock.

    USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

    BROADCAST PROGRAM RIGHTS. The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per-showing basis, whichever results in the greater aggregate amortization.

    PROPERTY AND EQUIPMENT. Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-40 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES. Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast station over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of Citicasters at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 34 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of broadcast stations over the remaining amortization period, Citicasters' carrying value of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

    INCOME TAXES. Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized.

    EARNINGS PER SHARE. Primary and fully diluted earnings per share in 1994 and 1995 are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. As a result of the effects of the reorganization, per share data for the year ended December 31, 1993 has been rendered meaningless and, therefore, per share information for this period has been omitted from the accompanying financial statements.

    STOCK BASED COMPENSATION. The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

    STATEMENT OF CASH FLOWS. For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the financial statements are those which had a maturity of three months or less when acquired.

B.  REORGANIZATION

    On December 28, 1993, Citicasters completed its comprehensive financial restructuring that was designed to enhance its long-term viability by adjusting its capitalization to reflect current and projected operating performance levels. The Predecessor accomplished the reorganization of its debt and preferred stock obligations through "prepackaged" bankruptcy filings made under chapter 11 of the Bankruptcy Code by the Predecessor and two of its former non-operating subsidiaries. The Predecessor's primary operating subsidiary, Great American Television and Radio Company, Inc., was not a party to any such filings under the Bankruptcy Code.

    Acceptances for a prepackaged plan of reorganization were solicited in October and early November 1993. The plan of reorganization described below was overwhelmingly approved by the creditors and shareholders. The Predecessor filed its bankruptcy petition with the Bankruptcy Court on November 5, 1993. The plan was confirmed on December 7, 1993 and became effective on December 28, 1993. Under the terms of the plan the following occurred:

    - Predecessor effected a reverse stock split; issuing 2.25 shares of a new class of common stock for each 300 shares of common stock outstanding prior to the reorganization.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    - Debt with a carrying value of $634.8 million was exchanged for 23,256,913 shares of common stock and $426.6 million in debt.

    - Preferred stock of a subsidiary was exchanged for 1,515,499 shares of common stock.

    - American Financial fulfilled a commitment to contribute $7.5 million in cash for which it received approximately $6.3 million principal amount of 14% Notes and 213,383 shares of common stock.

    - The net expense incurred as a result of the chapter 11 filings and subsequent reorganization has been segregated from ordinary operations in the Statement of Operations. Reorganization items for 1993 include the following (in thousands):

Financing costs............................................................  $  25,967
Adjustments to fair value..................................................    (15,961)
Professional fees and other expenses related to bankruptcy.................      4,914
Interest income............................................................        (48)
                                                                             ---------
                                                                             $  14,872
                                                                             ---------
                                                                             ---------

    Financing costs consist of the unamortized portion of original issue discount and deferred financing costs relating to debt subject to exchange as of the date the petition for bankruptcy was filed (November 5, 1993). Adjustments to fair value reflect the net change to state assets and liabilities at estimated fair value as of December 31, 1993. Interest income is attributable to the accumulation of cash and short-term investments after commencement of the chapter 11 cases.

    Pursuant to the fresh-start reporting provisions of SOP 90-7, the Predecessor's assets and liabilities were revalued and a new reporting entity was created with no retained earnings or accumulated deficit as of the effective date. The period from the effective date to December 31, 1993 was considered immaterial thus, December 31, 1993 was used as the effective date for recording the fresh-start adjustments. Predecessor's results of operations for the period from the effective date of the restructuring to December 31, 1993 have been reflected in the Statement of Operations for the year ended December 31, 1993.

    The reorganization values of the assets and liabilities were determined based upon several factors including: prices and multiples of broadcast cash flow (operating income before depreciation and amortization) paid in purchase and business combination transactions, projected operating results of the broadcast stations, market values of publicly traded broadcast companies, economic and industry information and the reorganized capital structure. The foregoing factors resulted in a range of reorganization values between $75 and $200 million. Based upon an analysis of all of this data, management determined that the reorganization value of the company would be $138.6 million.

    The gain on debt discharge is summarized as follows (in thousands):

Carrying value of debt securities subject to exchange, including accrued interest................................................................  $ 318,447
Carrying value of preferred stock of subsidiary, including accrued
  dividends...............................................................    309,608
Aggregate principal amount of 14% Senior Extendable Notes issued in
  exchanges, including accrued interest since June 30, 1993...............    (71,236)
Aggregate value of common stock issued in exchanges.......................   (134,762)
Expenses attributable to consummation of the reorganization...............     (7,573)
                                                                            ---------
Total gain on debt discharge (See Note J).................................  $ 414,484
                                                                            ---------
                                                                            ---------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

C.  ACQUISITIONS AND DISPOSITIONS

    During  June 1995,  Citicasters acquired its  second FM  station in Portland
(KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995. In December 1995, the Company began operating WHOK-FM, WLLD-FM and WLOH-AM in Columbus under a local marketing agreement and acquired the stations in January 1996 for $24 million.

    During 1994, Citicasters sold one AM and three FM radio stations and acquired or commenced the operation of two FM radio stations. The following table sets forth certain information regarding these radio station transactions:

                                                                                         ACQUISITION
                                            DATE OPERATIONS           DATE OF            PRICE/ SALES
                                           COMMENCED/CEASED           CLOSING               PRICE
Acquisitions:
  Sacramento (KRXQ-FM)..................      January 1, 1994            May 27, 1994   $   16 million
  Cincinnati (WWNK-FM)..................       April 25, 1994          April 21, 1995   $   15 million
Dispositions:
  Detroit (WRIF-FM).....................     January 23, 1994      September 23, 1994   $ 11.5 million
  Milwaukee (WLZR-FM&AM)................       April 14, 1994          April 14, 1994   $    7 million
  Denver (KBPI-FM)......................       April 19, 1994          August 5, 1994   $    8 million

    In the aggregate, the purchases and sales of radio stations completed in 1994 and 1995 did not have a material effect on Citicasters' results. No gain or loss was recognized on the radio stations sold during 1994, because those stations were valued at their respective sales price under the fresh-start reporting provision of SOP 90-7.

    During September and October 1994, Citicasters sold four of its network affiliated television stations to entities affiliated with New World Communications Group Incorporated ("New World"). The stations sold included KSAZ in Phoenix, WDAF in Kansas City, WBRC in Birmingham and WGHP in Greensboro/ Highpoint. Citicasters received $355.5 million in cash and a warrant to purchase, for five years, 5,000,000 shares of New World Common Stock at $15 per share. The warrant was valued at $10 million and is included in the balance sheet caption "Deferred charges and other assets." Citicasters recorded a pretax gain of $95.3 million ($50.1 million after tax) on these sales. Proceeds from the sales were used to retire long-term debt and to repurchase shares of the Company's Common Stock. During 1995, the terms of the warrant were amended to modify the registration rights relating to the underlying shares. In consideration for such modification, the exercise price was increased from $15 to $16 per share.

    The following unaudited proforma financial information is based on the historical financial statements of Citicasters, adjusted to reflect the television station sales, retirement of long-term debt, the effects of the December 1993 reorganization and the February 1994 refinancing of subordinated debt (in thousands except per share data).

                                                                                   YEAR ENDED DECEMBER
                                                                                     1993  31,   1994
Net revenues....................................................................  $  119,597  $  128,375
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Operating income................................................................  $   20,142  $   30,624
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Net earnings....................................................................  $    4,244  $   11,582
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Net earnings per share..........................................................  $      .16  $      .47
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

D. PROPERTY AND EQUIPMENT

    Property and equipment at December 31, consisted of the following (in thousands):

                                                                                      1994       1995

Land and land improvements.......................................................  $    5,305  $   5,883
Buildings and improvements.......................................................      10,710     15,458
Operating and other equipment....................................................      13,873     22,771
                                                                                   ----------  ---------
                                                                                       29,888     44,112
Accumulated depreciation.........................................................      (4,805)   (10,234)
                                                                                   ----------  ---------
                                                                                   $   25,083  $  33,878
                                                                                   ----------  ---------
                                                                                   ----------  ---------

    Pursuant to the fresh-start reporting principles of SOP 90-7, the carrying value of property and equipment was adjusted to estimated fair value as of the effective date of the reorganization, which included the restarting of accumulated depreciation. Depreciation expense relating to property and equipment was $11.6 million in 1993; $8.7 million in 1994; and $5.4 million in 1995.

E.  CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES

    Contracts, broadcasting licenses and other intangibles at December 31, consisted of the following (in thousands):

                                                                                     1994        1995

Licenses, network affiliation agreements and other market related intangibles...  $  275,629  $  322,749
Reorganization value in excess of amounts allocable to identifiable assets......       7,998       7,998
                                                                                  ----------  ----------
                                                                                     283,627     330,747
Accumulated amortization........................................................      (8,932)    (17,956)
                                                                                  ----------  ----------
                                                                                  $  274,695  $  312,791
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    Citicasters' carrying value of its broadcasting assets was adjusted to estimated fair value as of the effective date of the reorganization pursuant to the reporting principles of SOP 90-7. This adjustment included, among other things, the restarting of accumulated amortization related to intangibles.

    Amortization expense relating to contracts, broadcasting licenses and other intangibles was $16.5 million in 1993; $14.2 million in 1994; and $9.3 million in 1995.

F.  LONG-TERM DEBT

    Long-term debt at December 31, consisted of the following (in thousands):

                                                                                     1994        1995
Citicasters:
  9 3/4% Senior Subordinated Notes due February 2004, less unamortized discount of $2,709 and $2,519 (imputed interest rate 10.13%).........................  $  122,291  $  122,481
Subsidiaries:
  Bank credit facility..........................................................      --          10,000
                                                                                  ----------  ----------
    Total long-term debt........................................................  $  122,291  $  132,481
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    At December 31, 1995, the only sinking fund or other scheduled principal payments due during the next five years is $10 million, due in 1998.

    Cash interest payments were $45.1 million in 1993; $27.1 million in 1994; and $12.9 million in 1995.

    In February 1994, Citicasters refinanced its 14% Notes and the 13% Senior Subordinated Notes due 2001 through the issuance of $200 million principal amount of 9 3/4% Senior Subordinated Notes due 2004 ("9 3/4% Notes"). The 9 3/4% Notes were issued at a discount; the net proceeds were $195.4 million. No gain or loss was recognized on these transactions. A portion of the proceeds from the sale of the four television stations ($305 million) was used to retire long-term debt including $75 million principal amount of the 9 3/4% Notes.

    In October 1994, Citicasters entered into a bank credit agreement with a group of banks providing two revolving credit facilities: a $125 million facility to fund future acquisitions and a $25 million working capital facility. The acquisition facility is available through December 31, 2001. The maximum amount available under this facility will be reduced by $7.5 million per quarter beginning in the first quarter of 1998. The working capital facility is available through December 31, 1997. Citicasters is required to use excess cash flow to reduce amounts outstanding under the facilities if leverage ratios exceed certain levels.

    The interest rate under the facilities varies depending on Citicasters' leverage ratio. In the case of the base rate option, the rate ranges from the base rate to the base rate plus .75%. In the case of the eurodollar rate option, the rate ranges from 1% to 2% over the eurodollar rate. The weighted average interest rate on Citicasters outstanding bank debt as of December 31, 1995 was 6.84%. The bank credit facilities are secured by substantially all the assets of Citicasters. As of March 1, 1996, Citicasters had $26 million outstanding under the acquisition facility.

    Citicasters' 9 3/4% Notes require a prepayment of the 9 3/4% Notes in the event of certain changes in the control of Citicasters and further require the proceeds from certain asset sales to be used to partially redeem 9 3/4% Notes.

    At December 31, 1995 the market of the 9 3/4% Notes exceeded carrying value by approximately $1.5 million.

G. SHAREHOLDERS' EQUITY

    Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

    During 1994 and 1995, Citicasters acquired 2,354,475 and 254,760 shares of its common stock from several unaffiliated institutions for $51.1 million and $5.2 million, respectively. Under the most restrictive provision of Citicasters' debt covenants, Citicasters may acquire an additional $8.7 million of its common stock.

    During 1995, Citicasters' Board of Directors twice declared three-for-two stock splits of its outstanding common stock. All share and per share data have been restated to reflect both stock splits.

    The Company's debt instruments contain certain covenants which limit the amount of dividends which Citicasters is able to pay on its common stock. Under the most restrictive provision of Citicasters' debt covenants, dividends are limited to a maximum of $2.5 million annually. Citicasters paid a dividend of $.03 per common share in 1995. Under the merger agreement with Jacor (see Note
M), Citicasters will not be permitted to pay dividends without the prior consent of Jacor.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    Changes in the number of shares of common stock are shown in the following table:

Predecessor:
  Outstanding at January 1, 1993........................................  56,729,434
  Effect of reverse stock split in restructuring........................  (56,303,963)
  Issued in restructuring for exchanges of securities...................  24,772,412
  Issued for cash.......................................................     213,383
Citicasters:
  Stock bonuses awarded to employees....................................      52,425
                                                                          ----------
  Outstanding at December 31, 1993......................................  25,463,691
  Stock bonuses awarded to employees....................................      37,125
  Stock repurchased and retired.........................................  (5,297,569)
                                                                          ----------
  Outstanding at December 31, 1994......................................  20,203,247
  Exercise of stock option..............................................      29,812
  Stock repurchased and retired.........................................    (256,132)
                                                                          ----------
  Outstanding at December 31, 1995......................................  19,976,927
                                                                          ----------
                                                                          ----------

    Following the consummation of the reorganization, the Board of Directors established the 1993 Stock Option Plan. The Plan provides for granting both non-qualified and incentive stock options to key employees. There are 1,800,000 common shares reserved for issuance under the 1993 Plan. During 1994, the Board of Directors established the 1994 Directors Stock Option Plan. The Plan provides for the granting of options to non-employee directors of Citicasters. There are 450,000 common shares reserved for issuance under the 1994 Plan. Options under both plans become exercisable at the rate of 20% per year commencing one year after grant and expire at the earlier of 10 years from the date of grant, three months after termination of employment or retirement as a director, or one year after the death or disability of the holder.

    Stock option data for Citicasters' stock option plans are as follows:

                                                          1994                        1995
                                               --------------------------  ---------------------------
                                                            OPTION PRICE                OPTION PRICE
                                                 SHARES      PER SHARE       SHARES       PER SHARE

Outstanding, beginning of period.............   1,307,250  $         6.67   1,614,375  $   6.67-$10.33
Granted......................................     498,375  $  9.77-$10.33      57,500  $  18.00-$25.50
Exercised....................................      --            --           (29,812) $          6.67
Terminated...................................    (191,250) $         6.67      --            --
                                               ----------  --------------  ----------  ---------------
Outstanding, December 31.....................   1,614,375  $  6.67-$10.33   1,642,063  $   6.67-$25.50
                                               ----------  --------------  ----------  ---------------
                                               ----------  --------------  ----------  ---------------
Exercisable, December 31.....................     223,200  $         6.67     516,263  $   6.67-$10.33
                                               ----------  --------------  ----------  ---------------
                                               ----------  --------------  ----------  ---------------
Available for grant December 31..............     635,625                     607,937
                                               ----------                  ----------
                                               ----------                  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

H. INCOME TAXES

    Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Significant components of Citicasters' deferred tax assets and liability as of December 31, are as follows (in thousands):

                                                                                      1994       1995
Deferred tax assets:
  Accrued expenses and other......................................................  $   8,190  $   8,409
Deferred tax liability:
Book over tax basis of depreciable assets.........................................     52,676     53,231
                                                                                    ---------  ---------
Net deferred tax liability........................................................  $  44,486  $  44,822
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The following is a reconciliation of Federal income taxes at the "statutory" rate of 35% in 1993, 1994, and 1995 and as shown in the Statement of Operations (in thousands):

                                                                    PREDECESSOR
                                                                       1993         1994        1995
Earnings (loss) from continuing operations before income taxes....   $ (66,796)  $  116,606  $   23,317
Extraordinary items...............................................     408,140       --          --
                                                                    -----------  ----------  ----------
Adjusted earnings before income taxes.............................   $ 341,344   $  116,606  $   23,317
                                                                    -----------  ----------  ----------
                                                                    -----------  ----------  ----------
Income taxes at the statutory rate................................   $ 119,470   $   40,812  $    8,161
Effect of:
  Book basis over tax basis of stations sold......................      --            8,472      --
  Goodwill........................................................        (630)         599          74
  Minority interest...............................................       9,372       --          --
  Certain reorganization items....................................    (127,606)      --          --
  State taxes net of Federal income tax benefit...................      --            3,575         650
  Other...........................................................        (606)          42         115
                                                                    -----------  ----------  ----------
  Income taxes as shown in the Statement of Operations............   $      --   $   53,500  $    9,000
                                                                    -----------  ----------  ----------
                                                                    -----------  ----------  ----------

      Income tax provision as applied to continuing operations consists of (in thousands):

                                                     PREDECESSOR
                                                        1993         1994       1995

Current taxes.....................................    $  --        $  42,800  $   7,300
Deferred taxes....................................       --            5,200        700
State taxes.......................................       --            5,500      1,000
                                                          -----    ---------  ---------
                                                      $  --        $  53,500  $   9,000
                                                          -----    ---------  ---------
                                                          -----    ---------  ---------

    Federal income taxes of $7 million and $8.4 million were paid in cash during 1994 and 1995, respectively.

I.  DISCONTINUED OPERATIONS

    During 1994, Citicasters received an additional $5 million related to the 1991 sale of its entertainment businesses. The after-tax proceeds were credited to reorganization intangibles. A final distribution is scheduled to occur in December 1996. It is not possible to quantify the amount of the distribution Citicasters will receive at that time.

J.  EXTRAORDINARY ITEMS

    Predecessor's extraordinary items in 1993 consisted of a loss of $6.3 million from the retirement of debt prior to the reorganization and a gain of $414.5 million on debt discharge in the reorganization.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

K.  PENDING LEGAL PROCEEDINGS

    Management,  after review and consultation  with counsel, considers that any liability from litigation pending against Citicasters and any of its subsidiaries would not materially affect the consolidated financial position or results of operations of Citicasters and its subsidiaries.

L.  ADDITIONAL INFORMATION

    Quarterly Operating Results (Unaudited)--The following are quarterly results of consolidated operations for 1994 and 1995 (in thousands except per share data).

                                                     1ST        2ND        3RD        4TH
                                                   QUARTER    QUARTER    QUARTER    QUARTER     TOTA1
1994
  Net revenues..................................  $  48,449  $  60,423  $  50,908  $  37,263  $  197,043
  Operating income..............................      7,193     18,321     13,386     12,683      51,583
  Net earnings (loss)...........................     (1,752)     5,161     44,851     14,846      63,106
  Net earnings (loss) per share.................  $    (.07) $     .20  $    1.75  $     .67  $     2.55
1995
  Net revenues..................................  $  29,045  $  36,886  $  34,126  $  36,357  $  136,414
  Operating income..............................      4,724     11,588      8,910     11,325      36,547
  Net earnings..................................      1,278      5,242      3,282      4,515      14,317
 *Net earnings per share........................  $     .06  $     .25  $     .15  $     .21  $      .68

- ------------------------
* The sum of the quarterly earnings per share does not equal the earnings per share computed on a year-to-date basis due to rounding.

    Citicasters' financial results are seasonal. Revenues are higher in the second and fourth quarter and lower in the first and third quarter; the first quarter is the lowest of the year.

    During the third and fourth quarters of 1994, Citicasters recorded net earnings of $41.7 million and $8.4 million, respectively, attributable to the sale of the four television stations.

    Included in selling, general and administrative expenses in 1993, 1994 and 1995 are charges of $6.6 million, $7.2 million and $5.8 million, respectively, for advertising and charges of $2.4 million, $2.2 million and $1.3 million, respectively, for repairs and maintenance.

M. SUBSEQUENT EVENT

    On February 12, 1996, Citicasters and Jacor Communications, Inc. entered into a merger agreement by which Jacor will acquire Citicasters. Under the agreement, for each share of Citicasters' stock, Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per share. If the closing occurs after September 1996 the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates have agreed to execute irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.

                       CITICASTERS INC. AND SUBSIDIARIES
                      CONDENSED BALANCE SHEET -- UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                         DECEMBER 31,  MARCH 31,
                                                                                             1995         1996
                                                                                         ------------  ----------
Current assets:
    Cash and short-term investments....................................................   $    3,572   $    6,238
    Trade receivables, less allowance for doubtful accounts of $1,643 and $1,603.......       32,495       27,835
    Broadcast program rights...........................................................        5,162        4,596
    Prepaid and other current assets...................................................        3,059        2,687
                                                                                         ------------  ----------
        Total current assets...........................................................       44,288       41,356
    Broadcast program rights, less current portion.....................................        3,296        2,406
    Property and equipment, net........................................................       33,878       37,159
    Contracts, broadcasting licenses and other intangibles, less accumulated
      amortization of $17,956 and $20,489..............................................      312,791      331,258
    Deferred charges and other assets..................................................       22,093       14,549
                                                                                         ------------  ----------
                                                                                          $  416,346   $  426,728
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable accrued expenses and other current liabilities...   $  17,061   $  12,983
    Broadcast program rights fees payable.............................       5,298       4,645
                                                                        -----------  ---------
        Total current liabilities.....................................      22,359      17,628
    Broadcast program rights fees payable, less current portion.......       2,829       2,212
    Long-term debt....................................................     132,481     148,532
    Deferred income taxes.............................................      44,822      44,822
    Other liabilities.................................................      54,163      54,200
                                                                        -----------  ---------
        Total liabilities.............................................     256,654     267,394
Shareholders' equity:
    Common Stock, $.01 par value, including additional paid-in capital; 500,000,000 shares authorized; 19,976,927 and
      20,007,552 shares outstanding...................................      82,936      83,148
    Retained earnings from January 1, 1994............................      76,756      76,186
                                                                        -----------  ---------
        Total shareholders' equity....................................     159,692     159,334
                                                                        -----------  ---------
                                                                         $ 416,346   $ 426,728
                                                                        -----------  ---------
                                                                        -----------  ---------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                 CONDENSED STATEMENT OF OPERATIONS -- UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
Net Revenues:
    Television broadcasting.................................................................  $  14,086  $  13,677
    Radio broadcasting......................................................................     14,959     17,500
                                                                                              ---------  ---------
                                                                                                 29,045     31,177
                                                                                              ---------  ---------
Costs and expenses:
    Operating expenses......................................................................      9,144     10,034
    Selling, general and administrative.....................................................     10,735     11,694
    Corporate general and administrative....................................................      1,123      1,053
    Depreciation and amortization...........................................................      3,319      4,065
                                                                                              ---------  ---------
                                                                                                 24,321     26,846
                                                                                              ---------  ---------
Operating income............................................................................      4,724      4,331
Other income (expense):
    Interest expense........................................................................     (3,513)    (3,734)
    Investment income.......................................................................        680         55
    Miscellaneous, net......................................................................        187     (1,522)
                                                                                              ---------  ---------
                                                                                                 (2,646)    (5,201)
                                                                                              ---------  ---------
Earnings (loss) before income taxes.........................................................      2,078       (870)
Income tax (benefit)........................................................................        800       (300)
                                                                                              ---------  ---------
NET EARNINGS (LOSS).........................................................................  $   1,278  $    (570)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
SHARE DATA:
    Primary and Fully Diluted:
      Net earnings (loss)...................................................................  $     .06  $    (.03)
    Average common shares...................................................................     20,819     21,119

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
      CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY -- UNAUDITED
                                 (IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
Common Stock, including additional paid-in capital:
    Beginning balance.....................................................................  $   87,831  $   82,936
Common Stock issued:
    Exercise of stock options.............................................................         162         212
Common Stock repurchased and retired......................................................        (329)     --
                                                                                            ----------  ----------
Balance at end of period..................................................................  $   87,664  $   83,148
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Retained earnings:
    Beginning balance.....................................................................      63,106      76,756
    Net earnings (loss)...................................................................       1,278        (570)
                                                                                            ----------  ----------
                                                                                            $   64,384  $   76,186
                                                                                            ----------  ----------
                                                                                            ----------  ----------
TOTAL SHAREHOLDERS' EQUITY................................................................  $  152,048  $  159,334
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                 CONDENSED STATEMENT OF CASH FLOWS -- UNAUDITED
                                 (IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                             ---------------------
                                                                                               1995        1996
                                                                                             ---------  ----------
OPERATING ACTIVITIES:
    Net earnings (loss)....................................................................  $   1,278  $     (570)
    Adjustments:
      Depreciation and amortization........................................................      3,319       4,065
      Non-cash interest expense............................................................         46          51
      Decrease in trade receivables........................................................      6,308       4,660
      Decrease (increase) in broadcast program rights, net of fees payable.................         (7)        186
      Decrease in accounts payable, accrued expenses and other liabilities.................     (9,459)     (4,000)
      Other................................................................................        487         150
                                                                                             ---------  ----------
                                                                                                 1,972       4,542
                                                                                             ---------  ----------
INVESTING ACTIVITIES:
    Deposits on broadcast stations to be acquired..........................................     (4,900)     --
    Purchases of:
      Broadcast stations...................................................................     --         (16,500)
      Real estate, property and equipment..................................................     (2,591)     (1,820)
    Other..................................................................................         60         232
                                                                                             ---------  ----------
                                                                                                (7,431)    (18,088)
                                                                                             ---------  ----------
FINANCING ACTIVITIES:
    Additional long-term borrowings........................................................     --          16,000
    Common shares repurchased..............................................................       (328)     --
    Other..................................................................................        161         212
                                                                                             ---------  ----------
                                                                                                  (167)     16,212
                                                                                             ---------  ----------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS.................................     (5,626)      2,666
Cash and short-term investments at beginning of period.....................................     46,258       3,572
                                                                                             ---------  ----------
Cash and short-term investments at end of period...........................................  $  40,632  $    6,238
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

A.  ACCOUNTING POLICIES
    ORGANIZATION Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.

    BASIS OF PRESENTATION The accompanying financial statements for Citicasters Inc. are unaudited, but Citicasters believes that all adjustments (consisting only of normal recurring accruals, unless otherwise disclosed herein) necessary for fair presentation have been made. The results of operations for interim periods are not necessarily indicative of results to be expected for the year. The financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary to be in conformity with generally accepted accounting principles. Significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to conform to the current year's presentation.

    All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.

    American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares or 37.8% of Citicasters' outstanding Common Stock at April 15, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,341,936 shares or 16.7% of Citicasters' outstanding Common Stock.

    USE OF ESTIMATES The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

    BROADCAST PROGRAM RIGHTS The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per showing basis, whichever results in the greater aggregate amortization.

    PROPERTY AND EQUIPMENT Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-20 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.

    CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast stations over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of the Company at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 35 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of the Company's broadcast stations over the remaining amortization period, Citicasters' carrying values of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

                       CITICASTERS INC. AND SUBSIDIARIES
              NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)

A.  ACCOUNTING POLICIES (CONTINUED)
    DEBT DISCOUNT Debt discount is being amortized over the life of the related debt obligations by the interest method.

    INCOME TAXES Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized

    EARNINGS PER SHARE Primary and fully diluted earnings per share are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. The effect of the options was to increase average shares outstanding by 1,116,000 shares for the three months ended March 31, 1996.

    STOCK BASED COMPENSATION The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and, accordingly, recognizes no compensation expense for the stock option grants.

    STATEMENT OF CASH FLOWS For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the Financial Statements are those which had a maturity of three months or less when acquired.

B.  ACQUISITIONS AND DISPOSITIONS
    On February 12, 1996, Citicasters and Jacor Communications, Inc. entered into a merger agreement, by which Jacor will acquire Citicasters. Under the agreement, for each share of Citicasters' stock Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per full share. If the closing occurs after September 1996, the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates executed irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.

    During January 1996, Citicasters acquired two additional FM radio stations (WHOK and WLLD) and an additional AM radio station (WLOH) in Columbus for $24 million. Citicasters borrowed from its acquisition facility to fund the purchases. In the aggregate, the purchases of radio stations completed during 1995 and 1996 did not have a material effect on the Company's results.

    During June 1995,  Citicasters acquired  its second FM  station in  Portland
(KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995.

                       CITICASTERS INC. AND SUBSIDIARIES
              NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)

C.  LONG-TERM DEBT
    Long-term debt consisted of the following (in thousands):

                                                                               DECEMBER 31,  MARCH 31,
                                                                                   1995         1996
                                                                               ------------  ----------
Citicasters:
    9 3/4% Senior Subordinated Notes due February 2004, less unamortized
      discount of $2,519 and $2,468 (imputed interest rate 10.13%)...........   $  122,481   $  122,532
Subsidiaries:
    Bank credit facility.....................................................       10,000       26,000
                                                                               ------------  ----------
                                                                                $  132,481   $  148,532
                                                                               ------------  ----------
                                                                               ------------  ----------

    As of March 31, 1996, Citicasters had $99 million of bank credit available under a $125 million acquisition facility and all $25 million of bank credit available under a working capital facility.

D.  SHAREHOLDERS' EQUITY
    Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Noble Broadcast Group, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Noble Broadcast Group, Inc. and its subsidiaries at December 25, 1994 and December 31, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 2 to the consolidated financial statements, in February
1996  the  Company  entered  into  an   agreement  to  be  purchased  by   Jacor
Communications, Inc.

PRICE WATERHOUSE LLP

San Diego, California
March 21, 1996

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER     DECEMBER
                                                                        25,         31,
ASSETS                                                                 1994         1995
Current assets:
    Cash and cash equivalents.....................................................  $    2,134,000  $     447,000
    Accounts receivable, less allowance for doubtful accounts of $515,000 and
      $455,000....................................................................      12,401,000      9,094,000
    Prepaid expenses and other....................................................       2,084,000      2,290,000
                                                                                    --------------  -------------
        Total current assets......................................................      16,619,000     11,831,000
Property, plant and equipment, net................................................       7,623,000      9,333,000
Intangible assets, less accumulated amortization of $33,718,000 and $25,734,000...      89,849,000     50,730,000
Other assets......................................................................       1,932,000      5,333,000
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    3,537,000  $   2,867,000
    Accrued interest..............................................................       6,477,000      1,674,000
    Accrued payroll and related expenses..........................................       1,720,000      1,077,000
    Other accrued liabilities.....................................................       4,364,000      3,081,000
    Current portion of long-term debt.............................................     167,209,000      3,611,000
    Unamortized carrying value of subordinated debt...............................      19,445,000
                                                                                    --------------  -------------
        Total current liabilities.................................................     202,752,000     12,310,000
Long-term debt, less current portion..............................................         232,000     78,000,000
Deferred income taxes.............................................................                      8,568,000
Other long-term liabilities.......................................................         683,000        640,000
                                                                                    --------------  -------------
Total liabilities.................................................................     203,667,000     99,518,000
                                                                                    --------------  -------------
Mandatorily redeemable Class A-1 common stock, $.01 par value; 1,580,285 shares
 authorized; 249,931 shares issued and outstanding in 1994........................      35,066,000
                                                                                    --------------  -------------
Stockholders' deficit:
    Class A common stock, $.000001 par value; 1,569,514 shares authorized, 49,904
      shares issued and outstanding in 1995.......................................        --             --
    Class B common stock, $.01 par value and $.000001 par value in 1994 and 1995, respectively; 2,293,235 and 254,018 shares authorized in 1994 and 1995,
      respectively; 254,018 shares issued and outstanding.........................           3,000       --
    Paid-in capital...............................................................         662,000     44,231,000
    Accumulated deficit...........................................................    (123,375,000)   (66,522,000)
                                                                                    --------------  -------------
        Total stockholders' deficit...............................................    (122,710,000)   (22,291,000)
Commitments (Note 11)
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                 FOR THE YEARS ENDED
                                                               -------------------------------------------------------
                                                                 DECEMBER 26,       DECEMBER 25,       DECEMBER 31,
                                                                     1993               1994               1995
Broadcast revenue............................................    $  53,860,000     $    56,154,000     $  47,061,000
Less agency commissions......................................       (6,351,000)         (6,552,000)       (5,159,000)
                                                               -----------------  -----------------  -----------------
    Net revenue..............................................       47,509,000          49,602,000        41,902,000
                                                               -----------------  -----------------  -----------------
Expenses:
    Broadcast operating expenses.............................       36,944,000          37,892,000        31,445,000
    Corporate general and administrative.....................        2,702,000           2,621,000         2,285,000
    Depreciation and amortization............................        6,916,000           6,311,000         4,107,000
    Write-down of intangibles and other assets...............                            7,804,000
                                                               -----------------  -----------------  -----------------
                                                                    46,562,000          54,628,000        37,837,000
                                                               -----------------  -----------------  -----------------
Income (loss) from operations................................          947,000          (5,026,000)        4,065,000
Interest expense.............................................       (7,602,000)        (10,976,000)       (9,913,000)
Net gain on sale of radio stations...........................        7,909,000                             2,619,000
                                                               -----------------  -----------------  -----------------
Income (loss) before provision for income taxes,
  extraordinary gain and cumulative effect of change in
  accounting principle.......................................        1,254,000         (16,002,000)       (3,229,000)
Provision for income taxes...................................         (378,000)            (36,000)          (63,000)
                                                               -----------------  -----------------  -----------------
Income (loss) before extraordinary gain and cumulative effect
  of change in accounting principle..........................          876,000         (16,038,000)       (3,292,000)
Extraordinary gain on forgiveness of debt, net of income
  taxes......................................................       12,222,000                            60,145,000
                                                               -----------------  -----------------  -----------------
Income (loss) before cumulative effect of change in
  accounting principle.......................................       13,098,000         (16,038,000)       56,853,000
Cumulative effect of change in accounting principle..........          354,000
                                                               -----------------  -----------------  -----------------
Net income (loss)............................................    $  13,452,000     $   (16,038,000)    $  56,853,000
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Primary earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................    $        1.96    $         (31.82 ) $          (1.80 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.43
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Fully diluted earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................  $           1.96   $         (31.82 ) $          (1.83 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.40
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Common equivalent shares:
    Primary..................................................         1,307,541            503,949          1,273,569
    Fully diluted............................................         1,307,541            503,949          1,273,569

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                            CLASS A                  CLASS B
                                          COMMON STOCK             COMMON STOCK
                                    ------------------------  ----------------------   PAID-IN    ACCUMULATED
                                      SHARES       AMOUNT      SHARES      AMOUNT      CAPITAL      DEFICIT        TOTAL
Balance at December 27, 1992......                              254,018   $   3,000   $  662,000  $(120,789,000) $(120,124,000)
    Net income....................                                                                  13,452,000    13,452,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 26, 1993......                              254,018       3,000      662,000  (107,337,000) (106,672,000)
    Net loss......................                                                                 (16,038,000)  (16,038,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 25, 1994......                              254,018       3,000      662,000  (123,375,000) (122,710,000)
    Cancellation of Class A-1
      Mandatorily Redeemable
      Common Stock................                                                    26,562,000                  26,562,000
    Exchange of Class A-1
      Mandatorily Redeemable
      Common Stock................      49,904       --                                8,504,000                   8,504,000
    Change in par value of Class B
      Common Stock from $.01 per
      share to $.000001 per
      share.......................                                           (3,000)       3,000
    Issuance of warrant to
      purchase common stock.......                                                     8,500,000                   8,500,000
    Net income....................                                                                  56,853,000    56,853,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 31, 1995......      49,904    $  --         254,018   $  --       $44,231,000 $(66,522,000) $(22,291,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                FOR THE YEARS ENDED
                                                                  -----------------------------------------------
                                                                   DECEMBER 26,    DECEMBER 25,    DECEMBER 31,
                                                                       1993            1994            1995
Cash flows from operating activities:
    Net income (loss)...........................................  $   13,452,000  $  (16,038,000) $    56,853,000
    Adjustments to reconcile net income to net cash provided by
      (used in) operating activities:
        Cumulative effect of change in accounting principle.....        (354,000)
        Interest expense added to long-term debt................       2,309,000       2,465,000        3,631,000
        Depreciation and amortization...........................       6,916,000       6,311,000        4,107,000
        Amortization of debt issuance costs and unamortized
          carrying value of subordinated debt...................      (1,002,000)     (1,312,000)         392,000
        Net (revenue) expense on barter transactions............          81,000        (288,000)        (210,000)
        (Gain) loss on disposition of assets....................      (7,930,000)        138,000       (2,287,000)
        Extraordinary gain on forgiveness of debt...............     (12,222,000)                     (60,145,000)
        Write-down of intangibles and other assets..............                       9,297,000
        Changes in assets and liabilities, net of effects of
          acquisitions:
            Accounts receivable.................................      (1,318,000)     (2,367,000)       3,698,000
            Prepaid expenses and other..........................         233,000         (14,000)           4,000
            Other assets........................................        (610,000)        732,000         (224,000)
            Accounts payable....................................         679,000       1,360,000         (670,000)
            Accrued interest....................................        (223,000)      2,070,000       (1,674,000)
            Other accrued liabilities...........................        (888,000)        924,000       (1,926,000)
            Other long-term liabilities.........................       2,577,000        (107,000)         (43,000)
                                                                  --------------  --------------  ---------------
            Net cash provided by (used in) operating
              activities........................................       1,700,000       3,171,000        1,506,000
                                                                  --------------  --------------  ---------------
Cash flows from investing activities:
    Proceeds from disposition of assets.........................      35,002,000           6,000       47,650,000
    Acquisition of property, plant and equipment................      (3,009,000)     (1,124,000)      (2,851,000)
    Acquisition of radio stations...............................                                       (6,834,000)
                                                                  --------------  --------------  ---------------
            Net cash flows provided by (used in) investing
              activities........................................      31,993,000      (1,118,000)      37,965,000
                                                                  --------------  --------------  ---------------
Cash flows from financing activities:
    Payments on long-term debt..................................     (34,036,000)     (2,534,000)    (126,450,000)
    Borrowings..................................................                                       90,500,000
    Payments related to financing costs.........................                                       (5,208,000)
                                                                  --------------  --------------  ---------------
            Net cash used in financing activities...............     (34,036,000)     (2,534,000)     (41,158,000)
                                                                  --------------  --------------  ---------------
Net decrease in cash and cash equivalents.......................        (343,000)       (481,000)      (1,687,000)
Cash and cash equivalents at beginning of period................       2,958,000       2,615,000        2,134,000
                                                                  --------------  --------------  ---------------
Cash and cash equivalents at end of period......................  $    2,615,000  $    2,134,000  $       447,000
                                                                  --------------  --------------  ---------------
                                                                  --------------  --------------  ---------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY

    Noble Broadcast Group, Inc. (the Company), a privately held Delaware corporation, owned and operated the following radio stations during 1995:
WSSH-AM serving Boston, Massachusetts; KBEQ-FM and AM, serving Kansas City, Missouri; KMJQ-FM and KYOK-AM serving Houston, Texas; KBCO-FM and AM and KHIH-FM and KHOW-AM, serving Denver, Colorado; KMJM-FM, KNJZ-FM and KATZ-AM, serving St. Louis, Missouri; WVKS-FM, WRVF-FM and WSPD-AM, serving Toledo, Ohio. Four of these stations were sold and two stations were purchased during 1995 (Note 8). In addition, the Company also provided programming for and had exclusive rights to sell advertising time on two radio stations located in Baja California, Mexico, XETRA-FM and XETRA-AM, which primarily serve the metropolitan San Diego area broadcasting as XTRA-FM and AM.

NOTE 2--SUBSEQUENT EVENT-SALE OF THE COMPANY

    In February 1996, the Company entered into a Stock Purchase and Stock and Warrant Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts including the Exclusive Sales Agency Agreement (Note 10). The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.

    In connection with this transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid on February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.

    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding (Notes 5 and 6). In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

    The  consolidated financial statements  include the accounts  of the Company
and  its  wholly-owned  subsidiaries.  Significant  intercompany  balances   and
transactions have been eliminated.

  FINANCIAL STATEMENT PREPARATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  FISCAL YEAR

    The Company's fiscal year ends on the last Sunday of December to coincide with the standard broadcast year.

  REVENUES

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

  CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments (money market funds) with original maturities of three months or less. Included in cash and cash equivalents at December 25, 1994 is $1,600,000 of restricted cash. Restricted cash of $1,500,000 was released to the Company on December 31, 1994 in conjunction with its sale of KMJQ-FM and KYOK-AM (Note 8). The remaining $100,000 of restricted cash was released to the Company in January 1995 in conjunction with the sale of WSSH-AM (Note 8).

  BARTER TRANSACTIONS

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the
advertising,  a  liability  (deferred  barter  revenue)  is  recorded.  If   the
advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. The Company places its cash and temporary cash investments in money market funds with high quality institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the United States.

  EARNINGS (LOSS) PER COMMON SHARE

    Primary earnings (loss) per common share are calculated on the basis of the weighted average number of common shares outstanding plus (in periods in which they have a dilutive effect) the effect of common equivalent shares arising from Senior Subordinated Convertible Notes, using the if-converted method, and the effect of warrants to purchase common stock using the treasury stock method. The calculation of fully diluted earnings per common share also includes the effect of the assumed conversion of Senior Subordinated Convertible Notes and exercise of warrants to purchase common stock in periods in which such conversion would cause dilution.

  PROPERTY, PLANT AND EQUIPMENT

    Purchases of property, plant and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on the straight-line basis over their estimated useful lives as follows:

Technical and office equipment..................................   5-8 years
                                                                       10-30
Buildings and building improvements.............................       years
Furniture and fixtures..........................................    10 years
Leasehold improvements..........................................    10 years
Land improvements...............................................     8 years
Automobiles.....................................................     3 years

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Maintenance and repairs are expensed as incurred.

  INTANGIBLE ASSETS

    Intangible assets represents the aggregate excess purchase cost over the fair market value of radio station net assets acquired. Intangible assets are stated at the lower of cost or net realizable value and are being amortized using the straight-line method over periods not exceeding 40 years. The Company evaluates the realizability of intangible assets by comparing the asset carrying amount to future anticipated undiscounted cash flows.

    In 1994, the Company determined that intangibles related to its Houston stations were impaired and, accordingly, it recorded a $7,450,000 loss (Note 8). Additionally, in 1994, the Company determined that $354,000 in other assets would not be realized, and recorded a loss.

  DEBT ISSUANCE COSTS

    Debt issuance costs incurred in connection with executing long-term debt agreements are amortized over the term of associated debt to interest expense.

  FINANCIAL INSTRUMENTS

    Interest rate swaps are entered into as a hedge against interest exposure of variable rate debt. The differences to be paid or received on the swaps are included in interest expense. Gains and losses are recognized when the swaps are settled. The interest rate swaps are subject to market risk as interest rates fluctuate.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments," (FAS 107) requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used. The carrying amount of all financial instruments on the consolidated balance sheet are considered reasonable estimates of fair value, with the exception of long-term debt as of December 25, 1994, of which $50,301,000 was forgiven in August 1995 (Note 5) and the interest rate swap agreement (Note 5).

NOTE 4--COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                                     DECEMBER 25,    DECEMBER 31,
                                                                                         1994            1995
Property, plant and equipment
    Technical and office equipment.................................................  $  12,295,000  $   10,196,000
    Land and land improvements.....................................................        978,000       1,067,000
    Buildings and building improvements............................................      2,880,000       2,517,000
    Furniture and fixtures.........................................................      1,531,000       1,244,000
    Leasehold improvements.........................................................      1,640,000       1,057,000
    Automobiles....................................................................        327,000         314,000
                                                                                     -------------  --------------
                                                                                        19,651,000      16,395,000
    Less accumulated depreciation and amortization.................................    (12,028,000)     (7,062,000)
                                                                                     -------------  --------------
                                                                                     $   7,623,000  $    9,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

Other non-current assets
    Debt issuance costs............................................................  $     646,000  $    4,267,000
    Other..........................................................................      1,286,000       1,066,000
                                                                                     -------------  --------------
                                                                                     $   1,932,000  $    5,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Statement of Cash Flows Information
    Schedule of certain non-cash financing activities:

                                                                                     FOR THE YEARS ENDED
                                                                        ----------------------------------------------
                                                                        DECEMBER 26,   DECEMBER 25,     DECEMBER 31,
                                                                            1993           1994             1995
                                                                        ------------  ---------------  ---------------
        Acquisition of assets in exchange for debt....................   $  463,000      $      --        $      --
                                                                        ------------         -----            -----
                                                                        ------------         -----            -----

NOTE 5--LONG-TERM DEBT

    Long-term debt is comprised of:

                                                                DECEMBER 25,    DECEMBER 31,
                                                                    1994            1995
Senior Secured Term Loan.....................................                   $  45,000,000
Senior Revolving Credit Facility.............................                       7,050,000
Subordinated Notes...........................................                      29,325,000
Tranche A Notes..............................................  $    87,364,000
Tranche B Notes..............................................       11,587,000
Series A Senior Subordinated Notes...........................       29,617,000
Series B Senior Subordinated Convertible Notes...............       37,000,000
Other........................................................        1,873,000        236,000
                                                               ---------------  -------------
                                                                   167,441,000     81,611,000
Less current portion.........................................     (167,209,000)    (3,611,000)
                                                               ---------------  -------------
                                                               $       232,000  $  78,000,000
                                                               ---------------  -------------
                                                               ---------------  -------------

    Interest  paid during 1993, 1994  and 1995 aggregated $4,354,000, $6,152,000 and $3,673,000, respectively.

    TRANCHE A NOTES AND TRANCHE B NOTES--The Tranche A and Tranche B Notes, which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's August 1995 debt restructuring (see Debt Restructuring below). The Tranche A Notes bore interest at the 30-day LIBOR rate plus an applicable margin. The Tranche B Notes bore interest at 4 percent. The senior debt agreement provided for principal prepayments at the option of the Company and called for mandatory principal prepayments from the net proceeds of sales of certain radio station properties or from 50 percent of the net proceeds of sales by the Company of any stock or warrants issued by the Company or from the exercise of any such warrants or from excess operating cash, as defined.

    During 1993, the Company sold certain radio station properties and other assets (Note 8) and utilized resultant net proceeds of $32,960,000 to repay Tranche A Notes of $18,498,000 and Tranche B Notes of $14,462,000. Pursuant to agreements with the senior debtholders, $12,222,000 of the Tranche A Notes was forgiven, resulting in an extraordinary gain during the year ended December 26, 1993.

    The Company's agreement with the Senior debtholders contained, among other things, certain covenants as to the maintenance of certain financial ratios and cash flows, as well as restrictions on additional indebtedness, property sales and liens, mergers and acquisitions, contingent liabilities, certain lease transactions, investments, transactions with affiliates, corporate overhead, capital expenditures, prepaid expenditures, and employment and certain other contracts.

    Based on agreements between the Company and the holders of the Tranche A Notes and Tranche B Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt as current as of December 25, 1994.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED CONVERTIBLE NOTES--The Series A Senior Subordinated Notes (Subordinated Notes) and Series B Senior Subordinated Convertible Notes (Convertible Notes), which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's 1995 debt restructuring (see Debt Restructuring below).

    In fiscal year 1991 the Company restructured its debt with the subordinated debtholders by modifying certain terms. The $24,423,000 excess of the carrying amount of the old subordinated debt instruments over the principal amount of the Subordinated and Convertible Notes was recorded as unamortized carrying value of subordinated debt in 1991 and was being amortized against future interest expense over the term of the restructured Subordinated and Convertible Notes. The Subordinated Notes bore interest at an annual rate of 9%; interest was added to principal semiannually. During 1993, 1994 and 1995, approximately $2,309,000, $2,465,000 and $3,631,000 of interest was added to the principal, respectively.

    The Convertible Notes bore interest at the non-compounding annual rate of 5 percent and such interest was due and payable at such time as the principal became payable. The Convertible Notes were convertible as to both principal and accrued interest into 803,592 shares of Mandatorily Redeemable Class A-1 common stock at the option of the holders after April 30, 1994.

    The Subordinated Notes and Convertible Notes were subordinated to the Tranche A and B Notes and contained, among other things, covenants as to the maintenance of certain financial ratios and cash flows, and certain restrictions as to additional indebtedness, amounts and types of payments and investments, dividends, liens and encumbrances, sale and leaseback transactions, equity interests of subsidiaries, sales of assets, mergers, corporate overhead, capital expenditures, prepayment of expenses, and employment contracts.

    Based on agreements between the Company and the holders of Subordinated Notes and Convertible Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt and associated unamortized carrying value of subordinated debt as current as of December 25, 1994.

    DEBT RESTRUCTURING--In August 1995, the Company completed a restructuring of its debt, resulting in the extinguishment of $175,301,000 of Tranche A Notes, Tranche B Notes, Subordinated Notes and Convertible Notes plus accrued interest for an aggregate amount of $125,000,000 in cash. Additionally, the Company repurchased or exchanged the shares of Class A-1 common stock held by the holders of these debt instruments. The Company sold its Houston, Boston and Kansas City stations in 1995 and utilized the resultant net proceeds of $47,650,000, along with $1,500,000 restricted cash released to the Company (Note
3), to repay outstanding debt prior to the completion of the restructuring (Note
8), entered into a new senior $60,000,000 Credit Agreement and obtained new subordinated debt for $37,000,000. The former debtholders forgave $50,301,000 of principal and accrued interest which has been recognized as an extraordinary gain in 1995. Also included in the extraordinary gain for 1995 is $18,412,000, representing the remaining unamortized carrying value of subordinated debt as of the date of the related debt extinguishment.

    SENIOR SECURED TERM LOAN AND SENIOR REVOLVING CREDIT FACILITY--In August 1995, the Company and its wholly-owned subsidiaries entered into a $60,000,000 Credit Agreement with a consortium of banks, consisting of a $45,000,000 Senior Secured Term Loan (the Term Loan) and a $15,000,000 Senior Revolving Credit Facility (the Revolver). The Company borrowed all of the $45,000,000 Term Loan and $7,500,000 of the Revolver and paid transaction costs of approximately $4,700,000. Under the Term Loan and the Revolver, principal payments were due in varying amounts through 2001. As discussed in Note 2, the outstanding debt under the Credit Agreement was paid in full and cancelled in February 1996.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Borrowings under the Credit Agreement bore interest, at the option of the Company, at either the London Interbank Offered Rate (LIBOR) plus an applicable margin of up to 2.625%, or at a base rate (defined as the higher of the Federal Funds Rate plus .5% or the bank's Prime rate) plus an applicable margin of up to 1.375% per annum. The Term Loan and the Revolver were secured by substantially all of the Company's assets, including the common stock and tangible and intangible assets and major lease rights of the Company's operating subsidiaries.

    In conjunction with entering into the Credit Agreement, the Company issued a warrant to purchase 10% of the common stock of the Company's primary operating subsidiary, exercisable only in the event of certain specified occurrences through June 30, 1996, for an exercise price of $1.00. The Company determined that the value of the warrant was de minimus because of the nature of the specified events required for warrant exercise. As discussed in Note 2, the warrant was cancelled in February 1996.

    INTEREST RATE SWAP AGREEMENT--In accordance with the terms of the Credit Agreement, the Company entered into a three year interest rate swap agreement in September 1995 on a notional principal amount of $30,000,000. Under the interest rate swap agreement, on a quarterly basis the Company pays the counterparty interest at a fixed rate of 5.87%, and the counterparty pays the Company interest at a variable rate based on the LIBOR.

    As of December 31, 1995, the interest rate swap agreement had a nominal carrying value and a ($425,000) fair value. The fair value was estimated by obtaining a quotation from the counterparty. In February 1996, the Company terminated the interest rate swap agreement in conjunction with its debt extinguishment, and realized a loss of $686,000 upon termination.

    SUBORDINATED NOTES--In August 1995, the Company entered into an Investment Agreement with a new subordinated debtholder, consisting of $37,000,000 in subordinated notes. The subordinated notes bore interest at a rate of 8.108% per annum compounded quarterly, of which 50% was to be paid annually with the remainder being added to principal. The notes were due in August 2002. As discussed in Note 2, the debt was paid in full and cancelled in February 1996.

    Under the Investment Agreement, the Company issued a warrant for 75% of the Company's Class A common stock, exercisable through August 2005, with an exercise price of $1.00. Management has determined that the fair value of the warrant on the date of issuance was approximately $8,500,000, which has been recorded as a discount on the related debt and was being amortized to interest expense over the term of the debt. As discussed in Note 2, the Company repurchased the warrant in February 1996.

    COVENANTS--The Credit Agreement and the Investment Agreement required the Company to comply with certain financial and operating covenants, including, among others, limitations on: capital expenditures, acquisitions and additional indebtedness, engaging in a business other than radio broadcasting, paying cash dividends, corporate overhead levels, the use of borrowings, and requirements to maintain certain financial ratios.

NOTE 6--COMMON STOCK

    In conjunction with the August 1995 refinancing, the Company entered into an agreement with its former debtholders providing for the repurchase or exchange of all of their Class A-1 shares of common stock. Under the agreement, 189,321 Class A-1 shares were repurchased by the Company for a de minimus amount and the remaining 60,610 shares were exchanged for 49,904 shares of Class A common stock. There were 249,931 shares of Mandatorily Redeemable Class A-1 common stock outstanding in 1993 and 1994.

    The Company's authorized capital stock subsequent to the August 1995 restructuring consists of 1,569,514 shares of Class A common stock, $.000001 par value, of which 49,904 shares are issued and outstanding, and

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

254,018 shares of Class B voting common stock, $.000001 par value, all of which are issued and outstanding. Prior to August 1995, the Class B common stock had a par value of $.01. Class B common stock is voting common stock, while Class A common stock has no right to vote with respect to the election of directors, or other corporate actions other than certain major events set forth in the Company's Restated Certificate of Incorporation. The holders of Class B common stock, voting as a class, are entitled to elect six members of the Board of Directors. Class B common stock may convert their shares into stock that is registered pursuant to certain firm commitment underwritten public offerings, as defined.

    Shares of Class A common stock are convertible into an equal number of shares of Class B common stock subsequent to a public offering, as described in the Restated Certificate of Incorporation, upon certain events as defined in the Company's agreements with the subordinated debtholders, or as of August 18, 2000. In addition, holders of both Class A and Class B common stock may convert their shares into stock that is registered pursuant to a public offering. Holders of Class A common stock are entitled to participate on a pro rata basis with the holders of Class B common stock with respect to dividends, when and as declared by the Board of Directors, provided there are funds legally available for such purpose, and with respect to any redemption or repurchase by the Company of any Class B common stock.

    The Mandatorily Redeemable Class A-1 common stock contained a liquidation preference over Class B common stock in an amount equal to a prescribed formula value solely in the event of a liquidation resulting from bankruptcy, insolvency or other similar proceeding. Such liquidation preference was zero at December 25, 1994. The Mandatorily Redeemable Class A-1 common stock was not entitled to vote except for the right, voting as a separate class, to elect one member of the Company's Board of Directors and except that certain transactions specified in the Company's Restated Certificate of Incorporation required the consent of the majority of the then-outstanding shares of Mandatorily Redeemable Class A-1 common stock. Holders of Mandatorily Redeemable Class A-1 common stock were entitled to participate on a pro rata basis with the holders of Class B common stock upon any redemption or repurchase by the Company of any Class B common stock or other equity securities of the Company.

    Shares of Class A-1 common stock were convertible into an equal number of shares of Class B common stock subsequent to a public offering, or under certain specified circumstances. In addition, holders of Class A-1 common stock were entitled to convert their shares into stock registered pursuant to certain firm commitment underwritten public offerings, as defined. Prior to an initial public offering (IPO), holders of Class A-1 common stock were entitled to, in the event of a defined change of voting control of the Company, require the Company to repurchase their shares of Class A-1 common stock in accordance with specified formula prices. In addition, if the Company had not effected an IPO by December 2002, then holders of a majority of the then-outstanding Class A-1 common stock, on or after December 31, 2003, could require the Company to repurchase the Class A-1 common stock owned by them at a specified formula repurchase price.

    The Mandatorily Redeemable Class A-1 common stock was recorded at an "issue price" equivalent to the carrying value of the equity instruments exchanged therefor. No subsequent adjustment to the valuation of the Mandatorily Redeemable Class A-1 common stock was required prior to its repurchase and exchange in August 1995.

NOTE 7--STOCK OPTIONS

    The Company had two stock option plans, the Executive Stock Option Plan (Executive Plan) and the 1991 Stock Option Plan (1991 Plan). No options were granted under the Executive Plan or the 1991 Plan. In conjunction with the August 1995 debt restructuring, the Company cancelled the 1991 Plan and the Executive Plan.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--STATION TRANSACTIONS

    In August 1995, concurrent with the debt restructuring, the Company purchased substantially all of the assets and certain liabilities of WSPD-AM and WRVF-FM, Toledo, Ohio, for $6,660,000 using cash proceeds obtained through the August 1995 debt restructuring. The acquisition has been accounted for using the purchase method. The assets acquired were comprised of accounts receivable of $391,000 and property, plant and equipment of $1,525,000. The excess of the purchase price over the fair value of the assets and liabilities acquired was $4,744,000, which is attributable to intangible assets and is being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

    The following unaudited pro forma summary information presents the results of operations of the Company as if the acquisition of WSPD-AM and WRVF-FM had occurred on December 27, 1993, after giving effect to certain adjustments, principally intangible amortization and interest. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been effected as of December 27, 1993 or of the results which may occur in the future.

                                                                          (UNAUDITED)
                                                                          YEAR ENDED
                                                                 -----------------------------
                                                                  DECEMBER 25,   DECEMBER 31,
                                                                      1994           1995
Net revenue....................................................  $   59,455,000  $  47,945,000
Loss before extraordinary item.................................  $  (16,230,000) $  (4,015,000)
Net income (loss)..............................................  $  (16,230,000) $  57,576,000
Earnings (loss) per share before extraordinary item............  $       (32.21) $       (3.15)
Earnings (loss) per share......................................  $       (32.21) $       45.21

    In March 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Kansas City, Inc. (KBEQ-FM and KBEQ-AM) for $7,650,000. The sale of these assets resulted in a gain of approximately $1,982,000 and has been reflected in the Company's 1995 results of operations.

    In January 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Ballybunion, Inc. (WSSH-AM) for $1,500,000. The sale of these assets resulted in a gain of approximately $637,000 and has been reflected in the Company's 1995 results of operations.

    On December 31, 1994, the Company sold substantially all of the non-cash assets and certain liabilities of Noble Broadcast of Houston, Inc. (KMJQ-FM and KYOK-AM) for $38,500,000 and released restricted cash of $1,500,000 (Note 3). The sale of these assets resulted in a loss on the sale of $7,450,000. This loss was considered to result from permanent impairment of intangible assets as of December 25, 1994 and has been reflected in the Company's results of operations in 1994.

    In March 1993, the Company sold substantially all of the assets of Noble Broadcast of New York, Inc. (WBAB-FM and WGBB-AM) for $16,000,000. Net proceeds from this sale of $15,000,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,562,000 of Tranche A Notes. The sale of these assets resulted in a gain on the sale of $6,555,000.

    In April 1993, the Company sold substantially all of the assets of WSSH-FM Boston, Massachusetts, for $18,500,000. Net proceeds from this sale of $15,250,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,655,000 of the Notes. The sale of these assets resulted in a gain of $1,354,000.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In May 1993, the Company purchased substantially all of the assets of KATZ-AM and KNJZ-FM in St. Louis for $2,750,000. The Company paid $2,250,000 in cash and issued a non-interest bearing promissory note for $500,000. The note is payable in equal installments of $250,000 in May 1994 and May 1996. The acquisition has been accounted for using the purchase method. The assets and liabilities acquired were comprised entirely of intangible assets which are being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

NOTE 9--INCOME TAXES

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109 on a prospective basis, effective January 1, 1993. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Upon implementation of SFAS 109, the Company recorded a cumulative effect (benefit) of a change in accounting principle of $354,000, which represented the future tax benefits expected to be realized upon utilization of the Company's state tax loss carryforwards. The benefit of these loss carryforwards was realized during 1993.

    The following is a summary of the provision for income taxes, for the years ended December 26, 1993, December 25, 1994 and December 31, 1995:

                                                                 1993       1994       1995
Current:
    Federal.................................................  $       --  $      --  $      --
    State...................................................      24,000     36,000     63,000
Deferred:
    Federal.................................................                     --         --
    State...................................................     354,000         --         --
                                                              ----------  ---------  ---------
Provision...................................................  $  378,000  $  36,000  $  63,000
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    A reconciliation of the provision for income taxes to the amount computed by applying the statutory Federal income tax rate to income before income taxes follows:

                                                                            FOR THE YEARS ENDED
                                                                 ------------------------------------------
                                                                 DECEMBER 26,  DECEMBER 25,   DECEMBER 31,
                                                                     1993          1994           1995
Federal statutory rate.........................................   $  439,000   $  (5,601,000) $  (1,176,000)
State income taxes, net of federal benefit.....................       57,000        (728,000)      (153,000)
Amortization and write down of intangibles.....................     (496,000)      3,348,000      1,329,000
Losses for which no current benefit is available...............           --       2,847,000             --
State net operating loss utilization...........................      354,000              --             --
Other..........................................................       24,000         170,000         63,000
                                                                 ------------  -------------  -------------
                                                                  $  378,000   $      36,000  $      63,000
                                                                 ------------  -------------  -------------
                                                                 ------------  -------------  -------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The components of deferred income taxes at December 25, 1994 and December 31, 1995 are as follows:

                                                                                1994           1995
Deferred tax assets:
    Available net operating loss carryforwards for financial reporting
      purposes...........................................................  $   30,060,000  $    --
    Charitable contribution carryovers...................................         250,000        250,000
    Book and tax amortization differences................................      12,530,000       --
    Accrued liabilities and reserves.....................................         200,000        180,000
                                                                           --------------  -------------
                                                                               43,040,000        430,000
Deferred tax liabilities:
    Book and tax basis differences.......................................     (14,272,000)    (7,256,000)
    Book and tax depreciation and amortization differences...............      (4,458,000)    (1,312,000)
                                                                           --------------  -------------
    Net deferred tax assets (liabilities)................................      24,310,000     (8,138,000)
    Valuation allowance..................................................     (24,310,000)      (430,000)
                                                                           --------------  -------------
                                                                           $     --        $  (8,568,000)
                                                                           --------------  -------------
                                                                           --------------  -------------

    The Company recorded a provision for income taxes in 1993, 1994 and 1995 due to taxable income for state tax reporting purposes related to entities in the consolidated group which were subject to state income tax. The Company recorded a valuation allowance for those deferred tax assets for which the Company's management determined that the realization of such future tax benefits is not more likely than not. Taxes paid during 1993, 1994 and 1995 aggregated $24,000, $36,000 and $63,000, respectively.

    At December 31, 1995, the Company had available Federal net operating losses of approximately $46,000,000 for tax reporting purposes. Additionally, the Company had available net operating losses of approximately $41,000,000 for state income tax purposes. The net operating losses for tax purposes expire between 2001 and 2009. In certain circumstances, as specified in the Internal Revenue Code, a 50 percent or more ownership change by certain combinations of the Company's stockholders during any three year period would result in limitations on the Company's ability to utilize its net operating loss carryforwards. The value of the Company's stock at the time of the ownership change is the primary factor in determining the limit on the Company's ability to utilize its net operating loss carryforwards. As a result of the August 1995 debt and equity restructuring, an ownership change occurred, and consequently the Company's net operating loss carryforwards generated prior to the ownership change are limited. The purchase of the Company by Jacor (Note 2) will also result in an ownership change as specified in the Internal Revenue Code. As a result of the August 1995 debt and equity restructuring, certain deferred tax assets were reduced for financial reporting purposes. The increase in deferred tax liabilities of $8,568,000 that occurred in conjunction with the August 1995 debt and equity restructuring was recorded as a component of the extraordinary gain resulting from the August 1995 restructuring.

NOTE 10--BROADCAST LICENSE AGREEMENT

    The  Company's  consolidated  net sales  for  1993, 1994  and  1995, include
XTRA-FM and XTRA-AM sales of approximately $13,346,000, $14,087,000 and $15,613,000, respectively, pursuant to an Exclusive Sales Agency Agreement (the Agreement) with the broadcast licensee expiring in 2015. Under the Agreement, the Company acts as the agent for the sale of advertising time on XTRA-FM and XTRA-AM for all areas outside Mexico. The Company operated a broadcasting tower under a month-to-month lease until February 1996 when it moved to a new location in Mexico owned by the Company. The broadcast licenses for these stations from the Ministry of Communications of the Republic of Mexico are scheduled to expire on July 3, 2004.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

The Company is not aware of any information which would lead it to believe that any specific risks exist which threaten the continuance of the Company's relationship with the broadcast licensee.

    Pursuant to the terms of the Agreement, as amended, the Company provides programming for and purchases advertising time directly from the broadcast licensee and resells such time to United States advertisers and agencies. The Company incurred $555,000, $584,000 and $415,000 in expenses under the Agreement during 1993, 1994 and 1995.

NOTE 11--BARTER TRANSACTIONS

    Barter revenue was approximately $2,956,000, $2,551,000 and $2,461,000, in 1993, 1994 and 1995, respectively. Barter expense was approximately $3,037,000, $2,263,000 and $2,251,000, in 1993, 1994 and 1995, respectively.

    Included in prepaid expenses and other current assets and accrued liabilities in the accompanying consolidated balance sheets for 1995 and 1994 are barter receivables (merchandise or services due to the Company) of approximately $1,640,000 and $1,540,000, respectively and barter accounts payable (air time due to suppliers of merchandise or services) of approximately $1,384,000 and $1,385,000, respectively.

NOTE 12--COMMITMENTS

  BROADCAST COMMITMENTS

    The Company has agreements to broadcast a series of professional sports games and related events through 1998. The Company incurred total expenses of $2,142,000, $2,744,000 and $3,757,000 during 1993, 1994 and 1995, respectively, in accordance with the agreements. Future minimum annual payments under the agreements become due and payable as follows:

1996............................................  $2,765,000
1997............................................  1,172,000
1998............................................    385,000
                                                  ---------
                                                  $4,322,000
                                                  ---------
                                                  ---------

  LEASE COMMITMENTS

    The Company incurred total rental expenses of $1,389,000, $1,378,000 and $538,000 in 1993, 1994 and 1995, respectively, under operating leases for facilities and equipment. Future annual rental commitments expected under such leases at December 31, 1995 are as follows:

1996............................................  $ 489,000
1997............................................    406,000
1998............................................    415,000
1999............................................    404,000
2000............................................    368,000
Thereafter......................................  1,038,000
                                                  ---------
                                                  $3,120,000
                                                  ---------
                                                  ---------

  TIME BROKERAGE AGREEMENTS

    The Company, through various subsidiaries, previously provided programming through time brokerage agreements. These agreements, which were terminated in August 1995, allowed the Company to purchase a

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

specified amount of broadcast time per week in exchange for the rights to all advertising revenues. The Company incurred related total expenses of $1,294,000, $1,517,000 and $479,000 during 1993, 1994 and 1995, respectively.

NOTE 13--LITIGATION

    The Company is involved in litigation on certain matters arising in the ordinary course of business. Management has consulted with legal counsel and does not believe that the resolution of such matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                     ASSETS


                                                                                                     (UNAUDITED)
                                                                                                    --------------
                                                                                     DECEMBER 31,     MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Current assets:
    Cash and cash equivalents.....................................................  $      447,000  $      592,000
    Restricted cash...............................................................                       1,978,000
    Accounts receivable, less allowance for doubtful accounts of $455,000 and
      $466,000....................................................................       9,094,000       3,239,000
    Prepaid expenses and other ...................................................       2,290,000       1,399,000
                                                                                    --------------  --------------
        Total current assets......................................................      11,831,000       7,208,000
    Property, plant and equipment, net............................................       9,333,000       4,670,000
    Intangible assets, less accumulated amortization of $25,734,000 and
      $23,968,000.................................................................      50,730,000      49,965,000
    Other assets..................................................................       5,333,000       1,289,000
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    2,867,000  $    1,395,000
    Accrued interest..............................................................       1,674,000         320,000
    Accrued payroll and related expenses..........................................       1,077,000         739,000
    Other accrued liabilities.....................................................       3,081,000       9,039,000
    Current portion of long-term debt.............................................       3,611,000      40,000,000
    Unamortized carrying value of subordinated debt...............................
                                                                                    --------------  --------------
        Total current liabilities.................................................      12,310,000      51,493,000
Long-term debt, less current portion..............................................      78,000,000
Deferred income taxes and other long-term liabilities.............................       9,208,000      18,228,000
                                                                                    --------------  --------------
        Total liabilities.........................................................      99,518,000      69,721,000
                                                                                    --------------  --------------
Stockholders' deficit:
    Class A common stock $.000001 par value; 1,569,514 shares authorized, 49,904
      shares issued and outstanding...............................................        --              --
    Class B common stock $.000001 par value; 254,018 shares issued and
      outstanding.................................................................        --              --
    Paid-in capital...............................................................      44,231,000      49,791,000
    Accumulated deficit...........................................................     (66,522,000)    (56,380,000)
                                                                                    --------------  --------------
        Total stockholders' deficit...............................................     (22,291,000)     (6,589,000)
        Commitments...............................................................
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                     ----------------------------
                                                                                       MARCH 26,      MARCH 31,
                                                                                         1995           1996
                                                                                     -------------  -------------
Broadcast revenue..................................................................  $  10,054,000  $   6,717,000
    Less agency commissions........................................................     (1,048,000)      (659,000)
                                                                                     -------------  -------------
      Net revenue..................................................................      9,006,000      6,058,000
Expenses:
    Broadcast operating expenses...................................................      7,638,000      5,626,000
    Corporate general and administrative...........................................        602,000        577,000
    Depreciation and amortization..................................................      1,027,000      1,079,000
                                                                                     -------------  -------------
                                                                                         9,267,000      7,282,000
                                                                                     -------------  -------------
Income (loss) from operations......................................................       (261,000)    (1,224,000)
Interest expense...................................................................     (2,549,000)    (1,875,000)
Net gain on sale of radio stations.................................................      2,619,000     37,669,000
                                                                                     -------------  -------------
Income (loss) before provision for income taxes and extraordinary loss.............       (191,000)    34,570,000
Provision for income taxes.........................................................        (16,000)   (14,683,000)
                                                                                     -------------  -------------
Income (loss) before extraordinary loss............................................       (207,000)    19,887,000
Extraordinary loss on extinguishment of debt, net of tax effect....................                    (9,745,000)
                                                                                     -------------  -------------
Net income (loss)..................................................................  $    (207,000) $  10,142,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Primary earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       16.36
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        8.34
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Fully diluted earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       13.69
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        5.67
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common equivalent shares:
    Primary........................................................................        503,949      1,215,688
    Fully diluted..................................................................        503,949      1,215,688

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                      MARCH 26,       MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Cash flows from operating activities:
    Net income (loss).............................................................  $     (207,000) $   10,142,000
    Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Interest expense added to long-term debt....................................         667,000
      Depreciation and amortization...............................................       1,027,000       1,079,000
      Amortization of debt issuance costs and unamortized carrying value of
        subordinated debt.........................................................        (339,000)        116,000
      Revenue on Barter transactions..............................................         (57,000)         77,000
      Gain on disposition of assets...............................................      (2,619,000)    (32,676,000)
      Extraordinary loss on extinguishment of debt................................                       7,675,000
      Write-down of intangibles and other assets..................................         519,000
      Changes in assets and liabilities, net of effects of acquisition:
        Restricted cash...........................................................                      (1,978,000)
        Accounts receivable.......................................................       2,474,000       1,619,000
        Prepaid expenses and other................................................        (423,000)        644,000
        Other assets..............................................................        (890,000)
        Accounts payable..........................................................        (323,000)     (1,472,000)
        Accued interest...........................................................         268,000      (1,354,000)
        Other accrued liabilities.................................................      (1,574,000)      3,565,000
        Deferred income taxes and other long-term liabilities.....................        (113,000)      9,660,000
                                                                                    --------------  --------------
Net cash used in operating activities.............................................      (1,590,000)     (2,903,000)
                                                                                    --------------  --------------
Cash flows from investing activities:
    Proceeds from disposition of assets...........................................      47,650,000      46,753,000
    Acquisition of fixed assets...................................................        (532,000)       (352,000)
                                                                                    --------------  --------------
    Net cash flows provided by investing activities...............................      47,118,000      46,401,000
                                                                                    --------------  --------------
Cash flows from financing activities:
    Payments on long-term debt....................................................     (47,662,000)    (89,924,000)
    Borrowings....................................................................                      40,000,000
    Payments of deferred financing costs..........................................                        (966,000)
    Redemption of Class A common stock............................................                      (2,347,000)
    Proceeds from issuance of stock purchase Warrant..............................                      52,775,000
    Redemption of stock purchase Warrant..........................................                     (42,891,000)
                                                                                    --------------  --------------
    Net cash used in financing activities.........................................     (47,662,000)    (43,353,000)
                                                                                    --------------  --------------
Net decrease in cash and cash equivalents.........................................      (2,134,000)        145,000
Cash and cash equivalents at beginning of period..................................       2,134,000         447,000
                                                                                    --------------  --------------
Cash and cash equivalents at end of period........................................  $     --        $      592,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  FINANCIAL STATEMENTS
    The December 31, 1995 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1995 and the notes thereto.

2.  SALE OF THE COMPANY
    In February 1996, the Company entered into a Stock Purchase and a Stock and Warrant Purchase Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval, which has been obtained; a Department of Justice review, which is ongoing and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts. The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.

    In connection with the transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.

    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding. In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

- ----------------------------------------------
                                  ----------------------------------------------
- ----------------------------------------------
                                  ----------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE LYONS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                         PAGE
                                                         -----
Incorporation of Certain Documents by Reference.....           3
Available Information...............................           3
Prospectus Summary..................................           4
Risk Factors........................................          13
The Acquisitions....................................          17
Use of Proceeds.....................................          19
Price Range of Common Stock.........................          21
Dividend Policy.....................................          21
Capitalization......................................          22
Unaudited Pro Forma Financial Information...........          23
Selected Historical Financial Data..................          34
Management's Discussion and Analysis of Financial
 Condition and Results of Operations................          40
Business............................................          46
Management..........................................          64
Principal Shareholders..............................          66
Description of LYONs................................          68
Description of Capital Stock........................          81
Description of Indebtedness.........................          87
Certain United States Federal Income Tax
 Considerations.....................................          90
Underwriting........................................          92
Experts.............................................          92
Legal Matters.......................................          93
Index to Financial Statements.......................         F-1


                                  $225,000,000

                                     [LOGO]
                                     [LOGO]

                         LIQUID YIELD OPTION-TM- NOTES
                                    DUE 2011
                              (ZERO COUPON-SENIOR)

                               -----------------

                                   PROSPECTUS

                               -----------------

                              MERRILL LYNCH & CO.

                                           , 1996

                   -TM-TRADEMARK OF MERRILL LYNCH & CO., INC.

- ----------------------------------------------
                                  ----------------------------------------------
- ----------------------------------------------
                                  ----------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized statement of the fees and expenses (all but the SEC and NASD fees are estimates) in connection with the issuance and distribution of the LYONs being registered hereunder. All such fees and expenses shall be borne by the Company.

SEC Registration fees.............................................  $  39,539
NASD fee..........................................................  $  11,988
Blue Sky fees and expenses........................................  $  25,000
Printing and engraving expenses...................................  $ 200,000
Transfer agent and registrar fee and expenses.....................  $  12,000
Attorneys' fees and expenses......................................  $ 250,000
Accounting fees and expenses......................................  $ 125,000
Miscellaneous.....................................................  $  11,473
                                                                    ---------
        Total.....................................................  $ 675,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1 of Article VI of the Registrant's Amended and Restated Code of Regulations (the "Code of Regulations") generally provides that each of the Registrant's directors, officers and employees is entitled to be indemnified from personal liability to the fullest extent permitted by Ohio law. Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute. Pursuant to authority contained in its Code of Regulations, the Registrant maintains in force a standard directors' and officers' liability insurance policy providing coverage of $10,000,000 against liability incurred by any director or officer in his or her capacity as such.

ITEM 16.  EXHIBITS.

    See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-02495 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CINCINNATI, STATE OF OHIO ON THIS 6TH DAY OF JUNE 1996.


                                          JACOR COMMUNICATIONS, INC.

                                          BY: /s/ JON M. BERRY

                                             -----------------------------------
                                              Jon M. Berry
                                              SENIOR VICE PRESIDENT AND
                                              TREASURER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-02495 HAS BEEN SIGNED ON JUNE 6, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


Principal Executive Officer:         Principal Financial and Accounting
                                     Officer:

                   /s/ RANDY              /s/ R. CHRISTOPHER WEBER*
             MICHAELS*
- -----------------------------------  -----------------------------------
          Randy Michaels                    R. Christopher Weber
   PRESIDENT, CO-CHIEF OPERATING        SENIOR VICE PRESIDENT, CHIEF
       OFFICER AND DIRECTOR            FINANCIAL OFFICER AND SECRETARY

                /s/ ROBERT L.               /s/ ROD F. DAMMEYER*
             LAWRENCE*
- -----------------------------------  -----------------------------------
        Robert L. Lawrence                     Rod F. Dammeyer
  CO-CHIEF OPERATING OFFICER AND                  DIRECTOR
             DIRECTOR

                 /s/ SHELI Z.               /s/ F. PHILIP HANDY*
            ROSENBERG*
- -----------------------------------  -----------------------------------
        Sheli Z. Rosenberg                     F. Philip Handy
     BOARD CHAIR AND DIRECTOR                     DIRECTOR

                 /s/ JOHN W.                   /s/ MARC LASRY*
            ALEXANDER*
- -----------------------------------  -----------------------------------
         John W. Alexander                       Marc Lasry
             DIRECTOR                             DIRECTOR

*By: Jon M. Berry as attorney-in-fact,
    pursuant to a power of attorney
    previously filed.

                             INDEX TO EXHIBITS


                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    1.1     Form of Purchase Agreement.                                                     ***
    2.1     Agreement  and  Plan  of  Merger  dated  February  12,  1996  (the  "Merger      *
              Agreement")  among  Citicasters  Inc.,  the  Registrant  and  JCAC,  Inc.
              Incorporated  by  reference to  Exhibit 2.1  to the  Registrant's Current
              Report on Form 8-K dated February 27, 1996.
    2.2     Stockholders Agreement dated February 12, 1996 among the Registrant,  JCAC,      *
              Inc.,  Great American Insurance  Company, American Financial Corporation,
              American Financial  Enterprises,  Inc.,  Carl H.  Lindner,  The  Carl  H.
              Lindner  Foundation and  S. Craig  Lindner. Incorporated  by reference to
              Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated February
              27, 1996.
    2.3     Jacor Shareholders Agreement dated February 12, 1996 among Citicasters Inc.      *
              and Zell/ Chilmark Fund L.P. Incorporated by reference to Exhibit 2.3  to the Registrant's Current Report on Form 8-K dated February 27, 1996.
    2.4     Escrow  Agreement among the Registrant, Citicasters Inc. and PNC Bank dated      *
              March  13,  1996.  Incorporated  by  reference  to  Exhibit  2.4  to  the
              Registrant's Registration Statement on Form S-3 (File No. 333-01917).
    2.5     Irrevocable  Letter of Credit,  Banque Paribas, Chicago  Branch dated March      *
              13, 1996. Incorporated by  reference to Exhibit  2.4 to the  Registrant's
              Registration Statement on Form S-3 (File No. 333-01917).
    2.6     Letter  of Credit and Reimbursement Agreement by and between the Registrant      *
              and Banque Paribas  dated March  13, 1996. Incorporated  by reference  to
              Exhibit  2.4 to the Registrant's Registration Statement on Form S-3 (File
              No. 333-01917).
    2.7     Form of Employment Continuation Agreement (executive officer form)  between      *
              Citicasters   Inc.  and  [executive  officer]  (referred  to  as  exhibit
              6.6(c)(i) in Merger Agreement). Incorporated by reference to Exhibit  2.5 to the Registrant's Current Report on Form 8-K dated February 27, 1996.
    2.8     Form   of  Employment  Continuation  Agreement  (management  form)  between      *
              Citicasters Inc.  and [manager]  (referred to  as exhibit  6.6(c)(ii)  in
              Merger  Agreement).  Incorporated  by  reference to  Exhibit  2.6  to the
              Registrant's Current Report on Form 8-K dated February 27, 1996.
    2.9     Form of Warrant Agreement between  the Registrant, and KeyCorp  Shareholder      *
              Services,  Inc., as warrant  agent (referred to as  exhibit 3.1 in Merger
              Agreement). Incorporated by reference to Exhibit 2.7 to the  Registrant's
              Current Report on Form 8-K dated February 27, 1996.
    2.10    Stock  Purchase and Stock Warrant Redemption Agreement dated as of February      *
              20, 1996  among the  Registrant, Prudential  Venture Partners  II,  L.P.,
              Northeast  Ventures, II, John  T. Lynch, Frank  A. DeFrancesco, Thomas R.
              Jiminez, William  R. Arbenz,  CIHC,  Incorporated, Bankers  Life  Holding
              Corporation  and Noble Broadcast Group, Inc. ("Noble") (omitting exhibits not deemed material  or filed separately  in executed form).  [Prudential and  Northeast  are  sometimes  referred to  hereafter  as  the  "Class A
              Shareholders"; Lynch, DeFrancesco,  Jiminez and  Arbenz as  the "Class  B
              Shareholders";  and  CIHC  and  Bankers  Life  as  the  Warrant Sellers.]
              Incorporated by  reference to  Exhibit 2.1  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.
    2.11    Investment  Agreement dated as  of February 20,  1996 among the Registrant,      *
              Noble  and  the  Class  B  Shareholders  (omitting  exhibits  not  deemed material).  Incorporated by reference to  Exhibit 2.2 to the Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.

                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    2.12    Warrant to Purchase Class A Common Stock of Noble issued to the Registrant.      *
              Incorporated by  reference to  Exhibit 2.3  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.
    2.13    Indemnification  and Escrow Agreement  dated as of  February 20, 1996 among      *
              the  Registrant,  Noble,   the  Class   A  Shareholders,   the  Class   B
              Shareholders, the Warrant Sellers, The Fifth Third Bank and Conseco, Inc.
              Incorporated  by  reference to  Exhibit 2.4  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
    2.14    Stock Escrow and Security Agreement dated as of February 20, 1996 among the      *
              Registrant, Noble, the Class B Shareholders, Philip H. Banks, as trustee, and The Fifth Third Bank, as  escrow agent (omitting exhibits not  deemed material or filed separately in executed form). Incorporated by reference to Exhibit 2.5 to the Registrant's Current Report on Form 8-K dated March
              6, 1996, as amended.
    2.15    Trust   Agreement  dated  as  of  February  20,  1996  among  the  Class  B      *
              Shareholders  and  their  spouses,  and  Philip  H.  Banks,  as  trustee.
              Incorporated  by  reference to  Exhibit 2.6  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
    2.16    Registration Rights Agreement  dated as  of February 20,  1996 between  the      *
              Registrant  and Noble.  Incorporated by reference  to Exhibit  2.7 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    2.17    Asset Purchase Agreement  dated as  of February 20,  1996 among  Chesapeake      *
              Securities, Inc. (a Registrant subsidiary), Noble Broadcast of San Diego,
              Inc., Sports Radio, Inc. and Noble Broadcast Center, Inc. Incorporated by
              reference  to Exhibit 2.7 to the  Registrant's Current Report on Form 8-K
              dated March 6, 1996, as amended.
    2.18    Jacor--CMM Limited  Partnership  Agreement  of  Limited  Partnership  dated      *
              January  1, 1994, by and between Jacor Cable, Inc., Up Your Ratings, Inc.
              and the  Registrant. Incorporated  by  reference to  Exhibit 2.2  of  the
              Registrant's Annual Report on Form 10-K dated March 30, 1995.
    2.19    Amendment  No.  1 to  Jacor--CMM Limited  Partnership Agreement  of Limited      *
              Partnership dated July  22, 1994, by  and between Jacor  Cable, Inc.,  Up
              Your  Ratings, Inc.  and the  Registrant to  amend the  Jacor-CMM Limited
              Partnership Agreement  of  Limited  Partnership dated  January  1,  1994.
              Incorporated  by  reference to  Exhibit  2.3 of  the  Registrant's Annual
              Report on Form 10-K dated March 30, 1995.
    2.20    Amendment No.  2 to  Jacor--CMM Limited  Partnership Agreement  of  Limited      *
              Partnership  with an effective date as of January 1, 1994, by and between
              Jacor Cable, Inc., Up Your Ratings, Inc. and the Registrant to amend  the
              Jacor--CMM  Limited  Partnership Agreement  of Limited  Partnership dated
              January 1,  1994.  Incorporated  by  reference  to  Exhibit  2.4  of  the
              Registrant's Annual Report on Form 10-K dated March 30, 1995.
    4.1     Specimen Common Stock Certificate. Incorporated by reference to Exhibit 2.1      *
              to the Registrant's Form 8-A, dated January 12, 1993.
    4.2     Credit  Agreement dated as of February  20, 1996, among the Registrant, the      *
              Banks named therein,  Banque Paribas,  as Agent, and  The First  National
              Bank  of  Boston and  Bank of  America  Illinois, as  Co-Agents (omitting exhibits not  deemed  material or  filed  separately in  executed  form).
              Incorporated  by  reference to  Exhibit 4.1  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
    4.3     Revolving A Note in favor of Banque  Paribas by the Registrant dated as  of      *
              February  20, 1996. (1)  Incorporated by reference to  Exhibit 4.2 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

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                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    4.4     Revolving B Note in favor of Banque  Paribas by the Registrant dated as  of      *
              February  20, 1996. (1)  Incorporated by reference to  Exhibit 4.3 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    4.5     Security Agreement  dated as  of February  20, 1996  among the  Registrant,      *
              Banque  Paribas,  as  Agent, for  itself,  the Co-Agents  and  the Banks.
              Incorporated by  reference to  Exhibit 4.4  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.
    4.6     Pledge Agreement dated as of February 20, 1996 among the Registrant, Banque      *
              Paribas,  as Agent, for itself, the Co-Agents and the Banks. Incorporated by reference to Exhibit  4.5 to the Registrant's  Current Report on  Form
              8-K dated March 6, 1996, as amended.
    4.7     Trademark  Security  Agreement  dated as  of  February 20,  1996  among the      *
              Registrant, Banque Paribas, as Agent,  for itself, the Co-Agents and  the
              Banks.  Incorporated  by reference  to  Exhibit 4.6  to  the Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.
    4.8     Subsidiary Guaranty dated as of February 20, 1996, by various  subsidiaries      *
              of  the Registrant in favor of Banque  Paribas, as Agent, for itself, the
              Co-Agents and the Banks. (2) Incorporated by reference to Exhibit 4.7  to the  Registrant's  Current Report  on Form  8-K dated  March 6,  1996, as amended.
    4.9     Subsidiary Security Agreement  dated as  of February 20,  1996, by  various      *
              Company  subsidiaries in favor  of Banque Paribas,  as Agent, for itself, the Co-Agents and the Banks (omitting exhibits not deemed material).  (2)
              Incorporated  by  reference to  Exhibit 4.8  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
    4.10    Primary Pledge Agreement  dated as  of February 20,  1996 among  Chesapeake      *
              Securities,  Inc.  (a subsidiary  of the  Registrant), Banque  Paribas as
              Agent, for  itself, the  Co-Agents  and the  Banks. (3)  Incorporated  by
              reference  to Exhibit 4.9 to the  Registrant's Current Report on Form 8-K
              dated March 6, 1996, as amended.
    4.11    Secondary Pledge  Agreement  dated as  of  February 20,  1996  between  the      *
              Registrant   and  Chesapeake  Securities,  Inc.   (a  subsidiary  of  the
              Registrant). (4)  Incorporated  by  reference  to  Exhibit  4.10  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    4.12    Subsidiary  Trademark Agreement dated  as of February  20, 1996 among Jacor      *
              Broadcasting of Tampa  Bay, Inc.,  Jacor Broadcasting  of Atlanta,  Inc.,
              Jacor Broadcasting Corporation and Jacor Broadcasting of Florida, Inc. in
              favor  of  Banque Paribas  as Agent,  for itself,  the Co-Agents  and the
              Banks. Incorporated  by reference  to Exhibit  4.11 to  the  Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.
    4.13    Deed  to Secure Debt and Security Agreement, dated as of February 20, 1996,      *
              by and between Jacor Broadcasting of Atlanta, Inc. and Banque Paribas, as
              Agent. Incorporated  by reference  to Exhibit  4.12 to  the  Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.
    4.14    Deed  of  Trust and  Security  Agreement, dated  as  of February  20, 1996,      *
              between Jacor Broadcasting of  Colorado, Inc. and  the Public Trustee  in
              the  County  of  Weld and  the  State  of Colorado.  (6)  Incorporated by
              reference to Exhibit 4.13 to the Registrant's Current Report on Form  8-K
              dated March 6, 1996, as amended.
    4.15    Open-End  Mortgage, Assignment of Rents  and Leases and Security Agreement,      *
              dated February 20,  1996, by and  between Jacor Broadcasting  Corporation and  Banque Paribas, as  Agent. (7) Incorporated  by reference to Exhibit
              4.14 to the Registrant's Current Report on Form 8-K dated March 6,  1996, as amended.
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 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    4.16    Open-End  Mortgage, Assignment of  Rents and Leases  and Security Agreement      *
              dated as of February 20, 1996,  by Jacor Broadcasting of Tampa Bay,  Inc.
              in  favor of Banque  Paribas, as Agent. (8)  Incorporated by reference to
              Exhibit 4.15 to the Registrant's Current  Report on Form 8-K dated  March
              6, 1996, as amended.
    4.17    Deed  of  Trust and  Security Agreement,  Assignment  of Leases,  Rents and      *
              Profits, Financing  Statement  and  Fixture  Filing  made  by  Chesapeake
              Securities,  Inc. for the Benefit of Banque  Paribas as Agent dated as of
              February 20,  1996. Incorporated  by  reference to  Exhibit 4.16  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    4.18    Second Consolidated Amended and Restated Intercompany Demand Note issued to      *
              the  Company  by  various  subsidiaries of  the  Registrant  dated  as of
              February 20, 1996. (5) Incorporated by  reference to Exhibit 4.17 to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    4.19    Second  Amended and Restated Intercompany  Security Agreement and Financing      *
              Statement dated as of  February 20, 1996 by  various subsidiaries of  the
              Registrant  in  favor  of  the  Company  (omitting  exhibits  not  deemed
              material).  (2)  Incorporated  by  reference  to  Exhibit  4.18  to   the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
    4.20(+) Restricted  Stock Agreement dated  as of June  23, 1993 by  and between the      *
              Registrant and Rod F. Dammeyer. (9) Incorporated by reference to  Exhibit
              4.2  to the Registrant's  Quarterly Report on Form  10-Q dated August 13,
              1993.
    4.21(+) Stock Option Agreement dated as of June 23, 1993 between the Registrant and      *
              Rod F. Dammeyer covering 10,000 shares of the Registrant's common  stock.
              (10)  Incorporated  by  reference  to  Exhibit  4.3  to  the Registrant's
              Quarterly Report on Form 10-Q dated August 13, 1993.
    4.22(+) Stock Option Agreement dated as of December 15, 1994 between the Registrant      *
              and Rod  F. Dammeyer  covering 5,000  shares of  the Registrant's  common stock. (11) Incorporated by reference to Exhibit 4.23 to the Registrant's
              Quarterly Report on Form 10-Q dated August 13, 1993.
    4.23    Form of Indenture for the LYONs.                                                ***
    4.24    First  Amendment and Limited Waiver to Credit Agreement dated as of June 3,      *
              1996 by and among the Registrant, Banque Paribas as Agent, the  Co-Agents
              named  herein, and the Banks named therein. Incorporated by referencee to
              Exhibit 4.23 to  the Registrant's Form  S-3 Registration Statement,  File
              No. 333-1917, as amended.
    5.1     Opinion of Graydon, Head & Ritchey.
    8.1     Tax Opinion of Graydon, Head & Ritchey.
   10.1     Credit  Agreement dated  as of February  20, 1996  among Broadcast Finance,
              Inc. (a Regis-trant  subsidiary), Noble Broadcast  Group, Inc. and  Noble
              Broadcast  Holdings, Inc. (omitting exhibits not deemed material or filed separately in executed form). Incorporated  by reference to Exhibit  10.1 to  the Registrant's Current Report  on Form 8-K dated  March 6, 1996, as amended.
   10.2     Subsidiary Guaranty dated  as of February  20, 1996 in  favor of  Broadcast      *
              Finance,  Inc.  by  Noble  Broadcast  Center,  Inc.,  Noble  Broadcast of
              Colorado, Inc., Noble Broadcast  of St. Louis,  Inc., Noble Broadcast  of
              Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc.,
              Noble  Broadcast of San Diego, Inc.,  Sports Radio, Inc. and Sports Radio
              Broadcasting, Inc.  Incorporated  by reference  to  Exhibit 10.2  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

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
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 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
   10.3     Term Note in the amount of $40,000,000 by Noble Broadcast Holdings, Inc. in      *
              favor  of  Broadcast  Finance,  Inc.  dated  as  of  February  20,  1996.
              Incorporated by reference  to Exhibit  10.3 to  the Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.
   10.4     Revolving  Note in  the amount of  $1,000,000 by  Noble Broadcast Holdings,      *
              Inc. in favor of Broadcast Finance,  Inc. dated as of February 20,  1996.
              Incorporated  by reference  to Exhibit  10.4 to  the Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
   10.5(+)  Jacor  Communications,  Inc.  1993  Stock  Option  Plan.  Incorporated   by      *
              reference to Exhibit 99 to the Quarterly Report on Form 10-Q dated August
              13, 1993.
   10.6(+)  Jacor  Communications, Inc. 1995 Employee Stock Purchase Plan. Incorporated      *
              by reference to Exhibit 4.01 to  the Registration Statement on Form  S-8,
              filed on November 9, 1994.
   12       Computation of Ratio of Earnings to Fixed Charges.
   23.1     Consent of Coopers & Lybrand L.L.P.
   23.2     Consent of Ernst & Young LLP.
   23.3     Consent of Price Waterhouse LLP.                                                ***
   23.4     Consent of Graydon, Head & Ritchey (included in opinion of counsel filed as
              Exhibit 5.1).
   24       Powers of Attorney.                                                             ***
   25       Statement of Eligibility of The Bank of New York as Trustee.                    ***
   27.1     Financial Data Schedule of the Registrant. Incorporated by reference to the      *
              Registrant's  Annual Report on Form 10-K  for the year ended December 31,
              1995, as amended.


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
(*)        Incorporated by reference.
(**)       To be filed by Amendment.
(***)      Previously filed.
(+)        Management Contracts and Compensatory Arrangements.
 (1)       Identical Notes were issued by the Company in favor of the following Banks:
           The First National Bank of Boston
           Bank of America Illinois
           Bank of Montreal
           The Bank of New York
           The Bank of Nova Scotia
           CIBC, Inc.
           First Bank
           Society National Bank
           Union Bank
           The aggregate principal amount of Revolving A Notes is $190 million. The aggregate principal amount of the Revolving B Notes is $110 million.
 (2)       Executed by the following subsidiaries of the Registrant:
           Jacor Broadcasting of Florida, Inc.
           Jacor Broadcasting of Atlanta, Inc.
           Jacor Broadcasting of Knoxville, Inc.
           Jacor Broadcasting of Colorado, Inc.
           Jacor Broadcasting of Tampa Bay, Inc.
           Jacor Broadcasting of St. Louis, Inc.
           Jacor Cable, Inc.
           Georgia Network Equipment, Inc.
           Jacor Broadcasting Corporation

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
           Broadcast Finance, Inc.
           Chesapeake Securities, Inc.
           OIA Broadcasting L.L.C.
 (3)       An identical Primary Pledge Agreement was executed by Jacor Broadcasting of Atlanta,
           Inc.
 (4)       An identical Secondary Pledge Agreement was executed by Jacor Broadcasting of Atlanta,
           Inc.
 (5)       Such notes were issued by the subsidiaries of the Registrant identified in (2) above.
 (6)       A substantially similar document was entered into by Jacor Broadcasting of Colorado,
           Inc. relating to real property located in Douglas County, Colorado.
 (7)       A substantially similar document was entered into by Jacor Broadcasting Corporation relating to real property located in Hamilton County, Ohio.
 (8)       Substantially similar documents were entered into by Jacor of Tampa Bay, Inc. relating to real property located in Manatee County, Florida and by Jacor Broadcasting of
           Florida relating to real property located in Duval County, Florida and St. Johns
           County, Florida.
 (9)       Substantially identical documents were entered into with John W. Alexander, F. Philip
           Handy and Marc Lasry covering 20,000, 30,000 and 10,000 shares of common stock, respectively.
(10)       Identical documents were entered into with John W. Alexander, F. Philip Handy and Marc
           Lasry.
(11)       Identical documents were entered into with John W. Alexander, F. Philip Handy, Marc
           Lasry and Sheli Z. Rosenberg.